As filed with the Securities and Exchange Commission on September 30, 2022

Registration No. 333-267249

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CASTELLUM, INC.

(Exact name of registrant as specified in charter)

Nevada	8742	27-4079982
(State or other jurisdiction of incorporation)	(Primary Standard Classification Code Number)	(IRS Employer I.D. Number)

Castellum, Inc.

3 Bethesda Metro Center, Suite 700
Bethesda, MD 20814

(301) 961-4895
(Address and telephone number of principal executive offices)

Mark C. Fuller

Chief Executive Officer

Castellum, Inc.
3 Bethesda Metro Center, Suite 700
Bethesda, MD 20814

(301) 961-4895

(Name, address, including zip code, and telephone number including area code, of agent for service)

With copies to:

Joseph M. Lucosky, Esq. Steven A. Lipstein, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel. No.: (732) 395-4400 Fax No.: (732) 395-4401	Ross Carmel, Esq. Jeffrey P. Wofford Carmel, Milazzo & Feil LLP 55 West 39th Street, 18th Floor New York, NY 10018 Tel No.:(212) 658-0458 Fax No.:(646) 838-1314

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two forms of prospectus, as set forth below.

●	Public Offering Prospectus. A prospectus (the “Public Offering Prospectus”) to be used for (i) the initial public offering by the registrant of common stock through the underwriter named on the cover page of the Public Offering Prospectus; and (ii) the offering by the selling stockholders identified in the Public Offering Prospectus of the registrant’s common stock through the underwriter named on the cover page of the Public Offering Prospectus.

●	Security Holder Prospectus. A prospectus (the “Security Holder Prospectus”) to be used in connection with the potential distribution by the selling stockholders identified in the Security Holder Prospectus of the registrant’s common stock.

The Public Offering Prospectus and the Security Holder Prospectus will be identical in all respects except for the following principal points:

●	they contain different front covers;

●	they contain different tables of contents;

●	they contain different Use of Proceeds sections;

●	the “Dilution” section in the Public Offering Prospectus is deleted from the Security Holder Prospectus;

●	a “Common Stock Registered for Distribution” section is included in the Security Holder Prospectus;

●	the “Underwriting” section from the Public Offering Prospectus is deleted and replaced by a “Plan of Distribution” section in the Security Holder Prospectus;

●	The “Legal Matters” section in the Security Holder Prospectus deletes the reference to counsel for the underwriter; and

●	they contain different back covers.

The registrant has included in this registration statement, after the financial statements, a set of alternate pages to reflect the foregoing differences between the Public Offering Prospectus and the Security Holder Prospectus.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 30, 2022

3,200,000 Shares of Common Stock

Castellum, Inc.

We are offering 2,680,000 shares of common stock, par value $0.0001 per share, of Castellum, Inc., or the Company and the selling stockholders identified herein (the “Selling Stockholders”) are offering 520,000 shares of common stock (the “Selling Stockholders Shares”). We will not receive any of the proceeds from the sale of our common stock by the Selling Stockholders. The Selling Stockholders Shares will be included in the underwritten offering of our common stock in this public offering. We will pay all expenses (other than discounts, concessions, commissions, and similar selling expenses, if any) relating to the registration of the Selling Stockholders Shares with the Securities and Exchange Commission. In addition to the underwritten offering of the Selling Stockholders Shares, two of the Selling Stockholders (both of whom are executive officers and members of our Board of Directors) are each offering 125,000 shares pursuant to a prospectus to be used in connection with the potential distribution of such shares by such security holders (the “Security Holder Prospectus”). One additional stockholder of the Company is only offering shares (1,968,750 shares) pursuant to the Security Holder Prospectus. We expect the registration statement of which this prospectus and the Security Holder Prospectus forms a part will be declared effective simultaneously.

We anticipate that the public offering price will be between $3 and $5 per share. The actual public offering price per share will be determined through negotiations between us and EF Hutton, division of Benchmark Investments, LLC, as representative of the underwriters (the “Representative”) at the time of pricing and may be issued at a discount to the current market price of our common stock. Factors to be considered will include our historical performance and capital structure, prevailing market conditions, the current market price of our common stock, and overall assessment of our business. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

On August 31, 2022, our Board of Directors (the “Board”) and stockholders holding a majority of our outstanding voting shares, authorized a reverse stock split of each of the outstanding shares of the Company’s common stock, $0.0001 par value per share (the “Reverse Stock Split”), at a ratio to be determined by the Board of within a range of a minimum of a one-for-fifteen (1-for-15) to a maximum of one-for-twenty-five (1-for-25) (the “Reverse Stock Split Ratio”), with the exact ratio to be set at a number within this range as determined by the Board in its sole discretion, with no change in par value. Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed 1-20 Reverse Stock Split Ratio with the Reverse Stock Split expected to occur immediately following the effectiveness of the registration statement of which this prospectus forms a part and prior to the completion of this offering.

Our common stock has been approved for listing on the NYSE American under the symbol “CTM”. Our common stock is currently quoted on the OTC Pink Marketplace operated by OTC Markets Group Inc. under the trading symbol “ONOV”. On September 27, 2022, the last reported sale price for our common stock on the OTC Pink was $0.195 ($3.90 giving effect to an assumed reverse stock split of 1-for-20).

After this offering, the officers and directors of the Company will control 52.4% of the voting power of the Company, and 51.9% of the voting power of the Company if the overallotment is fully exercised. This 52.4% will consist of the officers and directors owning 53.4 % of the common stock (equal to 52.4% of the Company’s voting power) and 42% of the Series C preferred stock (equal to approximately 1% of the Company’s voting power). The holders of the Series A preferred stock are entitled to 0.1 of a vote per share and the holders of the Series C preferred stock are entitled to 0.625 votes per share.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements. We do not intend to utilize the controlled company exemptions to the NYSE American corporate governance listing standards.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 12. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$
Proceeds to the Selling Stockholders, before expenses	$	$

(1)	Underwriting discounts and commissions do not include a non-accountable expense allowance up to $____ payable to the underwriters. We refer you to “Underwriting” beginning on page 93 for additional information regarding underwriters’ compensation.

We have granted a 45-day option to the representative of the underwriters to purchase up to 480,000 additional shares of common stock solely to cover over-allotments, if any.

The underwriters expect to deliver the shares to purchasers on or about ___________, 2022.

EF Hutton

division of Benchmark Investments, LLC

The date of this prospectus is _____________, 2022

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the Selling Stockholders and underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we, the Selling Stockholders nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our securities. You should read this prospectus carefully, especially the risks and other information set forth under the heading “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our,” the “Company,” or “our Company,” and “Castellum” refer to Castellum, Inc., a Nevada corporation, and its wholly owned subsidiaries.

Business Overview

Castellum, Inc. is focused on acquiring and growing technology companies in the areas of cybersecurity, information technology, electronic warfare, information warfare, and information operations with businesses in the governmental and commercial markets. Services include intelligence analysis, software development, software engineering, program management, strategic and mission planning, information assurance, cybersecurity and policy support, and data analytics. These services are applicable to customers in the federal government, financial services, healthcare and other users of large data applications. They can be delivered to on-premises enclaves or customers who rely upon cloud-based infrastructures. The Company has worked with multiple business brokers and contacts within their business network to identify potential acquisitions. Due to our success in completing six acquisitions over the previous three years and given our executive team's networks of contacts in the IT, telecom, cybersecurity, and defense sectors, we believe that we are well positioned to continue to execute our business strategy given a pipeline of identified acquisition targets. Because of our executive team’s prior experience growing businesses organically, we believe that we are well positioned to grow our existing business via internal growth as well. The Company has developed a qualified business opportunity pipeline of over $400 million (the “Opportunity Pipeline”). The Opportunity Pipeline represents the revenue opportunity for the Company from potential future contracts obtained through organic growth from qualified customers based on the expected base year contract value plus the value of all option periods.

Our primary customers are agencies and departments of the U.S. Federal, state and local governments. Our expertise and technology support national security missions and government modernization for intelligence, defense, and federal civilian customers. The demand for our expertise and technology, in large measure, is created by the increasingly complex network, systems, and information environments in which governments and businesses operate, and by the need to stay current with emerging technology while increasing productivity, enhancing security, and ultimately, improving performance.

Some of our key initiatives include the following:

•	Continue our unwavering commitment to our customers while supporting the communities in which we work and live;
•	Continue to grow organic revenue across our large, addressable market;

•	Recruit and hire a world class workforce to execute on our growing backlog; and

•	Differentiate ourselves through our investment, including our strategic mergers and acquisitions, allowing us to enhance our current capabilities and create new customer access points.

We provide expertise and technology to enterprise and mission customers in support of national security missions and government modernization/transformation. Due to the nature of the work being executed for the United States (U.S.) Federal government (the “USG”), the budgets continue to grow in support of the national security imperatives that are bipartisan. The majority of contracted work is operational in nature and is funded on an on-going basis.

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Company leadership and our Board of Directors (the “Board”) are well aware of the challenges our military will face in the future, from peer and near peer competitors, and that innovation will be necessary to maintain our military as the world’s premier defense force with overwhelming offensive force should that be necessary. To address military needs, our plan is to develop business teams that can undertake the larger system developments and provide superior technology services. Smaller business teams will also be created to evolve new technology and processes which will enable and improve our military effectiveness with these teams having the ability to provide advanced capabilities quickly and affordably. Our objective is to become a trusted partner in assisting our military to maintain superiority when compared to other forces. As innovation and new military processes are evolved and proven, solutions will be offered to avail these enhancements government wide. These will assist in introducing new levels of government service while reducing cost to the taxpayer.

To achieve Castellum’s objectives, the following solutions are offered:

•	Enterprise – Castellum provides capabilities that enable the internal operations of a government agency. This includes digital solutions, such as business systems, agency-unique applications, investigative solutions, and enterprise information technology (“IT”). For example, Castellum customizes, implements, and maintains commercial-off-the-shelf (“COTS”) and customer enterprise resource planning (“ERP”) systems. This includes, financial, human capital, and supply chain management systems. Castellum also designs, integrates, deploys and sustains enterprise-wide IT systems in a variety of models.

•	Mission – Castellum provides capabilities that enable the execution of a government agency’s primary function, or “mission”. For example, we support strategic and tactical mission customers with capabilities in areas such as command and control, communications, intelligence collection and analysis, signal intelligence (“SIGINT”), electronic warfare (“EW”), and cyber operations. Castellum develops tools and offerings in an open, software-defined architecture with multi-domain and multi-mission capabilities.

•	Expertise – Castellum provides expertise to both enterprise and mission customers. For enterprise customers, we deliver talent with the specific technical and functional knowledge to support internal agency operations. And for mission customers, we deliver talent with technical and domain knowledge to support the execution of an agency’s mission. We also deliver actionable intelligence through multi-source collection, aggregation, and analysis.

•	Technology – Castellum delivers technology to both enterprise and mission customers. For enterprise customers, technology includes developing and implementing digital solutions (business systems, agency-unique applications) and end-to-end enterprise IT systems. We continually advance infrastructure through migration to the cloud network modernization, active cyber defense, and the application of data operations and analytics. For mission customers, technology includes developing and deploying multi-domain offerings for signals intelligence, resilient communications, fee space optical communications, electronic warfare, and cyber operations. Castellum invests ahead of customer needs with research and development to generate unique intellectual property and differentiated technology addressing critical national security mission needs.

Our Markets

We provide our expertise and technology to our domestic and international customers in the following market areas:

•	Digital Solutions – Castellum transforms how government does business. We modernize enterprise and agency-unique applications, enterprise infrastructure, and business processes to enhance productivity and increase user satisfaction. We use data analytics and visualization to provide insights and outcomes that optimize our customer’s operations.

•	C4ISR, Cyber & Space – Castellum teams ensure information superiority by delivering multi-domain command, control, communications, and computer (“C4”) technology and networks. Our software-defined, full-spectrum cyber, electronic warfare, and counter-unmanned aircraft systems (“C-UAS”) solutions provide electromagnetic spectrum advantage and deliver precision effects against national security threats. We are at the forefront of developing technologies that meet the challenges of 5G wireless communications both on and off the battlefield, millimeter wave, and the use of lasers for free space optical communications and long-range sensing.

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•	Engineering Services – Castellum provides platform integration, modernization, and sustainment; system engineering; naval architecture; training and simulation services; and logistics engineering to help our customers achieve a decisive tactical edge. We enhance platforms to improve situational awareness, mobility, interoperability, lethality, and survivability. We conduct software vulnerability analysis and harden technology to protect against malicious actors. Our platform-agnostic, mission-first approach ensures optimal performance, so our nation’s forces can overmatch our adversaries.

•	Enterprise IT – Castellum amplifies efficiency with unmatched expertise and next-generation technology. We design, implement, protect, and manage secure enterprise IT solutions for the USG, state, and local agencies to optimize efficiency, enhance performance, and ensure end-user satisfaction.

•	Mission Support – Castellum specializes in planning and intelligence support for Information Warfare/Information Operations (“IW/IO”). The Company develops IW/IO plans, exercises, doctrine, and training for the Military Services and the Combatant Commands in domestic and deployed overseas locations. Our intelligence support ensures continuous advances in collection, analysis, and dissemination to optimize decision-making. Castellum also has linguists and cultural advisors who provide clients with insights into the history, media consumption, and cultural nuances of target audiences to maximize the effectiveness of communications plans and ensure mission success.

Strengths and Strategy

Extensive Sector Knowledge and Advanced Technology. We primarily offer our expertise and technology to defense, intelligence, and civilian agencies of the U.S. Federal, state and local governments. Our work for USG agencies may combine a wide range of skills drawn from our expertise and technology. For example, Castellum performs software development and virtualization of infrastructure services for the U.S. Navy. We maintain and monitor government owned data centers. We are subject matter experts in Electronic and Electromagnetic warfare. We perform advanced data analytics on litigation data in support of the U.S. Department of Justice (the “DoJ”). Lastly, through the Company’s IW/IO operations, Castellum provides key services to governments of other nations.

International Presence. We have previously supported international clients in Australia and other foreign countries and believe that future opportunities for providing our services internationally is growing given current record nominal levels of global spending on defense and the continued rising threat from cybersecurity breaches.

Deep-Seated Government Relationships. To effectively perform on our existing customer contracts and secure new customer contracts with the USG, state and local governments, we must maintain expert knowledge of agency policies, operations and challenges. We combine this comprehensive knowledge with expertise and technology for our enterprise and mission customers. Our capabilities provide us with opportunities either to compete directly for, or to support other bidders in competition for multi-million dollar and multi-year award contracts from the USG, state and local governments.

Complementary Product and Service Offerings. We have strategic business relationships with several companies associated with the IT industry which have business objectives compatible with ours and offer complementary products and services. We intend to continue development of these kinds of relationships wherever they support our growth objectives. Some of these business relationships have ultimately led to Castellum acquiring the teaming partner firm.

Our marketing and new business development is conducted by many of our executive officers and other key managers. We employ business development, capture and proposal writer professionals who identify and qualify major contract opportunities, primarily in the USG market and submit bids for those opportunities.

Much of our business is won through submission of formal competitive bids. Government and commercial customers typically base their decisions regarding contract awards on their assessment of the quality of past performance, compliance with proposal requirements, price, and other factors. The terms, conditions, and form of government contract bids, however, are in most cases specified by the customer. In situations in which the customer-imposed contract type and/or terms appear to expose us to inappropriate risk or do not offer us a sufficient financial return, we may seek alternative arrangements or opt not to bid for the work. Essentially all contracts with the USG and many contracts with other government entities, permit the government customer to terminate the contract at any time for the convenience of the government or for default by the contractor. None of Castellum’s subsidiaries have had contract work terminated for non-performance. Although we operate under the risk of such terminations with the potential to have a material impact on operations, they are not common. Additionally, as with other government contractors, our business is subject to government customer funding decisions and actions that are beyond our control.

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Our contracts and subcontracts are composed of a wide range of contract types, including firm fixed-price (“FFP”), cost-plus-fixed fee (“CPFF”), time-and-materials (“T&M”), labor hour, indefinite delivery/indefinite quantity (“IDIQ”) and government wide acquisition contracts (known as “GWACS”) such as General Services Administration (“GSA”) schedule contracts. This broad array of contracts and contract structures provides our government clients with many avenues to procure Castellum’s service and technology offerings.

In the year ending December 31, 2021, the top three revenue-producing contracts, some of which consist of multiple task orders, accounted for sixty percent (60%) of our revenue, or $15,058,925.

Contract Backlog

We define backlog to include the following three components:

•	Funded Backlog. Funded backlog represents the revenue value of orders for services under existing contracts for which funding is appropriated or otherwise authorized less revenue previously recognized on these contracts.

•	Unfunded Backlog. Unfunded backlog represents the revenue value of orders (including optional orders) for services under existing contracts for which funding has not been appropriated or otherwise authorized.

•	Priced Options. Priced contract options represent 100% of the revenue value of all future contract option periods under existing contracts that may be exercised at our clients’ option and for which funding has not been appropriated or otherwise authorized.

Our backlog does not include contracts that have been awarded but are currently under protest and also does not include any task orders under IDIQ contracts, except to the extent that task orders have been awarded to us under those contracts.

The following table summarizes the value of our contract backlog as of August 1, 2022:

Backlog
Funded	$17,677,792
Unfunded	$12,243,025
Priced Options	$62,093,312
Total Backlog	$92,014,129

Competition

We operate in a highly competitive industry that includes many firms, some of which are larger in size and have greater financial resources than we do. We obtain much of our business on the basis of proposals submitted in response to requests from potential and current customers, who may also receive proposals from other firms. Non-traditional players have entered the market and have established positions related to such areas as cloud computing, cyber, satellite operations and business systems. Additionally, we face indirect competition from certain government agencies that perform services for themselves similar to those marketed by us. We know of no single competitor that is dominant in our fields of technology. We have a relatively small share of the addressable market for our solutions and services and intend to achieve growth and increase market share both organically and through strategic acquisitions.

 As a government contractor, Castellum both cooperates (as a teaming partner) and competes with many different companies.  Sometimes, Castellum both teams with (on one contract) and competes against (on a different contract) with the same company.   Among others, Castellum competes with (and sometimes also teams with) Northrup Grumman, CACI, Peraton, and Booz-Allen Hamilton.

Acquisition Strategy

Castellum seeks acquisitions which fit one or more of the following criteria:  (1) expands Castellum's capability in existing areas of expertise such as cybersecurity and electronic warfare; (2) broadens the scope of clients which Castellum serves such as adding a new service branch or new government agency; (3) increases the scale of Castellum's business in existing areas in order to generate better operating profit margins and reduce the Company's wrap rate; (4) increases the geographic footprint of Castellum in order to offer more capability to existing or new clients; (5) adds management talent to Castellum; (6) adds technological capability in new areas which Castellum believes are high growth potential; and (7) fills a need within Castellum to be able to serve current customers such as adding a prime contract vehicle or the capability to win new prime contract vehicles.   In all cases, Castellum seeks acquisitions which are immediately accretive on a revenue, earnings before interest, depreciation, and amortization (“EBITDA”), and net income per share basis as well as positive from a net present value perspective and which fit the culture of Castellum.

Summary Risk Factors

Our business is subject to a number of risks of which you should be aware before making a decision to invest in our common shares. The following, and other risks, are discussed more fully in the “Risk Factors” section of this prospectus:

•	We lack a long-term operating history on which to evaluate our consolidated business and determine if we will be able to execute our business plan, and we can give no assurance that our operations will result in sustained profitability;

•	We have historically suffered net losses and we may not be able to sustain profitability;

•	We rely upon a few, select key employees who are instrumental to our ability to conduct and grow our business. In the event any of those key employees would no longer be affiliated with the Company, and we did not replace them with equally capable replacements, it may have a material detrimental impact as to our ability to successfully operate our business;

•	We generate substantially all of our revenue from contracts with the U.S. Federal, state and local governments which are subject to a number of challenges and risks that may adversely impact our business, prospects, financial condition and operating results;

•	We operate in an industry that is highly regulated and unexpected changes to laws could have a significant adverse impact on our business;

•	Our business could be adversely affected by changes in spending levels or budgetary priorities of the U.S. Federal, state and local governments or by the imposition by the USG of sequestration in the absence of an approved budget or continuing resolution (“CR”);

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•	We face intense competition and could fail to gain market share from our competitors, which could adversely affect our business, financial condition, and results of operations;

•	We may have difficulty identifying and executing acquisitions on favorable terms and therefore may grow slower than we historically have grown; and

•	We may have difficulty raising additional capital, which could deprive us of necessary resources, and you may experience dilution or subordinate stockholder rights, preferences, and privileges as a result of our financing efforts.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. See “Risk Factors — Risks Related to Our Common Stock, the Preferred Stock, and the Offering — We are an ‘emerging growth company’ and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.” These provisions include:

•	being permitted to provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure obligations regarding executive compensation arrangements;

•	not being required to hold a non-binding advisory vote on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have irrevocably elected to opt-out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. As a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non- emerging growth companies.

We will remain an emerging growth company until the earliest of  (i) the last day of the fiscal year in which we have total annual gross revenues of  $1,070,000,000 or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1,000,000,000 in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”). We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

Notwithstanding the above, we are also currently qualified as a “smaller reporting company” under SEC rules. In the event that we are still considered a smaller reporting company at such time as we cease to be an emerging growth company, the disclosure we will be required to provide in our filings with the SEC will increase but will still be less than it would be if we were not considered either an emerging growth company or a smaller reporting company. Specifically, similar to emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requiring that independent registered public accounting firms provide an attestation report on the effectiveness of their internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in their annual reports.

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Corporate History, Business Acquisitions and Other Information

The Company was incorporated in Nevada on September 30, 2010 under the name Passionate Pet, Inc. and in January 2013 the Company changed its name to Firstin Wireless Technology, Inc. In March 2015 the Company changed its name to BioNovelus, Inc.

Bayberry Acquisition Corporation, a Nevada corporation (“Bayberry”) was incorporated on October 24, 2018 and primarily owned and controlled by Jay Wright and Mark Fuller. On June 12, 2019, the Company acquired all of the stock of Bayberry in consideration for 22,145 shares of the Company’s common stock and 3,610,000 Series B preferred shares (the “Bayberry Acquisition”). The transaction was accounted for as a reverse merger. As a result, Bayberry was considered the accounting acquirer. On February 23, 2021, Bayberry was dissolved with the Nevada Secretary of State as it was non-operational after the merger with the Company.

On November 21, 2019, we entered into a Securities Purchase Agreement to acquire all of the membership interests of Corvus Consulting, LLC, (“Corvus”), a Virginia limited liability company from The Buckhout Charitable Remainder Trust (“BCR Trust”) for total consideration of $9,587,279.

Corvus provides scientific, engineering, technical, operational support, and training services to USG and commercial clients. Corvus focuses on cyberspace operations, electronic warfare, information systems, intelligence and joint/electromagnetic spectrum operations. The specialties of Corvus range from high level policy development and congressional liaison to requirements analysis, COTMLPF-p development assistance and design services for hardware and software systems fulfilling the mission needs of the DoD and Intelligence Communities. The Company accounted for this acquisition as a business combination whereby Corvus became a 100% owned subsidiary of the Company.

On December 26, 2019, following our acquisition of Corvus, we changed our name from BioNovelus, Inc. to Castellum, Inc.

On December 31, 2020, we entered into an Agreement and Plan of Merger (“MFSI Merger Agreement”) by and among MFSI Merger Sub, a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Mainnerve Federal Services, Inc., a Delaware Corporation (“MFSI”), and the principal stockholders of Mainnerve (“MFSI Stockholders”). MFSI provides services in data security and operations for U.S. Army, U.S. Navy and Intelligence Community clients, and currently works as a software engineering/development, database administration and data analytics subcontractor. At the effective time of the MFSI Merger Agreement, the Merger Sub was merged with and into MFSI, whereupon the separate existence of Merger Sub ceased and MFSI continued as the surviving corporation. The acquisition was accounted for as a business combination whereby MFSI became a 100% owned subsidiary of the Company. The aggregate consideration transferred to MFSI consisted of 864,024 shares of common stock of the Company.

On August 5, 2021, we entered into an Agreement and Plan of Merger by and among Merrison Merger Sub, Inc., a Delaware corporation (“Merrison Merger Sub”), Merrison Technologies LLC, a Virginia limited liability company (“Merrison”) and Andrew Merriman, the sole owner of the Merrison membership interests, whereby we acquired all of the membership interests of Merrison. Merrison is a government contractor with expertise in software engineering and IT in the classified arena. At the effective time Merrison Merger Sub was merged with and into Merrison, whereupon the separate existence of Merrison Merger Sub ceased and Merrison continued as the surviving corporation. The acquisition was accounted for as business combination whereby Merrison became a 100% owned subsidiary of the Company. The aggregate consideration transferred to Merrison consisted of (i) 50,000 shares of the Company’s common stock, and (ii) cash in the amount of $22,283.

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On August 12, 2021, we entered into an Agreement and Plan of Merger with KC Holdings Company, Inc., a Delaware corporation (“Holdco”), Specialty Systems, Inc., a New Jersey corporation and wholly owned subsidiary of Holdco (“SSI”) and Emil Kaunitz (“Kaunitz”) and William Cabey (“Cabey”, and the “SSI Merger Agreement”). Kaunitz and Cabey were the stockholders of SSI at the time of the acquisition. SSI is a New Jersey based government contractor that provides critical mission support to the U.S. Navy at Joint Base McGuire-Dix-Lakehurst in the areas of software engineering, cyber security, systems engineering, program support and network engineering. At the effective time Holdco was merged with and into SSI whereupon the separate existence of Holdco ceased and SSI continued as the surviving corporation. The acquisition was accounted for as a business combination whereby SSI became a 100% wholly owned subsidiary of the Company. The aggregate consideration transferred to SSI consisted of (i) cash in the amount of $4,800,000, (ii) a note to Emil Kaunitz in the principal amount of $400,000 (the “Kaunitz Note”), and (iii) 2,632,095 shares of the common stock of the Company. Additionally, the former stockholders of SSI may be owed additional monies pursuant to a contingent earnout provision in the SSI Merger Agreement.

On October 22, 2021 the Company, SSI and The Albers Group, LLC (“Albers”) entered into a Business Acquisition Agreement (“Albers Agreement”) to acquire certain business assets that represented certain contracts at Pax River Naval Base from The Albers Group, LLC (“Pax River”) which closed on November 16, 2021 (the “Pax River Acquisition”). The purchase price consisted of (i) 481,250 shares of common stock of the Company, and (ii) $200,000 in cash to be paid upon satisfaction by Albers with certain other contractual conditions. The Pax River Acquisition was accounted for as an asset acquisition. On January 28, 2022, the parties entered into an amendment to the Albers Agreement to modify the timeline for payment of the cash consideration and to require the amount to be paid in monthly installments of $20,000 commencing February 10, 2022.

On February 11, 2022, we entered into a Business Acquisition Agreement with Lexington Solutions Group, LLC, a Virginia limited liability company (“LSG”) to acquire substantially all of the assets and assume certain liabilities of LSG. LSG provides USG and private sector clients with a wide range of national security, strategic communication, and management consulting services. The purchase price, which is subject to a working capital adjustment, consisted of (i) 600,000 shares of the Company’s common stock issued at closing and 25,000 shares to be issued on or about six months from the date of the closing in connection with the estimated closing working capital adjustment, and (ii) $250,000 in cash on the closing date, $250,000 to be paid on the date that is six months from the closing date, and $280,000 to be paid on or before December 31, 2022.

On August 31, 2022, our Board and stockholders holding a majority of our outstanding voting shares, authorized a Reverse Stock Split of each of the outstanding shares of the Corporation’s common stock, $0.0001 par value per share, at the Reverse Stock Split Ratio, with the exact ratio to be set at a number within this range as determined by the Board in its sole discretion, with no change in par value. We intend for the Board to effect the proposed Reverse Stock Split in connection with the Underwritten Offering and our intended listing of our common stock on the NYSE American, however, no assurance can be given that such Reverse Stock Split will occur based on the ratio stated above, that the proposed Reverse Stock Split will be necessary or will occur in connection with the listing of our common stock on the NYSE American. We intend to effect the proposed Reverse Stock Split of our outstanding shares of common stock immediately following the effectiveness of the registration statement of which this prospectus forms a part.

Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding common stock and preferred stock at an assumed 1-for-20 ratio expected to occur immediately following the effectiveness of the registration statement of which this prospectus forms a part. Before the SEC declares this registration statement effective, we intend to file a pre-effective amendment to this registration statement with the SEC in the event that our Board determines that the final ratio to be used to effect such reverse stock split must be changed from the assumed 1-for-20 ratio disclosed throughout this prospectus.

After this offering, the officers and directors of the Company will control 52.4% of the voting power of the Company and 51.9% of the voting power if the overallotment is fully exercised. This 52.4 % will consist of the officers and directors owning 53.4 % of the common stock (equal to 52.4% of the Company’s voting power) and 42% of the Series C preferred stock (equal to approximately 1.0% of the Company’s voting power). The holders of the Series A preferred stock are entitled to 0.1vote per share and the holders of the Series C preferred stock are entitled to 0.625 votes per share.

Our address is 3 Bethesda Metro Center, Suite 700, Bethesda, MD 20814. Our phone number is (301) 961-4895. Our website is: www.castellumus.com. The information on, or that can be accessed through, this website is not part of this prospectus, and you should not rely on any such information in making a decision whether to purchase our common stock.

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THE OFFERING

Common stock offered by us	2,680,000 shares of common stock, par value $0.0001

Common stock offered by the Selling Stockholders in the Public Offering Prospectus	520,000 shares of common stock, par value $0.0001

Common stock offered by the Security Holders in the Security Holder Prospectus	2,218,750 shares of common stock, par value $0.0001 may be potentially distributed by the Security Holders

Public Offering Price	$4.00 per share of common stock, which is the midpoint of the price range set forth on the cover page of this prospectus. The actual offering price per share will be as determined between the Representative and us at the time of pricing and may be issued at a discount to the current market price of our common stock.

Common stock to be outstanding after the offering:

46,584,286 shares. If the underwriter’s over-allotment option is exercised in full, the total number of shares of our common stock outstanding immediately after this offering will be 47,064,286. This 46,584,286 share number includes: (i) 2,680,000 shares to be issued in connection with this offering; (ii) 15,270,000 shares in total to be issued to Mark Fuller and Jay Wright (both of whom are executive officers and members of our Board of Directors) in connection with the conversion of all of our Series B preferred stock outstanding upon the consummation of this offering; and (iii) 3,846,154 shares to be issued in connection with the conversion of $1,000,000 of the principal amount outstanding under the amended and restated convertible promissory note payable to the BCR Trust (controlled by Laurie Buckhout, an executive officer and a member of the Board of Directors) in the principal amount of $3,709,617.

Overallotment option:	We have granted the underwriters a 45-day option to purchase up to an additional 480,000 shares of common stock to cover over-allotments, if any, at the public offering price less underwriting discounts and commissions.

Use of proceeds:	We expect to use the net proceeds from this offering for working capital, future acquisitions and other general corporate purposes including the repayment of outstanding convertible promissory notes. We will not receive any proceeds from the sale of the Selling Stockholder Shares by the Selling Stockholders. See “Use of Proceeds.”

Risk factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus beginning on page 12 before deciding to invest in our securities.

OTC Pink trading symbol:	Our common stock is currently quoted on the OTC Pink under the trading symbol “ONOV”.

NYSE American trading symbol:	Our common stock has been approved for listing on the NYSE American under the symbol “CTM.”

The number of shares of common stock shown above to be outstanding after this offering is based on 24,788,132 shares outstanding as of September 27, 2022 and excludes:

•

10,730,770 shares of common stock issuable upon the conversion of approximately $2,790,000 of principal and accrued interest outstanding under the amended and restated convertible promissory note payable to the BCR Trust since it will be repaid with some of the proceeds of this offering;

•	587,500 shares of common stock issuable upon the conversion of Series A preferred stock;

•	481,250 shares of common stock issuable upon the conversion of Series C preferred stock;

•	2,500,000 shares of common stock reserved for future issuance under the Stock Incentive Plan;

•	5,025,000 shares of common stock reserved for issuance upon the exercise of stock options

•	3,522,586 shares of common stock reserved for issuance upon the exercise of warrants;

•	the exercise of the underwriters’ over-allotment option to purchase additional shares; and

•	the exercise of the warrants to be issued to the representative of the underwriters in connection with this offering as described in the “Underwriting — Underwriter’s Warrants” section of this prospectus.

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Immediately following the effectiveness of the registration statement of which this prospectus forms a part, we expect to effect the Reverse Stock Split. No fractional shares of the Company’s common stock will be issued as a result of the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share, except if the stockholder has less than one share then they shall receive a cash payment for such fractional share.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

Summary Historical Consolidated Financial Information

The following summary historical consolidated financial information for the six months ended June 30, 2022 and 2021, and for the years ended December 31, 2021 and 2020 have been derived from our unaudited consolidated financial statements and consolidated financial statements included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our unaudited interim consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting only of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods. The share and per share information in the following discussion does not reflect the proposed Reverse Stock Split of the outstanding common stock expected to occur immediately following the effectiveness of the registration statement of which this prospectus forms a part.

	Six Months Ended		Year Ended
	June 30,		December 31,
	2022	2021	2021	2020
	(unaudited)		(audited)
Consolidated Statements of Operations Data:
Revenues	$21,045,392	$8,209,152	$25,067,450	$13,338,667
Cost of revenues	12,224,559	4,611,714	13,992,898	7,161,627
Gross profit	8,820,833	3,597,438	11,074,552	6,177,040
Total operating expenses	12,423,093	4,665,466	18,799,701	7,645,189
Loss from operations before other income (expense)	(3,602,260)	(1,068,028)	(7,725,149)	(1,468,149)
Total other expense	(1,774,298)	(1,151,006)	(2,477,924)	(2,295,906)
Loss from operations before benefit for income taxes	(5,376,558)	(2,219,034)	(10,203,073)	(3,764,055)
Income Tax (provision) benefit	(743,794)	562,260	2,656,643	1,056,562
Net loss	$(6,120,352))	$(1,656,774)	$(7,546,430)	$(2,707,493)
Less: Preferred Stock Dividends	$40,538	$-	$12,290	$-
Net loss to common shareholders	$(6,160,890)	$(1,656,774)	$(7,558,720)	$(2,707,493)
Basic and diluted net loss per share	$(0.27)	$(0.09)	$(0.41)	$(0.17)

As of June 30, 2022
Selected Balance Sheet Data (end of period):	(unaudited)
Cash and marketable securities	$2,057,752
Total assets	33,448,260
Total debt	10,122,106
Total liabilities	14,314,883
Total stockholders’ equity	19,133,377

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Risk Factors

Investing in our common stock involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our common stock. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

Risks Related to our Business and Industry

We lack a long-term operating history on which to evaluate our consolidated business and determine if we will be able to execute our business plan, and we can give no assurance that our operations will result in sustained profitability.

We are focused on acquiring and growing technology companies in the areas of information technology (“IT), electronic warfare, information warfare and cybersecurity with businesses in the governmental and commercial markets. Since November 2019 we have executed our business plan and completed six acquisitions. As a result, we have a limited operating history on a consolidated basis upon which you may evaluate our business and prospects. Our business operations are subject to numerous risks, uncertainties, expenses, and difficulties associated with early-stage enterprises. You should consider an investment in our Company in light of these risks, uncertainties, expenses, and difficulties. Such risks include:

•	limited operating history at our current scale;

•	our ability to raise capital to develop our business and fund our operations;

•	our ability to anticipate and adapt to developing markets;

•	acceptance by our customers;

•	limited marketing experience;

•	competition from competitors with substantially greater financial resources and assets; and

•	the ability to identify, attract and retain qualified personnel.

Because we are subject to these risks, and the other risks outlined below, you may have a difficult time evaluating our business and your investment in our Company.

We have historically suffered net losses, and we may not be able to sustain profitability.

We had an accumulated deficit of $17,246,906 as of June 30, 2022 and while we expect our profitability to improve, we expect to continue to generate a net loss in the year ending December 31, 2022. As a result, we are incurring net losses, and it is possible that we may not be able to achieve the revenue levels necessary to achieve and sustain net profitability. If we fail to generate sufficient revenues to operate profitably on a consistent basis, or if we are unable to fund our continuing losses, you could lose all or part of your investment.

We rely upon a few, select key employees who are instrumental to our ability to conduct and grow our business. In the event any of those key employees would no longer be affiliated with the Company, and we did not replace them with equally capable replacements, it may have a material detrimental impact on our ability to successfully operate our business.

Our future success will depend in large part on our ability to attract, retain, and motivate high-quality management, operations, and other personnel who are in high demand, are often subject to competing employment offers, and are attractive recruiting targets for our competitors. The loss of qualified executives and key employees, or our inability to attract, retain, and motivate high-quality executives and employees required for the planned expansion of our business, may harm our operating results and impair our ability to grow.

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We depend on the continued services of our key personnel, including Mark Fuller, our President and Chief Executive Officer (“CEO”), David T. Bell, our Chief Financial Officer (“CFO”), Glen Ives, our Chief Operating Officer (“COO”), and Jay Wright, our Vice Chair and General Counsel. Our work with each of these key personnel is subject to changes and/or termination, and our inability to effectively retain the services of our key management personnel, could materially and adversely affect our operating results and future prospects.

Certain key members of our management team lack public company experience in their positions and our executive management team has limited time working together.

Although our executive management team is highly experienced not all of the members of the team have experience working in the positions they are currently serving our Company. While our CEO, Mark Fuller has over thirty years of executive experience and has run private companies and held various roles in public companies, he has not previously been the CEO of a public company. While our COO, Glen Ives has previously been the chief operating officer of a private company, he has not previously held that role in a public company. While our CFO, David T. Bell has over twenty-eight years of accounting experience, including advising many public companies, he has not previously served as the chief financial officer of a public company. The management team, while experienced, also has limited experience working together as a team. The inability of any member of our management team to operate effectively in their position, or for the management team to effectively work together, could materially and adversely affect our operating results and future prospects.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund our acquisition strategy. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through the sale of public or private debt or equity financing or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets and the market price of our common stock. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock. If we are unable to raise additional capital to implement our business plan it could have a material adverse effect on our financial condition, business prospects and operations, and the value of an investment in our Company.

You may experience dilution or subordinate stockholder rights, preferences, and privileges as a result of our financing efforts.

Any future equity financing may involve substantial dilution to our then existing stockholders. Any future debt financing could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. There can be no assurance that such additional capital will be available, on a timely basis, or on terms acceptable to us. If we are unsuccessful in raising additional capital or the terms of raising such capital are unacceptable, then we may have to modify our business plan and/or curtail our planned activities and other operations.

Additionally, after this offering we will have certain potential dilutive instruments, of which the conversion of these instruments could result in dilution to stockholders: As of September 27, 2022 the maximum potential dilution is 24,540,344 shares and includes Series A preferred stock convertible into approximately 587,500 shares of common stock, Series C preferred stock convertible into 481,250 shares of common stock, convertible promissory notes convertible into 14,924,008 shares of common stock, options granted convertible into 5,025,000 shares of common stock, and warrants granted convertible into 3,522,586 shares of common stock.

Failure to effectively manage our expected growth could place strains on our managerial, operational, and financial resources and could adversely affect our business and operating results.

Our expected growth could place a strain on our managerial, operational, and financial resources. Further, if our subsidiaries’ businesses grow, then we will be required to manage multiple relationships. Any further growth by us or our subsidiaries, or any increase in the number of our strategic relationships, will increase the strain on our managerial, operational, and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan and could have a material adverse effect on our financial condition, business prospects and operations, and the value of an investment in our Company.

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We generate substantially all of our revenue from contracts with the United States Federal, state and local governments which are subject to a number of challenges and risks that may adversely impact our business, prospects, financial condition and operating results.

Sales to United States (“U.S.”), Federal, state, and local governmental agencies have in the past accounted for, and may in the future account for, substantially all of our revenue. Sales to such government entities are subject to the following risks:

•	selling to governmental agencies can be highly competitive, expensive and time consuming, often requiring significant upfront time and expense without any assurance that such efforts will generate a sale. Our existing contracts typically expire after some period of time and must be “re-competed.” There is no guarantee that we will win such re-compete efforts;

•	government certification requirements applicable to our products may change and in doing so restrict our ability to sell into the U.S. Federal government (“USG”) sector until we have attained the revised certification;

•	government demand and payment for our products and services may be impacted by public sector budgetary cycles and funding authorizations, with funding reductions or delays adversely affecting public sector demand for our products and services;

•	governments can generally terminate our contracts “for convenience” meaning we could lose part or all of our revenue on short notice; and
•	governments routinely investigate and audit government contractors’ administrative processes, and any unfavorable audit could result in the government refusing to continue buying our platform, which would adversely impact our revenue and results of operations, or institute fines or civil or criminal liability if the audit uncovers improper or illegal activities and when we are a subcontractor, we have less control over the execution and success of the contract with the government.

If we were suspended or debarred from contracting with the USG, if our reputation or relationship with government agencies was impaired, or if the government otherwise ceased doing business with us or significantly decreased the amount of business it does with us, our business, prospects, financial condition, and operating results would be materially and adversely affected.

We operate in an industry that is highly regulated and unexpected changes in laws could have a significant adverse impact on our business.

As a contractor to the USG, as well as state and local governments, we are heavily regulated in most fields in which we operate. We deal with numerous USG agencies and entities, and when working with these and other entities, we must comply with and are affected by unique laws and regulations relating to the formation, administration, and performance of government contracts. Some significant law and regulations that affect us include the following:

•	the Federal Acquisition Regulation (“FAR”), and agency regulations supplemental to FAR, which regulate the formation, administration, and performance of USG contract;

•	the False Statements Act, which imposes civil and criminal liability for making false statements to the USG;

•	the Truthful Cost or Pricing Data Statute (formerly known as the “Truth in Negotiations Act”), which requires certification and disclosure of cost and pricing data in connection with the negotiation of certain contracts, modifications, or task orders;

•	the Procurement Integrity Act, which regulates access to competitor bid and proposal information and certain internal government procurement sensitive information, and our ability to provide compensation to certain former government procurement officials;

•	laws and regulations restricting the ability of a contractor to provide gifts or gratuities to employees of the USG, including The Foreign Corrupt Practices Act of 1977 (the “FCPA”) which prohibits U.S. citizens and entities from bribing foreign government officials to benefit their business interests;

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•	post-government employment laws and regulations, which restrict the ability of a contractor to recruit and hire current employees of the USG and deploy former employees of the USG;

•	laws, regulations, and executive orders restricting the handling, use, and dissemination of information classified for national security purposes or determined to be “controlled unclassified information” or “for official use only,” and the export of certain products, services, and technical data, including requirements regarding any applicable licensing of our employees involved in such work;

•	laws, regulations, and executive orders regulating the handling, use, and dissemination of personally identifiable information in the course of performing a USG contract;

•	international trade compliance laws, regulations, and executive orders that prohibit business with certain sanctioned entities and require authorization for certain exports or imports in order to protect national security and global stability, including The International Traffic in Arms Regulations (“ITAR”) that controls the manufacture, sale, and distribution of defense and space-related articles and services as defined in the United States Munitions List (“USML”);

•	laws, regulations, and executive orders governing organizational conflicts of interest that may restrict our ability to compete for certain USG contracts because of the work that we currently perform for the USG or may require that we take measures such as firewalling off certain employees or restricting their future work activities due to the current work that they perform under a USG contract;

•	laws, regulations, and executive orders that impose requirements on us to ensure compliance with requirements and protect the USG from risks related to our supply chain such as compliance with Cybersecurity Maturity Model Certification (“CMMC”);

•	laws, regulations, and mandatory contract provisions providing protections to employees or subcontractors seeking to report alleged fraud, waste, and abuse related to a USG contract;

•	the Contractor Business Systems rule, with authorizes U.S. Department of Defense (“DoD”) agencies to withhold a portion of or payments if we are determined to have a significant deficiency in our accounting, cost estimating, purchasing, earned value management, material management and accounting, and/or property management system; and

•	the Cost Accounting Standards and Cost Principles, which impose accounting and allowability requirement that govern our right to reimbursement under certain cost-based USG contracts and require consistency of accounting practices over time.

Given the magnitude of our revenue derived from contracts with the DoD, the Defense Contract Audit Agency (“DCAA”) is our relevant government audit agency. The DCAA audits the adequacy of our internal control systems and policies including, among other areas, compensation. The Defense Contract Management Agency (“DCMA”), as our relevant government contract management agency, may determine that a portion of our employee compensation is unallowable based on the findings and recommendations in the DCAA’s audits. In addition, the DCMA directly reviews the adequacy of certain other business systems, such as our purchasing system. We are also subject to audit by Inspectors General of other USG agencies.

The USG may revise its procurement practices or adopt new contract rules and regulations at any time. While we do not currently do much business outside the U.S., we are subject to special USG laws and regulations (such as the FCPA), local government regulations and procurement policies and practices, including regulations relating to import-export control, investments, exchange controls, and repatriation of earnings, as well as varying currency, political and economic risks.

USG contracts are, by the terms, subject to termination by the USG either for convenience or default by the contractor. In addition, USG contracts are conditioned upon the continuing availability of Congressional appropriations. The U.S. Congress usually appropriates funds for a given program on a September 30 fiscal year basis, even though contract performance could take many years. As is common in the industry, our Company is subject to business risk, including changes in governmental appropriations, national defense policies, service modernizations plans, military base reductions and closures, and availability of funds. Any of these factors could materially adversely affect our Company's business with the USG in the future.

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The USG has a broad range of action it can instigate to enforce its procurement law and policies. These include proposing a contractor, certain of its operations or individual employees for debarment or suspending or debarring a contractor, certain of its operations or individual employees from future government business. In addition to criminal, civil, and administrative actions by the USG, under the False Claims act, an individual alleging fraud related to payments under a USG contract or program may file a qui tam lawsuit on behalf of the government against us; if successful in obtaining a judgment or settlement, the individual filing the suit may receive up to 30% of the amount recovered by the government. If we are subject to an enforcement action by the USG, it could materially and adversely affect our results of operations.

If we are unable to maintain successful relationships with our teaming partners, our ability to market, sell and distribute our services will be limited, and our business, financial position, and results of operations will be harmed.

We expect that sales through teaming partners will continue to be a significant percentage of our revenue.  Our agreements with our teaming partners are generally non-exclusive, meaning our teaming partners may offer customers services from several different companies, including services that compete with ours. The loss of a substantial number of our teaming partners, our possible inability to replace them, or the failure to recruit additional teaming partners could materially and adversely affect our results of operations.

We are exposed to the credit risk of some of our teaming partners, which could result in material losses.

Most of our sales for work performed for the USG are through our teaming partners and are on an open credit basis. Although we have programs in place that are designed to monitor and mitigate these risks, and to date our credit losses have been minimal, we cannot assure you these programs will be effective in reducing our credit risks. If we are unable to adequately control these risks, our business, results of operations, and financial condition could be harmed.

Our business could be adversely affected by changes in spending levels or budgetary priorities of the USG, state and local governments or by the imposition by the USG of sequestration in the absence of an approved budget or continuing resolution.

Because we derive substantially all of our revenue from contracts with the USG, state and local governments, we believe that the success and development of our business will continue to depend on our successful participation in USG contract programs. Changes in USG budgetary priorities, such as for homeland security or to address global pandemics like COVID-19, or actions taken to address government budget deficits, the national debt, and/or prevailing economic conditions, could directly affect our financial performance. If the USG imposes sequestration in the absence of an approved budget or continuing resolution (“CR”) our participation in USG contract programs could be impaired. A significant decline in USG expenditures, a shift of expenditures away from programs that we support or a change in USG contracting policies could cause USG agencies to reduce their purchases under contracts, to exercise their right to terminate contracts at any time without penalty or not to exercise options to renew contracts.

At times, we may continue to work without funding, and use our own internal funds to meet our customer’s desired delivery dates for products or services. It is uncertain at this time which of our programs’ funding could be reduced in future years or whether new legislation will be passed by Congress in the next fiscal year that could result in additional or alternative funding cut.

USG contracts contain numerous provisions that are unfavorable to us.

USG contracts contain provisions and are subject to laws and regulations that give the government rights and remedies, some of which are not typically found in commercial contracts, including allowing the government to:

•	cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;

•	claim rights in systems and software developed by us;

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•	suspend or debar us from doing business with the USG or with a governmental agency;

•	impose fines and penalties and subject us to criminal prosecution; and

•	control or prohibit the export of our data technology or proprietary service solutions.

If the government terminates a contract for convenience, we may recover only our incurred or committed costs, settlement expenses, and profit on work completed prior to the termination. If the government terminates a contract for default, we may be unable to recover even those amounts and instead may be liable for excess costs incurred by the government in procuring undelivered items and services from another source. Depending on the value of a contract, such termination could cause our actual results to differ materially and adversely from those anticipated. Certain contracts also contain organizational conflicts of interest (“OCI”) clauses that limit our ability to compete for or perform certain other contracts. OCIs arise any time we engage in activities that (i) make us unable or potentially unable to render impartial assistance or advice to the government; (ii) impair or might impair our objectivity in performing contract work; or (iii) provide us with an unfair competitive advantage. Depending upon the value of the matters affected, an OCI issue that precludes our participation in or performance of a program or contract could cause our actual results to differ materially and adversely from those anticipated.

If we fail to establish and maintain important relationships with government entities and agencies, our ability to successfully bid for new business may be adversely affected.

To facilitate our ability to prepare bids for new business, we rely in part on establishing and maintaining relationships with officials of various government entities and agencies. These relationships enable us to provide informal input and advice to government entities and agencies prior to the development of a formal bid. We may be unable to successfully maintain our relationships with government entities and agencies, and any failure to do so may adversely affect our ability to bid successfully for new business and could cause our actual results to differ materially and adversely from those anticipated.

We derive significant revenue from contracts and task orders awarded through a competitive bidding process. If we are unable to consistently win new awards over any extended period, our business and projects will be adversely affected.

Our contracts and task orders with the USG are typically awarded through a competitive bidding process. We expect that much of that business we will seek in the foreseeable future will continue to be awarded through competitive bidding. Budgetary pressures and changes in the procurement process have caused many government customers to increasingly purchase goods and services through indefinite delivery/indefinite quantity (“IDIQ”) contracts, general services administration (“GSA”) schedule contracts and other government-wide acquisition contracts (“GWACs”). These contracts, some of which are awarded to multiple contractors, have increased competition and pricing pressure, requiring that we make sustained post-award efforts to realize revenue under each such contract.

This competitive bidding process presents a number of risks, including the following:

•	we bid on programs before the completion of their design, which may result in unforeseen technological difficulties and cost overruns;

•	we expend substantial cost and managerial time and efforts to prepare bids and proposals for contracts that we may not win;

•	we may be unable to estimate accurately the resources and cost structure that will be required to service any contract we win; and

•	we may encounter expense and delay if our competitors protest or challenge awards or contracts to us in competitive bidding, and any such protest or challenge could result in the resubmission of bids on modified specifications, or in termination, reduction, or modification of the awarded contract.

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If we are unable to win particular contracts we may be prevented from providing to customers services that are purchased under those contracts for a number of years. If we are unable to consistently win new contract awards over any extended period, our business and prospects will be adversely affected and that could cause our actual results to differ materially and adversely from those anticipated. If we are unable to win prime contracts, or acquire companies with prime contract vehicles, our business and prospects will be adversely affected. In addition, upon the expiration of a contract, if the customer requires further services of the type provided by the contract, there is frequently a competitive rebidding process. There can be no assurance that we will win any particular bid, or that we will be able to replace business lost upon expiration or completion of a contract and the termination or non-renewal of any of our significant contracts could cause our actual results to differ materially and adversely from those anticipated.

Our business may suffer if we or our employees are unable to obtain the security clearances or other qualifications, we and they need, to perform services for our customers.

Many of our USG contracts require us to have security clearances and employ personnel with specified levels of education, work experience, and security clearances. Depending on the level of clearance, security clearances can be difficult and time-consuming to obtain. If we or our employees lose or are unable to obtain necessary security clearances, we may not be able to win new business and our existing customers could terminate their contracts with us or decide not to renew them. To the extent we cannot obtain or maintain the required security clearances for our employees working on a particular contract, we may not generate the revenue anticipated from the contract which could cause our results to differ materially and adversely from those anticipated.

If our prime contractors fail to maintain their relationships with the governmental agency and fulfill their contractual obligations, our performance as a subcontractor and our ability to obtain future business could be materially and adversely impacted and our actual results could differ materially and adversely from those anticipated.

Our performance as a subcontractor on a government contract is dependent on our prime contractor’s ability to satisfactorily maintain its relationship with the government agency and fulfilling its obligations under their contract. A failure by our prime contractor to fulfill its obligations under their contract could result in the termination of the prime contract, thereby resulting in the termination of our subcontract. If any significant subcontract is terminated in this manner, it could cause our actual results to differ materially and adversely from those anticipated.

The USG’s appropriation process and other factors may delay the collection of our receivables, and our business may be adversely affected if we cannot collect our receivables in a timely manner.

We depend on the timely collections of our receivables to generate cash flow, provide working capital, pay debt, and continue our business operations. If the USG or any of our other customers or any prime contractors for who we are a subcontractor fail to pay or delays the payment of their outstanding invoices for any reason, our business and financial condition may be materially and adversely affected. The USG may fail to pay outstanding invoices for a number of reasons, including lack of appropriated funds, administrative error or lack of an approved budget. If we experience difficulties collecting receivables, it could cause our actual results to differ materially and adversely from those anticipated.

The USG may change its procurement or other practices in a manner adverse to us.

The USG may change its procurement practices or adopt new contracting rules and regulations, such as those related to cost accounting standards. It could also adopt new contracting methods relating to GSA contracts or other government-wide contracts, adopt new socio-economic requirements, or change the basis upon which it reimburses our compensation and other expenses or otherwise limit such reimbursements. In all such cases, there is uncertainty surrounding the changes and what actual impacts they may have on contractors. These changes could impair our ability to obtain new contracts or win re-competed contracts or adversely affect our future profit margin. Any new contracting methods could be costly or administratively difficult for us to satisfy and, as a result, could cause actual results to differ materially and adversely from those anticipated.

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Our contracts and administrative processes and systems are subject to audits and cost adjustments by the USG, which could reduce our revenue, disrupt our business, or otherwise adversely affect our operating results.

USG agencies routinely audit and investigate government contracts and government contractors’ administrative processes and systems. These agencies review our performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations, and standards. They also evaluate the adequacy of internal controls over our business systems, including our purchasing, accounting, estimating, earned value management, and government property systems. Any costs found to be improperly allocated or assigned to contracts will not be reimbursed, and any such costs already reimbursed must be refunded and certain penalties may be imposed. Moreover, if any of the administrative processes and systems are found not to comply with requirements, we may be subjected to increased government scrutiny and approval that could delay or otherwise adversely affect our ability to compete for or perform contracts or collect our revenue in a timely manner. Therefore, an unfavorable outcome of an audit by the DCAA or another government agency could cause actual results to differ materially and adversely from those anticipated. If a government investigation uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or debarment from doing business with the USG. In addition, we could suffer serious reputational harm if allegations of impropriety were made against us. Each of these results could cause actual results to differ materially and adversely from those anticipated.

We may not receive the full amounts authorized under the contracts included in our backlog, which could reduce our revenue in future periods below the levels anticipated.

Our total backlog consists of funded and unfunded amounts. Funded backlog represents contract value from funds appropriated by the U.S. Congress (“Congress”) and obligated by the customer which is expected to be recognized into revenue. Unfunded backlog represents the sum of the unappropriated contract value on executed contracts and unexercised option years that is expected to be recognized into revenue. Our backlog may not result in actual revenue in any particular period, or at all, which could cause our actual results to differ materially and adversely from those anticipated.

Without additional Congressional appropriations, some of the contracts included in our backlog will remain unfunded, which could materially and adversely affect our future operating results.

Many of our USG contracts include multi-year performance periods in which Congress appropriates funds on an annual basis. A majority of our contracts are only partially funded at any point during their full performance period and unfunded contract work is subject to future appropriations by Congress. As a result of a lack of appropriated funds or efforts to reduce USG spending, our backlog may not result in revenue or may be delayed. If our backlog estimate is inaccurate and we fail to realize those amounts as revenue, our future operating results could be materially and adversely affected.

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Employee misconduct, including security breaches, could result in the loss of customers and our suspension or debarment from contracting with the USG.

Despite our training programs and oversight, we may be unable to prevent our employees from engaging in misconduct, fraud, or other improper activities that could adversely affect our business and reputation. Misconduct could include the failure to comply with USG procurement regulations, regulations regarding the protection of classified information, and legislation regarding the pricing of labor and other costs in government contracts. Many of the systems we work on involve managing and protecting information involved in national security and other sensitive government functions. A security breach in one of these systems could prevent us from having access to such critically sensitive systems. Other examples of employee misconduct could include timecard fraud and violations of the Anti-Kickback Act of 1986. The precautions we take to prevent and detect this activity may not be effective, and we could face unknown risks or losses. As a result of employee misconduct, we could face fines and penalties, loss of security clearance and suspension or debarment from contracting with the USG, which could cause our actual results to differ materially and adversely from those anticipated.

We face intense competition and could fail to gain market share from our competitors, which could adversely affect our business, financial condition, and results of operations.

The market for our products and services is intensely competitive and characterized by rapid changes in technology, customer requirements, industry standards, and frequent new product introductions and improvements. We anticipate continued challenges from current competitors, which in many cases are more established and enjoy greater resources than us, as well as by new entrants into the industry. If we are unable to anticipate or effectively react to these competitive challenges, our competitive position could weaken, and we could experience a decline in our growth rate or revenue that could adversely affect our business and results of operations.

In addition, some of our larger competitors have substantially broader product and service offerings and may be able to leverage their relationships with distribution partners and customers based on other products or services, or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our products, subscriptions and services, including by selling at zero or negative margins, product bundling, or offering closed technology platforms. Potential customers may also prefer to purchase from their existing suppliers rather than a new supplier regardless of product performance or features. As a result, even if the features of our platform or the quality of our services are superior, customers may not purchase our products or services. In addition, new innovative start-up companies, and larger companies that are making significant investments in research and development, may invent similar or superior products and technologies that compete with our platform. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources. If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, financial condition, and results of operations could be adversely affected.

Our quarterly revenue and operating results could be volatile due to the unpredictability of the USG’s budgeting process and policy priorities.

Our quarterly revenue and operating results may fluctuate significantly and unpredictably in the future. If the USG does not adopt, or delays adoption of, a budget for each fiscal year beginning on October 1, or fails to pass a CR, federal agencies may be forced to suspend our contracts and delay the award of new and follow-on contracts and orders due to a lack of funding. Further, the rate at which the USG procures technology may be negatively affected following changes in presidential administrations and senior government officials or by “divided government” where one political party controls the White House and another party controls Congress. Therefore, period-to-period comparisons of our operating results may not be a good indication of our future performance. Our quarterly operating results may not meet the expectations of securities analysts or investors, which in turn may have an adverse effect on the market price of our common stock.

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We may lose money or generate less than anticipated profits if we do not accurately estimate the cost of an engagement which is conducted on a fixed-price basis.

We generated 19 percent of our total revenue in the year ended December 31, 2021, and 21 percent of our total revenue in the year ended December 31, 2020, from firm fixed-price contracts (“FFP”). FFP contracts require us to price our contracts by predicting our expenditures in advance. In addition, some of our engagements obligate us to provide ongoing maintenance and other supporting or ancillary services on a fixed-price basis or with limitations on our ability to increase prices. Many of our engagements are also on a time-and-material (T&M) basis. While these types of contracts are generally subject to less uncertainty than FFP contracts, to the extent that our actual labor costs are higher than the contract rates, our actual results could differ materially and adversely from those anticipated.

When making proposals for engagements on a FFP basis, we rely on our estimates of costs and timing for completing the projects. These estimates reflect our best judgment regarding our capability to complete the task efficiently. Any increased or unexpected costs or unanticipated delays in connection with the performance of FFP contracts, including delays caused by factors outside of our control, could make these contracts less profitable or unprofitable. If we encounter such problems in the future, our actual results could differ materially and adversely from those anticipated.

Our earnings and margins may vary based on the mix of our contracts and programs.

At June 30, 2022, our backlog included cost reimbursable, T&M, and FFP contracts. Cost reimbursable and T&M contracts generally have lower profit margins than FFP contracts. Our earnings and margins may therefore vary materially and adversely depending on the relative mix of contract types, the costs incurred in their performance, the achievement of other performance objectives and the state of performance at which the right to receive fees, particularly under incentive and award fee contracts, is finally determined.

U.S. Inflation is at a forty-year high which may adversely impact our business.

U.S. inflation is at a 40-year high. Because costs rise faster than revenues during the early phase of inflation, we may find that we need to give higher than normal raises to employees, start new employees at higher wage and/or increased cost of employee benefits, but not be able to pass the higher costs through to the government due to competition and government pressures.   Therefore, we may be adversely affected (i) with lower gross profit margins; (ii) by losing contracts which are lowest price technically acceptable (“LPTA”) where another bidder underbids the real rates and then has difficulty staffing the project; and (iii) by having difficulty maintaining our staff at current salaries. Given the long-term nature of the Company’s contracts, it is unable to take any action to mitigate inflationary pressures.

Inflation may cause the Fed to increase interest rates thereby increasing our interest expense.

Sustained inflation also can cause the Federal Reserve Board and its Open Market Committee (“Fed”) to raise the target for the federal funds rate which normally translates into an increase in most banks’ “prime” rate. Because our notes with the Live Oak Banking Company are both variable interest rate instruments tied to the prime rate, actions by the Fed to increase the federal funds rate will increase our cost of debt and our interest expense thereby reducing our pre-tax income and net income. Our borrowing costs have recently increased and are expected to increase with future Fed interest rate increases, although the impacts have been and are expected to continue to be immaterial. Our contracts with U.S. Federal, state, and local government customers do not permit us to pass along our increased financing costs. The increases to our borrowing costs have not impacted (and are not expected to impact) our ability to make timely payments.

Risks Related to our Acquisitions

We may have difficulty identifying and executing acquisitions on favorable terms and therefore may grow more slowly than we historically have grown.

As part of our business strategy, we may acquire or make investments in complementary companies’ services, products, or technologies. Through acquisitions, we have expanded our base of U.S. Federal, state and local governments customers, increased the range of solutions we offer to our customers and deepened our penetration of existing markets and customers. We may encounter difficulty identifying new acquisitions and executing suitable acquisitions due to lack of financing. To the extent that management is involved in identifying acquisition opportunities or integrating new acquisitions into our business, our management may be diverted from operating our core business. Without acquisitions, we may not grow as rapidly as we historically have grown, which could cause our actual results to differ materially and adversely from those anticipated. We may encounter other risks in executing our acquisition strategy, including:

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•	increased competition for acquisitions may increase the costs for our acquisitions;

•	unreasonable expectations of companies related to their perceived versus actual value;

•	our failure to discover material liabilities during the due diligence process, including the failure of prior owners of any acquired businesses or their employees to comply with applicable laws or regulations, such as the FAR and health, safety and environmental laws, or their failure to fulfill their contractual obligations to the USG or other customers;

•	our acquisitions may not ultimately strengthen our competitive position or allow us to achieve our goals, and any acquisitions we complete could be viewed negatively by our customers, analysts, and investors;

•	acquisition financing may not be available on reasonable terms or at all;

•	failure to properly integrate our acquisitions with our existing business thereby preventing the realization of potential synergies with the acquired business; and

•	debt incurred in making acquisitions may reduce our financial flexibility to pursue other opportunities or invest in internal growth.

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Each of these types of risks could cause our actual results to differ materially and adversely from those anticipated.

We may have difficulty integrating the operations of any companies we acquire, which could cause actual results to differ materially and adversely from what we anticipated.

The success of our acquisition strategy will depend on our ability to continue to successfully integrate any businesses we may acquire in the future. The integration of these businesses into our operations may result in unforeseen operating difficulties, absorb significant management attention, and require significant financial resources that would otherwise be available for the ongoing development of our business. These integration difficulties include the integration of personnel with disparate business backgrounds, the transition of new information systems, coordination of geographically dispersed organizations, loss of key employees of acquired companies, and reconciliation of different corporate cultures. For these or other reasons, we may be unable to retain key customers of acquired companies. Moreover, any acquired business may fail to generate the revenue or net income we expected or produce the efficiencies or cost-savings we anticipated. Any of these outcomes could cause our actual results to differ materially and adversely from those anticipated.

We have substantial investments in recorded goodwill as a result of prior acquisitions and change in future business conditions could cause these investments to become impaired, requiring substantial write-downs that would reduce our operating income.

Goodwill accounts for $15,533,964 of our recorded total assets as of June 30, 2022. We evaluate the recoverability of recorded goodwill amounts annually or when evidence of potential impairment exists. The annual impairment test is based on several factors requiring judgment. Principally, a decrease in expected reporting unit cash flows or changes in market conditions may indicate potential impairment of recorded goodwill. If there is an impairment, we would be required to write down the recorded amount of goodwill, which would be reflected as a charge against operating income and would reduce the value of our total assets and our total equity on our balance sheet.

Risks Related to our Indebtedness

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

We have substantial indebtedness. We expect to have approximately $13,700,000 of debt immediately following the completion of this offering, the majority of which matures in calendar year 2024. Following the completion of this offering the Company expects to have cash on hand in excess of $6,000,000, which we intend to use, in part, to fund future acquisitions. Should we exhaust our cash on hand to fund future acquisitions, and our business fails to generate cash flow from operations sufficient to service our debt and make necessary capital expenditures we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining equity capital on terms that may be onerous or highly dilutive. Such a “fire sale” would materially and adversely affect the value of our common stock.

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Risks Related to our Operations

We must comply with a variety of laws and regulations, and our failure to comply could cause our actual results to differ materially from those anticipated.

We must observe laws and regulations relating to the formation, administration, and performance of USG, state, local and foreign government contracts which affect how we do business with our customers and may impose added costs on our business. In certain foreign jurisdictions, these regulatory requirements may be more stringent than those in the U.S. Noncompliance with applicable regulations or requirements could subject us to investigations, sanctions, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties, or injunctions. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm our business, results of operations, and financial condition.

Our failure to comply with these or other laws and regulations could result in contract termination, loss of security clearances, suspension, or debarment from contracting with the USG, civil fines and damages and criminal prosecution and penalties, any of which could cause our actual results to differ materially and adversely from those anticipated.

Systems failures may disrupt our business and have an adverse effect on our operating results.

Any systems failures, including network, software or hardware failures, whether caused by us, a third-party service provider, unauthorized intruders and hackers, computer viruses, natural disasters, power shortages or terrorist attacks, could cause loss of data or interruptions or delays in our business or that of our customers. Like other companies, we have experienced cyber security threats to our data and systems, our Company sensitive information, and our IT infrastructure, including attempted malware and computer virus attacks, unauthorized access, systems failures, and temporary disruptions. Prior attempted cyber-attacks directed at us have not had a material adverse impact on our business and financial results, and we believe that our continuing commitment toward threat detection and mitigation processes and procedures will reduce such impact in the future. Due to the evolving nature of these security threats, however, the impact of any future incident cannot be predicted. In addition, the failure or disruption of our mail, communications, or utilities could cause us to interrupt or suspend our operations or otherwise harm our business. Our property and business interruption insurance may be inadequate to compensate us for all losses that may occur as a result of any system or operational failure or disruption and, as a result, our actual results could differ materially and adversely from those anticipated.

The systems and networks that we maintain for our customers, although highly redundant in their design, could also fail. If a system or network we maintain were to fail or experience service interruptions, we might experience loss of revenue or face claims for damages or contract termination.

Our errors and omissions liability insurance may be inadequate to compensate us for all the damages that we might incur and, as a result, our actual results could differ materially and adversely from those anticipated.

Customer systems failures could damage our reputation and adversely affect our operating results.

Many of the systems that we develop, integrate, maintain, otherwise support or use involve managing and protecting intelligence, national security, and other sensitive government information. While we have programs designed to protect such information and comply with all relevant privacy and security requirements, the threats that our clients face have grown more frequent and sophisticated. A security breach or system failure in a system that we develop, integrate, maintain or otherwise support could result in a loss of revenue, remediation costs, claims for damages or contract termination and our errors and omissions liability insurance may be inadequate to compensate us from all the damages that we might incur. Any such event could also cause serious damage to our reputation and prevent us from having access to or being eligible further work on such sensitive systems for USG customers.

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In addition, to provide services to our customers, we often depend upon or use customer systems that are supported by the customer or third parties. Any security breach or system failure in such systems could result in an interruption of our customer’s operations, significant delays under a contract, and material adverse effect on our results of operations.

Given these risks, Castellum is adopting mitigation measures in the form of implementing CMMC which is a framework of various cybersecurity standards and best practices that is a requirement for government contractors working with the DoD. This framework includes evaluation and certification by third parties. This is the same program that is being adopted by others with whom we work providing further information assurance. Additionally, all systems we have deployed and are employing meet the CMMC system requirements; key data is backed-up; system administration is being centralized as part of the integration of acquired companies and multi-factor authentication is being deployed throughout the Company.

Our failure to adequately protect our confidential information and proprietary rights may harm our competitive position.

Our success depends, in part, upon our ability to protect our proprietary information. Although our employees are subject to confidentiality obligations, this protection may be inadequate to deter misappropriation of our proprietary information. In addition, we may be unable to detect unauthorized use of our proprietary information in order to take appropriate steps to enforce our rights. If we are unable to prevent third parties from infringing or misappropriating our proprietary information, our competitive position could be harmed, and our actual results could differ materially and adversely from those anticipated.

The effects of health epidemics, pandemics and similar outbreaks may have material adverse effects on our business, financial position, results of operations and/or cash flows.

We face various risks related to health epidemics, pandemics, and similar outbreaks, including the global outbreak of COVID-19. The COVID-19 pandemic and the mitigation efforts to control its spread have adversely impacted the U.S and global economies, leading to disruptions and volatility in global capital markets. While we have taken steps to mitigate the impact of the COVID-19 pandemic on our employees and our business, the continued spread of COVID-19 may have a material adverse effect on our business, financial position, results of operations and/or cash flows as the result of significant portions of our workforce being unable to work due to illness, quarantines, government actions, facility closures or other restrictions; the inability for us to fully perform on our contracts; delays or limits to the ability of the USG or other customers to make timely payments; incurrence of increased costs which may not be recoverable; adverse impacts on our access to capital; or other unpredictable events. We continue to monitor the effect of COVID-19 on our business, but we cannot predict the full impact of Covid-19 as the extent of the impact will depend on the duration and spread of the pandemic and the actions taken by Federal, state, local and foreign governments to prevent the spread of COVID-19.

Risks Related to our Common Stock, Preferred Stock, and the Offering

Future sales or potential sales of our common stock in the public market could cause our share price to decline.

If the existing holders of our common stock, particularly our directors, officers, and other 5% stockholders, sell a large number of shares, they could adversely affect the market price for our common stock. Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could cause the market price of our common stock to decline.

 Because we will not pay dividends on our common stock in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid cash dividends on our common stock, and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

Our share price has been, and will likely continue to be, volatile, and you may be unable to resell your shares at or above the price at which you acquired them.

The trading price of our common stock has been, and is likely to continue to be, highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The market price for our securities may be influenced by many factors that are beyond our control, including, but not limited to:

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•	whether our results of operations meet the expectations of securities analysts or investors;

•	departures of key personnel;

•	actual or anticipated changes in the expectations or securities analysts;

•	litigation involving us, our industry, or both;

•	regulatory developments in the U.S., foreign countries or both;

•	price and volume fluctuations in the overall stock market from time to time;

•	fluctuations in the trading volume of our shares or the size of the public float;

•	variations in our revenue and operating expenses;

•	market conditions in our industry and the economy as a whole;

•	actual or expected changes in our growth rates or our competitors’ growth rates;

•	developments or disputes concerning intellectual and proprietary rights;

•	developments in the financial markets and worldwide or regional economies;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	announcements by the government relating to regulations that govern our industry;

•	sales of our common stock or other securities by us or in the open market;

•	changes in the market valuations of other comparable companies;

•	general economic, industry and market conditions;

•	major catastrophic events; and

•	the other factors described in this “Risk Factors” section.

In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, results of operations, or financial condition. The trading price of our common stock might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. If our stock price is volatile, we may become the target of securities litigation. Securities litigation could result in substantial costs and divert our management’s attention and resources from our business. This could have a material adverse effect on our business, results of operations, and financial condition.

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price per share will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $3.93 per share, based on the assumed public offering price of $ 4.00 per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

Shares of our common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

Prior to the Bayberry Acquisition, the Company was once an entity with no or nominal operations and no or nominal non-cash assets (otherwise known as a “shell company”). Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under Rule 144 are not permitted (i) until at least 12 months have elapsed from the date on which we have first filed current “Form 10 information,” reflecting our status as a non-shell company, with the SEC (the filing of the registration statement of which this prospectus forms a part fulfills this requirement); and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the effectiveness of the registration statement of which this prospectus forms a part we will become subject to the reporting rules under the Exchange Act and expect to remain subject to the reporting requirements under the Exchange Act. Sales may not be made under Rule 144 unless we are in compliance with the requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act which could cause us to expend significant time and cash resources.

Additionally, our previous status as a shell company could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future. The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non-former shell company could cause the market price of our securities to decline or make it difficult to establish a trading market in our shares.

Our failure to meet the continued listing requirements of the NYSE American could result in a delisting of our common stock and subject us to the penny stock rules.

Our common stock has been approved for listing on the NYSE American; however, if we subsequently fail to meet any of NYSE American’s continued listing requirements, our common stock may be delisted. In addition, our Board of Directors (the “Board”) may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from the NYSE American may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment. The delisting of our common stock would also subject us to the rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and as a result, stockholders may have difficulty selling their shares.

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The proposed Reverse Stock Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be affected adversely by the reverse stock split (the “Reverse Stock Split”) given the reduced number of shares of common stock that will be outstanding following the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their common stock and greater difficulty effecting such sales.

We currently have limited stock trading liquidity and there is no guarantee of future stock trading liquidity.

Our common stock has limited stock trading liquidity. While we are doing this offering and a related listing of our stock to the NYSE American with the expectation that our dollar trading volume will increase, historically, we have only had an average of 34,253 shares of trading volume over the thirty (30) day period ending September 27, 2022, and there is no guarantee that the stock trading after this offering will increase.

Following the Reverse Stock Split the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the Reverse Stock Split will result in a common stock price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

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Sales of a substantial number of shares of our common stock following this offering may adversely affect the market price of our common stock and the issuance of additional shares will dilute all other stockholders.

Sales of a substantial number of shares of our common stock in the public market or otherwise following this offering, or the perception that such sales could occur, could adversely affect the market price of our common stock. After completion of this offering at an assumed public offering price of $4.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, our existing stockholders will own approximately 94% of our common stock assuming there is no exercise of the underwriters’ over-allotment option.

After completion of this offering at an assumed public offering price of $4.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, there will be 46,584,286 shares of our common stock outstanding. Thus, we will have the ability to issue substantial amounts of common stock in the future, which would dilute the percentage ownership held by the investors who purchase shares of our common stock in this offering.

We and our officers, directors and certain stockholders have agreed, subject to customary exceptions, not to, without the prior written consent of EF Hutton, division of Benchmark Investments, LLC, the representative of the underwriters, during the period ending 180 days from the date of this offering in the case of us and our directors and officers, and 90 days from the date of this offering in the case of our stockholders who beneficially own more than 5% of our common stock directly or indirectly, offer to sell, pledge or otherwise transfer or dispose of any of shares of our common stock, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of the Company or publicly disclose the intention to do any of the foregoing. After the holding periods have expired, the directors and officers and other beneficial stockholders may elect to sell a substantial number of shares of common stock in the public market which could adversely affect the market price of our common stock.

The holders of our Series A preferred stock and Series C preferred stock receive cash dividends.

The holders of our Series A preferred stock and Series C preferred stock receive cash dividends and have a seniority in liquidation preference to the holders of our common stock. To date, we have not paid any dividends on our common stock and do not anticipate paying any dividends in the foreseeable future.

We are an “emerging growth company” and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We may take advantage of these reporting exemptions until we are no longer an “emerging growth Company.” We will remain an “emerging growth company” until the earliest of  (i) the last day of the fiscal year in which we have total annual gross revenues of  $1,070,000,000 or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1,000,000,000 in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

The financial and operational projections that we may make from time to time are subject to inherent risks.

The forward-looking statements that we provide herein, or our management team may provide from time to time reflect numerous assumptions made by management, including assumptions with respect to our specific as well as general business, regulatory, economic, market, and financial conditions and other matters, all of which are difficult to predict and many which are beyond our control. Accordingly, there is a risk that the assumptions made in preparing the projections, or the projections themselves, will prove inaccurate. There may be differences between actual and projected results, and actual results may be materially different from those contained in the projections. The inclusion of these forward-looking statements in this prospectus should not be regarded as an indication that we, our management, or their representatives considered or consider the projections to be a guaranteed prediction of future events, and the projections should not be relied upon as such.

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An investment in our Company may involve tax implications, and you are encouraged to consult your own advisors as neither we nor any related parties are offering any tax assurances or guidance regarding our Company or your investment.

As investment in our Company generally involves complex U.S. Federal, state and local income tax considerations. Neither the Internal Revenue Service (“the “IRS”) nor any state or local taxing authority has reviewed the transactions described herein and may take different positions than the ones contemplated by management. You are strongly urged to consult your own tax and other advisors prior to investing, as neither we nor any of our officers, directors or related parties are offering you tax or similar advice or are any such persons making any representations and warranties regarding such matters.

Anti-takeover provisions in our charter documents and Nevada law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.

We are a Nevada corporation and the anti-takeover provisions of the Nevada Revised Statutes may discourage, delay, or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. An interested stocked is a person who, together with the affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) ten percent or more of the Company’s capital stock entitled to vote. In addition, our amended and restated articles of incorporation (the “Amended and Restated Articles of Incorporation”) and amended and restated bylaws (the “Amended and Restated Bylaws”) may discourage, delay, or prevent a change in our management or control over us that stockholders may consider favorable. Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws (i) authorize the issuance of “blank check” preferred stock that could be issued by our Board to thwart a takeover attempt; (ii) provide that vacancies on our Board, including newly created directorships, may be filled by a majority vote of directors then in office, (iii) provide that the Board shall have the sole power to adopt, amend, or repeal the Amended and Restated Bylaws, and (iv) requires a stockholder to provide advance written notice of a stockholder proposal.

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws contain an exclusive forum provision, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees, or agents.

Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that, to the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the sole and exclusive forum for state law claims with respect to: (a) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce, or determine the validity of the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws. Pursuant to Article IX of the Amended and Restated Articles of Incorporation and pursuant to Article XIII of the Amended and Restated Bylaws, and for the avoidance of doubt, this exclusive forum provision shall not be applicable to any action brought under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suites brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of Article IX of our Amended and Restated Articles of Incorporation and Article XIII of our Amended and Restated Bylaws. There exists uncertainty, however, as to whether such forum selection provisions of our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws would be enforced by a court.

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The choice of forum provision in our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, employees, or agents, which may discourage such lawsuits against us and our directors, officers, employees, and agents even though an action, if successful, might benefit our stockholders. The applicable courts may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. With respect to the provision making the Eighth Judicial District Court of Clark County, Nevada the sole and exclusive forum for certain types of actions, stockholders who do bring a claim in the Eighth Judicial District Court of Clark County, Nevada could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Nevada. Finally, if a court were to find this provision of our Amended and Restated Articles of Incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, could have a material adverse effect on us.

Our management collectively owns a substantial amount of our common stock.

Collectively, our officers and directors own or exercise voting and investment control of approximately 98.6% of our outstanding common stock and after this offering will control 51.9% of the voting power of the Company. As a result, unless required by a stock exchange rule, investors may be prevented from affecting matters involving our Company, including:

•	the composition of our Board and, through it, any determination with respect to our business direction and policies, including the appointment and removal of officers;

•	any determination with respect to mergers or other business combinations;

•	our acquisition or disposition of assets; and

•	our corporate financing activities.

Furthermore, this concentration of voting power could have the effect of delaying, deterring, or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders. This significant concentration of share ownership may also adversely affect the trading price of our common stock because investors may perceive disadvantages in owning stock in a Company that is controlled by a small number of stockholders.

Although our Company does not intend to utilize the controlled company exemptions to the NYSE American corporate governance listing standards, if we are eligible to utilize the controlled company exemptions in the future, we may choose to do so. In such instance we would be exempted from, among other things, the requirements to have a board with a majority of independent members and the requirement that we have a nominating and governance committee and compensation committee that are composed entirely of independent directors and have written charters addressing the respective committee’s purpose and responsibilities. Our Company’s reliance on such exemption would likely result in a reduction in transparency to shareholders on various governance matters which could negatively impact their investment decisions.

We have identified a material weakness in our internal controls over financial reporting. If we fail to establish and maintain an effective system of internal control or disclosure controls and procedures are not effective, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), requires that we maintain internal control over financial reporting that meets applicable standards. We may err in the design or operation of our controls, and all internal control systems, no matter how well designed and operated, can provide only reasonable assurance that the objectives of the control system are met. Because there are inherent limitations in all control systems, there can be no assurance that all control issues have been or will be detected. If we are unable, or are perceived as unable, to produce reliable financial reports due to internal control deficiencies, investors could lose confidence in our reported financial information and operating results, which could result in a negative market reaction and a decrease in our stock price.

We have identified a material weakness in our internal controls related to the accounting and review over complex accounting transactions. In April 2022 the Company hired David T. Bell as its CFO. As CFO, Mr. Bell will leverage his 28 years of public accounting experience, including his extensive knowledge of complex accounting issues and internal controls, to help the Company design and implement effective controls over complex accounting. Those controls will include his review of all significant complex accounting transactions. There can be no assurances that weakness in our internal controls will not occur in the future. If we identify new material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner, if we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting (if and when required), we may be late with the filing of our periodic reports, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected. As a result of such failures, we could also become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, and become subject to litigation from investors and stockholders, which could harm our reputation, financial condition or divert financial and management resources from our core business and would have a material adverse effect on our business, financial condition, and results of operations.

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If securities or industry analysts do not publish research or reports about us, our business or our market, or they make and then change their recommendations regarding our common stock adversely, the price of our common stock and trading volumes could decline.

The trading market for our common stock may be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market, and our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover us was to cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our common stock or trading volume to decline.

In making your investment decision, you should understand that we have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus before investing in our Company. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided to us, our officers, or employees. We have not authorized any other party to provide you with information concerning us or this offering, and you should not rely on this information in making an investment decision.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that present our current expectations or forecasts of future events. These statements do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these statements relate to future actions, prospective products and services, market acceptance, future performance or results of current and anticipated products and services, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity, and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products and services, the cost, terms, and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions, and general economic conditions. These statements are based on our management’s expectations, beliefs, and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

•	changes in the market acceptance of our products and services;

•	overall levels of government spending, including defense spending and spending on IT services;

•	increased levels of competition;

•	changes in political, economic or regulatory conditions generally and in the markets in which we operate;

•	adverse conditions in the industries in which our customers operate;

•	our ability to retain and attract senior management and other employees;

•	our ability to respond quickly and effectively to new technological developments;

•	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company;

•	U.S government imposes sequestration in the absence of an approved budget or CR;

•	existing revenues related to small business are not replaced by other opportunities;

•	our Company fails to win prime contracts or acquire companies with prime contract vehicles; and

•	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

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EXPLANATORY NOTE REGARDING REVERSE STOCK SPLIT

We will effect a reverse stock split of our common stock at a ratio of 1-for-20 following the effectiveness of the registration statement of which this prospectus forms a part and prior to the closing of this offering. No fractional shares will be issued in connection with the reverse stock split and all such fractional interests will be rounded up to the nearest whole number of shares of common stock, except if the stockholder has less than one share then they shall receive a cash payment for such fractional share. The conversion or exercise prices of our issued and outstanding convertible securities, stock options and warrants will be adjusted accordingly. All information presented in this prospectus other than in our financial statements and the notes thereto assumes a 1-for 20 reverse stock split of our outstanding shares of common stock, and unless otherwise indicated, all such amounts and corresponding conversion price or exercise price data set forth in this prospectus have been adjusted to give effect to such assumed reverse stock split.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares that we are offering will be approximately $9,862,400 (or approximately $11,628,800 if the underwriter exercises its option to purchase additional shares of common stock from us in full), based on an assumed public offering price of $4.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the underwriting discounts and commissions and estimated offering expenses. We will not receive any of the proceeds from the sale of our common stock by the Selling Stockholders. We anticipate paying approximately $2,750,000 for repayment of debt, $3,000,000 to fund additional acquisitions, and approximately $1,000,000 for working capital and general corporate purposes. We currently have no agreements or commitments for any acquisitions and no guarantee can be made that we will make such acquisitions in the future. The repayment of debt of approximately $2,750,000 is to satisfy, in part, principal and interest remaining under the amended and restated convertible promissory note payable to the Buckhout Charitable Remainder Trust (controlled by Laurie Buckhout, an executive officer and a member of the Board of Directors) in the principal amount of $3,709,617, which has a per annum interest rate of five percent (5%) and a maturity date of September 30, 2024.

Each $0.10 increase or decrease in the assumed public offering price of $4.00 per share would increase or decrease our net proceeds from this offering by approximately $246,560, assuming that the number of shares offered by us remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. An increase or decrease of 1,000,000 in the number of shares offered by us would increase or decrease our net proceeds from this offering by approximately $3,680,000 assuming no change in the assumed public offering price per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We do not expect that a change in the offering price or the number of shares by these amounts would have a material effect on our intended uses of the net proceeds from this offering, although it may impact the amount of time prior to which we may need to seek additional capital.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. The amount and timing of our actual expenditures will depend on numerous factors, including our ability to integrate the acquisitions previously purchased, sales and marketing activities and the amount of cash generated or used by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion and flexibility in the application of the net proceeds. Pending these uses, the proceeds will be invested in short-term bank deposits.

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MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market and Other Information

The following table sets forth the quarterly high and low sales price of our common stock on the OTC Pink for the two most recent calendar years. These prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

Period	High	Low
Calendar Year 2022:
First Quarter	$4.97	$2.72
Second Quarter	5.73	3.40
Third Quarter	5.60	3.40

Calendar Year 2021:
First Quarter	$2.80	$1.30
Second Quarter	7.60	2.02
Third Quarter	6.78	4.00
Fourth Quarter	5.38	3.00

Calendar Year 2020:
First Quarter	$2.50	$1.30
Second Quarter	2.60	1.10
Third Quarter	2.50	1.62
Fourth Quarter	2.40	1.24

Listing

Our common stock is currently quoted on the OTC Pink Marketplace operated by OTC Markets Group Inc. (the “OTC Pink”) under the trading symbol “ONOV”. Our common stock has been approved for listing on the NYSE American under the symbol “CTM”.

Immediately following the offering, we expect to have one class of common stock outstanding. As of September 27, 2022, there were approximately 269 registered holders of record of our common stock, and the last reported sale price of our common stock on the OTC Pink was $3.90 per share. The number of registered holders does not include shares held in brokerage accounts. OTC Pink does not constitute an established stock exchange. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Dividend Policy

To date, we have not paid any dividends on our common stock and do not anticipate paying any dividends in the foreseeable future. The declaration and payment of dividends on the common stock is at the discretion of our Board and will depend on, among other things, our operating results, financial condition, capital requirements, contractual restrictions or such other factors as our Board may deem relevant. We currently expect to use all available funds to finance future acquisitions and the future development and expansion of our business and do not anticipate paying dividends on our common stock in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

As of September 27, 2022, there were 2,500,000 shares authorized under the Castellum, Inc. 2021 Stock Incentive Plan (the “Stock Incentive Plan”). Options granted in the future under the Stock Incentive Plan are within the discretion of our CEO.

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CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of June 30, 2022. Such information is set forth on the following basis:

•	actual basis; and

•

on a pro forma as adjusted basis, giving further effect to significant transactions in connection with the Offering as follows and which are each identified by the following (a) through (j) letters in the Proforma As Adjusted (Unaudited) column of the table set forth on the following page:  (a) the issuance of 2,680,000 at an estimated price of  an assumed offering price of $ 4.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, net of an estimated 8% commission for a total of $9,862,400; (b) the payment of $2,709,617 under the Amended BCR Trust Note; (c) recognition of the amortization of discounts to the BCR Trust ($776,441); (d) the conversion of $1,000,000 of the principal amount outstanding under the Amended BCR Trust Note into 3,846,154 shares of common stock at $0.26 per share; (e) conversion of 3,054,000 shares of our Series B preferred stock outstanding immediately prior to this offering into 15,270,000 shares of common stock concurrently with this offering; and (f) recognition of reduction in common stock at par value resulting from the Reverse Stock Split since par value per share will not change from $0.0001 after the Reverse Stock Split .

The information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the related notes appearing elsewhere in this prospectus. The share and per share information in the following table does not reflect the proposed Reverse Stock Split of the outstanding common stock that is expected to occur immediately following the effectiveness of the registration statement of which this prospectus forms a part.

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	Actual (Unaudited) June 30, 2022	Proforma As Adjusted (Unaudited)
Cash	$2,057,752	$9,210,535	a,b
Long term debt, including current portions:
Convertible Promissory Notes - Related Parties	338,543	-	b,c,d
Convertible Promissory Notes	461,026	461,026
Notes Payable	7,971,509	7,971,509
Note Payable - Related Party	400,000	400,000
Revolving Credit Facility	300,025	300,025
Due to Seller	651,003	651,003
Total debt	10,122,106	9,783,563
Total liabilities	14,314,883	13,976,340
Stockholders’ Equity
Preferred stock, 50,000,000 shares authorized
Series A, par value $0.0001; 10,000,000 shares authorized; 5,875,000 issued and outstanding as of June 30, 2022	588	588
Series B, par value $0.0001; 10,000,000 shares authorized; 3,075,000 issued and outstanding as of June 30, 2022	307	2	e
Series C, par value $0.0001; 10,000,000 shares authorized; 770,000 issued and outstanding as of June 30, 2022	77	77
Common stock, par value $0.0001; 3,000,000,000 shares authorized, 495,762,646 shares issued and outstanding as of June 30, 2022, 46,584,286 shares issued and outstanding on a proforma as adjusted basis	49,576	4,658	a,d,e,f
Additional paid in capital	36,329,735	47,237,358	a,d,e,f
Accumulated deficit	(17,246,906)	(20,617,980)	c
Total Stockholders’ equity	19,133,377	26,624,703
Total Capitalization	$29,255,483	$36,408,266

Each $0.10 increase or decrease in the assumed public offering price of $4.00 per share would increase or decrease, as applicable, our cash, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $246,560, assuming that the number of shares offered by us remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each increase or decrease of 1,000,000 shares to the shares offered by us in the offering would increase or decrease the amount of our cash and total stockholders’ equity by approximately $3,680,000, assuming a public offering price of $4.00 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The above discussion and table is based on 495,762,646 (24,788,133 on a 1-20 Reverse Stock Split basis) outstanding shares of common stock as of June 30, 2022 and excludes:

•

10,730,769 shares of common stock issuable upon the conversion of approximately $2,790,000 of principal and accrued interest outstanding under the amended and restated convertible promissory note payable to the Buckhout Charitable Remainder Trust to be repaid with the proceeds of this offering;

•	2,500,000 shares of common stock reserved for future issuance under the Stock Incentive Plan;

•	5,025,000 shares of common stock reserved for issuance upon the exercise of stock options;

•	3,522,585 shares of common stock reserved for issuance upon the exercise of warrants;

•	the exercise of the underwriters’ over-allotment option to purchase additional shares; and

•	the exercise of the warrants to be issued to the representative of the underwriters in connection with this offering as described in the “Underwriting — Underwriter Warrants” section of this prospectus.

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Immediately following the effectiveness of the registration statement of which this prospectus forms a part, we expect to effect the Reverse Stock Split. No fractional shares of the Company’s common stock will be issued as a result of the Reverse Stock Split, except if the stockholder has less than one share then they shall receive a cash payment for such fractional share. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

DILUTION

If you invest in our securities, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share you pay in this offering and the as adjusted net tangible book value per share of common stock immediately following this offering.

Net tangible book value per common share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Our net tangible book value as of June 30, 2022 was approximately ($4,030,139) or ($0.16) per share of common stock, based upon 24,788,132 shares of common stock outstanding.

After giving effect to significant transactions in connection with the offering as described on page 35, “Capitalization” and giving further effect to the sale of shares of common stock in this offering, at the assumed public offering price of $4.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the underwriting discount and commission and our estimated offering expenses, our as adjusted net tangible book value as of June 30, 2022 would have been $3,461,187 or $0.07 per share. This represents an immediate increase in net tangible book value (deficit) of $0.24 per share to existing stockholders and an immediate dilution of $3.93 per share to new investors purchasing shares in the offering. If the public offering price is higher or lower than the assumed public offering price, the dilution to new investors will be greater or lower, respectively.

The following table illustrates this per share dilution:

Assumed public offering price per share		$4.00
Net tangible book value (deficit) per share as of June 30, 2022	$(0.16)

Increase in net tangible book value per share attributable to this offering	0.24
Pro forma as adjusted net tangible book value per share after this offering		0.07
Dilution in net tangible book value per share to new investors		$3.93

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If the underwriter’s overallotment option is exercised in full, the pro forma as adjusted net tangible book value following the offering will be $0.11 per share, and the dilution to new investors in the offering will be $3.89 per share.

A $0.10 increase (decrease) in the assumed public offering price of $4.00 per share would result in an incremental increase (decrease) in our pro forma as adjusted net tangible book value of approximately $246,560 or approximately $0.01 per share, and would result in an incremental increase (decrease) in the dilution to new investors of approximately ($0.01) per share, assuming that the number of shares of our common stock sold by us in this offering remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of shares of common stock we are offering in this offering. An increase (decrease) of 1,000,000 shares in the estimated number of shares of common stock sold by us in this offering would result in an incremental increase (decrease) in our as adjusted net tangible book value of approximately $3,680,000, or approximately $0.08 per share, and would result in an incremental increase (decrease) in the dilution to new investors of ($0.08) per share, assuming that the assumed public offering price of the common stock remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The following table shows, as of September 27, 2022, on a pro forma as adjusted basis, the number of shares of our common stock purchased from us, the total consideration paid to us and the average price paid per share by officers, directors, and affiliated persons and by new investors purchasing common stock in this offering at an assumed initial public offering price of $4.00 per share (the midpoint of the estimated price range set forth on the cover of this prospectus), before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us:

	Shares Purchased		Total Consideration		Weighted- Average
					Price Per
	Number	Percent	Amount	Percent	Share
Officers, directors, and affiliated persons(1)	42,360,228	94.0%	$10,681,694	49.9%	$0.26

Investors participating in this offering	2,680,000	6.0%	$10,720,000	50.1%	4.00
Total	45,040,228	100.0%	21,401,694	100.0%	$0.48

(1)	Includes 10,730,769 shares of common stock that would be issuable upon the conversion of approximately $2,790,000 of principal and accrued interest outstanding under the amended and restated convertible promissory note payable to the Buckhout Charitable Remainder Trust to be repaid with the proceeds of this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with the “Summary Statements of Operations Data” and our consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus. This discussion and analysis contain forward-looking statements reflecting our management’s current expectations that involve risks, uncertainties, and assumptions. Our actual results and the timing of events may differ materially from those described in or implied by these forward-looking statements due to a number of factors, including those discussed below and elsewhere in this prospectus particularly on page 12 entitled “Risk Factors”.

The share and per share information in the following discussion does not reflect the proposed Reverse Stock Split of the outstanding common stock expected to occur immediately following the effectiveness of the registration statement of which this prospectus forms a part.

Business Overview

Castellum, Inc. is focused on acquiring and growing technology companies in the areas of IT, electronic warfare, information warfare, information operations and cybersecurity with businesses in the governmental and commercial markets. Services include intelligence analysis, software development, software engineering, program management, strategic and mission planning, information assurance, cybersecurity and policy support, and data analytics. These services are applicable to customers in the Federal government, financial services, healthcare, and other users of large data applications. They can be delivered to on-premise enclaves or customers who rely upon cloud-based infrastructures. The Company has worked with multiple business brokers and contacts within their business network to identify potential acquisitions. Due to our success in completing six acquisitions over the previous three years and given our executive officers and key management member’s networks of contacts in the IT, telecom, cybersecurity, and defense sectors, we believe that we are well positioned to continue to execute our business strategy given a pipeline of identified and prequalified acquisition targets. Because of our executive officers and key management member’s prior experience growing businesses organically, we believe that we are well positioned to grow our existing business via internal growth as well. The Company has developed a qualified business opportunity pipeline of over $400 million.

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Our primary customers are agencies and departments of the U.S. Federal, state and local governments. Our expertise and technology support national security missions and government modernization for intelligence, defense, and federal civilian customers. The demand for our expertise and technology, in large measure, is created by the increasingly complex network, systems, and information environments in which governments and businesses operate, the global geo-political conditions impacting national security, and by the need to stay current with emerging technology while increasing productivity, enhancing security, and ultimately, improving performance.

We provide expertise and technology to enterprise and mission customers in support of national security missions and government modernization/transformation. Due to the nature of the work being executed for the USG the budgets continue to grow in support of the national security imperatives that are bipartisan. The majority of contracted work is operational in nature and is funded on an on-going basis.

Company leadership and our Board are well aware of the challenge our military will face in the future, from peer and near peer competitors, and that innovation will be necessary to maintain our military as the world’s premier defense force with overwhelming offensive force should that be necessary. To address military needs, our plan is to develop business teams that can undertake the larger system developments and provide superior technology services. Smaller business teams will also be created to evolve new technology and processes which will enable and improve our military effectiveness with these teams having the ability to provide advanced capabilities quickly and affordably. Our objective is to become a trusted partner in assisting our military to maintain superiority when compared to other forces. As innovation and new military processes are evolved and proven, solutions will be offered to avail these enhancements government wide. These will assist in introducing new levels of government service while reducing cost to the taxpayer.

To achieve Castellum’s objectives, the following solutions are offered:

•	Enterprise – We provide capabilities that enable the internal operations of a government agency. This includes digital solutions, such as business systems, agency-unique applications, investigative solutions, and enterprise IT. For example, Castellum customizes, implements, and maintains commercial-off-the-shelf (“COTS”) and customer enterprise resource planning (“ERP”) systems. This includes, financial, human capital, and supply chain management systems. Castellum also designs, integrates, deploys, and sustains enterprise-wide IT systems in a variety of models.

•	Mission – Castellum provides capabilities that enable the execution of a government agency’s primary function, or “mission”. For example, we support strategic and tactical mission customers with capabilities in areas such as command and control, communications, intelligence collection and analysis, signal intelligence (“SIGINT”), electronic warfare (“EW”), and cyber operations. Castellum develops tools and offerings in an open, software-defined architecture with multi-domain and multi-mission capabilities.

•	Expertise – Castellum provides expertise to both enterprise and mission customers. For enterprise customers, we deliver talent with the specific technical and functional knowledge to support internal agency operations. And for mission customers, we deliver talent with technical and domain knowledge to support the execution of an agency’s mission. We also deliver actionable intelligence through multi-source collection, aggregation, and analysis.

•	Technology – Castellum delivers technology to both enterprise and mission customers. For enterprise customers, technology includes developing and implementing digital solutions (business systems, agency-unique applications) and end-to-end enterprise IT systems. We continually advance infrastructure through migration to the cloud network modernization, active cyber defense, and the application of data operations and analytics. For mission customers, technology includes developing and deploying multi-domain offerings for signals intelligence, resilient communications, fee space optical communications, electronic warfare, and cyber operations. Castellum invests ahead of customer needs with research and development to generate unique intellectual property and differentiated technology addressing critical national security mission needs.

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Our Markets

We provide our expertise and technology to our domestic and international customers in the following market areas:

•	Digital Solutions – Castellum transforms how government does business. We modernize enterprise and agency-unique applications, enterprise infrastructure, and business processes to enhance productivity and increase user satisfaction. We use data analytics and visualization to provide insights and outcomes that optimize our customer’s operations.

•	C4ISR, Cyber & Space – Castellum teams ensure information superiority by delivering multi-domain command, control, communications, and computer (“C4”) technology and networks. Our software-defined, full-spectrum cyber, electronic warfare, and counter-unmanned aircraft systems (“C-UAS”) solutions provide electromagnetic spectrum advantage and deliver precision effects against national security threats. We are at the forefront of developing technologies that meet the challenges of 5G wireless communications both on and off the battlefield, millimeter wave, and the use of lasers for free space optical communications and long-range sensing.

•	Engineering Services – Castellum provides platform integration, modernization, and sustainment; system engineering; naval architecture; training and simulation services; and logistics engineering to help our customers achieve a decisive tactical edge. We enhance platforms to improve situational awareness, mobility, interoperability, lethality, and survivability. We conduct software vulnerability analysis and harden technology to protect against malicious actors. Our platform-agnostic, mission-first approach ensures optimal performance, so our nation’s forces can overmatch our adversaries.

•	Enterprise IT – Castellum amplifies efficiency with unmatched expertise and next-generation technology. We design, implement, protect, and manage secure enterprise IT solutions for Federal, state, and local agencies to optimize efficiency, enhance performance, and ensure end-user satisfaction.

•	Mission support –Castellum specializes in planning and intelligence support for Information Warfare/Information Operations (“IW/IO”). The Company develops IW/IO plans, exercises, doctrine, and training for the Military Services and the Combatant Commands in domestic and deployed overseas locations. Our intelligence support ensures continuous advances in collection, analysis, and dissemination to optimize decision-making. Castellum also has linguists and cultural advisors who provide clients with insights into the history, media consumption, and cultural nuances of target audiences to maximize the effectiveness of communications plans and ensure mission success.

Strengths and Strategy

Extensive Sector Knowledge and Advanced Technology. We primarily offer our expertise and technology to defense, intelligence, and civilian agencies of the U.S. Federal, state and local governments. Our work for USG agencies may combine a wide range of skills drawn from our expertise and technology. For example, Castellum performs software development and virtualization of infrastructure services for the U.S. Navy. We maintain and monitor government owned data centers. We are subject matter experts in Electronic and Electromagnetic warfare. We perform advanced data analytics on litigation data in support of the DoJ. Lastly, through the Company’s IW/IO operations, Castellum provides key services to governments of other nations.

International Presence. We have previously supported international clients in Australia and other foreign countries and believe that future opportunities for providing our services internationally is growing given current record nominal levels of global spending on defense and the continued rising threat from cybersecurity breaches.

Deep-Seated Government Relationships. To effectively perform on our existing customer contracts and secure new customer contracts with the U.S. Federal, state and local governments, we must maintain expert knowledge of agency policies, operations and challenges. We combine this comprehensive knowledge with expertise and technology for our enterprise and mission customers. Our capabilities provide us with opportunities either to compete directly for, or to support other bidders in competition for multi-million dollar and multi-year award contracts from the U.S. Federal, state and local governments.

Complementary Product and Service Offerings. We have strategic business relationships with several companies associated with the IT industry which have business objectives compatible with ours and offer complementary products and services. We intend to continue development of these kinds of relationships wherever they support our growth objectives. Some of these business relationships have ultimately led to Castellum acquiring the teaming partner firm.

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Our marketing and new business development is conducted by many of our officers and managers including the CEO, COO, executive officers, and other key managers. We employ business development, capture and proposal writer professionals who identify and qualify major contract opportunities, primarily in the USG market and submit bids for those opportunities.

Much of our business is won through submission of formal competitive bids. Government and commercial customers typically base their decisions regarding contract awards on their assessment of the quality of past performance, compliance with proposal requirements, price, and other factors. The terms, conditions, and form of government contract bids, however, are in most cases specified by the customer. In situations in which the customer-imposed contract type and/or terms appear to expose us to inappropriate risk or do not offer us a sufficient financial return, we may seek alternative arrangements or opt not to bid for the work. Essentially all contracts with the USG, and many contracts with other government entities, permit the government customer to terminate the contract at any time for the convenience of the government or for default by the contractor. None of Castellum’s subsidiaries have had contract work terminated for non-performance. Although we operate under the risk of such terminations with the potential to have a material impact on operations, they are not common. Additionally, as with other government contractors, our business is subject to government customer funding decisions and actions that are beyond our control.

Our contracts and subcontracts are composed of a wide range of contract types, including FFP, CPFF, T&M, labor hour, IDIQ and GWACS such as GSA schedule contracts. This broad array of contracts and contract structures provides our government clients with many avenues to procure Castellum’s service and technology offerings.

In the year ending December 31, 2021, the top three revenue-producing contracts, some of which consist of multiple task orders, accounted for sixty percent (60%) of our revenue, or $15,058,925.

Corporate History and Business Acquisitions

The Company was incorporated in Nevada on September 30, 2010 under the name Passionate Pet, Inc. and in January 2013 changed its name to Firstin Wireless Technology, Inc. In March 2015 the Company changed its name to BioNovelus, Inc.

Bayberry Acquisition Corporation, a Nevada corporation (“Bayberry”) was incorporated on October 24, 2018 and primarily owned and controlled by Jay Wright and Mark Fuller. On June 12, 2019, the Company acquired all of the stock of Bayberry in consideration for 22,145 shares of the Company’s common stock and 3,610,000 Series B preferred shares (the “Bayberry Acquisition”). The transaction was accounted for as a reverse merger. As a result, Bayberry was considered the accounting acquirer. On February 23, 2021 Bayberry was dissolved with the Nevada Secretary of State as it was non-operational after the merger with the Company.

On November 21, 2019, we entered into a Securities Purchase Agreement to acquire all of the membership interests of Corvus Consulting, LLC, (“Corvus”), a Virginia limited liability company from the BCR Trust for total consideration of $9,587,279.

Corvus provides scientific, engineering, technical, operational support, and training services to USG and commercial clients. Corvus focuses on cyberspace operations, electronic warfare, information systems, intelligence, and joint/electromagnetic spectrum operations. The specialties of Corvus range from high level policy development and congressional liaison to requirements analysis, COTMLPF-p development assistance and design services for hardware and software systems fulfilling the mission needs of the Department of Defense and Intelligence Communities. The Company accounted for this acquisition as a business combination whereby Corvus became a 100% owned subsidiary of the Company.

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On December 26, 2019, following our acquisition of Corvus, we changed our name from BioNovelus, Inc. to Castellum, Inc.

On December 31, 2020, we entered into an Agreement and Plan of Merger (the “MFSI Merger Agreement”) by and among MFSI Merger Sub, a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Mainnerve Federal Services, Inc., a Delaware Corporation (“MFSI”), and the principal stockholders of Mainnerve (“MFSI Stockholders”). MFSI provides services in data security and operations for U.S. Army, U.S. Navy and Intelligence Community clients, and currently works as a software engineering/development, database administration and data analytics subcontractor. At the effective time of the MFSI Merger Agreement, the Merger Sub was merged with and into MFSI, whereupon the separate existence of Merger Sub ceased and MFSI continued as the surviving corporation. The acquisition was accounted for as a business combination whereby MFSI became a 100% owned subsidiary of the Company. The aggregate consideration transferred to MFSI consisted of 864,023 shares of common stock of the Company.

On August 5, 2021, we entered into an Agreement and Plan of Merger by and among Merrison Merger Sub, Inc., a Delaware corporation (the “Merrison Merger Sub”), Merrison Technologies LLC, a Virginia limited liability company (“Merrison”) and Andrew Merriman, the sole owner of the Merrison membership interests, whereby we acquired all of the membership interests of Merrison. Merrison is a government contractor with expertise in software engineering, system integration, data analytics, and IT services. At the effective time Merrison Merger Sub was merged with and into Merrison, whereupon the separate existence of Merrison Merger Sub ceased and Merrison continued as the surviving corporation. The acquisition was accounted for as business combination whereby Merrison became a 100% owned subsidiary of the Company. The aggregate consideration transferred to Merrison consisted of (i) 500,000 shares of the Company’s common stock, and (ii) cash in the amount of $22,283.

On August 12, 2021, we entered into an Agreement and Plan of Merger with KC Holdings Company, Inc., a Delaware corporation (“Holdco”), Specialty Systems, Inc., a New Jersey corporation and wholly owned subsidiary of Holdco (“SSI”) and Emil Kaunitz (“Kaunitz”) and William Cabey (“Cabey”, and the “SSI Merger Agreement”). Kaunitz and Cabey were the stockholders of SSI at the time of the acquisition. SSI is a New Jersey based government contractor that provides critical mission support to the U.S. Navy at Joint Base McGuire-Dix-Lakehurst in the areas of software engineering, cyber security, systems engineering, program support, and network engineering. At the effective time Holdco was merged with and into SSI whereupon the separate existence of Holdco ceased, and SSI continued as the surviving corporation. The acquisition was accounted for as a business combination whereby SSI became a 100% wholly owned subsidiary of the Company. The aggregate consideration transferred to SSI consisted of (i) cash in the amount of $4,800,000, (ii) a note to Emil Kaunitz in the principal amount of $400,000 (the “Kaunitz Note”), and (ii) 2,632,145 shares of the common stock of the Company.

On October 22, 2021 the Company, SSI and The Albers Group, LLC (“Albers”) entered into a Business Acquisition Agreement (“Albers Agreement”) to acquire certain business assets that represented certain contracts at Pax River Naval Base from The Albers Group, LLC (“Pax River”) which closed on November 16, 2021 (“Pax River Acquisition”). The purchase price consisted of (i) 481,250 shares of common stock of the Company, and (ii) $200,000 in cash to be paid upon satisfaction by Albers with certain other contractual conditions. The Pax River Acquisition was accounted for as an asset acquisition. On January 28, 2022, the parties entered into an amendment to the Albers Agreement to modify the timeline for payment of the cash consideration and to require the amount to be paid in monthly installments of $20,000 commencing February 10, 2022.

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On February 11, 2022, we entered into a Business Acquisition Agreement with LSG, a Virginia limited liability company to acquire substantially all of the assets and assume certain liabilities of LSG. LSG provides USG and private sector clients with a wide range of national security, strategic communication, and management consulting services. The purchase price, which is subject to a working capital adjustment, consisted of (i) 600,000 shares of the Company’s common stock issued at closing and 25,000 shares to be issued on or about six months from the date of the closing in connection with the estimated closing working capital adjustment, and (ii) $250,000 in cash on the closing date, $250,000 to be paid on the date that is six months from the closing date, and $280,000 to be paid on or before December 31, 2022.

Principles of Consolidation/GAAP

The financial statements included herein have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). All amounts in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are expressed in U.S. dollars.

The consolidated financial statements include the accounts of Castellum and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Castellum is a holding company that owns 100% of Corvus, MFSI, Merrison, and SSI.

We apply the guidance of Topic 805 Business Combinations of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (“ASC”).

We accounted for these acquisitions as business combinations and the difference between the consideration paid and the net assets acquired was first attributable to identified intangible assets and the remainder of the difference was applied to goodwill.

Segment Information

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 280, Segment Reporting, establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance. Our CODM is our Chief Executive Officer, who currently reviews the financial performance and the results of operations of our operating subsidiaries on a consolidated basis when making decisions about allocating resources and assessing performance of our Company. Each of our subsidiaries is operated under the same senior management of our Company, the same operational resources support individual locations and contracts, and our CODM views the operations of our subsidiaries as a whole for making business decisions. Accordingly, we currently consider ourselves to be in a single reporting segment for reporting purposes.

As we are still in the early stages of developing our Company, we continue to manage our subsidiaries within this single reporting segment. As our Company matures and management evolves, we will continue to evaluate additional segment disclosure requirements.

Components of Our Results of Operations

Revenues

We account for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers. Our revenues are primarily derived from services provided to the U.S. Federal, state and local governments. We enter into agreements with customers to create enforceable rights and obligations and for which it is probable that we will collect the consideration to which it will be entitled as services and solutions are transferred to the customer. We also evaluate whether two or more agreements should be accounted for as one single contract.

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When determining the total transaction price, we identify both fixed and variable consideration elements within the contract. We estimate variable consideration as the most likely amount to which we expect to be entitled limited to the extent that it is probable that a significant reversal will not occur in a subsequent period.

At contract inception, we determine whether the goods and services to be provided are to be accounted for as a single performance obligation or as multiple performance obligations. For most contracts, the customers require us to perform several tasks in providing an integrated output, and accordingly, each of these contracts are deemed as having only one performance obligation. When contracts are separated into multiple performance obligations, we allocate the total transaction price to each performance obligation based on the estimated relative standalone selling prices of the promised services underlying each performance obligation.

This evaluation requires us to exercise professional judgment, and it may impact the timing and pattern of revenue recognition. If multiple performance obligations are identified, we generally use the cost plus a margin approach to determine the relative standalone selling price of each performance obligation. We do not assess whether a contract contains a significant financing component if we expect, at contract inception, that the period between when payment by the client and the transfer of promised services to the client will be less than one year.

We currently generate our revenue from three different types of contractual arrangements: CPFF, FFP and T&M contracts. We generally recognize revenue over time as control is transferred to the customer, based on the extent of progress towards satisfaction of the performance obligation. The selection of the method used to measure progress requires judgment and is dependent on the contract type and the nature of the goods or services to be provided.

For CPFF contracts, we use input progress measures to derive revenue based on hours worked on contract performance as follows: direct costs plus DCAA-approved provisional burdens plus fee. The provisional indirect rates are adjusted and billed at actual at year end. Revenue from FFP contracts is generally recognized ratably over the contract term, using a time-based measure of progress, even if billing is based on other metrics or milestones, including specific deliverables. For T&M contracts, we use input progress measures to estimate revenue earned based on hours worked on contract performance at negotiated billing rates, plus direct costs and indirect cost burdens associated with materials and the direct expenses incurred in performance of the contract.

These arrangements generally qualify for the “right-to-invoice” practical expedient where revenue is recognized in proportion to billable consideration. FFP Level-Of-Effort contracts are substantially similar to T&M contracts except that we are required to deliver a specified level of effort over a stated period. For these contracts, we estimate revenue earned using contract hours worked at negotiated bill rates as we deliver the contractually required workforce.

Revenue generated by contract support service contracts is recognized over time as services are provided, based on the transfer of control. Revenue generated by FFP contracts is recognized over time as performance obligations are satisfied. Most contracts do not contain variable consideration and contract modifications are generally minimal. For these reasons, there is not a significant impact of electing these transition practical expedients.

Revenue generated from contracts with U.S. Federal, state, and local governments from these contracts is recorded over time, rather than at a point in time. Under the contract support services contracts, we perform software design work as it is assigned by the customer, and bill the customer, generally semi-monthly, on either a CPFF or T&M basis, as labor hours are expended. Certain other government contracts for software development have specific deliverables and are structured as FFP contracts, which are generally billed as the performance obligations under the contract are met. Revenue recognition under FFP contracts require judgment to allocate the transaction price to the performance obligations. Contracts may have terms up to five years.

Contract accounting requires judgment relative to assessing risks and estimating contract revenue and costs and assumptions for schedule and technical issues. Due to the size and nature of contracts, estimates of revenue and costs are subject to a number of variables. For contract change orders, claims or similar items, judgment is required for estimating the amounts, assessing the potential for realization, and determining whether realization is probable. Estimates of total contract revenue and costs are continuously monitored during the term of the contract and are subject to revision as the contract progresses. From time to time, facts develop that require revisions of revenue recognized or cost estimates. To the extent that a revised estimate affects the current or an earlier period, the cumulative effect of the revision is recognized in the period in which the facts requiring the revision become known.

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Cost of Revenues

Cost of Revenues include direct costs incurred to provide goods and services related to contracts, specifically labor, contracted labor, materials, and other direct costs, which includes rent, insurance, and software licenses. Cost of Revenues related to contracts is recognized as expense when incurred or at the time a performance obligation is satisfied.

Gross Profit and Gross Profit Margin

Our gross profit comprises our revenues less our cost of revenues. Gross profit margin is our gross profit divided by our revenues.

Operating Expenses

Our operating expenses include indirect costs, overhead, and general and administrative expenses.

•	Indirect costs consist of expenses generally associated with bonuses and fringe benefits, including employee health and medical insurance, 401k matching contributions, and payroll taxes.

•	Overhead consists of expenses associated with the support of operations or production, including labor for management of contracts, operations, training, supplies, and certain facilities to perform customer work.

•	General and administrative expenses consist primarily of corporate and administrative labor expenses, administrative bonuses, legal expenses, IT expenses, and insurance expenses.

Realized Gain On Investment

Realized gain on investment related to a sale of an investment in a private company held by MFSI.

Change in Fair Value of Derivative Liabilities

Derivatives are recorded on the consolidated balance sheet at fair value. The conversion features of certain of the convertible instruments are embedded derivatives and are separately valued and accounted for on the consolidated balance sheet with changes in fair value recognized during the period of change as a separate component of other income/expense. Valuations derived from various models are subject to ongoing internal and external verification and review. The model used incorporates market-sourced inputs such as interest rates and stock price volatilities. Selection of these inputs involves management’s judgment and may impact net income (loss).

The issuance of the July 2017 FASB ASU 2017-11, “Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815),” addresses the complexity of accounting for certain financial instruments.

Under current GAAP, an equity-linked financial instrument that otherwise is not required to be classified as a liability under the guidance Topic 480 is evaluated under the guidance in Topic 815, “Derivatives and Hedging,” to determine whether it meets the definition of a derivative. If it meets that definition, the instrument (or embedded feature) is evaluated to determine whether it is indexed to an entity’s own stock as part of the analysis of whether it qualifies for a scope exception from derivative accounting.

Generally, for warrants and conversion options embedded in financial instruments that are deemed to have a debt host (assuming the underlying shares are readily convertible to cash or the contract provides for net settlement such that the embedded conversion option meets the definition of a derivative), this results in a reporting entity being required to classify the freestanding financial instrument or the bifurcated conversion option as a liability, which the entity must measure at fair value initially and at each subsequent reporting date.

The amendments in this Update revise the guidance for instruments with embedded features in Subtopic 815-40, “Derivatives and Hedging—Contracts in Entity’s Own Equity,” which is considered in determining whether an equity-linked financial instrument qualifies for a scope exception from derivative accounting.

 Interest Expense, Net of Interest Income

Interest expense consists of interest paid to service our convertible promissory notes which include the Amended BCR Trust Note, the Term Loan Promissory Note payable to Live Oak Banking Company, two promissory notes payable to Robert Eisiminger, the note payable to Emil Kaunitz, and the note payable to CCF net of interest earned from investments.

Income Tax (Provision) Benefit

Income taxes are accounted for under the asset and liability method. The current charge for income tax expense is calculated in accordance with the relevant tax regulations applicable to the entity. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Differences between statutory tax rates and effective tax rates relate to permanent tax differences.

We follow ASC 740-10 Accounting for Uncertainty in Income Taxes. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on a quarterly basis.

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Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax reporting purposes, net operating loss carryforwards, and other tax credits measured by applying currently enacted tax laws. When necessary, a valuation allowance is provided to reduce deferred tax assets to an amount that is more likely than not to be realized.

We file income tax returns in the U.S. Federal tax jurisdiction and various state tax jurisdictions. The Federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed. We have filed our 2020 Federal and state tax returns and have obtained extensions to file for our 2021 Federal and state tax returns.

Results of Operations

The following tables set forth a summary of our consolidated results of operations for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

Note that in the first and second tables below representing results of operations for the three months and six months ended June 30, 2022 and 2021, respectively, results attributed to acquisitions include the results of Merrison, SSI, and LSG as they were acquired after Q2 2021. In the third table representing the result of operations for the years ended December 31, 2021 and 2020, results attributed to acquisitions include the results of MFSI, Merrison, and SSI as they were all acquired in 2021; results attributed to LSG are not included in this table as it was acquired in 2022 (Q2).

	Three Months Ended June 30, (unaudited)
	2022		2021
Revenues	11,055,251	100.0%	4,187,848	100.0%
Cost of revenues	6,368,918	57.6%	2,382,411	56.9%
Gross profit	4,686,333	42.4%	1,805,437	43.1%
Operating expenses
Indirect costs	3,598,611	32.6%	370,686	8.9%
Overhead	340,572	3.1%	94,453	2.3%
General and administrative	3,493,605	31.6%	1,882,247	44.9%
Total operating expenses	7,432,788	67.2%	2,347,386	56.1%
Loss from operations before other income (expense)	(2,746,455)	-24.8%	(541,949)	-12.9%
Other Income (Expense)
Realized gain on investment	-	0.0%	38,851	0.9%
Gain on disposal of fixed assets	303	0.0%	-	0.0%
Change in fair value of derivative liabilities	(173,000)	-1.6%	-	0.0%
Interest expense, net of interest income	(911,975)	-8.2%	(600,619)	-14.3%
Total other income (expense)	(1,084,672)	-9.8%	(561,768)	-13.4%
Profit (Loss) from operations before income taxes	(3,831,127)	-34.7%	(1,103,717)	-26.4%
Income tax (provision) benefit	(893,422)	-8.1%	276,475	6.6%
Net loss	(4,724,549)	-42.7%	(827,242)	-19.8%
Less: Preferred Stock Dividends	29,626	0.3%	-	0.0%
Net loss to common shareholders	(4,754,175)	-43.0%	(827,242)	-19.8%

47

Revenues

Revenues were $11,055,251 for the three months ended June 30, 2022 as compared to $4,187,848 for the three months ended June 30, 2021. This $6,867,403 increase was primarily driven by the contribution from acquisitions completed in Q3 and Q4 of 2021 and Q2 of 2022. Incremental contributions from those acquisitions were $7,211,831, which was offset slightly by a $344,428 reduction in organic sales, which were $3,843,420.

Cost of revenues

Cost of revenues was $6,368,918 for the three months ended June 30, 2022 as compared to $2,382,411 for the three months ended June 30, 2021. This $3,986,507 increase was driven primarily by the cost to perform the contract obligations arising from acquisitions noted above, accounting for $4,259,474 of the total increase, which was offset slightly by a $272,967 reduction in organic costs. As a percentage of revenues, cost of revenues was 57.6% for the three months ended June 30, 2022 (54.9% for organic and 59.1% for acquisition activity), an increase of 0.7% from 56.9% for the three months ended June 30, 2021, which resulted from a 2.0% decrease in organic cost as a percentage of revenues and the higher overall cost as a percentage of revenues for acquisition activity noted above. The small overall increase in the cost of revenues as a percentage of revenue is due to a higher-cost contract mix resident at Merrison, SSI, and LSG (all related to acquisition activity) offset primarily by lower percentage costs at Corvus (legacy activity) in the 2022 period (the loss of a number of higher margin T&M contract positions that were in place during the three months ended June 30, 2021).

Gross Profit

Gross profit was $4,686,333 for the three months ended June 30, 2022 as compared to $1,805,437 for the three months ended June 30, 2021. This $2,880,896 increase was primarily driven by acquisitions, contributing $2,952,356 in total, which was offset by a $71,460 decrease in organic gross profit, for a total of $1,733,977. Gross profit margin was 42.4% for the three months ended June 30, 2022 (45.1% for organic and 40.9% for acquisition activity), a decrease of 0.7% from 43.1% for the three months ended June 30, 2021. The small decrease in gross profit is due to a lower-margin contract mix resident at Merrison, SSI, and LSG (all related to acquisition activity) offset primarily by improved margins at Corvus (legacy activity) in the 2022 period.

Operating expenses

•

Indirect costs. Indirect costs were $3,598,611 for the three months ended June 30, 2022 as compared to $370,686 for the three months ended June 30, 2021. This $3,227,925 increase was partially driven by activity from acquisitions that increased indirect costs by $1,220,278 and were 29.1% of revenue. Indirect cost related to organic or legacy activities increased by $2,107,647 to $2,478,333 and increased as a percentage of revenue from legacy activities of 8.9% to 64.5%.  This 55.6% increase is primarily due to an increase in non-cash, warrant based executive bonuses of $1,647,213 awarded primarily for the LSG acquisition, as well as an increase in vacation, holiday, and sick leave of $343,523 driven by the acquisition related increases in headcount.

•	Overhead. Overhead was $340,572 for the three months ended June 30, 2022 as compared to $94,453 for the three months ended June 30, 2021. Of this $246,119 increase, $206,270 was driven by activity from new acquisitions that were not part of the company in the comparative period. Overhead as a percentage of revenue increased to 3.1% in the three months ended June 30, 2022 from 2.3% in the three months ended June 30, 2021. This percentage increase is primarily the result of overhead from acquisitions, which was 5.4% of revenues.

•	General and administrative expenses. General and administrative (“G&A”) expenses were $3,493,605 for the three months ended June 30, 2022 as compared to $1,882,247 for the three months ended June 30, 2021. This $1,611,358 increase was partially driven by the $746,516 increase of activity from acquisitions. G&A expenses from organic activity increased by $864,843, of which $566,370 were due to increases in accounting, legal and consulting expenses primarily related to costs associated with this Offering, and $597, 258 were due to increases in stock-based compensation driven by acquisitions and related to newly hired executives. G&A as a percentage of revenue increased for organic/legacy activity to 71.5% for the three months ended June 30, 2022 from 44.9% for the three months ended June 30, 2021, G&A as a percentage of revenue for activity by acquisitions was 19.4% in the three months ended June 30, 2022, reducing the overall percentage from 44.9% in the prior year quarter to 31.6% in the current year quarter. This higher percentage from organic/legacy activities is due to the Castellum parent company incurring a higher percentage of costs referenced above (e.g., stock-based compensation and professional expenses related to this Offering relative to its revenue.)

48

Change in fair value of derivative liabilities

Change in fair value of derivative liabilities of $173,000 is exclusively related to Q2 changes in fair value recognized for warrants and an embedded conversion option related to a convertible promissory note entered into with CCH in Q2 2022.

Interest expense, net of interest income

Interest expense, net of interest income was $911,975 for the three months ended June 30, 2022 as compared to $600,619 for the three months ended June 30, 2021. This $311,356 increase was driven by $54,990 of incremental interest expense relating to an acquisition, the majority of which related to interest on the Live Oak Banking Company debt secured to acquire SSI. $230,499 of the increase related to amortization of discounts for legacy and CCF debt.

Income tax (provision) benefit

Income tax expense was $893,421 for the three months ended June 30, 2022 as compared to a benefit of $276,476 for the three months ended June 30, 2021. This $1,169,897 increase in expense was primarily the result of a full valuation allowance established in Q2 2022 due to the uncertainty of the utilization of deferred tax assets in future periods. In evaluating the Company's ability to realize the deferred tax assets, management considered all available positive and negative evidence, including cumulative historic earnings, reversal of temporary difference, projected taxable income and tax planning strategies. Due to increases in non-cash stock-based compensation resulting from the Q2 acquisition of LSG and newly hired executives, the Company concluded the forecasted income from the backlog of customer contracts would no longer be sufficient to conclude that more likely than not the originating deferred tax assets would be realizable.

Net loss and net loss to common shareholders

Net loss was $4,724,549 for the three months ended June 30, 2022 as compared to $827,242 for the three months ended June 30, 2021. This $3,897,307 increase was primarily driven by organic/legacy activity ($4,751,760, or 122% of the increase in net loss) increases in operating and nonoperating costs, as well as income tax expense, which were partially offset by acquisition related net income of $854,453.

	Six Months Ended June 30,
	2022		2021
Revenues	21,045,392	100.0%	8,209,152	100.0%
Cost of revenues	12,224,559	58.1%	4,611,714	56.2%
Gross profit	8,820,833	41.9%	3,597,438	43.8%
Operating expenses
Indirect costs	5,327,806	25.3%	774,131	9.4%
Overhead	759,542	3.6%	183,447	2.2%
General and administrative	6,335,745	30.1%	3,707,888	45.2%
Total operating expenses	12,423,093	49.6%	4,665,466	56.8%
Loss from operations before other income (expense)	(3,602,260)	-17.1%	(1,068,028)	-13.0%
Other Income (Expense)
Realized gain on investment	-	-	38,851	0.5%
Gain on disposal of fixed assets	303	0.0%	-	-
Change in fair value of derivative liabilities	(173,000)	-0.8%	-	-
Interest expense, net of interest income	(1,601,601)	-7.6%	(1,189,857)	-14.5%
Total other income (expense)	(1,774,298)	-8.4%	(1,151,006)	-14.0%
Profit (loss) from operations before benefit for income taxes	(5,376,558)	-25.5%	(2,219,034)	-27.0%
Income Tax (provision) benefit	(743,794)	-3.5%	562,260	6.8%
Net loss	(6,120,352)	-29.1%	(1,656,774)	-20.2%
Less: Preferred Stock Dividends	40,538	0.2%	-	0.0%
Net loss to common shareholders	(6,160,890)	-29.3%	(1,656,774)	-20.2%

49

 Revenues

Revenues were $21,045,392 for the six months ended June 30, 2022 as compared to $8,209,152 for the six months ended June 30, 2021. This $12,836,240 increase was primarily driven by the contribution from acquisitions completed in Q3 and Q4 of 2021 and Q2 of 2022. Incremental contributions from those acquisitions were $13,304,841, which was offset slightly by a $468,601 reduction in organic sales, which were $7,740,551.

Cost of revenues

Cost of revenues was $12,224,559 for the six months ended June 30, 2022 as compared to $4,611,714 for the six months ended June 30, 2021. This $7,612,845 increase was driven almost exclusively by the cost to perform the contract obligations arising from acquisitions noted above, accounting for $7,829,049 of the total increase. As a percentage of revenue, cost of revenue was 58.1% for the six months ended June 30, 2022 (56.8% for organic and 58.8% for acquisition activity), an increase of 1.9% from 56.2% for the six months ended June 30, 2021. The modest increase in the cost of revenues as a percentage of revenue is due to a higher-cost contract mix resident at Merrison, SSI, and LSG (all related to acquisition activity).

Gross Profit

Gross profit was $8,820,833 for the six months ended June 30, 2022 as compared to $3,597,438 for the six months ended June 30, 2021. This $5,223,395 increase was almost exclusively driven by acquisitions, contributing $5,475,792 in total, which was offset by a $252,397 decrease in organic gross profit, for a total of $3,345,041. Gross profit margin was 41.9% for the six months ended June 30, 2022 (43.2% for organic and 41.2% for acquisition activity), a decrease of 1.9% from 43.86% for the six months ended June 30, 2021. The modest decrease in gross profit margin is due to a lower-margin contract mix resident at Merrison, SSI, and LSG (all related to acquisition activity) offset primarily by modestly improved margins at Corvus (legacy activity) in the 2022 period.

Operating expenses

•	Indirect costs. Indirect costs were $5,327,806 for the six months ended June 30, 2022 as compared to $774,131 for the six months ended June 30, 2021. This $4,553,675 increase was partially driven by activity from acquisitions that increased indirect costs by $2,200,854 and were 16.5% of revenue. Indirect cost related to organic or legacy activities increased by $2,352,821 to $3,126,952 and increased as a percentage of revenue from legacy activities 9.4% to 40.4%. This 31.0% increase is primarily due to an increase in non-cash, warrant based executive bonuses of $1,683,991 awarded primarily for the LSG acquisition, as well as an increase in vacation, holiday, and sick leave of $494,442 driven by the acquisition related increases in headcount.

•	Overhead. Overhead was $759,542 for the six months ended June 30, 2022 as compared to $183,447 for the six months ended June 30, 2021. Of this $576,095 increase, $516,925 was driven by activity from new acquisitions that were not part of the company in the comparative period. Overhead as a percentage of revenue increased to 3.6% in the six months ended June 30, 2022 from 2.2% in the six months ended June 30, 2021. This percentage increase is primarily the result of activity from acquisitions which was 3.9% of revenues.

•	General and administrative expenses. General and administrative (“G&A”) expenses were $6,335,745 for the six months ended June 30, 2022 as compared to $3,707,888 for the six months ended June 30, 2021. This $2,627,857 increase was primarily driven by the $1,812,904 increase of activity from acquisitions. G&A expenses from organic activity increased by $814,953, of which $712,232 was due to increases in accounting, legal and consulting expenses primarily related to costs associated with this Offering, $687,120 was due to an increase in stock-based compensation driven by acquisitions and newly hired executives, and they were offset by a $366,934 decrease in intangible asset amortization related to the Corvus and MFSI acquisitions. G&A as a percentage of revenue increased for organic/legacy activity to 58.4% for the six months ended June 30, 2022 from 45.2% for the six months ended June 30, 2021, G&A as a percentage of revenue for activity by acquisitions was 13.6 % in the six months ended June 30, 2022, reducing the overall percentage from 45.2% in the prior year six-month period to 30.1% in the current year six-month period. This higher percentage from organic/legacy activities is due to the Castellum parent company incurring a higher percentage of costs referenced above (e.g., stock-based compensation and professional expenses related to this Offering) relative to its revenue.

 Change in fair value of derivative liabilities

Change in fair value of derivative liabilities is exclusively related to Q2 changes in fair value recognized for warrants and an embedded conversion option related to a convertible promissory note entered into with CCH in Q2 2022.

Interest expense, net of interest income

Interest expense, net of interest income was $1,601,601 for the six months ended June 30, 2022 as compared to $1,189,857 for the six months ended June 30, 2021. This $411,744 increase was driven by $114,217 of incremental interest expense relating to an acquisition, the majority of which related to interest on the Live Oak Banking Company debt secured to acquire SSI. $269,667 of the increase related to amortization of discounts for legacy and CCF debt (which was entered into on April 4, 2022). Rising interest rates are likely to increase our interest expense in the future. Specifically, each one percent (1%) increase in interest rates results in approximately $30,000 per year of additional interest expense. Such additional cost would need to be funded out of existing cash or additional financing. Future increases in interest rates are not expected to materially impact our Company’s liquidity.

Income tax (provision) benefit

Income tax expense was $743,794 for the six months ended June 30, 2022 as compared to a benefit of $562,260 for the six months ended June 30, 2021. This $1,306,054 increase in expense was primarily the result of a full valuation allowance established in Q2 2022 due to the uncertainty of the utilization of deferred tax assets in future periods. In evaluating the Company's ability to realize the deferred tax assets, management considered all available positive and negative evidence, including cumulative historic earnings, reversal of temporary difference, projected taxable income and tax planning strategies. Due to increases in non-cash stock-based compensation resulting from the Q2 acquisition of LSG and newly hired executives, the Company concluded the forecasted income from the backlog of customer contracts would no longer be sufficient to conclude that more likely than not the originating deferred tax assets would be realizable.

Net loss and net loss to common shareholders

Net loss was $6,120,352 for the six months ended June 30, 2022 as compared to $1,656,774 for the six months ended June 30, 2021. This $4,463,5781 increase was primarily driven by organic/legacy activity ($5,294,470, or 119% of the increase in net loss) increases in operating and nonoperating costs, as well as income tax expense, which were partially offset by acquisition related net income of $830,892.

	Years Ended December 31,
	2021		2020
Revenues	25,067,450	100.0%	13,338,667	100.0%
Cost of revenues	13,992,898	55.8%	7,161,627	53.7%
Gross profit	11,074,552	44.2%	6,177,040	46.3%
Operating expenses
Indirect costs	3,409,649	13.6%	1,679,783	12.6%
Overhead	850,999	3.4%	276,855	2.1%
General and administrative	14,539,053	58.0%	5,688,551	42.6%
Total operating expenses	18,799,701	75.0%	7,645,189	57.3%
Loss from operations before other income (expense)	(7,725,149)	-30.8%	(1,468,149)	-11.0%
Other Income (Expense)
Realized gain on investment	38,851	0.2%	-	0.0%
Interest expense, net of interest income	(2,516,775)	-10.0%	(2,295,906)	-17.2%
Total other income (expense)	(2,477,924)	-9.9%	(2,295,906)	-17.2%
Loss from operations before benefit for income taxes	(10,203,073)	-40.7%	(3,764,055)	-28.2%
Benefit from income taxes	2,656,643	10.6%	1,056,562	7.9%
Net loss	(7,546,430)	-30.1%	(2,707,493)	-20.3%
Less: Preferred Stock Dividends	12,290	0.0%	-	0.0%
Net loss to common shareholders	(7,558,720)	-30.2%	(2,707,493)	-20.3%

Revenues

Revenues were $25,067,450 for 2021 as compared to $13,338,667 for 2020. This $11,728,783 increase was primarily driven by the contribution from acquisitions completed in Q3 and Q4 2021. Incremental contributions from those acquisitions were $10,938,015, which was complemented by a $790,7668 increase in organic sales, which were $14,129,435 in 2021.

Cost of revenues

Cost of revenues was $13,992,898 for 2021 as compared to $7,161,627 for 2020. This $6,831,271 increase was primarily driven by the revenue increases contributed by the acquisitions noted above, accounting for $6,250,769 of the total increase. As a percentage of revenue, cost of revenue was 55.8% for 2021 (54.8% for organic and 57.1% for acquisition activity), an increase of 2.1% from 53.7% for 2020, which was driven primarily by a higher-cost contract mix resident at Merrison and SSI.

Gross Profit

Gross profit was $11,074,552 for 2021 as compared to $6,177,040 for 2020. This $4,897,512 increase was primarily driven by acquisitions, contributing $4,687,246 in total, which was complemented by a $210,266 increase in organic gross profit, for a total of $6,387,306. Gross profit margin was 44.2% for 2021 (45.2% for organic and 42.9% for acquisition activity), a decrease of 2.1% from 46.3% for 2020, which was driven primarily by the higher cost contract mix present at Merrison and SSI.

Operating expenses

•	Indirect costs. Indirect costs were $3,409,649 for 2021 as compared to $1,679,783 for 2020. This $1,729,866 increase resulted from a $2,068,091 increase from acquisition activity, which was slightly offset by a $338,225 decrease in organic activity, which totaled $1,341,558 for 2021. This decrease in indirect costs for legacy is primarily due to a $537,998 decrease in costs related to policy changes to vacation, holiday, and sick leave, offset by an increase of $199,773 in other fringe benefits costs consisting primarily of health insurance costs driven by an increase in headcount.

•	Overhead. Overhead was $850,999 for 2021 as compared to $276,855 for 2020. This $574,144 increase was primarily due to an increase of $420,324 resulting from activity related to acquisitions, with legacy activities contributing a $127,113 thousand increase in recruiting expenses related to scope of work changes related to existing contracts.

•	General and administrative expenses. General and administrative expenses were $14,539,054 for 2021 as compared to $5,688,551 for 2020. $2,324,663 of this increase was due to activity related to acquisitions, while $4,448,632 related to executive compensation increases (with newly hired executives’ base pay and other executive bonuses), and $1,886,167 related to stock-based compensation (arising primarily from time-based vesting for newly hired executives and for performance-based compensation for other executives).

50

Realized gain on investment

Realized gain on investment was $38,851 for 2021 as compared to $0 for 2020. This $38,851 increase was due to a gain from an investment in a private company sold by MFSI in 2021.

Interest expense, net of interest income

Interest expense, net of interest income was $2,516,775 for 2021 as compared to $2,295,906 for 2020. This $220,869 increase relates to $106,149 of interest expense relating to an acquisition, the majority of which related to interest on the Live Oak Term Banking Company note secured to acquire SSI. $112,025 of the increase related to amortization of discounts for legacy debt.

Benefit from income taxes

Benefit from income taxes was $2,656,643 for 2021 as compared to $1,056,562 for 2020. This $1,600,081 increase was the result of the overall increase in operating expenses relative to revenues, (the largest driver being certain G&A expense referenced above), with an immaterial impact from changes in the effective tax rate.

Net loss and net loss to common shareholders

Net loss was $7,546,430 for 2021 as compared to $2,707,493 for 2020. This $4,838,937 increase was primarily driven by overall increase in operating expenses relative to revenues, particularly in G&A expenses.

Net loss to common shareholders differed from net loss only in 2021 as a result of preferred stock dividends of $12,290.

Liquidity and Capital Resources

To date, COVID-19 has not had a significant impact on our liquidity, cash flows, or capital resources. However, the continued spread of COVID-19 has led to disruption and volatility in the global capital markets, which, depending on future developments, could impact our capital resources and liquidity in the future.

Existing cash and cash equivalents and cash generated by operations are our primary sources of liquidity and available borrowings under the Revolving Line of Credit Promissory Note with Live Oak Banking Company.

Line of Credit and Debt Agreements

Line of Credit

On March 28, 2022, the Company entered into a $950,000 revolving line of credit promissory note with Live Oak Banking Company (“Live Oak”, and the “Live Oak Revolving Note”), that has a maturity date of March 28, 2029. The note has a per annum interest rate equal to the prime rate as quoted in the Wall Street Journal, plus two percentage points (2%) and allows for advances so long as no event of defaults exists under the Live Oak Revolving Note. In the event of a default, the interest rate would increase by five percentage (5%) points. As of June 30, 2022, the interest rate on the Live Oak Revolving Note was 5.50%. The Live Oak Revolving Note is secured by the Company’s accounts receivable. The note requires interest only payments monthly and is payable, in whole or in part upon ninety (90) days written demand. Accordingly, the Live Oak Revolving Note is classified as a current liability on the Company’s balance sheet. As of June 30, 2022, the Company had drawn $300,025 against the Live Oak Revolving Note and has $649,975 available for future draws.

51

Secured Notes Payable

In connection with the acquisition of Corvus, on November 21, 2019 the Company entered into a secured promissory note with Robert Eisiminger in the principal amount of $5,600,000 (the “Eisiminger Note”), that had a maturity date of November 20, 2023. The Eisiminger Note has an interest rate of seven percent (7%) per annum and requires interest only payments to be paid quarterly. In the event of default under the Eisiminger Note, principal amounts due and owing are accelerated, and the interest rate would increase to twelve percent (12%) per annum. The Eisiminger Note is secured by a continuing senior security interest in the Company’s assets, which has been subordinated to the interests of Live Oak Banking Company in connection with the Live Oak Term Loan Note described below. As partial consideration for entering into the Eisiminger Note, the Company issued Robert Eisiminger a warrant to purchase 1,090,717 shares of the Company’s common stock at a total aggregate price for the exercise of one dollar ($1) for all shares. The warrant is exercisable at any time prior to seven (7) years from the date of issuance. On August 12, 2021, the Eisiminger Note was amended (the “Amended Eisiminger Note”) to extend the maturity date until September 30, 2024.

In connection with our acquisition of SSI, on August 11, 2021 the Company entered into a term loan promissory note with Live Oak in the principal amount of $4,000,000 (the “Live Oak Term Loan Note”), that has a maturity date of August 11, 2024. The note is secured by all of the assets of the Company and its subsidiaries. The note has a per annum interest rate equal to the prime rate as quoted in the Wall Street Journal, plus three percentage points (3%). As of June 30, 2022, the interest rate on the Live Oak Term Loan Note was 6.50%. Principal and interest payments are due in equal monthly installments of $122,299. In the event of a default interest on the Live Oak Term Loan Note would increase by five percentage (5%) points. In the event the Company prepays the Live Oak Term Loan Note on or before August 11, 2022, the Company shall be obligated to pay a penalty in the amount of five percent (5%) of the total principal amount then outstanding. In the event the Company prepays the Live Oak Term Loan Note on or before August 11, 2023, the Company shall be obligated to pay a penalty in the amount of three percent (3%) of the total principal amount then outstanding.

Notes Payable

In connection with our acquisition of SSI, on August 12, 2021 the Company entered into the Kaunitz Note in the principal amount of $400,000, that has a maturity date of December 31, 2024. The Kaunitz Note has a per annum interest rate of five percent (5%). Interest only payments are required to be paid monthly. In the event of a default the per annum interest rate increases to twelve percent (12%). Pursuant to the terms of the Subordination and Standby Agreement between the Company, Emil Kaunitz and Live Oak, no portion of the principal sum of the Kaunitz Note may be paid while any part of the Live Oak Term Loan Note is outstanding, without the consent of Live Oak.

In connection with our acquisition of LSG, on February 28, 2022 the Company entered into a promissory note with Robert Eisiminger in the principal amount of $500,000, (the “Eisiminger Promissory Note”) that has a maturity date of September 30, 2024. The note has a per annum interest rate of ten percent (10%). As partial consideration for entering into the Eisiminger Promissory Note the Company issued to Robert Eisiminger 2,500,000 shares of common stock of the Company. The Eisiminger Promissory Note requires monthly interest only payments. In the event of a default the per annum interest rate increases to twelve percent (12%). Pursuant to the terms of the Subordination and Standby Agreement between the Company, Robert Eisiminger and Live Oak, no portion of the principal sum of the Eisiminger Promissory Note may be paid while any part of the Live Oak Term Loan Note is outstanding, without the consent of Live Oak.

Convertible Notes Payable

In connection with our acquisition of Corvus, on November 21, 2019 the Company entered into a convertible promissory note with the BCR Trust (Laurie Buckhout – Trustee), in the principal amount of $3,700,000 that had an original maturity date of November 21, 2022 (the “First BCR Trust Note”). The First BCR Trust Note has an interest rate of five percent (5%) per annum and is convertible into common stock of the Company at $0.26 per share. Interest only payments on the First BCR Trust Note are due quarterly. In the event of a default under the First BCR Trust Note, principal amounts due and owing are accelerated and the interest rate increases to twelve percent (12%) per annum.

52

On March 31, 2020 the Company entered into a second convertible promissory note with the BCR Trust in the principal amount of $670,138 that had a maturity date of March 31, 2023 (the “Second BCR Trust Note”). The Second BCR Trust Note has an interest rate of five percent (5%) per annum and is convertible into common stock of the Company at $0.26 per share. Interest only payments on the Second BCR Trust Note are due quarterly. In the event of a default principal amounts due and owing are accelerated, and the interest rate increases to twelve percent (12%) per annum.

On February 1, 2021, the First BCR Trust Note and the Second BCR Trust Note were combined into one new note in the principal amount of $4,279,617 (the “Third BCR Trust Note”), that had a maturity date of February 1, 2024. The interest rate remains at five percent (5%) per annum and required monthly principal payments of $10,000. The Third BCR Trust Note is convertible into common stock of the Company at $0.26 per share. Pursuant to the terms of the Subordination and Standby Agreement between the Company, the BCR Trust and Live Oak, no portion of the principal sum may be paid while any part of the Live Oak Term Loan Note is outstanding, without the consent of Live Oak. In April 2022, a principal payment was made of $500,000 at which time the parties entered into the Amended BCR Trust Note in the principal amount of $3,709,617, that has a new maturity date of September 30, 2024. The interest rate and conversion price remain unchanged. Interest only payments due under the note are to be made monthly but have been deferred until October 31, 2022.

On April 4, 2022, the Company entered into a convertible promissory note with CCF in the principal amount of $1,050,000 (“CCF Note”), that has a maturity date of April 4, 2023. The CCF Note bears interest at a rate of seven percent (7%) per annum and requires monthly interest only payments. Any overdue principal of, or interest on the CCF Note bears interest at a default rate of fifteen percent (15%). The CCF Note may be prepaid without penalty. At any time following the effectiveness of a registration statement covering the Company’s common stock the CCF Note may be converted into common stock of the Company at $1.60 per share. Pursuant to the terms of the Subordination and Standby Agreement between the Company, CCF and Live Oak, no portion of the principal sum of the CCF Note may be paid while any part of the Live Oak Term Loan Note is outstanding, without the consent of Live Oak.

Sources and Uses of Cash

Historical Cash Flows

Information about our cash flows is presented in our statements of cash flows and is summarized in the following tables:

	Six Months Ended June 30,
	2022	2021
Net cash provided by (used in):
Operating activities	(769,006)	(718,480)
Investing activities	(330,545)	458,812
Financing activities	1,139,388	157,780

Net cash flows (used in) operations

Net cash flow used in operations in the six months ended June 30, 2022 was $(769,006) compared to net cash flow used in operations in the six months ended June 30, 2021 of $(718,480), a difference of $(50,526). The decrease in operating cash flows was primarily driven by the increase in net loss of $(4,463,578) period over period and a $(175,489) increase in accounts receivable period over period (primarily due to timing of collections). These decreases in operating cash flow (uses of cash flows) were offset by a $2,877,129 increase in non-cash stock-based compensation expense period over period (related to the acquisition of LSG and the addition of new executives who received stock-based compensation), a $1,218,258 increase in the deferred income tax provision related to the establishment of a full valuation allowance in Q2 2022 due to the uncertainty of the utilization of deferred tax assets in future periods, a $255,389 increase in intangible asset amortization related to acquisitions, and a $270,256 increase in debt discount amortization related primarily to the CCF Note.

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Net cash flows (used in) provided by investing activities

Net cash flow used in investing activities in the six months ended June 30, 2022 was $(330,545) compared to net cash flow provided by investing activities in the six months ended June 30, 2021 of $458,812, a difference of $(789,357). This decrease in investing cash flows resulted from $(250,000) paid in April 2022 related to the acquisition of LSG, $(80,545) used to purchase fixed assets in the first six months of 2022, $(93,240) received in 2021 resulting from the acquisition of MFSI, and $(365,572) received in 2021 from the sale of two investments in private companies held by MFSI.

Net cash flows provided by financing activities

Net cash flow provided by financing activities in the six months ended June 30, 2022 was $1,139,388 compared to net cash flow provided by financing activities in the six months ended June 30, 2021 of $157,780, an increase of $981,608. The increase in financing cash flows was primarily driven by $970,000 provided by the CCH convertible note in 2022, $500,000 provided by the Eisiminger Note in 2022, a $405,000 increase in proceeds in from issuance of preferred and common stock over the 2021 period, and $287,780 net proceeds drawn from the revolving credit line, partially offset by a $(450,000) increase in repayment on the BCR Trust convertible note payable over 2021 and repayment on notes payable in the six months ended June 30, 2022 of $(627,074) associated with the SSI Acquisition.

	Year Ended December 31,
	2021	2020
Net cash provided by (used in):
Operating activities	(1,350,136)	1,006,091
Investing activities	808,834	(5,450)
Financing activities	146,835	109,000

Net cash flows (used in) provided by operations

Net cash flow used in operations in 2021 of $(1,350,136) compared to net cash flow provided by operations in 2020 of $1,006,091, a difference of $(2,356,227). This decrease in operating cash flows period over period is driven by an increase in net loss of $(4,838,937), decreases in accounts receivables (primarily due to the timing of collections) and contract assets of $(2,295,437), a $(1,664,647) decrease in deferred tax provision (our deferred tax benefit increased), offset by $5,982,475 increase in non-cash stock-based compensation expense.

Net cash flows provided by (used in) investing activities

Net cash provided by investing activities for 2021 was $808,834 compared to net cash flow used in investing activities for 2020 of $(5,450), a difference of $814,284. This increase in investing cash flows primarily resulted from $453,480 received in 2021 resulting from acquisitions of MFSI, Merrison, and SSI (net of amounts paid), as well as $365,572 received from the sale of two investments in private companies held by MFSI.

Net cash flows provided by financing activities

Net cash flow provided by financing activities was $146,835 in 2021 compared to net cash flow of $109,000 provided by financing activities in 2020, a difference of 37,835. This increase in financing cash flows was primarily a result of 2021 activities, including a $525,000 increase in proceeds from issuance of preferred and common stock over 2020 related to acquisition funding and capital raised from accredited investors, offset by decreases of $(470,626) due to repayments of notes payable related to the acquisitions of SSI and Corvus.

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Interest Rate and Market Risk

The Live Oak Revolving Note is a variable rate instrument with a per annum interest rate equal to the prime rate as quoted in the Wall Street Journal (the “Prime Rate”), plus two percentage points (2%). Additionally, the Live Oak Term Loan Note has a per annum interest rate equal to the Prime Rate, plus three percentage points (3%). Rising interest rates are likely to increase our interest expense in the future. Specifically, each one percent (1%) increase in interest rates results in approximately $30,000 per year of additional interest expense. Such additional cost would need to be funded out of existing cash or additional financing. Future increase in interest rates are not expected to materially impact our Company’s liquidity. The Company has no other debt obligations tied to the Prime Rate, SOFR, or LIBOR.

Effects of Inflation

U.S. inflation is at a 40-year high. Because costs rise faster than revenues during the early phase of inflation, we may find that we need to give higher than normal raises to employees, start new employees at higher wage and/or benefit rates, but not be able to price the higher costs through to the government due to competition and government pressures.   Therefore, we may be adversely affected (i) with lower gross profit margins; (ii) by losing contracts which are lowest price technically acceptable (LPTA) where another bidder underbids the real rates and then has difficulty staffing the project; and (iii) by having difficulty maintaining our staff at current salaries.   Sustained inflation also can cause the Fed to raise the target for the federal funds rate which normally translates into an increase in most banks’ “prime” rate. Because our Live Oak Term Loan Note and Live Oak Revolving Note are both variable interest rate instruments tied to the prime rate, actions by the Fed to increase the federal funds rate will increase our cost of debt and our interest expense thereby reducing our pre-tax income and net income.

During the year ended December 31, 2021, nineteen percent (19%) of our revenue was generated under cost-reimbursable contacts which automatically adjust revenue to cover costs that are affected by inflation and sixty-two percent (62%) of our revenue was generated under T&M contracts, where labor rates for many of our services provided are often fixed for several years. Under certain T&M contracts containing IDIQ procurement arrangements, we adjust labor rates annually as permitted. The remaining portion of our business is fixed-price contracts which may span multiple years. We generally have been able to price our T&M contracts and fixed-price contracts in a manner that accommodates the rates of inflation experienced in recent years.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have had or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures, or capital resources.

Recently Issued Accounting Pronouncements

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. The purpose of ASU 2021-08 is to improve the accounting for acquired revenue contracts with customers in a business combination to address recognition of an acquired contract liability and payment terms and their effect on subsequent revenue recognized by the acquirer. The guidance is effective for annual periods beginning after December 15, 2022 on a prospective basis. Early adoption is permitted. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

Management believes that there have not been any recently issued, but not effective, accounting standards which, if currently adopted, would have a material effect on the Company’s financial statements.

Critical Accounting Policies and Estimates

The following is not intended to be a comprehensive list of our accounting policies or estimates. Our significant accounting policies are more fully described in Note 2 — Summary of Significant Accounting Policies to our annual audited consolidated financial statements, included elsewhere in the prospectus of which this registration forms a part. In preparing our financial statements and accounting for the underlying transactions and balances, we apply our accounting policies and estimates as disclosed in the Notes. We consider the policies and estimates discussed below as critical to an understanding of our financial statements because their application places the most significant demands on our judgment, with financial reporting results dependent on estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Specific risks for these critical accounting estimates are described in the following paragraphs. Preparation of our financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

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Besides estimates that meet the “critical” accounting estimate criteria, we make many other accounting estimates in preparing our financial statements and related disclosures. All estimates, whether or not deemed critical, affect reported amounts of assets, liabilities, revenue, and expenses as well as disclosures of contingent assets and liabilities. Estimates are based on experience and other information available prior to the issuance of the financial statements. Materially different results can occur as circumstances change and additional information becomes known, including for estimates that we do not deem “critical.”

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers. (Topic 606). Topic 606 requires entities to recognize revenues when control of the promised goods or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The principles in the standard are applied in five steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

Our revenue recognition policies are consistent with this five-step framework. Understanding the complex terms of agreements and determining the appropriate time, amount, and method to recognize revenue for each transaction requires judgment. These significant judgments include: (1) determining what point in time or what measure of progress depicts the transfer of control to the customer; (2) estimating contract revenue and costs and assumptions for schedule and technical issues; (3) selecting the appropriate method to measure progress; and (4) estimating how and when contingencies, or other forms of variable consideration, will impact the timing and amount of recognition of revenue. The timing and revenue recognition in a period could vary if different judgments were made.

Goodwill and Intangible Assets

We account for goodwill and intangible assets in accordance with ASC 350, Intangibles-Goodwill and Other (ASC 350). ASC 350 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Our acquisitions require the application of purchase accounting, which results in tangible and identifiable intangible assets and liabilities of the acquired entity being recorded at fair value. The difference between the purchase price and the fair value of net assets acquired is recorded as goodwill. We are responsible for determining the valuation of assets and liabilities and for the allocation of purchase price to assets acquired and liabilities assumed.

Assumptions must be made in determining fair values, particularly where observable market values do not exist. Assumptions may include discount rates, growth rates, cost of capital, tax rates, and remaining useful lives. These assumptions can have a significant impact on the value of identifiable assets and accordingly can impact the value of goodwill recorded. Different assumptions could result in different values being attributed to assets and liabilities. Since these values impact the amount of annual depreciation and amortization expense, different assumptions could also impact our statement of operations and could impact the results of future asset impairment reviews. Due to the many variables inherent in the estimation of a business’s fair value and the relative size of our goodwill, if different assumptions and estimates were used, it could have an adverse effect on our impairment analysis.

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Income Taxes and Uncertain Tax Positions

Income taxes and uncertain tax positions are accounted for in accordance with ASC 740, Income Taxes (ASC 740). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Differences between statutory tax rates and effective tax rates relate to permanent tax differences.

Management determines recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. This approach to estimate the potential outcome of any uncertain tax issue is subject to its assessment of relevant risks, facts, and circumstances existing at that time. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax reporting purposes, net operating loss carryforwards, and other tax credits measured by applying currently enacted tax laws. When necessary, a valuation allowance is provided to reduce deferred tax assets to an amount that is more likely than not to be realized.

Share-Based Compensation

We account for share-based compensation in accordance with ASC 718 Compensation – Stock Compensation. We calculate compensation expense for all awards granted, but not yet vested, based on the grant-date fair values. The Company recognizes these compensation costs, on a pro rata basis over the requisite service period of each vesting tranche of each award for service-based grants, and as the criteria is achieved for performance-based grants.

In determining the grant date fair value of share-based awards, we must estimate the expected volatility, forfeitures, and performance attributes. Since share-based compensation expense can be material to our financial condition, different assumptions and estimates could have a material adverse effect on our financial statements

BUSINESS

Overview

Castellum, Inc. is focused on acquiring and growing technology companies in the areas of cybersecurity, IT, electronic warfare, information warfare, and information operations with businesses in the governmental and commercial markets. Services include intelligence analysis, software development, software engineering, program management, strategic and mission planning, information assurance, cybersecurity and policy support, and data analytics. These services are applicable to customers in the Federal government, financial services, healthcare, and other users of large data applications. They can be delivered to on-premises enclaves or customers who rely upon cloud-based infrastructures. The Company has worked with multiple business brokers and contacts within their business network to identify potential acquisitions. Due to our success in completing six acquisitions over the previous three years and given our executive officers and key manager’s networks of contacts in the IT, telecom, cybersecurity, and defense sectors, we believe that we are well positioned to continue to execute our business strategy given a pipeline of identified and prequalified acquisition targets. Because of our executive officers and key manager’s prior experience growing businesses organically, we believe that we are well positioned to grow our existing business via internal growth as well. The Company has developed a qualified business opportunity pipeline of over $400 million (the “Opportunity Pipeline”), The Opportunity Pipeline represents the revenue opportunity for the Company from potential future contracts obtained through organic growth from qualified customers based on the expected base year contract value plus the value of all option periods.

Our primary customers are agencies and departments of the U.S. Federal, state, and local governments. Our expertise and technology support national security missions and government modernization for intelligence, defense, and federal civilian customers. The demand for our expertise and technology, in large measure, is created by the increasingly complex network, systems, and information environments in which governments and businesses operate, and by the need to stay current with emerging technology while increasing productivity, enhancing security, and ultimately, improving performance.

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We provide expertise and technology to enterprise and mission customers in support of national security missions and government modernization/transformation. Due to the nature of the work being executed for the USG the budgets continue to grow in support of the national security imperatives that are bipartisan. The majority of contracted work is operational in nature and is funded on an on-going basis.

Company leadership and our Board are well aware of the challenge our military will face in the future, from peer and near peer competitors, and that innovation will be necessary to maintain our military as the world’s premier defense force with overwhelming offensive force should that be necessary. To address military needs, our plan is to develop business teams that can undertake the larger system developments and provide superior technology services. Smaller business teams will also be created to evolve new technology and processes which will enable and improve our military effectiveness with these teams having the ability to provide advanced capabilities quickly and affordably. Our objective is to become a trusted partner in assisting our military to maintain superiority when compared to other forces. As innovation and new military processes are evolved and proven, solutions will be offered to avail these enhancements government wide. These will assist in introducing new levels of government service while reducing cost to the taxpayer.

To achieve Castellum’s objectives, the following solutions are offered:

•	Enterprise – We provide capabilities that enable the internal operations of a government agency. This includes digital solutions, such as business systems, agency-unique applications, investigative solutions, and enterprise IT. For example, Castellum customizes, implements, and maintains COTS and ERP systems. This includes, financial, human capital, and supply chain management systems. Castellum also designs, integrates, deploys, and sustains enterprise-wide IT systems in a variety of models.

•	Mission – Castellum provides capabilities that enable the execution of a government agency’s primary function, or “mission”. For example, we support strategic and tactical mission customers with capabilities in areas such as command and control, communications, intelligence collection and analysis, SIGINT, EW, and cyber operations. Castellum develops tools and offerings in an open, software-defined architecture with multi-domain and multi-mission capabilities.

•	Expertise – Castellum provides expertise to both enterprise and mission customers. For enterprise customers, we deliver talent with the specific technical and functional knowledge to support internal agency operations. And for mission customers, we deliver talent with technical and domain knowledge to support the execution of an agency’s mission. We also deliver actionable intelligence through multi-source collection, aggregation, and analysis.

•	Technology – Castellum delivers technology to both enterprise and mission customers. For enterprise customers, technology includes developing and implementing digital solutions (business systems, agency-unique applications) and end-to-end enterprise IT systems. We continually advance infrastructure through migration to the cloud network modernization, active cyber defense, and the application of data operations and analytics. For mission customers, technology includes developing and deploying multi-domain offerings for signals intelligence, resilient communications, fee space optical communications, electronic warfare, and cyber operations. Castellum invests ahead of customer needs with research and development to generate unique intellectual property and differentiated technology addressing critical national security mission needs.

 Our Markets

We provide our expertise and technology to our domestic and international customers in the following market areas:

•	Digital Solutions – Castellum transforms how government does business. We modernize enterprise and agency-unique applications, enterprise infrastructure, and business processes to enhance productivity and increase user satisfaction. We use data analytics and visualization to provide insights and outcomes that optimize our customer’s operations.

•	C4ISR, Cyber & Space – Castellum teams ensure information superiority by delivering multi-domain C4 technology and networks. Our software-defined, full-spectrum cyber, electronic warfare, and C-UAS solutions provide electromagnetic spectrum advantage and deliver precision effects against national security threats. We are at the forefront of developing technologies that meet the challenges of 5G wireless communications both on and off the battlefield, millimeter wave, and the use of lasers for free space optical communications and long-range sensing.

•	Engineering Services – Castellum provides platform integration, modernization, and sustainment; system engineering; naval architecture; training and simulation services; and logistics engineering to help our customers achieve a decisive tactical edge. We enhance platforms to improve situational awareness, mobility, interoperability, lethality, and survivability. We conduct software vulnerability analysis and harden technology to protect against malicious actors. Our platform-agnostic, mission-first approach ensures optimal performance, so our nation’s forces can overmatch our adversaries.

•	Enterprise IT – Castellum amplifies efficiency with unmatched expertise and next-generation technology. We design, implement, protect, and manage secure enterprise IT solutions for Federal, state, and local agencies to optimize efficiency, enhance performance, and ensure end-user satisfaction.

•	Mission support –Castellum specializes in planning and intelligence support for IW/IO. The Company develops IW/IO plans, exercises, doctrine, and training for the Military Services and the Combatant Commands in domestic and deployed overseas locations. Our intelligence support ensures continuous advances in collection, analysis, and dissemination to optimize decision-making. Castellum also has linguists and cultural advisors who provide clients with insights into the history, media consumption, and cultural nuances of target audiences to maximize the effectiveness of communications plans and ensure mission success.

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Strengths and Strategy

Extensive Sector Knowledge and Advanced Technology. We primarily offer our expertise and technology to defense, intelligence, and civilian agencies of the U.S. Federal, state, and local governments. Our work for USG agencies may combine a wide range of skills drawn from our expertise and technology. For example, Castellum performs software development and virtualization of infrastructure services for the U.S. Navy. We maintain and monitor government owned data centers. We are subject matter experts in Electronic and Electromagnetic warfare. We perform advanced data analytics on litigation data in support of the DoJ. Lastly, through the Company’s IW/IO operations, Castellum provides key services to governments of other nations.

International Presence. We have previously supported international clients in Australia and other foreign countries and believe that future opportunities for providing our services internationally is growing given current record nominal levels of global spending on defense and the continued rising threat from cybersecurity breaches.

Deep-Seated Government Relationships. To effectively perform on our existing customer contracts and secure new customer contracts with the U.S. Federal, state, and local governments, we must maintain expert knowledge of agency policies, operations, and challenges. We combine this comprehensive knowledge with expertise and technology for our enterprise and mission customers. Our capabilities provide us with opportunities either to compete directly for, or to support other bidders in competition for multi-million dollar and multi-year award contracts from the U.S. Federal, state, and local governments.

Complementary Product and Service Offerings. We have strategic business relationships with several companies associated with the IT industry which have business objectives compatible with ours and offer complementary products and services. We intend to continue development of these kinds of relationships wherever they support our growth objectives. Some of these business relationships have ultimately led to Castellum acquiring the teaming partner firm.

Our marketing and new business development is conducted by many of our officers and managers including the CEO, COO, executive officers, and other key managers. We employ business development, capture and proposal writer professionals who identify and qualify major contract opportunities, primarily in the USG market and submit bids for those opportunities.

Much of our business is won through submission of formal competitive bids. Government and commercial customers typically base their decisions regarding contract awards on their assessment of the quality of past performance, compliance with proposal requirements, price, and other factors. The terms, conditions, and form of government contract bids, however, are in most cases specified by the customer. In situations in which the customer-imposed contract type and/or terms appear to expose us to inappropriate risk or do not offer us a sufficient financial return, we may seek alternative arrangements or opt not to bid for the work. Essentially all contracts with the USG, and many contracts with other government entities, permit the government customer to terminate the contract at any time for the convenience of the government or for default by the contractor. None of Castellum’s subsidiaries have had contract work terminated for non-performance. Although we operate under the risk of such terminations with the potential to have a material impact on operations, they are not common. Additionally, as with other government contractors, our business is subject to government customer funding decisions and actions that are beyond our control.

Our contracts and subcontracts are composed of a wide range of contract types, including FFP, CPFF, T&M, labor hour, IDIQ and GWACS such as GSA schedule contracts, substantially all of which are annual contracts, with options to renew. Because most government contracts renew annually, the Company does not have a material number of multi-year contracts. Typically, the prime contract will dictate the terms of the subcontracts including, among other things, the workshare percentages, mechanics of payment terms, and the process for operational management. We generated fifty-five percent (55%) in the three months ended June 30, 2022, fifty two percent (52%) of our total revenue in the six months ended June 30, 2022, sixty-one percent (61%) of our total revenue in the year ended December 31, 2021, and seventy-eight percent (78%) of our total revenue in the year ended December 31, 2020, from T&M contracts.

In the year ending December 31, 2021, the top three revenue-producing contracts, some of which consist of multiple task orders, accounted for sixty percent (60%) of our revenue, or $15,058,925. Each of those contracts are associated with the Company’s areas of core expertise, as follows: (i) an annual contract with CACI that contains multiple renewal options is a T&M contract that leverages expertise in EW and is associated with developing a 5G spectrum management strategy and policy, (ii) an annual contract with NAVAIR that contains multiple renewal options is a CPFF contract that goes to the systems engineering and design/software engineering and development expertise where the Company has developed software that manages the aircraft launch and recovery operations on aircraft carriers, and (iii) an annual contract with Perspecta with multiple renewal option periods is a T&M contract which supports the cyber and EW work done at the Army Staff Level.

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Some of our key initiatives include the following:

•	Continue our unwavering commitment to our customers while supporting the communities in which we work and live;

•	Continue to grow organic revenue across our large, addressable market;

•	Recruit and hire a world class workforce to execute on our growing backlog; and

•	Differentiate ourselves through our investment, including our strategic mergers and acquisitions allowing us to enhance our current capabilities and create new customer access points.

Budget Environment

We carefully follow U.S. Federal budget, legislative and contracting trends and activities and evolve our strategies to take these into consideration. On August 2, 2019, the Bipartisan Budget Act of 2019 (“BBA 2019”) was signed into law. BBA 2019 called for defense spending, including Overseas Contingency Operations (“OCO”) funds, of $738,000,000,000 in government fiscal year (“GFY”) 2020 and $740,500,000,000 in GFY 2021. Both represent increases from GFY 2019 levels of $716,000,000,000. On January 1, 2021, the $740,000,000,000 National Defense Authorization Act (“NDAA”) for GFY 2021 became law. On March 11,2022, Congress passed and President Biden signed into law an omnibus spending bill which included $782,000,000,000 for national defense. This represents a 3.9% increase over the administration’s request for 2022 and a 5.6% increase over the 2021 appropriations. This bill provided for the continuity of funding for the existing contracts on which the Company is doing work while also authorizing the USG to award new contracts. We believe this latter opportunity will be key to generating organic growth for the Company.

While we view the budget environment as stable and believe there is bipartisan support for continued investment in the areas of defense and national security, as evidenced by the recent approval of military assistance to Ukraine and the replacement of weapon systems from U.S. stockpiles, it is uncertain whether GFY 2023 will see similar increased levels of spending or a passing of a defense related appropriations bill. During those periods of time when appropriations bills have not been passed and signed into law, government agencies operate under a CR. Depending on their scope, duration, and other factors, CRs can negatively impact our business due to delays in new program starts, delays in contract award decisions, and other factors. The Company’s most recent experience with CRs is that organic growth is impacted but, the Company continues to grow as the cybersecurity related operations (to include information warfare, electronic warfare, information operations, and related areas) are core to what has become a bipartisan National Security focus. However, there is the risk that when a CR expires, unless appropriations bills have been passed by Congress and signed by the then President, or a new CR is passed and signed into law, the government must cease operations, or shutdown, except in certain emergency situations or when the law authorizes continued activity. During Covid our work was deemed a key component of National Security and continued unabated which would suggest that lacking a CR we are likely to continue to operate largely unaffected but such an assumption may prove to be incorrect. We continuously review our operations in an attempt to identify programs potentially at risk from CRs so that we can consider appropriate contingency plans.

Acquisition Strategy

Castellum seeks acquisitions which fit one or more of the following criteria:  (1) expands Castellum's capability in existing areas of expertise such as cybersecurity and electronic warfare; (2) broadens the scope of clients which Castellum serves such as adding a new service branch or new government agency; (3) increases the scale of Castellum's business in existing areas in order to generate better operating profit margins and reduce the Company's wrap rate; (4) increases the geographic footprint of Castellum in order to offer more capability to existing or new clients; (5) adds management talent to Castellum; (6) adds technological capability in new areas which Castellum believes are high growth potential; and (7) fills a need within Castellum to be able to serve current customers such as adding a prime contract vehicle or the capability to win new prime contract vehicles.   In all cases, Castellum seeks acquisitions which are immediately accretive on a revenue, earnings before interest, depreciation, and amortization (“EBITDA”), and net income per share basis as well as positive from a net present value perspective and which fit the culture of Castellum.

Market Environment

Cybersecurity has become increasingly important as the world has undergone significant digital transformation over the past quarter-century. Presidents Bush, Obama, Trump, and Biden have all differed on many priorities; however, cybersecurity has been a priority for all four Presidents, with increased funding and focus. For instance, as part of the Cyber National Action Plan (“CNAP”) announced in February of 2016, the Federal Budget requested funding to expand Department of Homeland Security’s (“DHS”) National Cybersecurity and Communications Integration Center (“NCCIC”) to include twenty-four teams of elite cyber first responders that can be deployed to help both private sector and government victims of cyber incidents (DoD.defense.gov). In March 2021, “President Biden…made cybersecurity, a critical element of the DHS’s mission, a top priority…” (www.dhs.gov).

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The current budget proposal for cybersecurity is for $9,800,000,000 which is up from $8,700,000,000 in 2021 (www.FedScoop.com). USG IT spending for 2021 was over $92,000,000 dollars which includes DoD and civilian agencies (www.statistica.com). As the economy, the government, and our defense forces continue to digitize, we expect that these numbers will climb further.

Cyber security and IT are likely to remain funded at levels sufficient to address the national security threat which the daily attacks pose and the need for an offensive capability. These threats are real, on-going, and increasing in frequency against USG entities and the commercial sector. Cyber is one of a handful of areas that has been and will likely remain funded through changes in administrations.

We continue to align the Company’s capabilities with well-funded budget priorities and take steps to maintain a competitive cost structure in line with our expectations of future business opportunities. In light of these actions, as well as the budgetary environment discussed above, we believe we are well positioned to continue to win new business in our large addressable market. We believe that the following trends will influence the USG spending in our addressable market:

•	A stable USG budget environment, particularly in defense and intelligence-related areas;

•	A shift in focus from readiness toward increased capabilities, effectiveness, and responsiveness;

•	Increased USG interest in faster contracting and acquisition processes;

•	Increased focus on cyber, space, and the electromagnetic spectrum as key domains for National Security;

•	Continued focus on counterterrorism, counterintelligence, and counter proliferation as key U.S. security concerns;

•	Balanced focus on counterterrorism, counterintelligence, and counter proliferation as key U.S. security concerns;

•	Balanced focus on enterprise cost reductions through efficiency, with increased spend on IT infrastructure modernization and enhancements to cyber security protections; and

•	Increased investments in advanced technologies such as artificial intelligence and 5G.

We believe that our customers’ use of lowest price/technically acceptable (“LPTA”) procurements, which contribute to pricing pressures in prior years, has moderated, though price still remains an important factor in procurements. We also continue to see protests of major contract awards and delays in the USG procurement activities. In addition, many of our USG contracts require us to employ personnel with security clearances, specific levels of education, and specific past work experience. Depending on the level of clearance, security clearances can be difficult and time-consuming to obtain and competition for skilled personnel in the IT services industry is intense. Additional factors that could affect USG spending in our addressable market include changes in set-asides for small businesses, changes in budget priorities as a result of the COVID-19 pandemic and post pandemic policies, or due to the Russian war in Ukraine, and the failure of Congress to pass a budget requiring a CR to be passed which has the impact of placing on hold the spending on new programs. Spending can expand on existing programs which means the Company will focus on expanding the scope of work on existing contracts.

Customers

We are committed to solving our clients’ toughest challenges, and we work with a diverse base of public and private sector clients across a number of industries in the U.S. and internationally.  We provide expertise and technology to defense, intelligence, and civilian agencies of the U.S. Federal, state, and local governments.  Our clients call us to work on their hardest problems by providing innovative, intelligent, and agile cloud-ready capabilities across the DoD Information Network Operations, Electromagnetic Warfare, Cyberspace Operations, Intelligence, and Information Dominance community. We specialize in intelligence analysis, software development, software engineering, turnkey system development, program management, strategic and mission planning, information assurance and cybersecurity and policy along with analysis support. We are investing in markets, capabilities, and talent and are building new business models through strategic ventures, teaming agreements, solutions, and product offerings.

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Our government clients include cabinet-level departments of the USG, U.S. Army, U.S. Navy, U.S. Marine Corp, Special Operations, as well as other Federal and civilian agencies.  We also serve state and local agencies and commercial clients, working to solve their hardest and most sophisticated cyber challenges, and have some international clients.

Current Contract Highlights

We provide research and development systems engineering and technical assistance for cybersecurity, mission assurance and resiliency, 5G engineering, program management, and project control to the Office of the Undersecretary of Defense – Research and Engineering (“OUSD R&E”) sponsored Command Post Survivability and Vehicular Mobility Experiment culminating at the National Training Center.  We provide program management office support for the DoD to facilitate the advancement and adoption of 5G technology and identify new uses for 5G systems, subsystems, and components by promoting science, technology, research, development, testing, and evaluation efforts via unique access to testing sites, spectrum licenses, technical expertise, and resources.  Additionally, we assist DoD work with industry and academia to support the development of critical technologies, integrate those technologies within a protected architecture, and demonstrate “transformative 5G and beyond” applications.

We support the U.S. Army to develop electromagnetic spectrum operations (“EMSO”) requirements including both electronic warfare and spectrum management operations capabilities. We assist as they coordinate materiel integration affecting doctrine, organization, training, materiel, leadership and education, personnel, facilities, and policy (“DOTMLPF-P”) to promote EMSO standardization and interoperability in support of unified land operations. We support U.S. Army elements to fulfill requirements IAW the Integrated Capabilities Development Team – MDTF Charter (13 AUG 18). We assist the MDTFs Multi-Domain Effects Battalion/Detachment to develop and integrate capabilities across the Doctrine, Organization, Training, Materiel, Leadership and Education, Personnel, Facilities, and Policy (“DOTMLPF-P”) spectrum to provide the MDTFs with Space, Cyber & Electronic Warfare capabilities which are capable of successfully defending the network, disrupting enemy mission command, and providing surveillance and jamming of enemy fires left of launch.

We are the largest contract support services contractor supporting NAVAIR at Lakehurst, NJ, with support also provided at Pax River, MD. We support the Aircraft Launch and Recovery Equipment (“ALRE”), Support Equipment (“SE”), & Mission Operations (“MO”) Departments, PMA 266 Tactical UAV’s and Naval Air Warfare Center Aircraft Division’s Irregular Air Platforms Airborne Systems Integration Counter UAS Division by providing: Software Development, Software Testing, Software Configuration Management, Systems Integration, IT Network & Systems Administration, Cybersecurity Systems Engineering, Cybersecurity Information Assurance Risk Management Framework (“RMF”) package development and Validation, Model-Based Systems Engineering, Modeling and Simulation development, Mission Operations Support, and Advanced Concept Development.

Contract Backlog

We define backlog to include the following three components:

•	Funded Backlog. Funded backlog represents the revenue value of orders for services under existing contracts for which funding is appropriated or otherwise authorized less revenue previously recognized on these contracts.

•	Unfunded Backlog. Unfunded backlog represents the revenue value of orders (including optional orders) for services under existing contracts for which funding has not been appropriated or otherwise authorized.

•	Priced Options. Priced contract options represent 100% of the revenue value of all future contract option periods under existing contracts that may be exercised at our clients’ option and for which funding has not been appropriated or otherwise authorized.

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Our backlog does not include contracts that have been awarded but are currently under protest and also does not include any task orders under IDIQ contracts, except to the extent that task orders have been awarded to us under those contracts.

The following table summarizes the value of our contract backlog as of August 1, 2022:

Backlog
Funded	$17,677,792
Unfunded	$12,243,025
Priced Options	$62,093,312
Total Backlog	$92,014,129

Total backlog

Our total backlog consists of remaining performance obligations, certain orders under contracts for which the original period of performance has expired, and unexercised option periods and other unexercised optional orders. As of August 1, 2022, the Company had $92 million of remaining performance obligations. We expect to recognize approximately forty three percent (43%) of the remaining performance obligations over the next 12 months, and approximately seventy seven percent (77%) over the next 24 months. The remainder is expected to be recognized thereafter. As with all government contracts there is no guarantee the customer will have future funding or exercise their contract option in the out-years. Other budget risks are discussed in the Budget Environment. Our backlog includes orders under contracts that in some cases extend for several years. Congress generally appropriates funds for our clients on a yearly basis, even though their contracts with us may call for performance that is expected to take a number of years to complete. As a result, contracts typically are only partially funded at any point during their term and all or some of the work to be performed under the contracts may remain unfunded unless and until the U.S. Congress makes subsequent appropriations and the procuring agency allocates funding to the contract.

We cannot predict with any certainty the portion of our backlog that we expect to recognize as revenue in any future period and we cannot guarantee that we will recognize any revenue from our backlog. The primary risks that could affect our ability to recognize such revenue on a timely basis or at all are: program schedule changes, contract modifications, and our ability to assimilate and deploy new consulting staff against funded backlog; cost-cutting initiatives and other efforts to reduce USG spending, which could reduce or delay funding for orders for services; and delayed funding of our contracts due to delays in the completion of the USG's budgeting process and the use of CRs by the USG to fund its operations. The amount of our funded backlog is also subject to change, due to, among other factors: changes in congressional appropriations that reflect changes in USG policies or priorities resulting from various military, political, economic, or international developments; changes in the use of USG contracting vehicles, and the provisions therein used to procure our services and adjustments to the scope of services, or cancellation of contracts, by the USG at any time. In our recent experience, none of the following additional risks have had a material negative effect on our ability to realize revenue from our funded backlog: the unilateral right of the USG to cancel multi-year contracts and related orders or to terminate existing contracts for convenience or default; in the case of unfunded backlog, the potential that funding will not be made available; and, in the case of priced options, the risk that our clients will not exercise their options.

In addition, contract backlog includes orders under contracts for which the period of performance has expired, and we may not recognize revenue on the funded backlog that includes such orders due to, among other reasons, the tardy submission of invoices by our subcontractors and the expiration of the relevant appropriated funding in accordance with a predetermined expiration date such as the end of the USG's fiscal year.

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We expect to recognize revenue from a substantial portion of funded backlog within the next 24 months. However, given the uncertainties discussed above, as well as the risks described in Budget Environment, we can give no assurance that we will be able to convert our backlog into revenue in any particular period, if at all.

Competition

We operate in a highly competitive industry that includes many firms, some of which are larger in size and have greater financial resources than we do. We obtain much of our business on the basis of proposals submitted in response to requests from potential and current customers, who may also receive proposals from other firms. Non-traditional players have entered the market and have established positions related to such areas as cloud computing, cyber, satellite operations and business systems. Additionally, we face indirect competition from certain government agencies that perform services for themselves similar to those marketed by us. We know of no single competitor that is dominant in our fields of technology. We have a relatively small share of the addressable market for our solutions and services and intend to achieve growth and increase market share both organically and through strategic acquisitions.

As a government contractor, Castellum both cooperates (as a teaming partner) and competes with many different companies.  Sometimes, Castellum both teams with (on one contract) and competes against (on a different contract) with the same company.   Among others, Castellum competes with (and sometimes also teams with) Northrup Grumman, CACI, Peraton, and Booz-Allen Hamilton.

Research and Development

The Company from time to time engages in research and development relative to its service offerings; however, the amounts expended for such efforts are not material to the Company’s financial statements.

Intellectual Property

The Company currently has no patents or trademarks that it believes to be material to the business. The Company does have significant intellectual property in the form of our highly educated and trained workforce which provides us with technical expertise and an enhanced ability to win ‘re-compete” business.

Regulation

As a contractor to the USG, as well as state and local governments, we are heavily regulated in most fields in which we operate. We deal with numerous USG agencies and entities, and when working with these and other entities, we must comply with and are affected by unique laws and regulations relating to the formation, administration, and performance of government contracts. Some significant law and regulations that affect us include the following:

•	the FAR, and agency regulations supplemental to FAR, which regulate the formation, administration, and performance of USG contract;

•	the False Claims Act, which imposes civil and criminal liability for violations, including substantial monetary penalties for, among other things, presenting false or fraudulent claims for payments or approval;

•	the False Statements Act, which imposes civil and criminal liability for making false statements to the USG;

•	the Truthful Cost or Pricing Data Statute (formerly known as the “Truth in Negotiations Act”), which requires certification and disclosure of cost and pricing date in connection with the negotiation of certain contracts, modifications, or task orders;

•	the Procurement Integrity Act, which regulates access to competitor bid and proposal information and certain internal government procurement sensitive information, and our ability to provide compensation to certain former government procurement officials;

•	laws and regulations restricting the ability of a contractor to provide gifts or gratuities to employees of the USG;

•	post-government employment laws and regulations, which restrict the ability of a contractor to recruit and hire current employees of the USG and deploy former employees of the USG;

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•	laws, regulations, and executive orders restricting the handling, use, and dissemination of information classified for national security purposes or determined to be “controlled unclassified information” or “for official use only,” and the export of certain products, services, and technical data, including requirements regarding any applicable licensing of our employees involved in such work;

•	laws, regulations, and executive orders regulating the handling, use, and dissemination of personally identifiable information in the course of performing a USG contract;

•	international trade compliance laws, regulations, and executive orders that prohibit business with certain sanctioned entities and require authorization for certain exports or imports in order to protect national security and global stability;

•	laws, regulations, and executive orders governing organizational conflicts of interest that may restrict our ability to compete for certain USG contracts because of the work that we currently perform for the USG or may require that we take measures such as firewalling off certain employees or restricting their future work activities due to the current work that they perform under a USG contract;

•	laws, regulations, and executive orders that impose requirements on us to ensure compliance with requirements and protect the government from risks related to our supply chain most notably is compliance with Cybersecurity Maturity Model Certification (“CMMC”);

•	laws, regulations, and mandatory contract provisions providing protections to employees or subcontractors seeking to report alleged fraud, waste, and abuse related to a government contract;

•	the Contractor Business Systems rule, with authorizes Department of Defense agencies to withhold a portion of or payments if we are determined to have a significant deficiency in our accounting, cost estimating, purchasing, earned value management, material management and accounting, and/or property management system; and

•	the Cost Accounting Standards and Cost Principles, which impose accounting and allowability requirement that govern our right to reimbursement under certain cost-based USG contracts and require consistency of accounting practices over time.

Given the magnitude of our revenue derived from contracts with the DoD, the DCAA is our relevant government audit agency. The DCAA audits the adequacy of our internal control systems and policies including, among other areas, compensation. The DCMA as our relevant government contract management agency, may determine that a portion of our employee compensation is unallowable based on the findings and recommendations in the DCAA’s audits. In addition, the DCMA directly reviews the adequacy of certain other business systems, such as our purchasing system. We are also subject to audit by Inspectors General of other USG agencies.

The USG may revise its procurement practices or adopt new contract rules and regulations at any time. Internationally, we are subject to special USG laws and regulations (such as the Foreign Corrupt Practices Act), local government regulations and procurement policies and practices, including regulations relating to import-export control, investments, exchange controls, and repatriation of earnings, as well as varying currency, political and economic risks. To mitigate the risk of CMMC compliance the Company has employed a senior executive whose full-time responsibility is compliance. Regarding CMMC compliance, this individual is considered a certified assessor and is preparing the Company for CMMC certification.

USG contracts are, by the terms, subject to termination by the USG either for convenience or default by the contractor. In addition, USG contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds for a given program on a September 30 fiscal year basis, even though contract performance could take many years. As is common in the industry, our Company is subject to business risk, including changes in governmental appropriations, national defense polices, service modernizations plans, and availability of funds. Any of these factors could materially adversely affect our Company's business with the USG in the future.

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The USG has a broad range of action it can instigate to enforce its procurement law and policies. These include proposing a contractor, certain of its operations or individual employees for debarment or suspending or debarring a contractor, certain of its operations or individual employees from future government business. In addition to criminal, civil, and administrative actions by the USG, under the False Claims act, an individual alleging fraud related to payments under a USG contract or program may file a qui tam lawsuit on behalf of the government against us; if successful in obtaining a judgment or settlement, the individual filing the suit may receive up to thirty percent (30%) of the amount recovered by the government.

See “Risk Factors – Risks Related to our Business and Industry – We generate substantially all of our revenue from contracts with the U.S. Federal, state and local governments which are subject to a number of challenges and risks that may adversely impact our business, prospects, financial condition and operating results.”

Employees

Our employees are our most valuable resource. We are in continuing competition for highly skilled professionals in virtually all of our market areas. The success and growth of our business is significantly correlated with our ability to recruit, train, promote and retain high quality people at all levels of the organization. As of June 30, 2022, we employed 213 full and part-time employees with forty-five percent (45%) of our employees holding degrees in science, technology, engineering, or mathematics fields, thirty percent (30%) holding advanced degrees, and eighty four percent (84%) of our employees holding security clearances. We have never had a work stoppage, and none of our employees is represented by a labor organization or under any collective bargaining arrangements. We consider our employee relations to be good. All employees are subject to contractual agreements that specify requirements on confidentiality and restrictions on working for competitors, as well as other standard matters.

Benefits are viewed as a critical tool for employee recruitment and retention. To that end Castellum has migrated over half of its employees from their legacy benefits programs to the ADP Professional Employer Organization (“PEO”), with the balance of its employees targeted to be migrated by early 2023. The implementation of the ADP PEO has allowed for the extension of benefits not previously offered to include a broad suite of additional services at reduced cost to the employees (such as financial planning, legal services, additional life insurance, and long-term care).

Properties

Our principal executive offices are located at 3 Bethesda Metro Center, Suite 700 Bethesda, Maryland 20814 in a shared office space leased from Regus. We occupy our executive offices under a month-to-month lease. In addition, our subsidiaries lease property in St. Petersburg, Florida (Corvus), Augusta, GA (Corvus), Ponte Verde Beach, Florida (MFSI), Vienna, Virginia (Merrison), and Toms River, New Jersey (SSI). We believe our existing facilities are adequate to meet our current requirements. We do not own any real property.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Neither our Company nor any of our subsidiaries is a party to any legal proceeding that, individually or in the aggregate, we believe to be material to our Company as a whole.

MANAGEMENT

Management and Board

The following table sets forth the names and ages of the members of our Board and our executive officers and the positions held by each. Our Board elects our executive officers annually by majority vote. Each director’s term continues until his or her successor is elected or qualified at the next annual meeting, unless such director earlier resigns or is removed.

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Name	Age	Position and Offices
Mark C. Fuller	66	Chair*, CEO, President, Director
Jay O. Wright	52	Vice Chair, General Counsel, Treasurer, Secretary, Director
David T. Bell	52	CFO
Laurie M. Buckhout	60	Chief Revenue Officer, Director
Glen R. Ives	66	COO
Emil Kaunitz	79	Director, and President of SSI
Patricia Frost	57	Director nominee*
C. Thomas McMillen	70	Director nominee*
John F. Campbell	65	Director nominee*
Mark S. Alarie	58	Director nominee*
Bernard S. Champoux	67	Director nominee*, Chair*

* Ms. Frost and Messrs. McMillen, Campbell, Alarie and Champoux are expected to join the Board, and Mr. Champoux is expected to serve as Chair of the Board effective as of the effective date of this registration statement but prior to the commencement of the trading of the Company’s common stock on the NYSE American.

The following is information about the experience and attributes of the members of our Board and senior executive officers as of the date of this prospectus. The experience and attributes of our directors discussed below provide the reasons that these individuals were selected for board membership, as well as why they continue to serve in such positions.

Mark C. Fuller, 66, was appointed a director, Chair of the Board, CEO and President on June 11, 2019 in connection with the Bayberry Acquisition. From September 2017 to December 2020 Mr. Fuller was the chief executive officer and senior advisor to Techshot Lighting LLC where he was responsible for expanding the company’s products into new markets. From December 2016 to December 2020, Mr. Fuller served as a vice-president to the national capital region and a board member to MainNerve Federal Services, Inc. where he was responsible for account management and mergers and acquisitions. Mr. Fuller is an accomplished leader and manager with over forty years of experience in public and private companies, large corporations, and start-up ventures with businesses in the commercial and government sectors across various industries, including telecommunications, Internet, software, cyber security, energy management, renewable energy, real estate, and consulting. In 2003 he was a founding shareholder and chief executive officer of Chesapeake Government Technologies, which was acquired by Widepoint Corporation (Amex: WYY) in 2004 where he served as a director. He has also led and been involved in various mergers and acquisitions. Mr. Fuller is a graduate of the United States Military Academy at West Point, New York where he received a Bachelor of Science degree in engineering. He also earned Series 7 and 66 qualifications. Mr. Fuller’s significant financial and other experience allows him to be a strong financially and operational focused business leader.

Jay O. Wright, 52, was appointed a director, Vice Chair of the Board, General Counsel, Treasurer and Secretary on June 11, 2019 in connection with the Bayberry Acquisition. Since January 2017 Mr. Wright has been the sole owner, a director and served as President of Bayberry Capital, Inc. and, since March 2020, Bayberry Securities, Inc. Bayberry Capital, Inc. provides consulting and business development services to clients in the government contracting, managed and IT services, cybersecurity, software, manufacturing, distribution, and other industries. Bayberry Securities, Inc. is a broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”). Mr. Wright has significant experience with publicly traded companies, including serving as a chairman and chief executive officer for more than five years with a telecommunications services company and serving as the chief financial officer for a Nasdaq listed wireless communications company for two years. Mr. Wright has served as a director on numerous boards for both profit and not-for-profit companies, which included serving as chairman of the board, as well as chairing finance/investment, audit, and development committees. Previously, Mr. Wright worked as an investment banker with Merrill Lynch in New York and worked as a mergers and acquisitions lawyer with Foley & Lardner in Chicago and Skadden, Arps, Slate, Meagher & Flom LLP in New York. Mr. Wright received his Juris Doctor degree from the University of Chicago Law School and his Bachelor of Science degree in business administration from Georgetown University, summa cum laude, where he also serves as an adjunct finance professor. Mr. Wright is the co-author of the Sixth and Seventh editions of Finance and Accounting for Nonfinancial Managers, (Perseus Books, 2010; 2015). Mr. Wright is a member of the Illinois state bar and is Series 7, 24, and Series 66 qualified. Mr. Wright’s significant financial, investment, and other experience allows him to be qualified as a financial expert.

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David T. Bell, 52, was appointed our CFO on April 25, 2022. Prior to joining the Company since 2006 Mr. Bell was an audit partner for Deloitte & Touche LLP, (“Deloitte”) most recently working in the greater Washington, D.C. area where he has a proven track record leading service engagements and advising C-suite and boards of public and private companies in aerospace and defense, technology, and other industries. Mr. Bell has extensive knowledge of revenue recognition, leases, derivatives, consolidation, and internal controls. While at Deloitte, in addition to serving as the lead client service partner for many accounts, Mr. Bell served in Deloitte’s national office as an accounting consultation partner and as chief of staff. As a consultation partner, he consulted with engagement teams addressing complex technical accounting issues. In his operational role as chief of staff, David focused on technical and organizational efforts to restructure and refocus the accounting, SEC reporting, and auditing divisions to better serve clients. Mr. Bell graduated with a degree of Bachelor of Business Administration in accounting, summa cum laude, from Harding University, where he also serves on the university’s President’s Council. Mr. Bell is a Certified Public Accountant (“CPA”), licensed in Illinois and Virginia, and a member of the American Institute of CPAs, Illinois CPA Society, and the Virginia Society of CPAs.

Laurie M. Buckhout, 60, was appointed as chief executive officer of Corvus on November 21, 2019, on a transition basis for a period of 90 days and thereafter as the Chief Revenue Officer of the Company. Ms. Buckhout was elected to our Board on November 26, 2019. From February 2012 until November 2019 Ms. Buckhout was the founder, director, chief executive officer of Corvus Consulting Group, a defense consulting business that was subsequently purchased by the Company. Prior to founding Corvus, Ms. Buckhout served as a director of defense business development for TASC, Inc., a defense services company, and before that, she was vice president of business development for Lanmark Technologies, Inc., also a defense services company. Ms. Buckhout served twenty-six years in the U.S. Army, serving around the world and culminating in the rank of Colonel, with two combat tours in Iraq. During that time, her field of service was military communications, cyberspace operations, and electronic warfare. Ms. Buckhout holds a Bachelor of Science in English from James Madison University, a Master’s degree in military arts and science from the U.S. Army Command and General Staff College and a Master’s degree in IT management from Webster University.

Glen R. Ives, 66, served as our Chief Growth Officer and the chief executive officer of the Navy/Marine Corps division from February 2021 to February 2022. Mr. Ives currently serves as the chief executive officer of Corvus, the president of government sales and operations and our COO since February 2022. From July 2008 to January 2021, Mr. Ives served as the general vice president, chief executive officer, president, and chief executive officer for Sabre Systems, Inc. where he brought together a world class team of technology solutions and services enterprise, providing software and systems engineering solutions for mission critical requirements across the high value domains of Cyber, AI/ML, C5ISR, data science and analytics, cloud technologies, and digital transformation. A graduate of the United States Naval Academy and United States Army War College, he served as a Naval Officer and Naval Aviator deployed throughout the world and across the U.S. prior to joining Sabre Systems, Inc. Mr. Ives holds a Bachelor of Science in political science from the United States Naval Academy.

Emil Kaunitz, 79, was appointed a director and has also served as the president of SSI since August 12, 2021. Prior to the Company’s acquisition, Mr. Kaunitz was the founder, owner, manager, and president of SSI since 1978, a company specializing in developing, enhancing, and supporting aircraft carrier flight deck systems and aircraft maintenance systems for the U.S. Navy. For the U.S. Army, SSI has supported the installation of ISR systems in aircraft and has evolved and developed warfighter enhancing products for technology insertion into current systems and doctrine. Mr. Kaunitz has served as a consultant for the Naval Air Warfare Center, Lakehurst, where he evolved and implemented the strategy to migrate avionics test program and automatic test equipment support to the U.S. Navy depots. He chaired the Save Lakehurst Base Committee since 1995 and now serves on the Governor’s Council for Armed Forces and Military Affairs and the Defense Enhancement Coalition to advocate for Joint Base McGuire, Dix, Lakehurst. Previously, he worked on the Polaris Submarine Program as a navigation specialist, served on intelligence ships, program managed system developments including the Computer Aided Operations Facility for the Merchant Marine Academy at Kings Point, and developed ships collision avoidance systems. Mr. Kaunitz received his Bachelor of Science in physics from Ohio Northern University and a Master of Science degree in computer science from Pratt Institute.

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Patricia Frost, 57, will be appointed a director as of the effective date of this registration statement but prior to the commencement of the trading of the Company’s common stock on the NYSE American. Ms. Frost has previously served as a member of the advisory board since October 22, 2019. Since 2018 Ms. Frost has served as a strategic cyber advisor to Partners In Performance, America, a cyber-security consulting firm. Since 2019 she has also served as a senior vice-president of human resources, internal communications and community engagement to Seagate Technology Holdings, a public limited company. From 2018 to 2020 she was a senior advisor to Thayer Leader Development Group, where she was a leadership advisor to Fortune 500 companies. From 1987 to 2018 Ms. Frost was a Major General in the U.S. Army and served as the first-ever director responsible for strategy, budget, and policy for the U.S. Army’s cyber capabilities. She has led strategic alignment and problem-solving initiatives among interagency and international partners, with three decades of experience in Asia and the Middle East. Ms. Frost received a Bachelor of Arts in political science from Rutgers University – New Brunswick, a Master’s degree in military strategic intelligence from National Intelligence University, a Master’s degree in human resources development from Webster’s University and a Master’s degree in strategic studies from U.S. Army War College.

C. Thomas McMillen, 70, will be appointed a director as of the effective date of this registration statement but prior to the commencement of the trading of the Company’s common stock on the NYSE American. Mr. McMillen has previously served as a member of the advisory board since February 2022. Since 2015 Mr. McMillen has served as the president and chief executive officer of Lead 1 Association (formerly the DIA Athletic Directors Association), which advocates on behalf of the athletics directors of 130 of the premier college athletic programs. Mr. McMillen has served as a director of Nexstar Media Group since July 2014 and also serves on its nominating and corporate governance committee. He previously served as Timios National Corporation’s (formerly Homeland Security Capital Corporation) chief executive officer and chairman of the board from August 2005 and as its president from July 2011 to February 2014. From May 2013 to May 2016, Mr. McMillen served as an independent director of RCS Capital Corporation. From 1987 through 1993, Mr. McMillen served three consecutive terms in the U.S. House of Representatives representing the 4th Congressional District of Maryland. During his career, Mr. McMillen has been an active investor, principal, and board member in companies in the cellular, paging, healthcare, motorcycle, environmental technology, broadcasting, real estate, and insurance industries. Mr. McMillen was formerly a member of the board of regents of the University of Maryland System and was the founding chairman and current chairman of the National Foundation on Physical Fitness, Sports, and Nutrition. Mr. McMillen holds a Bachelor of Science in chemistry from the University of Maryland, a Bachelor of Arts in politics and a Master’s degree in philosophy and economics from Oxford University, where he was a Rhodes Scholar. Mr. McMillen is the author of Out of Bounds, First Edition (Simon & Schuster, January 1, 1992).

John F. Campbell, 65, will be appointed a director as of the effective date of this registration statement but prior to the commencement of the trading of the Company’s common stock on the NYSE American. He has served as an advisory board member since October 2019. Mr. Campbell founded John F. Campbell & Associates in May 2016 and has served as the president since that time. Mr. Campbell currently serves as an outside director of: (i) BAE Systems, Inc., an American subsidiary of British defense, security, and aerospace company BAE Systems, a public limited company; (ii) Rolls Royce North America, Inc. an American subsidiary of multinational corporation Rolls-Royce, a public limited company; and (iii) Systematic, Inc. an American subsidiary of The Systematic Group based in Denmark. He also serves as a director to IAP, a privately owned company and serves on the advisory board for AM General, the manufacturer of the Hummer and Humvee. Mr. Campbell retired from the U.S. Army at the rank of four-star general after 37 years of active service. He has over 20 years of service principally in command and leadership assignments in a broad mix of U.S. Army and joint organizations and cultures within the DoD. Mr. Campbell has a documented ability to provide senior management experience leading large, complex organizations ranging in size from 700 to 1.2 million in peace and combat operations. Mr. Campbell is adept at providing intellectual and organizational leadership, defining and solving complex problem sets and working with people to accomplish difficult tasks in high stress, dynamic settings. Mr. Campbell is an expert at strategic analysis, strategic communications, assessing strategic risk, planning and developing policy in an interagency context, developing and managing relationships, working with Congress and working with international leaders. Mr. Campbell holds a Bachelor of Science in engineering from the United States Military Academy and Master’s degree in public administration from Golden Gate University.

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Mark S. Alarie, 58, will be appointed a director as of the effective date of this registration statement but prior to the commencement of the trading of the Company’s common stock on the NYSE American. Mr. Alarie is currently an angel investor focusing on equity investments in early-stage technology companies in the United States. Mr. Alarie joined ICertainty in May of 2008 and assumed the role of president in January of 2009 before leaving the company in 2012. Prior to joining ICertainty, Mr. Alarie was co-founder and principal at CameronBlue Capital in McLean, Virginia after leaving his role as principal at CrossHill Financial Group. As a private equity fund manager and investor at CrossHill and CameronBlue, Mr. Alarie focused his time on cultivating relationships and making investments in technology-related companies in the DC region, particularly computer software companies. Prior to his private equity career, Mr. Alarie worked at both Legg Mason and Alex Brown investment banks in Baltimore, servicing the institutional investors of both. After graduating from Duke University, Mr. Alarie played for the Denver Nuggets and Washington Bullets (now Wizards) for six years. Mr. Alarie holds a Bachelor of Arts in economics from Duke University and a Master’s degree in business administration from the Wharton School of the University of Pennsylvania.

Bernard S. Champoux, 67, will be appointed a director and the Chair of the Board as of the effective date of this registration statement but prior to the commencement of the trading of the Company’s common stock on the NYSE American. Mr. Champoux has served as an advisory board member since January 24, 2022. Since May 2017 Mr. Champoux has served as the senior executive vice president, chief executive officer and head of government relations for Hanwha Defense USA. Prior to that time, he acted as a consultant for Lockheed Martin, L3, CENTRA Technology, Analytical Services (ANSER), and the Defense Science Board. Mr. Champoux served nearly 39 years in the U.S. Army commanding from platoon through field army in light, mechanized, and motorized infantry, with multiple tours in the Rangers, and numerous operational deployments including over three years in combat. He was the executive officer to the Commander in Chief, U.S. Southern Command and the executive assistant to the Vice Chairman of the Joint Chiefs of Staff. Mr. Champoux was also the deputy and chief of legislative liaison, Office of the Secretary of the U.S. Army. Mr. Champoux holds a Bachelor of Arts in sociology from Saint Anselm College and is a graduate of the U.S. Army War College, and the Executive Leadership Program, Kenan-Flagler Business School, University of North Carolina, Chapel Hill.

Involvement by Officers or Directors in Certain Legal Proceedings

In October, 2016, Nutroganics, Inc., a company in the natural foods industry, closed and filed for bankruptcy in the State of Delaware. Jay O. Wright, one of our executive officers and a director, was the secretary, treasurer and a director of Nutroganics, Inc. within two years of its bankruptcy. Prior to its bankruptcy, Nutroganics, Inc. traded in the over-the counter market under the ticker “NUTT”.

In January, 2016, RCS Capital Corporation, a financial services company, filed a petition with the consent of a majority of its directors to reorganize under Chapter 11 of the federal bankruptcy code in the State of Delaware. C. Thomas McMillen, one of our director nominees who will be appointed as a director as of the effective date of this registration statement but prior to the commencement of the trading of the Company’s common stock on the NYSE American, was a director of RCS Capital Corporation within two years of its bankruptcy. Prior to its bankruptcy, RCS Corporation traded on the New York Stock Exchange under the ticker “RCAP”.

On or about December 29, 2014, a securities class action lawsuit was filed in the U.S. District Court, Southern District of New York against RCS Corporation and certain of its affiliates, officers, and directors, including C. Thomas McMillen, alleging false and misleading statements pertaining to the company’s financial position and future business prospects. The case is Weston v. RCS Capital Corporation, No. 14-cv-10136 (S.D.N.Y.). The case was settled in September 2017 without recourse to the independent directors of RCS Corporation.

Other than as noted in the preceding paragraph, to our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting his or her involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the CFTC to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being the subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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6.	being the subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

None of our directors, officers, affiliates, or any beneficial owner of 5% or more of our common stock, or any associate of such persons, is an adverse party in any material proceeding to, or has a material interest adverse to us, or any of our subsidiaries.

Board Composition and Structure; Director Independence

Our business and affairs are managed under the direction of our Board. Our Board currently consists of four members. As of the effective date of this registration statement, our Board will consist of nine members. The term of office for each director will be until his or her successor is elected at our annual meeting or his or her death, resignation, or removal, whichever is earliest to occur.

While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. As set forth in our corporate governance guidelines, when considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors and director nominees will provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Our Board expects a culture of ethical business conduct. Our Board encourages each member to conduct a self-review to determine if he or she is providing effective service with respect to both our Company and our stockholders. Should it be determined that a member of our Board is unable to effectively act in the best interests of our stockholders, such member would be encouraged to resign.

Board Leadership Structure

Our Amended and Restated Bylaws and our corporate governance guidelines provide our Board with flexibility to combine or separate the positions of Chair of the Board, and CEO in accordance with its determination that utilizing one or the other structure is in the best interests of our Company. Mark C. Fuller currently serves as our Chair, CEO and President. As of the effective date of this registration statement but prior to the commencement of the trading of the Company’s common stock on the NYSE American, Mr. Fuller will resign his position as Chair and Bernard S. Champoux will serve as our Chair of the Board.

As Chair of the Board, Mr. Champoux’s key responsibilities will include facilitating communication between our Board and management, assessing management’s performance, managing board members, preparation of the agenda for each board meeting, acting as chair of board meetings and meetings of our Company’s stockholders and managing relations with stockholders, other stakeholders, and the public.

We will take steps to ensure that adequate structures and processes are in place to permit our Board to function independently of management. The directors will be able to request at any time a meeting restricted to independent directors for the purposes of discussing matters independently of management and are encouraged to do so should they feel that such a meeting is required.

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Committees of our Board

As of the effective date of this registration statement but prior to the commencement of the trading of the Company’s common stock on the NYSE American, the standing committees of our Board will consist of an Audit Committee (the “Audit Committee”), a Compensation, Culture, and People Committee (the “Compensation, Culture, and People Committee”), and a Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”). Each of the committees will report to our Board as they deem appropriate and as our board may request. Each committee of our Board has a committee charter that will set out the mandate of such committee, including the responsibilities of the chair of such committee.

The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The Audit Committee will be responsible for, among other matters:

•	appointing, retaining and evaluating our independent registered public accounting firm and approving all services to be performed by them;

•	overseeing our independent registered public accounting firm’s qualifications, independence and performance;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and reviewing and approving related party transactions.

As of the effective date of this registration statement but prior to the commencement of the trading of the Company’s common stock on the NYSE American our Audit Committee will consist of three of our directors, C. Thomas McMillen, Bernard S. Champoux, and Patricia Frost, each of whom meets the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 under the Exchange Act and NYSE American rules. Mr. McMillen will serve as chair of our Audit Committee. Our Board has determined that Mr. McMillen qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K under the Securities Act. The written charter for our Audit Committee will be available on our corporate website at www.castellumus.com, upon the completion of this offering. The information on our website is not part of this prospectus.

Compensation, Culture, and People Committee

The Compensation, Culture, and People Committee will be responsible for, among other matters:

•	reviewing key employee compensation goals, policies, plans, and programs;

•	reviewing and approving the compensation of our directors, CEO, and other executive officers;

•	producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC;

•	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

•	administering our stock plans and other incentive compensation plans.

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As of the effective date of this registration statement but prior to the commencement of the trading of the Company’s common stock on the NYSE American, the Compensation, Culture, and People Committee will consist of four of our directors, Patricia Frost, Bernard S. Champoux, Mark S. Alarie, and John F. Campbell, each of whom meets the definition of “independent director” under Rule 16b-3 promulgated under the Exchange Act. Ms. Frost will serve as chair of our Compensation, Culture, and People Committee. Our Board has adopted a written charter for the Compensation, Culture, and People committee in connection with this offering, which will be available on our corporate website at www.castellumus.com, upon the completion of this offering. The information on our website is not part of this prospectus.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee will be responsible for, among other matters:

•	determining the qualifications, qualities, skills and other expertise required to be a director and developing and recommending to the board for its approval criteria to be considered in selecting nominees for director;

•	identifying and screening individuals qualified to become members of our Board, consistent with criteria approved by our Board;

•	overseeing the organization of our Board to discharge our board’s duties and responsibilities properly and efficiently;

•	reviewing the committee structure of the Board and the composition of such committees and recommending directors to be appointed to each committee and committee chair;

•	identifying best practices and recommending corporate governance principles; and

•	developing and recommending to our Board a set of corporate governance guidelines and principles applicable to us.

As of the effective date of this registration statement but prior to the commencement of the trading of the Company’s common stock on the NYSE American, our Nominating and Corporate Governance Committee will consist of four of our directors, John F. Campbell, C. Thomas McMillen, Mark S. Alarie, and Bernard S. Champoux, each of whom meets the definition of “independent director” under the rules of the NYSE American. Mr. Campbell will serve as chair of our Nominating and Corporate Governance Committee. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee in connection with this offering, which will be available on our corporate website at www.castellumus.com, upon the completion of this offering. The information on our website is not part of this prospectus.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that had one or more of its executive officers serving as a member of our Board or compensation committee. None of the members of our compensation committee, when appointed, will have at any time been one of our officers or employees.

Other Committees

Our Board may establish other committees as it deems necessary or appropriate from time to time.

Board and Committee Meetings

Due in part to Covid-19, our Board held no formal in person board meetings during the years ended December 31, 2021 and December 31, 2020. In lieu of formal board meetings the Board received regular updates related to all significant events as they took place in the business along with background briefings for all matters that came before them for a vote. The Board acted by unanimous written consent on seven occasions during year ended December 31, 2021 and seventeen occasions during the year ended December 31, 2020.

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Communications with Directors

Stockholders and other interested parties may communicate with our Board or specific members of our Board, and upon the closing of this offering, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of our Company in care of any specified individual director or directors at the address of our executive offices.

Director Term Limits

Our Board has not adopted policies imposing an arbitrary term or retirement age limit in connection with individuals serving as directors as it does not believe that such a limit is in the best interests of our Company. Our Nominating and Corporate Governance Committee will annually review the composition of our Board, including the age and tenure of individual directors. Our Board will strive to achieve a balance between the desirability of its members having a depth of relevant experience, on the one hand, and the need for renewal and new perspectives, on the other hand.

Advisory Board

In January 2020, the Board established an advisory board of business professionals (Advisory Board) who each bring unique knowledge, skills, and perspective which augment the knowledge and skills of the Board in order to guide the organization more effectively. The Advisory Board consists of nine individuals including Trey Blalock, F. Austin Branch, John F. Campbell, Bernard S. Champoux, Patricia Frost, James Moran, C. Thomas McMillen, Craig Nixon and Chuck Zingler. Ms. Frost and Messrs. Campbell, Champoux and McMillen will each resign as a member of the Advisory Board upon their appointment as a director of the Company as of the closing of this offering but prior to the commencement of the trading of the Company’s common stock on the NYSE American.

As consideration for serving on the Advisory Board the Company will issue to each advisor, at his or her election, either (i) 7,500 shares of the Company’s common stock or (ii) 25,000 stock options to purchase common stock of the Company. In the event the advisor elects to receive compensation in the form of stock options, the terms of the stock option agreement shall be consistent with those issued to other consultants under the Company’s Stock Incentive Plan.

In 2021 and 2020 the Company issued a total of 175,000 and 150,000 stock options, respectively, to purchase shares of the Company’s common stock to advisors as consideration for Advisory Board services.

Director and Officer Hedging and Pledging

We have a policy prohibiting directors and officers from purchasing financial instruments (including prepaid forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset decreases in the market value of compensatory awards of our equity securities directly or indirectly held by them. Additionally, we have a policy prohibiting directors and officers from pledging of shares.

Clawback Policy

We have adopted a clawback policy. In the event we are required to prepare an accounting restatement of our financial results as a result of a material noncompliance by us with any financial reporting requirement under the federal securities laws, we will have the right to use reasonable efforts to recover from any current or former executive officers who received incentive compensation (whether cash or equity) from us during the three-year period preceding the date on which we were required to prepare the accounting restatement, any excess incentive compensation awarded as a result of the misstatement. As of the effective date of this registration statement, this policy will be administered by the Compensation, Culture, and People Committee of our Board. The policy is effective for financial statements for periods beginning on or after January 1, 2022. Once final rules are adopted by the SEC regarding the clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we will review this policy and make any amendments necessary to comply with the new rules.

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Gender Diversity Policy

Our Board is committed to nominating the best individuals to fulfill director and executive roles. Our board has not adopted policies relating to the identification and nomination of women directors and executives as it does not believe that it is necessary in the case of our Company to have such written policies at this time. Our Board believes that diversity is important to ensure that board members and senior management provide the necessary range of perspectives, experience, and expertise required to achieve effective stewardship and management. We have not adopted a target regarding women on our board or regarding women in executive officer positions as our board believes that such arbitrary targets are not appropriate for our Company. As of the effective date of this registration statement, there will be two women serving as directors on our board.

Risk Oversight

Our Board oversees the risk management activities designed and implemented by our management. Our Board executes its oversight responsibility for risk management both directly and through its committees. The full Board also considers specific risk topics, including risks associated with our strategic plan, business operations, and capital structure. In addition, our Board regularly receives detailed reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

As of the effective date of this registration statement, our Board will delegate to the Audit Committee oversight of our risk management process. Our other board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Code of Ethics and Business Conduct

Our Board has adopted a Code of Ethics and Business Conduct that applies to all of our employees, including our CEO, CFO and principal accounting officer. Our Code of Ethics and Business Conduct will be available on our website at www.castellumus.com, at the closing of this offering. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics and Business Conduct, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics and Business Conduct that apply to our principal executive officer, financial and accounting officers by posting the required information on our website at the above address within four business days of such amendment or waiver. The information on our website is not part of this prospectus.

Our Board, management and all employees of our Company are committed to implementing and adhering to the Code of Ethics and Business Conduct. Therefore, it is up to each individual to comply with the Code of Ethics and Business Conduct and to be in compliance of the Code of Ethics and Business Conduct. If an individual is concerned that there has been a violation of the Code of Ethics and Business Conduct, he or she will be able to report such violation in good faith to his or her superior. While a record of such reports will be kept confidential by our Company for the purposes of investigation, the report may be made anonymously and no individual making such a report will be subject to any form of retribution.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides for the Company’s last two completed fiscal years certain summary information concerning compensation awarded to, earned by or paid to the individuals who served as our principal executive officer at any time during fiscal year ended 2021 and our two other most highly-compensated officers in the fiscal year ended 2021. These individuals are referred to in this prospectus as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)	All Other Compensation ($)(6)	Total ($)
Mark C. Fuller(1)	2021	$244,384	$93,320	$1,903,132	$65,075	$2,305,911
President/CEO	2020	206,879	37,688	-	81,121	325,688
Jay O. Wright(2)	2021	260,769	93,320	1,903,132	48,690	2,305,911
Vice Chair/General Counsel	2020	239,602	37,688	-	48,398	325,688
Glen R. Ives(3)	2021	115,180	-	1,716,099	83,205	1,914,484
COO	2020	-	-	-	-	-

(1)	Mark C. Fuller was appointed a director, Chair of the Board, CEO, and President on June 11, 2019 in connection with the Bayberry Acquisition.

(2)	Jay O. Wright was appointed a director, Vice Chairman of the Board, General Counsel, Treasurer, and Secretary on June 11, 2019 in connection with the Bayberry Acquisition.

(3)	Mr. Ives currently serves as the chief executive officer of Corvus, the president of government sales and operations and our COO since February 2022. Prior to his employment with the Company, Mr. Ives acted as a consultant to the Company.

(4)	Amounts shown in the “Bonus” column reflect the amount of cash bonus Messrs. Fuller and Wright received pursuant to the terms of their respective employment agreements. In 2021 Messrs. Fuller and Wright each received a cash bonus in an amount equal to 4% of the trailing 12 month EBITDA for each of the following acquisitions: (a) $12,000 for the acquisition of MFSI, (b) $25,000 for the acquisition of Merrison, (c) $37,320 for the acquisition of SSI, and (d) $19,000 for the Pax River Acquisition. Amounts paid as cash bonus in 2020 represent deferred bonus amounts owed to Messrs. Fuller and Wright from 2019.

(5)

Amounts shown in the “Stock Awards” column reflect the amount of stock-based compensation related to grants of warrants to Messrs. Fuller and Wright pursuant to the terms of their respective employment agreements and the amount of stock option compensation related to the grant of options to Mr. Ives pursuant to the terms of his employment agreement. Messrs. Fuller and Wright each received one warrant for each dollar of revenue acquired through acquisition, as follows: (a) 65,000 warrants with an exercise price of $1.60 for the acquisition of  MFSI, (b) 160,000 warrants with an exercise price of $3.40 for the acquisition of Merrison, (c) 725,426 warrants with an exercise price of $2.00 for the acquisition of SSI, and (d)  85,000 warrants with an exercise price of $4.00 for the Pax River Acquisition.

(6)	The named executive officers participate in a group term life plan that is generally available to salaried employees. Pursuant to the terms of their employment agreements, Messrs. Fuller and Wright received a stipend of $4,000 per month to cover the cost of health insurance premiums. Mr. Ives received consulting fees totaling $83,000 prior to his employment with the Company.

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Employment Contracts and Potential Payments Upon Termination or Change in Control

On April 1, 2020 we entered into an employment agreement with Mark C. Fuller to serve as our CEO. The employment agreement has a term of four years. The agreement provides for an annual base salary of $240,000 (the “Fuller Base Salary”). The Fuller Base Salary will increase as follows: (i) $25,000 per month upon the Company achieving an annualized revenue run rate of $25,000,000 or greater; (ii) $30,000 per month upon the Company achieving an annualized revenue run rate of $50,000,000 or greater; and (iii) $40,000 per month upon the Company achieving an annualized revenue run rate of $75,000,000 or greater. The Fuller Base Salary shall be payable in regular installments in accordance with the Company’s general payroll practices.

Additionally, Mr. Fuller shall be eligible to earn a performance bonus (the “Fuller Performance Bonus”). The Company shall pay to Mr. Fuller a cash bonus equal to the lesser of (i) one percent (1%) of the trailing twelve (12) month revenues of each business acquired by the Company during the term of the employment agreement, or (ii) four percent (4%) of the trailing twelve month EBIDTA of each business acquired by the Company during the term of the employment agreement, provided that, for a bonus to be due, such acquisition must be accretive to the Company on both a revenue per share and an EBIDTA per share basis. In addition to the cash bonus, Mr. Fuller shall be entitled to receive .05 of one warrant to purchase shares of the Company’s common stock for each one dollar ($1) of revenue acquired in any acquisition completed by the Company during the term of the employment agreement. Each warrant shall have a seven (7) year term and shall have an exercise price equal to the price used to value shares of the Company’s common stock issued as part of the purchase price consideration, or in the event shares of common stock are not issued, the trailing thirty (30) day moving average closing price of the Company’s common stock. Mr. Fuller is entitled to earn an additional bonus of (i) $50,000 and 500,000 warrants to purchase the Company’s common stock with an exercise price of $0.10 upon the Company’s common stock trading on any tier of the Nasdaq or the New York Stock Exchange, and (ii) $125,000 and 1,250,000 warrants to purchase the Company’s common stock with an exercise price of $2.40 upon the Company joining the Russell 3000 and/or Russell 2000 stock index(ices).

If Mr. Fuller terminates his employment with the Company or his employment is terminated (i) as a result of his death, (ii) by the Company after a determination of a disability, or (iii) by the Company for cause, the Company will pay or provide Mr. Fuller (a) those benefits as required by law, (b) for any earned but unpaid Fuller Base Salary, (c) for the reimbursement of unreimbursed business expenses, and (d) for the payment of unpaid Fuller Performance Bonus for any fiscal year ended prior to the termination date. In addition, if Mr. Fuller’s employment is terminated by the Company without cause or by him for good reason, then Mr. Fuller shall be entitled to receive the Fuller Base Salary for a period equal to the earlier of (x) twelve (12) months following the termination date and (y) the date on which the employment period would have expired had the employment period not been terminated earlier by the Company without cause (the “Fuller Severance Payments”). In order to qualify for the Fuller Severance Payments Mr. Fuller must execute a mutual release agreement in a form reasonably acceptable to the Company. The employment agreement contains customary confidentiality restrictions, non-competition covenants, and non-solicitation covenants with respect to our employees, consultants, and customers.

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On April 1, 2020 we entered into an employment agreement with Jay O. Wright to serve as our General Counsel and Treasurer of the Company. The employment agreement has a term of four years. The agreement provides for an annual base salary of $240,000 (the “Wright Base Salary”). The Wright Base Salary will increase as follows: (i) $25,000 per month upon the Company achieving an annualized revenue run rate of $25,000,000 or greater; (ii) $30,000 per month upon the Company achieving an annualized revenue run rate of $50,000,000 or greater; and (iii) $40,000 per month upon the Company achieving an annualized revenue run rate of $75,000,000 or greater. The Wright Base Salary shall be payable in regular installments in accordance with the Company’s general payroll practices.

Additionally, Mr. Wright shall be eligible to earn a performance bonus (the “Wright Performance Bonus”). The Company shall pay to Mr. Wright a cash bonus equal to the lesser of (i) one percent (1%) of the trailing twelve (12) month revenues of each business acquired by the Company during the term of the employment agreement, or (ii) four percent (4%) of the trailing twelve month EBIDTA of each business acquired by the Company during the term of the employment agreement, provided that, for a bonus to be due, such acquisition must be accretive to the Company on both a revenue per share and an EBIDTA per share basis. In addition to the cash bonus, Mr. Wright shall be entitled to receive .05 of one warrant to purchase shares of the Company’s common stock for each one dollar ($1) of revenue acquired in any acquisition completed by the Company during the term of the employment agreement. Each warrant shall have a seven (7) year term and shall have an exercise price equal to the price used to value shares of the Company’s common stock issued as part of the purchase price consideration, or in the event shares of common stock are not issued, the trailing thirty (30) day moving average closing price of the Company’s common stock. Mr. Wright is entitled to earn an additional bonus of (i) $50,000 and 500,000 warrants to purchase the Company’s common stock with an exercise price of $2.00 upon the Company’s common stock trading on any tier of the Nasdaq or the New York Stock Exchange, and (ii) $125,000 and 1,250,000 warrants to purchase the Company’s common stock with an exercise price of $2.40 upon the Company joining the Russell 3000 and/or Russell 2000 stock index(ices).

If Mr. Wright terminates his employment with the Company or his employment is terminated (i) as a result of his death, (ii) by the Company after a determination of a disability, or (iii) by the Company for cause, the Company will pay or provide Mr. Wright (a) those benefits as required by law, (b) for any earned but unpaid Wright Base Salary, (c) for the reimbursement of unreimbursed business expenses, and (d) for the payment of unpaid Wright Performance Bonus for any fiscal year ended prior to the termination date. In addition, if Mr. Wright’s employment is terminated by the Company without cause or by him for good reason, then Mr. Wright shall be entitled to receive the Wright Base Salary for a period equal to the earlier of (x) twelve (12) months following the termination date and (y) the date on which the employment period would have expired had the employment period not been terminated earlier by the Company without cause (the “Wright Severance Payments”). In order to qualify for the Wright Severance Payments Mr. Wright must execute a mutual release agreement in a form reasonably acceptable to the Company. The employment agreement contains customary confidentiality restrictions, non-competition covenants, and non-solicitation covenants with respect to our employees, consultants, and customers.

On July 1, 2021 we entered into an employment agreement with Glen Ives to serve as our Chief Growth Officer and Navy division chief executive officer. The employment agreement has a term of four years. The agreement provides for an annual base salary of $250,000 (the “Ives Base Salary”). The Ives Base Salary will increase as follows: (i) $25,000 per month upon the Navy division achieving an annualized revenue run rate of $25,000,000 or greater and EBITDA margin of no less than 8%; (ii) $30,000 per month upon the Navy division reaching an annualized revenue run rate of $60,000,000 or greater and EBITDA margin of no less than 8.5%; and (iii) $40,000 per month upon the Navy division reaching an annualized revenue run rate of $100,000,000 or greater and EBITDA margin of no less than 9.0%. The Ives Base Salary shall be payable in regular installments in accordance with the Company’s general payroll practices.

In addition, Mr. Ives shall be eligible to earn a bonus (the “Ives Performance Bonus”) at the discretion of the Board of the Company with a target bonus amount for each year of the agreement, as follows: (a) year one, 25% of the Ives Base Salary, (b) year two, 35% of the Ives Base Salary, (c) year three, 50% of the Ives Base Salary, and (d) year four, 100% of the Ives Base Salary. The Board shall consider the growth and success of the Navy division and the overall performance of Mr. Ives as the two key factors in evaluating the appropriate amount of the Ives Performance Bonus. The Board may make an additional bonus, outside of the targeted amount, in its sole discretion.

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As an additional incentive for entering into the employment agreement, Mr. Ives was granted 1,500,000 stock options to purchase the Company’s common stock at an exercise price of $1.60 per share. The price amount is subject to adjustment in the event of a forward or reverse stock split, stock dividend or other similar mechanism. The stock options shall vest as follows: (i) 750,000 shall vest ratably over the first 48 months of employment with the Company, and (ii) 750,000 shall vest based upon performance. For the performance-based options, (a) 250,000 shall vest upon the closing of the SSI Acquisition, (b) 250,000 shall vest upon the Navy division achieving $25 million in revenue and $2.5 million in EBIDTA in any 12 month period, and (c) 250,000 shall vest upon the Company achieving $100 million in revenue run rate based on quarterly performance. All unvested time-based options shall vest upon the sale of control of the Company. Unvested performance-based options shall not vest upon the sale of control of the Company unless the sale results in a price to stockholders of at least $8.00 per share.

If Mr. Ives terminates his employment with the Company or his employment is terminated (i) as a result of his death, (ii) by the Company after a determination of a disability, or (iii) by the Company for cause, the Company will pay or provide Mr. Ives (a) those benefits as required by law, (b) for any earned but unpaid Ives Base Salary, (c) for the reimbursement of unreimbursed business expenses, and (d) for the payment of unpaid Ives Performance Bonus for any fiscal year ended prior to the termination date. In addition, if Mr. Ives’ employment is terminated by the Company without cause or by him for good reason, then Mr. Ives shall be entitled to receive the Ives Base Salary for a period equal to the earlier of (x) twelve (12) months following the termination date and (y) the date on which the employment period would have expired had the employment period not been terminated earlier by the Company without cause (the “Ives Severance Payments”). In order to qualify for the Ives Severance Payments Mr. Ives must execute a mutual release agreement in a form reasonably acceptable to the Company. The employment agreement contains customary confidentiality restrictions, non-competition covenants and non-solicitation covenants with respect to our employees, consultants, and customers.

On April 25, 2022 we entered into an employment agreement with David T. Bell to serve as our Chief Financial Officer. The employment agreement has a term of three years and five days and automatically renews for successive one-year periods unless terminated by the Company or Mr. Bell, with ninety (90) days advance notice of its intent not to renew. The agreement provides for an annual base salary of $275,000 (the “Bell Base Salary”). The Bell Base Salary will increase as follows: (i) $25,000 per month upon the Company achieving an annualized revenue run rate of $50,000,000 or greater; (ii) $35,000 per month upon the Company achieving an annualized revenue run rate of $75,000,000 or greater; (iii) $40,000 per month upon the Company reaching an annualized revenue run rate of $150,000,000 or greater and EBITDA margin of no less than 7%; and (iv) $45,000 per month upon the Company reaching an annualized revenue run rate of $300,000,000 or greater and adjusted EBITDA margin of no less than 8%. The Bell Base Salary shall be payable in regular installments in accordance with the Company’s general payroll practices.

Additionally, Mr. Bell shall be eligible to earn a performance bonus (the “Bell Performance Bonus”) at the discretion of the Board of the Company with target bonuses that are the following percentages of Bell Base Salary based on certain performance criteria set forth in the employment agreement: (i) 50% of Bell Base Salary of less than $35,000 per month; (ii) 60% of Bell Base Salary of $35,000 to less than $40,000 per month; and (iii) 100% of Bell Base Salary of $40,000 or more per month. The performance criteria include (a) ensure on time filing of all periodic filings (Form 10Q and Form 10K) and event driven filings (Form 13(d), Section 16 filings (forms 3 and 4) and Form 8K); (b) ensure on time filings and payment of all federal, state and local tax obligations; and (c) prepare an annual consolidated draft budget based on subsidiary budgets by October 31 each year. Mr. Bell is entitled to earn an additional bonus of (i) $50,000 and 500,000 warrants to purchase the Company’s common stock with an exercise price of $2.00 upon the Company’s common stock trading on any tier of the Nasdaq or the New York Stock Exchange, and (ii) $100,000 and 750,000 warrants to purchase the Company’s common stock with an exercise price of $2.40 upon the Company joining the Russell 3000 and/or Russell 2000 stock index(ices). The Board of the Company may pay an additional bonus (separate from any target) in its sole discretion.

As an additional incentive for entering into the employment agreement, Mr. Bell was granted 1,800,000 stock options to purchase the Company’s common stock at an exercise price of $3.80 per share. The price amount is subject to adjustment in the event of a forward or reverse stock split, stock dividend or other similar mechanism. The stock options vest ratably over the first 36 months of employment with the Company. In the event of a change in control of the Company, unvested options shall not vest unless (i) Mr. Bell is not given a commensurate position in the resulting organization, or (ii) the change in control transaction results in a price to stockholders of at least $8.00 per share. The agreement entitles Mr. Bell to receive various employee benefits generally made available to other officers and senior executives of the Company.

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If Mr. Bell terminates his employment with the Company or his employment is terminated (i) as a result of his death, (ii) by the Company after a determination of a disability, or (iii) by the Company for cause, the Company will pay or provide Mr. Bell (a) those benefits as required by law, (b) for any earned but unpaid Bell Base Salary, (c) for the reimbursement of unreimbursed business expenses, and (d) for the payment of unpaid Bell Performance Bonus for any fiscal year ended prior to the termination date. In addition, if Mr. Bell’s employment is terminated by the Company without cause or by him for good reason, then Mr. Bell shall be entitled to receive for a period of twelve (12) months following the termination date, the Bell Base Salary (the “Bell Severance Payments”). In order to qualify for the Bell Severance Payments Mr. Bell must execute a mutual release agreement in a form reasonably acceptable to the Company. The employment agreement contains customary confidentiality restrictions, non-competition covenants, and non-solicitation covenants with respect to our employees, consultants, and customers.

Equity Compensation Plan Information

As of September 27, 2022 the Company has 2,500,000 shares authorized for issuance under the 2021 Castellum, Inc. Stock Incentive Plan, none of which are issued and outstanding.

Equity Incentive Plans

On November 9, 2021 our Board adopted our 2021 Castellum, Inc. Stock Incentive Plan (the “Stock Incentive Plan”) to provide an additional means to attract, motivate, retain, and reward selected employees and other eligible persons. The Stock Incentive Plan was approved by our stockholders on November 9, 2021.

Our Board, or upon the closing of this offering, the Compensation, Culture, and People Committee, will administer the Stock Incentive Plan. The administrator has broad authority to:

•	construe and interpret all provisions of the plan and all stock option agreements and stock award agreements under the plan;

•	determine the fair market value of the Company’s common stock;

•	select the eligible persons to whom stock options or stock awards are granted from time to time;

•	determine the number of shares of common stock covered by a stock option or stock award, determine whether an option shall be an incentive stock option or nonqualified stock option and determine such other terms and conditions of each stock option or stock award;

•	accelerate the time at which any stock option or stock award may be exercised, or the time at which a stock award or common stock issued under the plan may become transferable or nonforfeitable;

•	amend, cancel, extend, renew, accept the surrender of, modify, or accelerate the vesting of or lapse of restriction on all or any portion of an outstanding stock option or stock award and to reduce the exercise of any stock option;

•	prescribe the form of stock option agreements and stock award agreements;

•	adopt policies and procedures for the exercise of stock options or stock awards, including the satisfaction of withholding obligations;

•	adopt, amend, and rescind policies and procedures pertaining to the administration of the plan; and

•	and to make all other determinations necessary or advisable for the administration of the plan.

Employees, officers, directors, and consultants that provide services to us or one of our subsidiaries are eligible to received awards under the Stock Incentive Plan. Awards under the Stock Incentive Plan are issuable in the form of incentive stock options, nonqualified stock options, and stock bonus awards. Nonqualified stock options and stock awards may be granted to any eligible person selected by the committee. Incentive stock options may be granted only to employees of the Company. Awards under the plan generally will not be transferable other than by will or the laws of descent and distribution, except that the plan administrator may authorize certain transfers. As of the date of this prospectus, there we 2,500,000 shares of our common stock authorized for issuance under the terms of the Stock Incentive Plan.

Nonqualified and incentive stock options may not be granted at prices below the fair market value of the common stock on the date of grant. Incentive stock options must have an exercise price that is at least equal to the fair market value of our common stock, or 110% of fair market value of our common stock in the case of incentive stock option grants to any 10% owner of our common stock, on the date of grant.

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As is customary in incentive plans of this nature, the number and type of shares available under the Stock Incentive Plan and any outstanding awards, as well as the exercise or purchase prices of awards, will be subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders. In no case (except due to an adjustment referred to above or any repricing that may be approved by our stockholders) will any adjustment be made to a stock option or stock award under the Stock Incentive Plan (by amendment, cancellation and re-grant, exchange, or other means) that would constitute a repricing of the per-share exercise or base price of the award.

In the event that the Company is a party to a merger or other consolidation, in the event of a transaction providing for the sale of all or substantially all of the Company’s stock or assets, or in the event of such other corporate transaction, such as a separation or reorganization, outstanding stock options and stock awards shall be subject to such treatment as the administrator shall determine. Such treatment may include one or more of the following: (i) the continuation of the outstanding stock options and stock awards, (ii) the assumption of outstanding stock options and stock awards by the Company, if the Company is a surviving entity, (iii) the substitution by the surviving or successor entity or its parent of stock options or other stock awards with substantially the same terms for such stock options and stock awards, (iv) exercisability of such outstanding stock option and stock awards to the extent vested and exercisable under the terms of the stock option agreement or stock award agreement followed by the cancellation of such stock option or stock award (whether or not then exercisable); or (v) settlement of the intrinsic value of the outstanding stock options and stock awards to the extent vested and exercisable under the terms of the stock option agreement or stock award agreement, with payment made in cash, cash equivalents, or other property as determined by the administrator.

Our Board may amend or terminate the Stock Incentive Plan at any time, but no such action will affect any outstanding award in any manner materially adverse to a participant without the consent of the participant. Plan amendments will be submitted to stockholders for their approval as required by applicable law or any applicable listing agency. The Stock Incentive Plan is not exclusive, and our Board and the Compensation, Culture, and People Committee may grant stock and performance incentives or other compensation, in stock or cash, under other plans or authority. Unless previously terminated, the Stock Incentive Plan will terminate on the day that is ten years following the date that it is approved by the stockholders of the Company, except that stock options and stock awards that are granted under the plan prior to its termination will continue to be administered under the terms of the plan until the stock and stock awards terminate or are exercised.

Outstanding Equity Awards at December 31, 2021

The following table sets forth outstanding equity awards to our named executive officers as of December 31, 2021.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested
(a)	(b)		(e)	(f)	(g)	(h)
Mark C. Fuller	—		$—	—	—	$—

Jay O. Wright	—		—	—	—	—

Glen R. Ives	1,500,000	(1)	$1.60	06/30/2028	—	—

(1) 559,524 stock options are exercisable and 940,477 are subject to vesting upon the passage of time and certain Company financial performance measures being met.

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DIRECTOR COMPENSATION

General

The following discussion describes the significant elements of the expected compensation program for members of the Board and its committees. The compensation of our directors is designed to attract and retain committed and qualified directors and to align their compensation with the long-term interests of our stockholders. Directors who are also executive officers (each, an “Excluded Director”) will not be entitled to receive any compensation for his or her service as a director, committee member, or Chair of our Board or of any committee of our Board.

Director Compensation

Our non-employee director compensation program is designed to attract and retain qualified individuals to serve on our Board. Our Board, on the recommendation of our Compensation, Culture, and People Committee, will be responsible for reviewing and approving any changes to the directors’ compensation arrangements. In consideration for serving on our Board, each director (other than Excluded Directors) will be paid an annual retainer. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred while serving as directors.

As of the effective date of this registration statement but prior to the commencement of the trading of the Company’s common stock on the NYSE American, our Board will approve the following compensation program for the non-employee members of our Board. For the year ended December 31, 2021 there were no non-employee members on our Board, and as a result no board fees were paid.

Cash Compensation. Under such program, we will pay each non-employee director a cash fee, payable quarterly, of $60,000 per year for services on our Board.

Equity Compensation. As additional compensation, we will issue to each non-employee director an annual grant of shares of the Company’s common stock equal to $60,000, which shall vest ratably over the twelve months following the date of grant.

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Independent Chairman. If a non-employee director is designated to serve as the Chair of the Board, such director will be entitled to annual cash compensation of $15,000, to be paid quarterly.

Committee Fees. If a non-employee director is designated to participate on a committee of our Board as a chairperson, such director will be entitled to compensation in accordance with the following table:

	Chair
Audit Committee	$3,750	/qtr
Compensation, Culture, and People Committee	$2,500	/qtr
Nominating and Governance Committee	$2,500	/qtr

There was no director compensation paid in the year ended December 31, 2021 (excluding compensation to our executive officers set forth in the summary compensation table above.)

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of common stock as of September 27, 2022 by:

•	each person known by us to be a beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The table also set forth each 5% stockholder and named director and officer who is also a selling stockholder.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant, or other right. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

In the table below, the percentage of beneficial ownership of our common stock is based on 24,788,133 shares of our common stock outstanding as of September 27, 2022. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock as held by that person or entity that are currently exercisable or that will become exercisable within 60 days of September 27, 2022. Unless otherwise noted below, the address of the persons listed on the table is in c/o Castellum, Inc., 3 Bethesda Metro Center, Suite 700, Bethesda, MD 20814.

This prospectus covers the possible resale by selling stockholders who are 5% stockholders, officers, and directors of 520,000 shares of our common stock.

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		Common Stock Beneficially				Common Stock Beneficially Owned Immediately After the Completion of this Offering
		Owned Immediately Prior to the Completion of this Offering		Number of Shares of Common Stock Being Offered	Other Beneficial Shares gained	No Exercise of Underwriters' Option to Purchase Additional Shares			Full Exercise of Underwriters' Option to Purchase Additional Shares
Name of Beneficial Owner	Number of Shares	Percentage of Shares	Percentage of Voting Power	by the Underwriters(10)	or lost due to offering transactions	Number of Shares	Percentage of Shares	Percentage of Voting Power	Number of Shares	Percentage of Shares	Percentage of Voting Power
Named Executive Officers and Directors
Mark C. Fuller (1)	8,863,452	26.4%	48.2%	100,000	500,000	9,363,452	19.1%	18.7%	9,263,452	19.0%	18.6%
Jay O. Wright (2)	10,275,506	30.4%	50.3%	100,000	500,000	10,775,506	22.1%	21.6%	10,675,506	21.9%	21.4%
Laurie M. Buckhout (3)	14,267,758	36.5%	*	-	(10,421,604)	3,846,154	8.2%	8.1%	3,846,154	8.2%	8.0%
Glen R. Ives (4)	884,638	3.5%	*	-	-	884,638	1.9%	1.8%	884,638	1.9%	1.8%
David T. Bell (5)	300,000	1.2%	*	-	500,000	800,000	1.7%	1.6%	800,000	1.7%	1.6%
Emil Kaunitz (6)	2,046,571	8.2%	*	-	-	2,046,571	4.4%	4.3%	2,046,571	4.3%	4.2%
Executive Officers and Directors as a Group (6 persons)	36,637,925	63.3%	98.6%	200,000	(8,921,604)	27,716,321	53.4%	52.4%	27,516,321	53.0%	51.9%
Other 5% Shareholders
Jean and Nathalie Ekobo (7)	6,393,036	25.2%	*	320,000	-	6,393,036	13.0%	12.7%	6,073,036	12.7%	12.4%
Crom Cortana Fund LLC (8)	4,437,500	17.0%	*	0	-	4,437,500	9.2%	9.0%	4,437,500	9.2%	9.0%
William Forkner (9)	1,529,429	6.2%	*	0	-	1,529,429	3.3%	3.2%	1,529,429	3.2%	3.2%

* Less than 1%

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(1) Mr. Fuller was appointed a director, Chair of the Board, CEO and President on June 11, 2019 in connection with the Bayberry Acquisition. Mr. Fuller may be deemed to be the beneficial owner of 8,863,453 of the Company’s common shares, which total is comprised of (i) 25,019 common shares held by The Mark Chappelle Fuller Revocable Trust, Mark Fuller, TTEE, of which Mr. Fuller is the trustee, (ii) 25,000 common shares held by Janice Lynn Dudley Revocable Trust, Janice Lynn Dudley TTEE of which Ms. Dudley is the trustee, (iii) 25,000 common shares held by Katherine Fuller, (iv) 50,000 common shares held by Michael Fuller, (v) 1,504,500 shares of the Company’s Series B preferred stock which will be converted into 7,522,500 shares of the Company’s common stock concurrently with this offering held by The Mark Chappelle Fuller Revocable Trust, Mark Fuller, TTEE of which Mr. Fuller is the trustee; and (vi) 1,215,934 warrants that are exercisable into 1,215,934 shares of the Company’s common stock.

The 100,000 common shares owned by Mr. Fuller that will be offered by the Underwriters in this offering will be a portion of the shares issued pursuant the conversion of Mr. Fuller’s shares of Series B preferred stock.

Pursuant to the terms of Mr. Fuller’s employment agreement he will receive 500,000 warrants upon the closing of the offering.

(2) Mr. Wright was appointed a director, Vice Chair of the Board, General Counsel, Treasurer and Secretary on June 11, 2019 in connection with the Bayberry Acquisition. The 10,275,506 shares that Mr. Wright owns prior to the offering, is comprised of: (i) 1,207,072 common shares; (ii) 1,570,500 shares of the Company’s Series B preferred stock which will be converted into 7,852,500 shares of the Company’s common stock concurrently with this offering and (iii) 1,215,934 warrants that are exercisable into 1,215,934 shares of the Company’s common stock.

The 100,000 common shares owned by Mr. Wright that will be offered by the Underwriters in this offering will be a portion of the 1,207,072 common shares that Mr. Wright owns.

Pursuant to the terms of Mr. Wright’s employment agreement he will receive 500,000 warrants upon the closing of the offering.

(3) Ms. Buckhout was appointed as chief executive officer of Corvus on November 21, 2019, on a transition basis for a period of 90 days and thereafter as the Chief Revenue Officer of the Company. Ms. Buckhout was elected to our Board on November 26, 2019. The BCR Trust, in which Ms. Buckhout is the sole trustee, is the holder of the Amended BCR Trust Note which is convertible into 14,267,758 shares of the Company’s common stock. Ms. Buckhout may be deemed to be the beneficial owner of the 14,267,758 shares of the Company’s common stock. In connection with the Offering Ms. Buckhout will convert $1,000,000 of the principal amount outstanding under the Amended BCR Trust Note into 3,846,154 shares of common stock.

(4) Mr. Ives was appointed to serve as our COO since July 1, 2021. The 884,638 shares that Mr. Ives owns prior to the offering, is comprised of: (i) 187,615 common shares; (ii) 220,000 shares of the Company’s Series C preferred stock which is convertible into 137,500 shares of the Company’s common stock; and (iii) 2,000,000 stock options to purchase shares of the Company’s common stock of which 559,524 stock options are exercisable. The balance of the stock options (1,440,463) are subject to vesting upon the passage of time and upon certain Company financial performance measures being met.

(5) Mr. Bell was appointed to serve as our CFO effective April 25, 2022. Mr. Bell was granted 1,800,000 stock options to purchase the Company’s common stock at $3.80 per share as an additional incentive to execute his employment agreement, of which 300,000 are exercisable. Pursuant to the terms of Mr. Bell’s employment agreement he will receive 500,000 warrants upon the closing of the offering.

(6) Mr. Kaunitz was appointed a director and has also served as the president of SSI since August 12, 2021. Mr. Kaunitz is the holder of 1,984,071 shares of the Company’s common stock and 100,000 shares of the Company’s Series C preferred stock which is convertible into 62,500 shares of the Company’s common stock.

(7) Mr. and Mrs. Ekobo stock ownership includes a combination of family-related shareholdings made up of the Company’s common stock and Series A preferred stock. The following share ownership reflects the shares of common stock held by each family member: (i) Jean Machetel Ekobo Embessee, 108,758, (ii) Jean Machetel Ekobo Embesse and Nathalie Fournier Ekobo Ttee, 4,705,613, (iii) Nathalie Fournier Ekobo, 669,804, (iv) LePrince Pierre Ekobo, 118,862, (v) Rachel Koum Ekobo, 52,500, (vi) Rachel Embesse Ekobo, 100,000, and (vii) Ndedi Ekobo, 50,000. The Fornier Ekobo Revocable Family Trust is the holder of 5,875,000 shares of the Company’s Series A preferred stock which is convertible into 587,500 shares of the Company’s common stock. Mr. and Mrs. Ekobo may be deemed the beneficial owners of 6,393,036 shares of the Company’s common stock.

(8) CCF is the holder of 3,125,000 shares of the Company’s common stock and holds a warrant to purchase 656,250 shares of the Company’s common stock. CCF is also the holder of the CCF Note which is convertible into 656,250 shares of the Company’s common stock. Liam Sherif and John Chen hold voting and/or dispositive power over the shares held by CCF and may be deemed the beneficial owners of 4,437,500 shares of the Company’s common stock.

(9) William Forkner is the holder of 1,529,429 shares of the Company’s common stock.

(10) Assumes all shares offered by the selling stockholders are sold.

The following table sets for information regarding the beneficial ownership of our Series A preferred stock, Series B preferred stock, and Series C preferred stock as of September 27, 2022, by:

•	each person who is known by us to beneficially own 5% or more of our outstanding shares of our Series A preferred stock, Series B preferred stock, and Series C preferred stock;

•	each member of our board of directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

	Number of Preferred Shares Owned Prior to the Offering												Percentage
	Shares of	Percentage of	Total Number	Voting	Shares of	Percentage of	Total Number	Voting	Shares of	Percentage of	Total Number	Voting	of Voting
	Series A	Series A	of Votes	Percentage	Series B	Series B	of Votes	Percentage	Series C	Series C	of Votes	Percentage	Power for
	Preferred Stock	Preferred Stock	For	For	Preferred Stock	Preferred Stock	For	For	Preferred Stock	Preferred Stock	For	For	Series C
	Beneficially	Beneficially	Series A	Series A	Beneficially	Beneficially	Series B	Series B	Beneficially	Beneficially	Series C	Series C	Preferred Stock
Name of Beneficial Owner	Owned	Owned	Preferred Stock	Preferred Stock	Owned	Owned	Preferred Stock	Preferred Stock	Owned	Owned	Preferred Stock	Preferred Stock	Post Offering
Named Executive Officers and Directors
Mark C. Fuller	—	—	—	—	1,504,500	48.9%	15,045,000,000	48.9%	—	—	—	—	—
Jay O. Wright	—	—	—	—	1,570,500	51.1%	15,705,000,000	51.1%	—	—	—	—	—
Laurie M. Buckhout	—	—	—	—	—	—	—	—	—	—	—	—	—
Glen R. Ives	—	—	—	—	—	—	—	—	220,000	28.6%	2,750,000	28.6%	*
David T. Bell
Emil Kaunitz	—	—	—	—	—	—	—	—	100,000	13.0%	1,250,000	13.0%	*
Executive Officers and Directors as a Group (6 persons)	—	—	—	—	3,075,000	100.0%	30,750,000,000	100.0%	320,000	41.6%	4,000,000	41.6%	*
Other 5% Shareholders
Jean and Nathalie Ekobo	5,875,000	100.0%	11,750,000	100.0%	—	—	—	—	—	—	—	—	—
Crom Cortana Fund LLC	—	—	—	—	—	—	—	—	—	—	—	—	—
William Forkner	—	—	—	—	—	—	—	—	—	—	—	—	—

* Less than 1%

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures for Approval of Related Party Transactions

A “related party transaction” is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of (i) $120,000, or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related party had or will have a direct or indirect material interest. A “related party” includes:

•	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•	any person who beneficially owns more than 5% of our common stock;

•	any immediate family member of any of the foregoing; or

•	any entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In July 2022 our Board adopted a written related-party transactions policy. Pursuant to this policy, the Audit Committee of our Board will review all material facts of all related-party transactions and either approve or disapprove entry into the related-party transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a related-party transaction, our Audit Committee shall take into account, among other factors, the following: (i) whether the related-party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third party under the same or similar circumstances; (ii) the extent of the related party’s interest in the transaction; and (iii) whether the transaction would impair the independence of a non-employee director.

Related Party Transactions

Other than compensation arrangements for our named executive officers and directors, which we describe above, the only related party transactions to which we were a party during the years ended December 31, 2021 and 2020 are as follows, each of which was entered into prior to the adoption of the approval procedures described above.

Buckhout Charitable Remainder Trust

On November 21, 2019, the Company entered into the First BCR Trust Note with the BCR Trust in the principal amount of $3,700,000 that had a maturity date of November 21, 2022. Laurie Buckhout, the Trustee of the BCR Trust is the Company’s Chief Revenue Officer and a director of the Company.

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On March 31, 2020, the Company entered into the Second BCR Trust Note with the BCR Trust in the principal amount of $670,138 that had a maturity date of March 31, 2023. The Second BCR Trust Note had an interest rate of five percent (5%) per annum and was convertible into common stock of the Company at $0.26 per share. Interest only payments on the Second BCR Trust Note were due quarterly. In the event of a default principal amounts due and owing would be accelerated and the interest rate would increase to twelve percent (12%) per annum.

On February 1, 2021, the First BCR Trust Note and the Second BCR Trust Note were combined into the Third BCR Trust Note in the principal amount of $4,279,617, that had a maturity date of February 1, 2024. The interest rate remained at five percent (5%) per annum and required monthly principal payments of $10,000. The Third BCR Trust Note was convertible into common stock of the Company at $0.013 per share. On March 30, 2022, the Company made a principal payment of $500,000 at which time the parties entered into the Amended BCR Trust Note in the principal amount of $3,709,617, that has a new maturity date of September 30, 2024. The interest rate and conversion price remain unchanged. Interest only payments due under the note are to be made monthly but have been deferred until October 31, 2022.

Interest expense recorded in connection with the BCR Trust which includes amortization of discount and premium for the years ended December 31, 2021 and 2020 was $1,638,057 and $1,548,157, respectively.

Emil Kaunitz Note Payable

On August 12, 2021, the Company entered into the Kaunitz Note with Emil Kaunitz in the principal amount of $400,000, that has a maturity date of December 31, 2024. Emil Kaunitz is a director of the Company. The Kaunitz Note has a per annum interest rate of five percent (5%). Interest only payments are required to be paid monthly. The note is an unsecured obligation of the Company and is not convertible into equity securities of the Company.

Interest expense recorded in connection with the Kaunitz Note for the years ended December 31, 2021 and 2020 was $7,726 and $0, respectively.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and the Nevada Revised Statutes relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified by reference to our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws. You should read the provisions of our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws as currently in effect for provisions that may be important to you.

The share and per share information in the following discussion reflects the proposed Reverse Stock Split of the outstanding common stock at an assumed ratio of 1-for-20 expected to occur immediately following the effectiveness of the registration statement of which this prospectus forms a part.

Current Amended and Restated Articles of Incorporation

We are currently authorized to issue up to 3,050,000,000 capital stock consisting of: 3,000,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock of which 10,000,000 are designated as Series A preferred stock, par value $0.0001 per share, 10,000,000 are designated as Series B preferred stock, par value $0.0001 per share and 10,000,000 are designated as Series C preferred stock, par value $0.0001 per share. As of September 27, 2022, there were 24,788,132 shares of common stock that were issued and outstanding and held by 269 stockholders of record, plus others held in street name. As of September 27, 2022, there were 5,875,000 shares of Series A preferred stock issued and outstanding, 3,054,000 shares of Series B preferred stock issued and outstanding, of which is convertible into 15,270,000 shares of common stock concurrently with this offering, and 770,000 shares of Series C preferred stock issued and outstanding.

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On August 31, 2022, our Board and stockholders holding a majority of our outstanding voting shares, authorized the Reverse Stock Split of each of the outstanding shares of the Company’s common stock, $0.001 par value per share, as well as each of the outstanding shares of the Company’s preferred stock at a ratio to be determined by the board of within a range of a minimum of a one-for-fifteen (1-for-15) to a maximum of one-for- twenty-five (1-for-25), with the exact ratio to be set at a number within this range as determined by the Board in its sole discretion, with no change in par value. We intend for the Board to effect such reverse stock immediately following the effectiveness of the registration statement of which this prospectus forms a part, however we cannot guarantee that such Reverse Stock Split will occur based on the ratio stated above, that such Reverse Stock Split will be necessary or will occur in connection with the listing of our common stock on the NYSE American. We intend to effect the Reverse Stock Split of our outstanding shares of common stock immediately following the effectiveness of the registration statement of which this prospectus forms a part.

Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed Reverse Stock Split of the outstanding common stock and preferred stock at an assumed 1-for-20 ratio expected to occur immediately following the effectiveness of the registration statement of which this prospectus forms a part. Before the SEC declares this registration statement effective, we intend to file a pre-effective amendment to this registration statement with the SEC in the event that our Board determines that the final ratio to be used to effect such Reverse Stock Split must be changed from the assumed 1-for-20 ratio disclosed throughout this prospectus.

Common Stock

Each outstanding share of common stock entitles the holder to one vote on all matters presented to the stockholders for a vote. Holders of shares of common stock have no cumulative voting, preemptive, subscription or conversion rights. All shares of common stock to be issued pursuant to this registration statement will be duly authorized, fully paid, and non-assessable. Our Board determines if and when distributions may be paid out of legally available funds to the holders. To date, we have not declared any dividends with respect to our common stock. Our declaration of any cash dividends in the future will depend on our Board’s determination as to whether, in light of our earnings, financial position, cash requirements, and other relevant factors existing at the time, it appears advisable to do so. We do not anticipate paying cash dividends on the common stock in the foreseeable future.

Upon liquidation, subject to the right of any holders of the preferred stock to receive preferential distributions, each outstanding share of common stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

The holders of a majority of the outstanding shares of common stock constitute a quorum at any meeting of the stockholders. A plurality of the votes cast at a meeting of stockholders elects our directors. The common stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of common stock can elect all of our directors. In general, a majority of the votes cast at a meeting of stockholders must authorize stockholder actions other than the election of directors. Most amendments to our Amended and Restated Articles of Incorporation require the vote of the holders of a majority of all outstanding voting shares.

We expect to effect a 1-for-20 Reverse Stock Split of our outstanding common stock prior to the completion of this offering, effective immediately following the effectiveness of the registration statement of which this prospectus forms a part.

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Preferred Stock

Under our Amended and Restated Articles of Incorporation, our Board can issue up to 2,500,000 shares of preferred stock from time to time in one or more series. The Board is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law. Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, our Board has the authority to issue these shares of preferred stock without stockholder approval.

We are authorized to issue 50,000,000 shares of preferred stock, of which 30,000,000 shares have been designated as follows: (i) 10,000,000 shares of Series A preferred stock, of which 5,875,000 are issued and outstanding as of September 27, 2022; (ii) 10,000,000 shares of Series B preferred stock, of which 3,054,000 are issued and outstanding as of September 27, 2022 and which is convertible into 15,270,000 shares of common stock concurrently with this offering, and (iii) 10,000,000 shares of Series C preferred stock, of which 770,000 shares are issued and outstanding as of September 27, 2022.

The Series A preferred stock provides holders the right to convert each share into 0.10 of a share of common stock and shall have the right to vote on an as converted basis. Holders of the Series A preferred stock are entitled to receive a dividend of $0.0125 per year, one-twelfth of which shall be payable each calendar month. The Series A preferred stock may be redeemed at the Company’s option at $1 per share at any time upon 30 days advanced written notice. Holders of Series A preferred stock are entitled to receive liquidation preference pari passu with the holders of Series B preferred stock and Series C preferred stock and prior to and in preference to any distribution of any of the assets of the Company to the holders of common stock.

The Series B preferred stock provides holders the right to convert each share into 5 shares of common stock. Holders of Series B preferred stock shall each have 10,000 votes per preferred share. Holders of Series B preferred stock are entitled to receive liquidation preference pari passu with the holders of Series A preferred stock and Series C preferred stock and prior to and in preference to any distribution of any of the assets of the Company to the holders of common stock. The Series B preferred stock will be converted into 15,270,000 shares of common stock concurrently with this offering.

The Series C preferred stock provides holders the right to convert each share into 0.625 of a share of common stock and shall have the right to vote on an as converted basis. The Series C preferred stock has a stated value of $1. Holders of the Series C preferred stock are entitled to receive a dividend of $0.06 per year. Holders of the Series C preferred stock received two shares of common stock of the Company for every one share of Series C preferred stock issued. At any time after July 16, 2028 the Company has the right to redeem all of the issued and outstanding shares of Series C preferred stock at a redemption price per preferred share equal to the stated value of $1. The Series C preferred stock has no maturity date or scheduled redemption date. There is no sinking fund provisions applicable to the Series C preferred stock. Holders of the Series C preferred stock have certain registration rights which require the Company, when eligible, to prepare and file with the SEC, a registration statement on Form S-3 covering the resale of the preferred shares in a secondary offering. Holders of the Series C preferred stock are entitled to receive liquidation preference, pari passu with the holders of Series A preferred stock and Series B preferred stock and prior to and in preference to any distribution of any of the assets of the Company to the holders of common stock.

Amended and Restated Articles of Incorporation to be Adopted in Connection with this Offering

Prior to the closing of this offering, we intend to file an amendment to our Amended and Restated Articles of Incorporation, to effect a 1-for-20 Reverse Stock Split.

Upon completion of this offering, we will be authorized to issue 3,000,000,000 shares of common stock, $0.0001 par value per share, and 50,000,000 shares of preferred stock. There will be 5,875,000 shares of Series A preferred stock outstanding and 770,000 shares of Series C preferred stock outstanding.

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Warrants

As of September 27, 2022, we had 3,522,585 warrants outstanding. Each warrant provides the holder the right to purchase one share of the Company’s common stock at a predetermined exercise price. The number of shares of common stock issuable upon exercise of each warrant and the exercise price shall be proportionally adjusted to reflect the Reverse Stock Split to occur immediately following the effectiveness of the registration statement of which this prospectus forms a part. The outstanding warrants consist of:

•	warrants to purchase 170,000 shares of common stock at an exercise price of $4.00 until November 16, 2028;

•	warrants to purchase 1,450,850 shares of common stock at an exercise price of $2.00 until August 12, 2028;

•	warrants to purchase 320,000 shares of common stock at an exercise price of $3.40 until August 5, 2028;

•	warrants to purchase 130,000 shares of common stock at an exercise price of $1.60 until January 20, 2028;

•	warrants to purchase 1,080,717 shares of common stock at an exercise price of $0.00000009254 until November 21, 2028; and

•	warrants to purchase 361,017 shares of common stock at an exercise price of $3.80 until May 2, 2029.

Options

As of September 27, 2022, we had 5,025,000 outstanding options to purchase shares of the Company’s common stock. Each stock option provides the holder the right to purchase one share of the Company’s common stock at a predetermined exercise price. The number of shares of common stock issuable upon exercise of each option and the exercise price shall be proportionally adjusted to reflect the Reverse Stock Split to occur immediately following the effectiveness of the registration statement of which this prospectus forms a part. The outstanding stock options consist of the following:

•	options to purchase 877,500 shares of common stock at an exercise price of $0.80 per share until February 28, 2027;

•	options to purchase 150,000 shares of common stock at an exercise price of $1.60 per share until December 31, 2027;

•	options to purchase 50,000 shares of common stock at an exercise price of $1.00 per share until February 20, 2028;

•	options to purchase 50,000 shares of common stock at an exercise price of $1.80 per share until March 11, 2028;

•	options to purchase 150,000 shares of common stock at an exercise price of $1.80 per share until March 31, 2028;

•	options to purchase 1,500,000 shares of common stock at an exercise price of $1.60 per share until June 30, 2028;

•	options to purchase 150,000 shares of common stock at an exercise price of $3.40 per share until August 6, 2028;

•	options to purchase 600,000 shares of common stock at an exercise price of $3.40 per share until August 10, 2028;

•	options to purchase 12,500 shares of common stock at an exercise price of $3.40 per share until August 31, 2028;

•	options to purchase 7,500 shares of common stock at an exercise price of $3.30 per share until December 31, 2028;

•	options to purchase 150,000 shares of common stock at an exercise price of $3.40 per share until December 31, 2028; and

•	options to purchase 10,000 shares of common stock at an exercise price of $3.40 per share until March 31, 2029.

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Limitation on Directors’ Liability

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Amended and Restated Bylaws include provisions that require the Company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company.

The limitation of liability and indemnification provisions under the Nevada Revised Statutes and our Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Nevada Anti-Takeover Statute

We are a Nevada corporation and the anti-takeover provisions of the Nevada Revised Statutes may discourage, delay, or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. An interested stocked is a person who, together with the affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) ten percent or more of the Company’s capital stock entitled to vote. In addition, our amended and restated articles of incorporation (the “Amended and Restated Articles of Incorporation”) and amended and restated bylaws (the “Amended and Restated Bylaws”) may discourage, delay, or prevent a change in our management or control over us that stockholders may consider favorable. Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws (i) authorize the issuance of “blank check” preferred stock that could be issued by our Board to thwart a takeover attempt; (ii) provide that vacancies on our Board, including newly created directorships, may be filled by a majority vote of directors then in office, (iii) provide that the Board shall have the sole power to adopt, amend, or repeal the Amended and Restated Bylaws, and (iv) requires a stockholder to provide advance written notice of a stockholder proposal.

Forum for Litigation

Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that, to the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the sole and exclusive forum for state law claims with respect to: (a) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws. Pursuant to Article IX of the Amended and Restated Articles of Incorporation and Article XIII of the Amended and Restated Bylaws, and for the avoidance of doubt, this exclusive forum provision shall not be applicable to any action brought under the Securities Act, or the Exchange Act, and that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of Article IX of the Amended and Restated Articles of Incorporation and Article XIII of the Amended and Restated Bylaws. There exists uncertainty, however, as to whether such forum selection provisions of our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws would be enforced by a court.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Nevada Agency and Transfer Company with an address at 50 West Liberty Street, Suite 880, Reno, NV 89501.

Listing

Our common stock is currently quoted on the OTC Pink under the trading symbol “ONOV”. Our common stock has been approved for listing on the NYSE American under the symbol “CTM”.

SHARES ELIGIBLE FOR FUTURE SALE

Based on the number of shares outstanding as of the date of this prospectus, upon completion of this offering, 46,584,286 shares of common stock will be outstanding, or 47,064,286 if the over-allotment option is exercised in full.

The remaining shares of common stock will be “restricted securities” under Rule 144 under the Securities Act.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock for (i) at least six months (subject to certain limitations for affiliates described below) would be entitled to sell their securities provided that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale or (ii) at least one year; provided that such person is not an affiliate of ours the time of the sale and has not been an affiliate of ours during the three months preceding the sale.

An affiliate of ours who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell under clause (i) above, if, within any three-month period, a number of shares that does not exceed the greater of:

●	1% of shares of our common stock then outstanding; or

●	the average weekly trading volume of shares of our common stock on the Nasdaq during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Prior to the Bayberry Acquisition, the Company was once an entity with no or nominal operations and no or nominal non-cash assets (otherwise known as a “shell company”). Rule 144 is not available for the resale of securities initially issued by shell companies (other than business-combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials) other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

We are no longer a shell company, and so, once the conditions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities. Additionally, there are shares that may be eligible to be sold pursuant to Rule 4(a)(2) of the Securities Act.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. Most of our employees, executive officers or directors who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until one year has elapsed from the date the registration statement of which this prospectus forms a part was publicly available before selling their shares. As of September 27, 2022 the Company has 2,500,000 shares authorized for issuance under the 2021 Castellum, Inc. Stock Incentive Plan, none of which are issued and outstanding. When such shares may be issued in the future, then the holder of the shares may be eligible to rely on the resale provisions of Rule 701.

Lock-up Agreements

All of our directors and executive officers, employees and 5% holders of our common stock or securities exercisable for or convertible into our common stock outstanding immediately prior to this offering have entered into lock-up agreements with respect to the disposition of their shares. See “Underwriting” for additional information.

UNDERWRITING

The Representative is acting as the sole book-running manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriters named below, through the Representative, have severally agreed to purchase, and we have agreed to sell to the underwriters, the following respective number of shares set forth opposite the underwriter’s name.

Underwriters	Number of Shares
EF Hutton, division of Benchmark Investments, LLC	3,200,000
Total	3,200,000

The underwriting agreement provides that the underwriters must buy all of the shares of our common stock if they buy any of them. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares as described below. Our shares of common stock are offered subject to a number of conditions, including:

•	receipt and acceptance of our shares of common stock by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

We have been advised by EF Hutton that the underwriters intend to make a market in our shares of common stock but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

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Option to Purchase Additional Shares

We have granted the underwriters an option to buy up to an aggregate of up to 15% of the total number of securities to be offered by the Company, solely for the purpose of covering over-allotments (the “Over-Allotment Option”). To the extent a share of securities is being offered, the option shall be for whole shares as priced in the offering and not for components of the share. The underwriters have 45 days after the closing of the offering to exercise this option. If the underwriters exercise this option, they will each purchase additional securities approximately in proportion to the amounts specified in the table above.

Underwriting Discount

Shares sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $ [*] per share from the public offering price. The underwriters may offer the shares through one or more of their affiliates or selling agents. If all the shares are not sold at the public offering price, EF Hutton may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares at the prices and upon the terms stated therein.

The underwriting discount is equal to the public offering price per share, less the amount paid by the underwriters to us per share. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We have agreed to sell the shares of our common stock to the underwriters at the offering price of $[*] per share, which represents the public offering price of our shares set forth on the cover page of this prospectus less a seven percent (7.0%) underwriting discount.

The following table shows the per share and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to additional shares.

	No Exercise	Full Exercise
Per share	$	$
Underwriting discounts and commissions (1)
Total	$	$

	No Exercise	Full Exercise
Per share	$	$
Underwriting discounts and commissions to be paid by us and the Selling Stockholders (1)
Total	$	$

(1)	Underwriting discounts and commissions do not include a non-accountable expense allowance up to $____ payable to the underwriters to be paid only by us.

Compensation

We have agreed to pay EF Hutton’s out-of-pocket accountable expenses, including EF Hutton’s legal fees, up to a maximum amount of $204,500; however, if the offering is not consummated our maximum obligation is $104,500. We have paid $25,000 to EF Hutton as an advance to be applied towards reasonable out-of-pocket expenses (which we refer to as the “Advance”). Any portion of the Advance shall be returned back to us to the extent not actually incurred.

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $717,838. Additionally, we have agreed that one percent (1.0%) of the gross proceeds of the offering shall be provided to EF Hutton for non-accountable expenses.

Determination of Offering Price

Before this offering, our common stock was traded on the OTC Pink under the trading symbol “ONOV”. The OTC Pink does not constitute an established stock exchange, and as a result, the historical trading prices for the Company’s common stock may not be a reliable benchmark on which to determine the public offering price. Accordingly, the public offering price will be negotiated between us and EF Hutton. Among the factors to be considered in these negotiations are:

•	the information set forth in this prospectus and otherwise available to the underwriters;

•	the prospects for our Company and the industry in which we operate;

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•	an assessment of our management;

•	our past and present financial and operating performance;

•	our prospects for future earnings;

•	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;

•	the prevailing conditions of U.S. securities markets at the time of this offering; and

•	other factors deemed relevant.

The estimated public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor EF Hutton can assure investors that an active trading market will develop for shares of our common stock, or that the shares will trade in the public market at or above the initial public offering price.

Underwriter Warrants

As additional compensation for EF Hutton’s services, we agreed to issue warrants to EF Hutton or its designees to purchase a number of shares of our common stock equal to three percent (3%) of the aggregate number of shares of our common stock sold in this offering (excluding shares of common stock sold to cover over-allotments, if any) at an exercise price equal to 115% of the public offering price of the shares of our common stock sold in this offering. The underwriter’s warrants will be exercisable at any time, and from time to time, in whole or in part, during the four and a half-year period commencing six months from the effective date of this offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(g)(8)(A). The underwriter’s warrants have been deemed compensation by FINRA and therefore are subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. EF Hutton (or its permitted assignees under Rule 5110(e)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of this prospectus.

The underwriters’ warrants also provide for a one-time demand registration right, unlimited “piggyback” registration rights with respect to the registration of the shares of Common Stock underlying the warrants, customary anti-dilution provisions, customary anti-dilution provisions (for stock dividends and splits and recapitalizations) and anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.), consistent with FINRA Rule 5110, and future issuance of common stock or common stock equivalents at prices (or with exercise and/or conversion prices) below the offering price as permitted under FINRA Rule 5110(f)(2)(G). Further, the number of shares underlying the underwriter’s warrants shall be reduced, or the exercise price increased, if necessary, to comply with FINRA rules or regulations.

Tail Financing

We have also granted EF Hutton the right to receive a cash fee equal to seven percent (7.0%) of the gross proceeds received by us from the sale of any equity, debt and/or equity derivative instruments to investors actually introduced to us by EF Hutton to the Company, in connection with any public or private financing or capital raise completed between April 12, 2022 and the earlier of (i) April 12, 2023, or (ii) the final closing, if any, of the offering (the “Engagement Period”) (unless this initial public offering is not closed or either party terminates the engagement, then such date will be 12 months after such expiration or termination) (each, a “Tail Financing”), and such Tail Financing is consummated at any time during the Engagement Period or within the twelve (12) month period following the expiration or termination of the Engagement Period, provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation.

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Right of First Refusal

We have also granted EF Hutton an irrevocable right of first refusal for a period of twelve (12) months after the closing date of this offering to act as sole investment banker, sole book-runner, and/or sole placement agent, at EF Hutton’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such twelve (12) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to EF Hutton for such transactions. EF Hutton will have the sole right to determine whether or not any other broker-dealer will have the right to participate in any such offering and the economic terms of any such participation. Notwithstanding the foregoing, if the Company has one of the agreed upon investment banks, including certain bulge bracket investment banks ready, willing, and able to lead manage at least a $60 million equity underwriting for the Company, the right of first refusal shall be not applicable and EF Hutton shall instead agree to serve as a co-manager and receive at least 20% of the transaction economics.

Lock-up Agreements

The Company, on behalf of itself and any successor entity, have agreed not to, subject to certain limited exceptions, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise, during the Engagement Period and additionally for a period of 180 days after the closing date of this offering, in the case of the Company. Additionally, our directors and officers and any holder(s) of five percent (5%) or more of the outstanding shares of common stock as of the effective date of the Registration Statement (and all holders of securities exercisable for or convertible into shares of common stock) shall enter into customary “lock-up” agreement in favor of EF Hutton pursuant to which such persons and entities shall agree that for a period of 180 days after the closing date of this offering, they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exceptions and negotiated leak out agreements.

Notwithstanding the foregoing, EF Hutton may request “lock-up” agreements from any holder(s) of less than five percent (5%) of the outstanding shares of common stock as of the effective date of the Registration Statement, in its reasonable discretion. The Selling Stockholder’s shares that are being registered by the registration statement to which this prospectus forms a part are not subject to the lock-ups.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

NYSE American Listing

Our common stock has been approved for listing on the NYSE American under the symbol “CTM.”

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Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters of this offering, or by their affiliates. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain, or otherwise affect the price of our common stock during and after this offering, including:

•	stabilizing transactions;

•	short sales;

•	purchases to cover positions created by short sales;

•	imposition of penalty bids; and

•	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our common stock, which involve the sale by the underwriters of a greater number of common stock than they are required to purchase in this offering and purchasing common stock on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriter has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the NYSE American, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

96

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

LEGAL MATTERS

The validity of the issuance of the securities covered by this prospectus will be passed upon for us by Lucosky Brookman LLP. Carmel, Milazzo & Feil LLP is acting as counsel for the underwriters in this offering.

EXPERTS

Our consolidated financial statements as of and for our years ended December 31, 2021 and 2020 included in this prospectus and elsewhere in the registration statement have been audited by RSM US LLP, an independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

The financial statements of Specialty Systems, Inc. as of and for the years ended December 31, 2020 and 2019 included in this prospectus and elsewhere in the registration statement have been audited by Aronson LLC, an independent auditor, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

Upon the completion of this offering, we will be subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, and we will file reports, proxy statements and other information with the SEC. We also maintain a website at www.castellumus.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

97

INDEX TO FINANCIAL STATEMENTS

Page
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF CASTELLUM, INC. AND SUBSIDARIES as of June 30, 2022 and December 31, 2021 and for the Three and/or Six Months Ended June 30, 2022 and 2021
Condensed Consolidated Balance Sheets	F-2
Condensed Consolidated Statements of Operations	F-3
Condensed Consolidated Statements of Cash Flows	F-5
Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit)	F-6
Notes to the Condensed Consolidated Financial Statements	F-7

CONSOLIDATED FINANCIAL STATEMENTS OF CASTELLUM, INC. AND SUBSIDIARIES as of December 31, 2021 and 2020 and for the Years Ended December 31, 2021 and 2020
Report of Independent Registered Public Accounting Firm	F-26
Consolidated Balance Sheets	F-27
Consolidated Statements of Operations	F-28
Consolidated Statements of Cash Flows	F-29
Consolidated Statements of Changes in Stockholders’ Equity (Deficit)	F-32
Notes to Consolidated Financial Statements	F-33

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF CASTELLUM, INC. AND SUBSIDARIES for the Year Ended December 31, 2021
Pro Forma Combined Financial Statements	F-55
Notes to Unaudited Pro Forma Combined Financial Statements	F-57

UNAUDITED INTERIM FINANCIAL STATEMENTS OF SPECIALITY SYSTEMS, INC. as of June 30, 2021 and for the Six Months Then Ended
Balance Sheets	F-59
Statements of Income	F-60
Statements of Changes in Stockholders’ Equity	F-61
Statements of Cash Flows	F-62
Notes to Financial Statements	F-63

F-1

CASTELLUM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2022 (UNAUDITED) AND DECEMBER 31, 2021

	JUNE 30, 2022	DECEMBER 31, 2021
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$2,057,752	$2,017,915
Accounts receivable	6,638,396	5,414,401
Contract asset	1,043,348	591,055
Prepaid expenses and other current assets	254,643	185,824
Total current assets	9,994,139	8,209,195

Fixed assets, net	196,287	145,792

NON-CURRENT ASSETS
Deferred tax asset	—	610,033
Right of use asset – operating lease	94,318	132,690
Intangible assets, net	7,629,552	7,595,599
Goodwill	15,533,964	14,062,964
Total non-current assets	23,257,834	22,401,286
TOTAL ASSETS	$33,448,260	$30,756,273

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$890,068	$1,437,827
Accrued payroll and payroll related expenses	1,962,811	1,511,622
Due to seller	651,003	200,000
Obligation to issue common and preferred stock	125,000	25,000
Contingent consideration	—	275,000
Contingent earnout	257,000	257,000
Derivative liabilities	865,000	—
Revolving credit facility	300,025	—
Current portion of notes payable, net of discount	1,124,112	1,279,390
Current portion of lease liability – operating lease	73,732	111,999
Total current liabilities	6,248,751	5,097,838

LONG-TERM LIABILITIES
Lease liability – operating lease, net of current portion	19,166	18,715
Note payable – related party, net of current portion	400,000	400,000
Convertible promissory notes – related parties, net of discount, net of current portion	338,543	2,805,184
Notes payable, net of discount, net of current portion	7,308,423	7,112,419
Total non-current liabilities	8,066,132	10,336,318

TOTAL LIABILITIES	14,314,883	15,434,156

STOCKHOLDERS’ EQUITY
Preferred stock, 50,000,000 shares authorized
Series A Preferred stock, par value $0.0001; 10,000,000 shares authorized; 5,875,000 and 5,875,000 issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	588	588
Series B Preferred stock, par value $0.0001; 10,000,000 shares authorized; 3,075,000 and 3,610,000 issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	307	361
Series C Preferred stock, par value $0.0001; 10,000,000 shares authorized; 770,000 and 620,000 issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	77	62
Common stock, par value $0.0001; 3,000,000,000 shares authorized, 495,762,646 and 399,212,646 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	49,576	39,921
Additional paid in capital	36,329,735	26,367,201
Accumulated deficit	(17,246,906)	(11,086,016)
Total stockholders’ equity	19,133,377	15,322,117
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$33,448,260	$30,756,273

See notes to condensed consolidated financial statements.

F-2

CASTELLUM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2022 AND 2021

	2022	2021

REVENUES	$21,045,392	$8,209,152

COST OF REVENUES	12,224,559	4,611,714

GROSS PROFIT	8,820,833	3,597,438

OPERATING EXPENSES:
Indirect costs	5,327,806	774,131
Overhead	759,542	183,447
General and administrative	6,335,745	3,707,888
Total operating expenses	12,423,093	4,665,466
LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSE)	(3,602,260)	(1,068,028)

OTHER EXPENSE:
Realized gain on investment	—	38,851
Gain on disposal of fixed assets	303	—
Change in fair value of derivative liabilities	(173,000)	—
Interest expense, net of interest income	(1,601,601)	(1,189,857)
Total other expense	(1,774,298)	(1,151,006)
LOSS FROM OPERATIONS BEFORE INCOME TAXES	(5,376,558)	(2,219,034)
INCOME TAX (PROVISION) BENEFIT	(743,794)	562,260
NET LOSS	(6,120,352)	(1,656,774)
Less: Preferred Stock Dividends	40,538	—
NET LOSS TO COMMON SHAREHOLDERS	$(6,160,890)	$(1,656,774)

NET LOSS PER SHARE
Basic and diluted	$(0.01)	$(0.00)

SHARES USED IN CALCULATION OF NET LOSS PER SHARE
Basic and diluted	449,585,559	357,044,124

See notes to condensed consolidated financial statements.

F-3

CASTELLUM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

THREE MONTHS ENDED JUNE 30, 2022 AND 2021

	2022	2021

REVENUES	$11,055,251	$4,187,848

COST OF REVENUES	6,368,918	2,382,411

GROSS PROFIT	4,686,333	1,805,437

OPERATING EXPENSES:
Indirect costs	3,598,611	370,686
Overhead	340,572	94,453
General and administrative	3,493,605	1,882,247
Total operating expenses	7,432,788	2,347,386
LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSE)	(2,746,455)	(541,949)

OTHER EXPENSE:
Realized gain on investment	—	38,851
Gain on disposal of fixed assets	303	—
Change in fair value of derivative liabilities	(173,000)	—
Interest expense, net of interest income	(911,975)	(600,619
Total other expense	(1,084,672)	(561,768)
LOSS FROM OPERATIONS BEFORE INCOME TAXES	(3,831,127)	(1,103,717)
INCOME TAX (PROVISION) BENEFIT	(893,422)	276,475
NET LOSS	(4,724,549)	(827,242)
Less: Preferred Stock Dividends	29,626	—
NET LOSS TO COMMON SHAREHOLDERS	$(4,754,175)	$(827,242)

NET LOSS PER SHARE
Basic and diluted	$(0.01)	$(0.00)

SHARES USED IN CALCULATION OF NET LOSS PER SHARE
Basic and diluted	477,834,138	362,572,834

See notes to condensed consolidated financial statements.

F-4

CASTELLUM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2022 AND 2021

	2022	2021

Cash flows from operating activities:
Net loss	$(6,120,352)	$(1,656,774)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation and amortization	1,005,400	750,011
Amortization of discount, premium and deferred costs	1,154,062	883,806
Stock-based compensation	3,736,197	859,068
Deferred tax provision	610,033	(608,225)
Gain on disposal of fixed assets	(303)	—
Realized gain on investment	—	(38,851)
Lease cost	556	250
Financing fee and bank charges for note payable and advances on revolving credit line	3,775	—
Legal fees paid out of proceeds from a note payable	30,000	—
Change in fair value of derivative liabilities	173,000	—
Changes in assets and liabilities, net of acquisitions
Accounts receivable	(810,386)	(634,897)
Prepaid expenses and other current assets	(2,125)	(14,213)
Contract asset (liability)	(452,293)	—
Accounts payable and accrued expenses	(96,570)	(258,655)
Net cash (used in) operating activities	(769,006)	(718,480)

Cash flows from investing activities:
Cash received in acquisition of MFSI	—	93,240
Sale of investment	—	365,572
Cash paid in acquisition of LSG	(250,000)	—
Purchases of fixed assets	(80,545)	—
Net cash (used in) provided by investing activities	(330,545)	458,812

Cash flows from financing activities:
Proceeds from revolving credit line	300,000	—
Proceeds from notes payable	1,470,000	—
Proceeds from preferred and common stock to be issued	625,000	220,000
Preferred stock dividend	(40,538)	—
Proceeds from exercise of stock options	12,000	—
Repayment of convertible note payable – related party	(500,000)	(50,000)
Repayment of amounts due to seller	(100,000)	—
Repayment of line of credit, net	—	(12,220)
Repayment of notes payable	(627,074)	—
Net cash provided by financing activities	1,139,388	157,780
NET INCREASE (DECREASE) IN CASH	39,837	(101,888)
Cash - beginning of period	2,017,915	2,412,382
Cash - end of period	$2,057,752	$2,310,494

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$379,784	$306,144

SUMMARY OF NONCASH ACTIVITIES:
Cancellation of shares offsetting acquisition of MFSI	$—	$400,000
Debt discount on note payable applied to obligation to issue common stock	$500,000	$—
Adjustment to contingent consideration and customer relationships	$275,000	$—
Gain on extinguishment of convertible note payable – related party applied to APIC	$2,667,903	$—
Common shares issued for obligation to issue common stock	$533,750	$—
Derivative liability recognized as discount of note payable	$692,000	$—
Deferred issuance costs recognized for note payable	$59,300	$—
Fair value adjustment recognized on issuance of common stock in Securities Purchase Agreement	$93,000	$—
Common shares issued in conversion of Series B Preferred shares	$5,350	$—

For the non-cash activities related to the Company’s acquisitions, see Note 3, “Acquisitions.”

See notes to condensed consolidated financial statements.

F-5

CASTELLUM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2022 AND 2021

	Series A Preferred		Series B Preferred		Series C Preferred		Common		Additional
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In Capital	Accumulated Deficit	Total
Balances at December 31, 2020	5,875,000	$588	3,610,000	$361	—	$—	308,225,285	$30,822	$6,104,051	$(3,527,296)	$2,608,526
Stock-based compensation – options	—	—	—	—	—	—	—	—	451,796	—	451,796
Net loss for the period	—	—	—	—	—	—	—	—	—	(829,532)	(829,532)

Balances at March 31, 2021	5,875,000	588	3,610,000	361	—	—	308,225,285	30,822	6,555,847	(4,356,828)	2,230,790

Shares issued in acquisition of MFSI	—	—	—	—	—	—	22,280,469	2,228	1,780,209	—	1,782,437
Cancellation of shares in acquisition of MFSI	—	—	—	—	—	—	(5,000,000)	(500)	(399,500)	—	(400,000)
Stock-based compensation - options	—	—	—	—	—	—	—	—	407,272	—	407,272
Net loss for the period	—	—	—	—	—	—	—	—	—	(827,242)	(827,242)

Balances at June 30, 2021	5,875,000	$588	3,610,000	$361	—	$—	325,505,754	$32,550	$8,343,828	$(5,184,070)	$3,193,257

Balances at December 31, 2021	5,875,000	$588	3,610,000	$361	620,000	$62	399,212,646	$39,921	$26,267,201	$(11,086,016)	$15,322,117
Shares issued for services, net of amounts prepaid	—	—	—	—	—	—	150,000	15	6,173	—	6,188
Shares issued for the exercise of stock options	—	—	—	—	—	—	300,000	30	11,970	—	12,000
Shares issued for cash in Series C Preferred Subscription Agreements	—	—	—	—	150,000	15	300,000	30	149,955	—	150,000
Stock-based compensation – options	—	—	—	—	—	—	—	—	875,640	—	875,640
Stock-based compensation – restricted shares	—	—	—	—	—	—	—	—	30,937	—	30,937

Net loss for the period	—	—	—	—	—	—	—	—	—	(1,406,715)	(1,406,715)

Balances at March 31, 2022	5,875,000	588	3,610,000	361	770,000	77	399,962,646	39,996	27,441,876	(12,492,731)	14,990,167

Shares issued for services, net of amounts prepaid	—	—	—	—	—	—	150,000	15	11,925	—	11,940
Shares issued for cash, including fair value adjustment	—	—	—	—	—	—	25,000,000	2,500	590,500	—	593,000
Shares issued for commitment fees	—	—	—	—	—	—	2,500,000	250	59,050	—	59,300
Shares issued to satisfy obligation to issue common stock	—	—	—	—	—	—	2,650,000	265	533,485	—	533,750
Shares issued to acquire LSG	—	—	—	—	—	—	12,000,000	1,200	2,278,800	—	2,280,000
Conversion of Series B Preferred to Common Shares	—	—	(535,000)	(54)	—	—	53,500,000	5,350	(5,296)	—	—
Stock-based compensation - options	—	—	—	—	—	—	—	—	1,117,335	—	1,117,335
Stock-based compensation - warrants	—	—	—	—	—	—	—	—	1,603,219	—	1,603,219
Stock-based compensation – restricted shares	—	—	—	—	—	—	—	—	30,938	—	30,938
Gain on extinguishment of related party convertible note	—	—	—	—	—	—		—	2,667,903	—	2,667,903
Net loss for the period	—	—	—	—	—	—	—	—	—	(4,754,175)	(4,754,175)

Balances at June 30, 2022	5,875,000	$588	3,075,000	$308	770,000	$77	495,762,646	$49,576	$36,329,735	$(17,246,906)	$19,133,377

See notes to condensed consolidated financial statements.

F-6

CASTELLUM, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2022 AND 2021

NOTE 1: NATURE OF OPERATIONS

Castellum, Inc. (the “Company”) is focused on acquiring and growing technology companies in the areas of information technology, electronic warfare, information warfare and cybersecurity with businesses in the governmental and commercial markets. Services include intelligence analysis, software development, software engineering, program management, strategic planning, information assurance and cybersecurity and policy along with analysis support. These services, which largely focus on securing data and establishing related policies, are applicable to customers in the federal government, financial services, healthcare and other users of large data applications. The services can be delivered to legacy, customer owned networks or customers who rely upon cloud-based infrastructures. The Company has worked with multiple business brokers and contacts within their business network to identify potential acquisitions.

As described in the Annual Report for the year ended December 31, 2021, since November 2019, the Company has made the following acquisitions that specialize in the areas noted above:

•	Corvus Consulting, LLC (“Corvus”),
•	Mainnerve Federal Services, Inc. dba MFSI Government Group (“MFSI),
•	Merrison Technologies, LLC (“Merrison”),
•	Specialty Systems, Inc. (“SSI”),
•	the business assets of Pax River from The Albers Group (“Pax River”), and
•	Lexington Solutions Group, LLC (“LSG”).

With the exception of Pax River, all of these acquisitions were considered business combinations under Topic 805 Business Combinations of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). See Note 3, “Acquisitions” for greater details on the acquisitions of the Company since January 1, 2021.

On July 19, 2021, the Company filed a Certificate of Amendment with the State of Nevada to change the par value of all common and preferred stock to all be $0.0001. All changes to the par value dollar amount for these classes of stock and adjustment to additional paid in capital have been made retroactively.

On April 7, 2022, the Company filed a Certificate of Amendment for their Series A Preferred Stock to (a) provide for an annualized dividend of $0.0125 per share to be paid monthly; (b) amend the conversion ratio for each share of Series A Preferred Stock converting into 2 shares of common stock from 20 shares of common stock; and (c) providing for the Company to have the option to repurchase the Series A Preferred Stock at any time at a price of $1 per share.

The events related to COVID-19, the disease caused by the novel coronavirus (SARS-CoV-2) and its variants, have had significant health, economic, and market impacts and may have short-term and long-term adverse effects on our business that we cannot predict as the global pandemic continues to evolve. The extent and effectiveness of responses by governments and other organizations also cannot be predicted. Our ability to access the capital markets and maintain existing operations has been little affected during the COVID-19 pandemic. Going forward any possible adverse effects on the business are uncertain given any possible limitations on available financing and how we conduct business with our customers and vendors.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The interim condensed consolidated financial statements of the Company and its subsidiaries and the accompanying notes included in this Quarterly Report are unaudited. In the opinion of management, all adjustments necessary for the fair presentation of the condensed consolidated financial statements have been included. Such adjustments are of a normal, recurring nature.

The unaudited interim condensed consolidated financial statements, and the accompanying notes, are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and do not contain certain information included in the Company’s Annual Report for the year ended December 31, 2021. Therefore, the interim unaudited interim condensed consolidated financial statements should be read in conjunction with that Annual Report.

F-7

The condensed consolidated financial statements include the accounts of Castellum, Inc. and its subsidiaries, collectively referred to as “the Company”. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company owns each of their subsidiaries 100%. The excess of the consideration paid over the net assets acquired in these business combinations was first attributed to identified intangible assets with the remainder being applied to goodwill. All goodwill other than that acquired in the acquisition of LSG is not deductible for tax purposes. The LSG-related goodwill is tax deductible.

Business Segments

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM, the Chief Executive Officer, reviews consolidated results of operations to make decisions. The Company maintains one operating and reportable segment, which is the delivery of products and services in the areas of information technology, electronic warfare, information warfare and cybersecurity in the governmental and commercial markets.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for uncollectible accounts receivable, the acquired value of the intangible assets, impaired value of intangible assets, liabilities to accrue, cost incurred in the satisfaction of performance obligations, fair value for consideration elements of business combinations, permanent and temporary differences related to income taxes and determination of the fair value of stock awards. Actual results could differ from those estimates.

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The Company accounts for a contract with a customer that is within the scope of this Topic only when the five steps of revenue recognition under ASC 606 are met.

The five core principles will be evaluated for each service provided by the Company and is further supported by applicable guidance in ASC 606 to support the Company’s recognition of revenue.

Revenue is derived primarily from services provided to the Federal government. The Company enters into agreements with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services and solutions are transferred to the customer. The Company also evaluates whether two or more agreements should be accounted for as one single contract.

When determining the total transaction price, the Company identifies both fixed and variable consideration elements within the contract. The Company estimates variable consideration as the most likely amount to which the Company expects to be entitled limited to the extent that it is probable that a significant reversal will not occur in a subsequent period.

At contract inception, the Company determines whether the goods or services to be provided are to be accounted for as a single performance obligation or as multiple performance obligations. For most contracts, the customers require the Company to perform several tasks in providing an integrated output and, hence, each of these contracts are deemed as having only one performance obligation. When contracts are separated into multiple performance obligations, the Company allocates the total transaction price to each performance obligation based on the estimated relative standalone selling prices of the promised services underlying each performance obligation.

This evaluation requires professional judgment, and it may impact the timing and pattern of revenue recognition. If multiple performance obligations are identified, the Company generally uses the cost plus a margin approach to determine the relative standalone selling price of each performance obligation. The Company does not assess whether a contract contains a significant financing component if the Company expects, at contract inception, that the period between when payment by the client and the transfer of promised services to the client occur will be less than one year.

The Company currently generates its revenue from three different types of contractual arrangements: cost plus fixed fee (“CPFF”), firm-fixed-price contracts (“FFP”) and time-and-materials (“T&M”) contracts. The Company generally recognizes revenue over time as control is transferred to the customer, based on the extent of progress towards satisfaction of the performance obligation. The selection of the method used to measure progress requires judgment and is dependent on the contract type and the nature of the goods or services to be provided.

F-8

For CPFF contracts, the Company uses input progress measures to derive revenue based on hours worked on contract performance as follows: direct costs plus DCAA-approved provisional burdens plus fee. The provisional indirect rates are adjusted and billed at actual at year end. Revenue from FFP contracts is generally recognized ratably over the contract term, using a time-based measure of progress, even if billing is based on other metrics or milestones, including specific deliverables. For T&M contracts, the Company uses input progress measures to estimate revenue earned based on hours worked on contract performance at negotiated billing rates, plus direct costs and indirect cost burdens associated with materials and the direct expenses incurred in performance of the contract.

These arrangements generally qualify for the “right-to-invoice” practical expedient where revenue is recognized in proportion to billable consideration. FFP Level-Of-Effort contracts are substantially similar to T&M contracts except that the Company is required to deliver a specified level of effort over a stated period. For these contracts, the Company estimates revenue earned using contract hours worked at negotiated bill rates as the Company delivers the contractually required workforce.

Revenue generated by Contract Support Service contracts is recognized over time as services are provided, based on the transfer of control. Revenue generated by FFP contracts is recognized over time as performance obligations are satisfied. Most contracts do not contain variable consideration and contract modifications are generally minimal. For these reasons, there is not a significant impact of electing these transition practical expedients.

Revenue generated from contracts with Federal, state, and local governments, from these contracts is recorded over time, rather than at a point in time. Under the Contract Support Services contracts, the Company performs software design work as it is assigned by the customer, and bills the customer, generally semi-monthly, on either a CPFF or T&M basis, as labor hours are expended. Certain other government contracts for software development have specific deliverables and are structured as FFP contracts, which are generally billed as the performance obligations under the contract are met. Revenue recognition under FFP contracts require judgment to allocate the transaction price to the performance obligations. Contracts may have terms up to five years.

Contract accounting requires judgment relative to assessing risks and estimating contract revenue and costs and assumptions for schedule and technical issues. Due to the size and nature of contracts, estimates of revenue and costs are subject to a number of variables. For contract change orders, claims or similar items, judgment is required for estimating the amounts, assessing the potential for realization and determining whether realization is probable. Estimates of total contract revenue and costs are continuously monitored during the term of the contract and are subject to revision as the contract progresses. From time to time, facts develop that require revisions of revenue recognized or cost estimates. To the extent that a revised estimate affects the current or an earlier period, the cumulative effect of the revision is recognized in the period in which the facts requiring the revision become known.

The Company accounts for contract costs in accordance with ASC Topic 340-40, Contracts with Customers. The Company recognizes the cost of sales of a contract as expense when incurred or at the time a performance obligation is satisfied. The Company recognizes an asset from the costs to fulfill a contract only if the costs relate directly to a contract, the costs generate or enhance resources that will be used in satisfying a performance obligation in the future and the costs are expected to be recovered. The incremental costs of obtaining a contract are capitalized unless the costs would have been incurred regardless of whether the contract was obtained.

The following table disaggregates the Company’s revenue by contract type for the six months ended June 30:

	2022	2021
Revenue:
Time and material	$10,946,928	$6,798,212
Firm fixed price	3,635,560	1,410,940
Cost plus fixed fee	6,462,904	—
Total	$21,045,392	$8,209,152

Derivative Financial Instruments

Derivatives are recorded on the consolidated balance sheet at fair value. The conversion features of certain of the convertible instruments are embedded derivatives and are separately valued and accounted for on the consolidated balance sheet with changes in fair value recognized during the period of change as a separate component of other income/expense. Valuations derived from various models are subject to ongoing internal and external verification and review. The model used incorporates market-sourced inputs such as interest rates and stock price volatilities. Selection of these inputs involves management’s judgment and may impact net income (loss).

The issuance of the July 2017 FASB ASU 2017-11, “Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815),” addresses the complexity of accounting for certain financial instruments.

F-9

Under current GAAP, an equity-linked financial instrument that otherwise is not required to be classified as a liability under the guidance Topic 480 is evaluated under the guidance in Topic 815, “Derivatives and Hedging,” to determine whether it meets the definition of a derivative. If it meets that definition, the instrument (or embedded feature) is evaluated to determine whether it is indexed to an entity’s own stock as part of the analysis of whether it qualifies for a scope exception from derivative accounting.

Generally, for warrants and conversion options embedded in financial instruments that are deemed to have a debt host (assuming the underlying shares are readily convertible to cash or the contract provides for net settlement such that the embedded conversion option meets the definition of a derivative), this results in a reporting entity being required to classify the freestanding financial instrument or the bifurcated conversion option as a liability, which the entity must measure at fair value initially and at each subsequent reporting date.

The amendments in this Update revise the guidance for instruments with embedded features in Subtopic 815-40, “Derivatives and Hedging—Contracts in Entity’s Own Equity,” which is considered in determining whether an equity-linked financial instrument qualifies for a scope exception from derivative accounting.

Income Taxes

Income taxes are accounted under the asset and liability method. The current charge for income tax expense is calculated in accordance with the relevant tax regulations applicable to the entity. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Differences between statutory tax rates and effective tax rates relate to permanent tax differences.

Uncertain Tax Positions

The Company follows ASC 740-10 Accounting for Uncertainty in Income Taxes. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on a quarterly basis.

Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax reporting purposes, net operating loss carryforwards, and other tax credits measured by applying currently enacted tax laws. When necessary, a valuation allowance is provided to reduce deferred tax assets to an amount that is more likely than not to be realized.

The Company files income tax returns in the US Federal tax jurisdiction and various state tax jurisdictions. The federal and state income tax returns of the Company are subject to examination by the Internal Revenue Service (“IRS”) and state taxing authorities, generally for three years after they were filed.

Share-Based Compensation

The Company follows ASC 718 Compensation – Stock Compensation and has adopted ASU 2017-09 Compensation – Stock Compensation (Topic 718) Scope of Modification Accounting. The Company calculates compensation expense for all awards granted, but not yet vested, based on the grant-date fair values. The Company recognizes these compensation costs, on a pro rata basis over the requisite service period of each vesting tranche of each award for service-based grants, and as the criteria is achieved for performance-based grants.

The Company adopted ASU 2016-09 Improvements to Employee Share-Based Payment Accounting. Cash paid when shares are directly withheld for tax withholding purposes is classified as a financing activity in the statement of cash flows.

Fair Value of Financial Instruments

ASC 825 Financial Instruments requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company’s financial instruments: The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued liabilities, approximate fair value because of the short-term maturity of those instruments. The fair value of debt reflects the price at which the debt instrument would transact between market participants, in an orderly transaction at the measurement date. The fair value of the equity consideration from business combinations is measured using the price of our common stock at the measurement date, along with applying an appropriate discount for lack of marketability. For contingent liabilities from business combinations, the fair value is measured on the acquisition date using an option pricing model. The Company does not utilize derivative instruments for hedging purposes.

F-10

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding, as well as a warrant to purchase 21,614,349 shares of common stock for a total aggregate exercise price of $1 granted in connection with the $5,600,000 note payable maturing September 30, 2024, as the cash consideration for the holder/grantee to receive common shares was determined to be nonsubstantive. Diluted earnings per share (“EPS”) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and all other warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only the basic weighted average number of common shares are used in the computations. The Company subtracts dividends on preferred stock when calculating earnings (loss) per share.

Recent Accounting Pronouncements

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3: ACQUISITIONS

The Company has completed the following acquisitions to achieve its business purposes as discussed in Note 1. As the acquisitions made by the Company in 2021 and 2022 were of the common stock or membership interests of the companies, certain assets in some of the acquisitions (intangible assets and goodwill) are not considered deductible for tax purposes.

MFSI

The Company entered into a definitive merger agreement with MFSI, effective as of January 1, 2021. This acquisition closed on February 11, 2021. This acquisition was accounted for as a business combination whereby MFSI became a 100% owned subsidiary of the Company. The following represents the assets and liabilities acquired in this acquisition:

Cash	$93,240
Accounts receivable	33,540
Unbilled receivable	45,316
Other assets	329,509
Right of use asset – operating lease	14,862
Customer relationships	348,000
Non-compete agreement	4,000
Goodwill	685,072
Deferred tax liability	(97,419)
Line of credit	(12,249)
Lease liability – operating lease	(13,862)
Accounts payable and accrued expenses	(47,572)
Net assets acquired	$1,382,437

The consideration paid for the acquisition of MFSI was as follows:

Common stock	$1,382,437

The MFSI acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the MFSI acquisition, and historical and current market data. The excess of the purchase price over the total of the estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. In order to determine the fair values of tangible and intangible assets acquired and liabilities assumed for MFSI, we have engaged a third-party independent valuation specialist. The Company had estimated the preliminary purchase price allocations based on historical inputs and data as of January 1, 2021. The Company had a valuation prepared by an independent consultant. Upon the finalization of the valuation of MFSI, the Company reclassified $352,000 from goodwill into other intangible assets. There were no transactions costs that were material to this transaction.

F-11

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. The Company had reclassified a portion of the goodwill upon the finalization of an independent valuation report during the year ended December 31, 2021.

Merrison

The Company entered into a definitive merger agreement with Merrison, effective as of August 5, 2021. This acquisition was accounted for as a business combination whereby Merrison became a 100% owned subsidiary of the Company. The following represents the assets and liabilities acquired in this acquisition:

Cash	$183,588
Accounts receivable and unbilled receivables	391,049
Customer relationships	322,000
Non-compete agreements	7,000
Trademarks	164,000
Backlog	115,000
Goodwill	780,730
Deferred tax liability	(243,730)
Accounts payable and accrued expenses	(102,354)
Net assets acquired	$1,617,283

The consideration paid for the acquisition of Merrison was as follows:

Common stock	$1,595,000
Cash	22,283
$1,617,283

The Merrison acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Merrison acquisition, and historical and current market data.

The excess of the purchase price over the total of the estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. In order to determine the fair values of tangible and intangible assets acquired and liabilities assumed for Merrison, we have engaged a third-party independent valuation specialist. The Company had estimated the preliminary purchase price allocations based on historical inputs and data as of August 5, 2021. The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuations and useful lives for the intangible assets acquired; (ii) finalization of the valuation of accounts payable and accrued expenses; and (iii) finalization of the fair value of non-cash consideration. Upon finalization of the valuation, the Company allocated $608,000 from goodwill to other intangible assets. There was a $105,000 adjustment in total purchase consideration upon finalization of the valuations that was applied to goodwill. There were no transaction costs that were material to this transaction.

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. The Company had reclassified a portion of the goodwill upon the finalization of an independent valuation report during the year ended December 31, 2021. There have been no additional adjustments in the six months ended June 30, 2022.

SSI

The Company entered into a definitive merger agreement with SSI, effective as of August 12, 2021. This acquisition was accounted for as a business combination whereby SSI became a 100% owned subsidiary of the Company. The following represents the assets and liabilities acquired in this acquisition:

F-12

Cash	$998,935
Accounts receivable and unbilled receivables	2,222,004
Prepaid expenses	147,600
Other asset	6,750
Furniture and equipment	148,931
Right of use asset – operating lease	169,063
Customer relationships	3,102,000
Non-compete agreements	65,000
Trademarks	367,000
Backlog	50,000
Goodwill	8,461,150
Deferred tax liability	(880,150)
Lease liability – operating lease	(167,333)
Contract liability	(226,591)
Accounts payable and accrued expenses	(1,134,509)
Net assets acquired	$13,329,850

The consideration paid for the acquisition of SSI was as follows:

Common stock	$7,872,850
Seller note	400,000
Cash	800,000
Contingent earnout	257,000
Lender financing	4,000,000
$13,329,850

The SSI acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the SSI acquisition, and historical and current market data. The excess of the purchase price over the total of the estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. In order to determine the fair values of tangible and intangible assets acquired and liabilities assumed for SSI, we have engaged a third-party independent valuation specialist.

The Company had estimated the preliminary purchase price allocations based on historical inputs and data as of August 12, 2021. The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuations and useful lives for the intangible assets acquired; (ii) finalization of the valuation of accounts payable and accrued expenses; and (iii) finalization of the fair value of non-cash consideration as well as any earnout to be paid out in cash if achieved by the Company per the merger agreement. Upon finalization of the valuation, the Company allocated $3,584,000 from goodwill to other intangible assets. The Company paid $50,500 in transaction costs of SSI. There was a $2,608,661 adjustment in total purchase consideration upon finalization of the valuations that was applied to goodwill.

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. The Company had reclassified a portion of the goodwill upon the finalization of an independent valuation report during the year ended December 31, 2021. There have been no additional adjustments in the six months ended June 30, 2022.

Pax River

The Company entered into an acquisition agreement with The Albers Group, LLC, on October 22, 2021 which closed November 16, 2021 for certain assets represented by the Pax River business. This acquisition was accounted for as an asset purchase by the Company. The following represents the assets acquired in this acquisition:

Customer relationships (contracts) (a)	$2,400,000
Net assets acquired	$2,400,000

F-13

The consideration paid for the acquisition of The Albers Group assets was as follows:

Common stock	$1,925,000
Contingent consideration represented by obligation to issue shares (a)	275,000
Cash (included in amounts due to seller as of December 31, 2021) (b)	200,000
$2,400,000

(a)	It was determined that on March 31, 2022, that the requirements under section 1.5(b) of the acquisition agreement had not been achieved, and as a result the contingent consideration to issue the additional 1,375,000 common shares valued at $275,000 would not be issued. The Company adjusted the customer relationships by the $275,000 down to $2,125,000.

(b)	As of June 30, 2022, $100,000 was paid to the seller and the balance owed as of June 30, 2022 is $100,000.

Lexington Solutions Group

On April 15, 2022, the Company entered into Amendment No. 1 to Business Acquisition Agreement (“LSG Business Acquisition Agreement”) with LSG to acquire the assets of LSG. This LSG Business Acquisition Agreement superseded the Business Acquisition Agreement originally entered into on February 11, 2022. Under the terms of the LSG Business Acquisition Agreement, the Company acquired assets and assumed liabilities of LSG for consideration as follows: (a) 12,500,000 shares of common stock (12,000,000 shares paid at closing (issued on May 4, 2022) and 500,000 shares to be held and due within three business days of payment of the second tranche of cash described below); and (b) cash payments as follows: $250,000 due at closing (“initial cash payment”); $250,000 plus or minus any applicable post-closing adjustments paid on the date that is six months after the closing date (“second tranche”); and $280,000 that is due no later than December 31, 2022.

The following represents the assets and liabilities acquired in this acquisition:

Receivable from Seller	$413,609
Due from Employee/Travel Advance	5,000
Miscellaneous license	2,394
Customer relationships	785,000
Non-compete agreements	10,000
Backlog	489,000
Goodwill	1,471,000
Net assets acquired	$3,176,003

The consideration paid for the acquisition of LSG was as follows:

Common stock (12,000,000 shares issued May 4, 2022)	$2,280,000
Holdback shares (500,000 shares due six months after the closing date) (in obligation to issue common stock)	95,000
Cash	250,000
Due to seller (cash)	551,003
$3,176,003

The LSG acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the LSG acquisition, and historical and current market data. The excess of the purchase price over the total of the estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. To determine the fair values of tangible and intangible assets acquired and liabilities assumed for LSG, we have engaged a third-party independent valuation specialist.

The Company had received a valuation from their specialist and recorded the value of the assets and liabilities acquired based on historical inputs and data as of April 15, 2022. The allocation of the purchase price is based on the best information available. The Company paid $44,752 in transaction costs of LSG.

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. There have been no adjustments in the six months ended June 30, 2022.

F-14

For all acquisitions disclosed, there were no transaction costs that were not recognized as an expense.

The following table shows unaudited pro-forma results for the six months ended June 30, 2022 and 2021, as if the acquisitions of Merrison, SSI, and LSG had occurred on January 1, 2021. These unaudited pro forma results of operations are based on the historical financial statements of each of the companies.

For the six months ended June 30, 2022
Revenues	$22,564,868
Net loss	$(5,836,444)
Net loss per share - basic	$(0.01)

For the six months ended June 30, 2021
Revenues	$19,412,910
Net loss	$(240,884)
Net loss per share - basic	$(0.00)

NOTE 4: FIXED ASSETS

Fixed assets consisted of the following as of June 30, 2022 (unaudited) and December 31, 2021:

	June 30, 2022 (unaudited)	December 31, 2021
Equipment	$85,095	$60,148
Furniture	32,574	32,574
Software	44,746	—
Leasehold improvements	75,701	75,265
Total fixed assets	238,116	167,987
Accumulated depreciation	(41,829)	(22,195)
Fixed assets, net	$196,287	$145,792

Depreciation expense for the six months ended June 30, 2022, and 2021 was $13,484 and $951, respectively.

NOTE 5: INTANGIBLE ASSETS AND GOODWILL

Intangible assets consisted of the following as of June 30, 2022 (unaudited) and December 31, 2021:

		June 30, 2022 (unaudited)	December 31, 2021
Customer relationships	4.5– 15 years	$9,535,000	$9,025,000
Trade name	4.5 years	266,000	266,000
Trademark	10-15 years	533,863	533,863
Backlog	2-5 years	1,436,000	947,000
Non-compete agreement	3-5 years	684,000	674,000
		12,454,863	11,445,863
Accumulated amortization		(4,825,311)	(3,850,264)
Intangible assets, net		$7,629,552	$7,595,599

The intangible assets with the exception of the trademarks were recorded as part of the acquisitions of Corvus, MFSI, Merrison, SSI, and LSG. Amortization expense for the six months ended June 30, 2022 and 2021, was $975,047 and $749,060, respectively, and the intangible assets are being amortized based on the estimated future lives as noted above. On March 31, 2022, $275,000 of customer relationships was adjusted for the contingent consideration that is no longer required to be paid for the acquisition related to The Albers Group.

Future amortization of the intangible assets for the next five years as of June 30 are as follows:

June 30, 2023	$1,976,650
June 30, 2024	1,767,922
June 30, 2025	1,141,598
June 30, 2026	774,285
June 30, 2027	574,372
Thereafter	1,394,725
Total	$7,629,552

F-15

The activity of goodwill for the six months ended June 30, 2022 (unaudited) and year ended December 31, 2021, is as follows:

	2022	2021
Balance – beginning of period	$14,062,964	$4,136,011
Additions	1,471,000	9,926,953
Disposals	—	—
Impairment	—	—
	$15,533,964	$14,062,964

When the Company acquires a controlling financial interest through a business combination, the Company uses the acquisition method of accounting to allocate the purchase consideration to the assets acquired and liabilities assumed, which are recorded at fair value. Any excess of purchase consideration over the net fair value of the net assets acquired is recognized as goodwill. The additions of goodwill in the respective periods relate to the acquisitions made by the Company. The Company has not disposed of any entities, nor have they impaired the goodwill in these periods.

NOTE 6: CONVERTIBLE PROMISSORY NOTES – RELATED PARTIES

The Company entered into convertible promissory notes – related parties as follows as of June 30, 2022 (unaudited) and December 31, 2021:

	June 30, 2022 (unaudited)	December 31, 2021
Convertible note payable with a trust related to one of the Company’s directors, convertible at $0.013 per share, at 5% interest (extinguished on April 4, 2022 for new note) (a)	$—	4,209,617
Convertible note payable with a trust related to one of the Company’s directors, convertible at $0.013 per share, at 5% interest (amended April 4, 2022)	3,709,617	—

Total Convertible Notes Payable – Related Parties	$3,709,617	$4,209,617
Add: Premiums recorded on convertible note due to fair value adjustment at date of acquisition of Corvus	—	2,569
Less: BCF Discount	(3,371,074)	(1,407,002)
	$338,543	$2,805,184

Interest expense which includes amortization of discount and premium for the six months ended June 30, 2022 and 2021 was $800,217 and $804,896, respectively. Accrued interest on the notes payable at June 30, 2022 is $64,126. The amount of the BCF discount recorded was evaluated for characteristics of liability or equity and was determined to be equity under ASC 470 and ASC 480. The Company recognized this as additional paid in capital, and the discount is being amortized over the life of the note.

(a)	On February 1, 2021, the two promissory notes with The Buckhout Charitable Remainder Trust (Laurie Buckhout – Trustee), were combined into one new note in the principal balance of $4,279,617, that has a new maturity date of February 1, 2024. The interest rate remains at 5% per annum, and the note now includes monthly principal payments of $10,000. The conversion terms have remained at $0.013 per share. It was determined that under ASC 470, the debt amendment was considered a modification. Then again on August 12, 2021, the convertible note was amended to remove the principal payments and extend the debt further to September 30, 2024. It was determined that under ASC 470, the debt amendment was considered an extinguishment. The result of the extinguishment netted a gain of $2,667,903 that was recorded as additional paid in capital as the transaction was with a related party.

On April 4, 2022, the Company entered into a letter agreement with The Buckhout Charitable Remainder Trust (Laurie Buckhout – Trustee) whereby the Company made a partial repayment of $500,000 (“First Payment”) to reduce the note from $4,209,617 to $3,709,617. The Company is obligated to make a second payment (“Second Payment”) of $2,709,617 at the time of an anticipated secondary offering, originally expected to occur on or about August 1, 2022, subject to extensions through October 31, 2022. At the time of the Second Payment, the remaining $1,000,000 of the note will be converted into shares of common stock at the conversion price in the note of $0.013 per share. The Company shall accrue interest commencing March 1, 2022, however, no payment of interest is due through October 31, 2022. The First Payment of $500,000 was paid from proceeds from Crom Cortana Fund, LLC (“Crom”) as part of a unit agreement under the Securities Purchase Agreement (“SPA”) entered into with Crom on April 4, 2022.

F-16

The Company entered into an Amended and Restated Convertible Promissory Note (issued on April 4, 2022) (“Amendment #2 – BCT”) which summarizes the terms of the letter agreement. As the amendment resulted in an accounting extinguishment, the remaining note balance along with all unamortized discounts and premiums associated with the note were extinguished with the resulting gain being reflected in additional paid in capital as this is a related party transaction. The Company recorded the Amendment #2 – BCT and the discount on April 4, 2022, and amortizing the discount through the life of the note based on the effective interest method.

The entire convertible promissory note – related parties balance is reflected in long-term liabilities.

NOTE 7: NOTES PAYABLE

The Company entered into notes payable as follows as of June 30, 2022 (unaudited) and December 31, 2021:

	June 30, 2022 (unaudited)	December 31, 2021
Note payable at 7% originally due November 2023, now maturing September 30, 2024 (a)	$5,600,000	$5,600,000
Note payable at 10% interest dated February 28, 2022 and matures the earlier of (i) September 30, 2024 or (ii) the acceleration of the obligations as contemplated under the promissory note including the successful completion of an equity offering of at least $15,000,000 (b)	500,000	—
Convertible note payable, convertible at $0.08 per share, at 7%, maturing April 4, 2023 (c)	1,050,000	—
Note payable with bank, at prime plus 3% interest (7.75% at June 30, 2022 and 6.25% at December 31, 2021) maturing August 11, 2024	2,961,301	3,588,374
		0
Total Notes Payable	10,111,301	9,188,374
Less: Debt Discount	(1,678,766)	(796,565)
	$8,432,535	$8,391,809

(a)	on August 12, 2021, the note payable was amended to extend the debt to September 30, 2024. It was determined that under ASC 470, the debt amendment was considered a modification.

(b)	on February 28, 2022, the Company was obligated to issue 2,500,000 shares of common stock as further consideration for making this loan to the Company. The shares were issued in April 2022.

(c)	on April 4, 2022, the Company entered into an SPA with Crom. The SPA includes (a) a Convertible promissory Note dated April 4, 2022 in the amount of $1,050,000 at 7% interest per annum. This note matures April 4, 2023 (one-year) and is convertible at a conversion price of $0.08 per share; (b) the issuance of 13,125,000 warrants that mature April 4, 2027, with an exercise price of $0.092 per share; and (c) the issuance of 25,000,000 common shares at $0.02 per share ($500,000), the proceeds of which were paid to The Buckhout Charitable Remainder Trust for the First Payment. In addition, Crom was issued 2,500,000 common shares as further inducement to enter into the SPA. The Company analyzed the debt instrument with Crom, under ASC 815-10, and determined that the conversion option should be separated from the host debt instrument (i.e., bifurcated) and classified as a derivative liability, along with the value of the warrants as a derivative liability at the inception date of April 4, 2022. The fair value of the derivative liabilities at inception were reflected as a discount on the note, along with an original issue discount of $50,000, and the discount of $93,000 on the 25,000,000 shares of common stock issued to Crom that had a fair value of $593,000 which exceeded the $500,000 paid by Crom that will be amortized over the life of the note (one year). The derivative liability is marked to market each reporting period, and the Company recognized a loss on the change in fair value of the derivative liabilities of $173,000 from April 4, 2022 to June 30, 2022.

Interest expense which includes amortization of discount for the six months ended June 30, 2022 and 2021 was $787,219 and $381,484, respectively. Accrued interest on the notes payable as of June 30, 2022 is $13,921.

F-17

The note payable repayment schedule, net of discounts for the next three years as of June 30 is as follows:

June 30, 2023	$1,124,112
June 30, 2024	6,626,233
June 30, 2025	682,190
Total	$8,432,535

NOTE 8: NOTE PAYABLE – RELATED PARTY

The Company entered into a note payable with a related party in August 2021 with balances as of June 30, 2022 (unaudited) and December 31, 2021, as follows:

	June 30, 2022 (unaudited)	December 31, 2021
Note payable at 5% due December 31, 2024, in connection with the acquisition of SSI	$400,000	$400,000

Interest expense for the six months ended June 30, 2022 and 2021 was $9,918 and $0, respectively. The entire note payable – related party balance is reflected in long-term liabilities.

NOTE 9: REVOLVING CREDIT FACILITY

On April 4, 2022, the Company secured a $950,000 Revolving Credit Facility with Live Oak Bank. The credit facility matures on March 28, 2029, and draws on the credit facility are charged interest at the rate of 5.5% per annum. Interest is payable monthly. On April 12, 2022, the Company was advanced $300,025 under this credit facility. The Company incurred $3,667 in interest in the six months ended June 30, 2022, of which $1,192 is accrued for as of June 30, 2022.

NOTE 10: DUE TO SELLER

In the acquisition of assets in The Albers Group, LLC transaction, the Company is obligated to pay $200,000. This amount will be paid over a ten-month period which commenced February 2022. The $200,000 is non-interest bearing and is reflected as a current liability on the Condensed Consolidated Balance Sheets as of June 30, 2022 and December 31, 2021 under “Due to seller”. As of June 30, 2022 (unaudited) and December 31, 2021, the balance due for this obligation was $100,000 and $200,000, respectively.

In the acquisition of LSG, the Company is obligated to pay $551,003. This amount will be paid in two tranches over a ten (10) month period, with the first tranche of $271,003 paid six (6) months after the closing date and the second tranche of $280,000 paid ten (10) months after the closing date. The payment of $271,003 consists of a $250,000 payment plus a $21,003 closing adjustment. The $551,003 is non-interest bearing and is reflected as a current liability on the Condensed Consolidated Balance Sheets as of June 30, 2022. As of June 30, 2022 (unaudited), the balance due for this obligation was $551,003.

NOTE 11: STOCKHOLDERS’ EQUITY (DEFICIT)

On July 19, 2021, the Company filed a Certificate of Amendment with the State of Nevada to change the par value of all common and preferred stock to all be $0.0001. All changes to the par value dollar amount for these classes of stock and adjustment to additional paid in capital have been made retroactively.

Preferred Stock

The Company has 50,000,000 shares of preferred stock authorized. The Company has designated a Series A Preferred Stock, Series B Preferred Stock and recently as of July 16, 2021 designated a Series C Preferred Stock.

Series A Preferred Stock

The Company has designated 10,000,000 shares of Series A Preferred Stock, par value of $0.0001. As of March 31, 2022 and December 31, 2021, the Company has 5,875,000 shares of Series A Preferred Stock issued and outstanding, respectively. The 5,875,000 shares were issued to the former officers of the Company in settlement of debt.

F-18

On April 7, 2022, the Company amended the Certificate of Designation for their Series A Preferred Stock to (a) provide for an annualized dividend of $0.0125 per share to be paid monthly; (b) amend the conversion ratio for each share of Series A Preferred Stock converting into 2 shares of common stock from 20 shares of common stock; and (c) providing for the Company to have the option to repurchase the Series A Preferred Stock at any time at a price of $1 per share. Upon the Amendment to the Certificate of Designation, the former officers entered into a letter agreement dated April 4, 2022 with Crom and the Company for Crom to purchase 35,000,000 shares of Common Stock for $455,000, paid direct to the former officers from Crom. The letter agreement also provided for the former officers to sell certain amounts of the common stock they own through the date of the secondary offering, originally expected to occur on or about August 1, 2022.

For the six months ended June 30, 2022, the Company recognized $18,359 in Series A dividends, all of which have been paid as of June 30, 2022.

Series B Preferred Stock

The Company has designated 10,000,000 shares of Series B Preferred Stock, par value of $0.0001. As of June 30, 2022 and December 31, 2021, the Company has 3,075,000 and 3,610,000 shares of Series B Preferred Stock issued and outstanding, respectively. The 3,610,000 shares were issued to directors of the Company and a third party in June 2019. Each share of Series B Preferred Stock converts into 100 shares of common stock and has 10,000 votes per preferred share.

In the six months ended June 30, 2022, there were 535,000 shares of Series B Preferred Stock converted into 53,500,000 common shares.

Series C Preferred Stock

The Company has designated 10,000,000 shares of Series C Preferred Stock, par value of $0.0001 (effective July 19, 2021).

In the six months ended June 30, 2022, the Company raised $150,000 for 150,000 shares of Series C Preferred Stock along with 300,000 common shares. In the year ended December 31, 2021, the Company raised $620,000 for 620,000 shares of Series C Preferred Stock along with 1,240,000 common shares.

Each share of the Series C Preferred Stock is convertible into 12.5 common shares, and the Series C Preferred Stock pays a $0.06 dividend per year. The dividend commenced accruing when the Series C Preferred Shares were fully designated and issued.

For the six months ended June 30, 2022, the Company has preferred stock dividends recognized of $22,275 and accrued Series C Preferred Stock dividends of $1,925 as of June 30, 2022. The Series C Preferred Stockholders under their subscription agreements were issued a 2:1 ratio of common stock for their investment. As a result, the Company issued 1,540,000 common shares for the 770,000 Series C Preferred shares purchased.

Common Stock

The Company has 3,000,000,000 shares of common stock, par value $0.0001 authorized. The Company has 495,762,646 and 399,212,646 shares issued and outstanding as of June 30, 2022 (unaudited) and December 31, 2021, respectively.

The Company issued the following common shares in the six months ended June 30, 2022:

The Company issued 300,000 shares of common stock in accordance with the Series C Preferred Stock subscription agreements.

The Company issued 300,000 shares of common stock in the exercise of stock options.

The Company issued 150,000 shares of common stock that vest over twelve months to an advisory board member.

The Company issued 53,500,000 shares of common stock in conversion of 535,000 Series B Preferred shares.

The Company issued 2,500,000 shares of common stock to Crom for entering into the Securities Purchase Agreement. The Company expensed this as a financing fee and include the amount in interest expense in the condensed consolidated statements of operations for the six and three months ended June 30, 2022; and 2,500,000 shares of common stock for entering into the Eisiminger note (was recorded as Obligation to Issue Common Stock at March 31, 2022).

The Company issued 25,000,000 shares of common stock to Crom for $500,000 cash.

The Company issued 12,000,000 shares of common stock as described in Note 3, “Acquisitions” to the selling shareholder of LSG.

F-19

The Company issued 300,000 shares of common stock for services, 150,000 shares were accrued under Obligation to Issue Common Stock in March 31, 2022.

The Company issued the following common shares in the year ended December 31, 2021:

The Company issued 22,280,469 common shares in the acquisition of MFSI which were issued April 29, 2021 and June 15, 2021. In addition, upon the issuance of these shares the Company has cancelled 5,000,000 shares on May 12, 2021 that were previously issued to MFSI and returned those shares to treasury, with a reduction to equity of $400,000.

On August 6, 2021, the Company issued 10,000,000 shares in the acquisition of Merrison, and on August 25, 2021, the Company issued 52,000,000 shares in the acquisition of SSI. The Company issued 641,892 additional shares in October 2021 for payment of the working capital surplus delivered to the Company in the SSI acquisition.

In September through December 2021, the Company issued 1,240,000 shares of common stock in accordance with the Series C Preferred Stock subscription agreements.

In November 2021, the Company issued 9,625,000 shares of common stock in the SSI acquisition of certain assets of The Albers Group LLC.

In December 2021, 200,000 shares of common stock were issued in the exercise of stock options for $8,000.

Warrants

The following represents a summary of warrants for the six months ended June 30, 2022 and the year ended December 31, 2021:

	Six Months Ended June 30, 2022		Year Ended December 31, 2021
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	63,231,367	$0.08	21,814,349	$0.00

Granted	20,345,348	0.13	41,417,018	0.12
Exercised Cashless	—	—	—	—
Forfeited	—	—	—	—
Expired	—	—	—	—
Ending balance	83,576,715	$0.09	63,231,367	$0.08

Warrants exercisable	83,576,715		63,231,367
Intrinsic value of warrants	$11,857,510		$5,706,473
Weighted Average Remaining Contractual Life (Years)	5.51

The Company recorded $1,603,219 and $188,186 in stock-based compensation related to the granting of warrants for the six months ended June 30, 2022 and 2021, respectively. The Company uses the Black-Scholes method for valuing the expense related to the grants. See below for the criteria used for each of the respective periods.

During the six months ended June 30, 2022, the Company granted 7,220,348 warrants to two of its officers at $0.19 per share that expire May 2, 2029 valued at $1,603,219 as well as 13,125,000 warrants with a strike price of $0.092 that expire April 4, 2027 to Crom as part of the SPA with them dated April 4, 2022, and during the six months ended June 30, 2021, the Company granted 2,600,000 warrants to two of its officers at $0.08 per share that expire January 20, 2028 valued at $188,186. The warrants were issued as part of a bonus achieved under the respective employment agreements for two of the officers of the Company.

All of the warrants have been fully expensed through June 30, 2022.

Options

The Company on November 9, 2021, approved the Stock Incentive Plan, that authorizes the Company to grant up to 50,000,000 shares. Prior to this date, the granting of options was not done in accordance with a stock option plan.

F-20

The following represents a summary of options for the six months ended June 30, 2022 and the year ended December 31, 2021:

	Six Months Ended June 30, 2022		Year Ended December 31, 2021
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	91,893,750	$0.1047	37,125,000	$0.04
Granted	50,700,000	0.18	81,750,000	0.12
Exercised	(300,000)	(0.04)	(200,000)	(0.04)
Forfeited	(5,793,750)	(0.03)	(26,781,250)	(0.03)
Expired	—	—	—	—
Ending balance	136,500,000	$0.1368	91,893,750	$0.1047

Vested options	32,210,119		28,218,750
Nonvested options	104,289,881		63,675,000
Intrinsic value of options	$12,876,650		$6,140,313
Weighted Average Remaining Contractual Life (Years)	6.14		6.21

Stock based compensation expense for the six months ended June 30, 2022 and 2021 was $1,992,975 and $670,882, respectively, which is comprised of $1,679,570 and $460,197 in service-based grants and $313,405 and $210,685 in performance-based grants, for the six months ended June 30, 2022 and 2021, respectively. As of June 30, 2022, there remains unrecognized stock-based compensation expense related to these grants of $21,283,128 comprising of $13,275,442 in service-based grants and $8,007,685 in performance-based grants, respectively. The vesting of these grants run through December 2026. The Company uses the Black-Scholes method for valuing the expense related to the grants. See below for the criteria used for each of the respective periods.

For the Six Months Ended June 30, 2022

In January 2022, the Company granted a total of 14,500,000 stock options to four individuals as follows: (a) 1,000,000 service based options vest over 12 months at a strike price of $0.17 per share for a period of 7 years (expire December 31, 2028); (b) 500,000 service based options vest immediately at a strike price of $0.17 per share for a period of 7 years (expire December 31, 2028); (c) 3,000,000 options (1,500,000 service based options that vest over four years; and 1,500,000 performance based options that vest upon the successful implementation of an ERP) at a strike price of $0.17 per share for a period of 7 years (expire December 31, 2028); and (d) 10,000,000 options (5,000,000 service based options that vest over 42 months; and 5,000,000 performance based options that vest upon Corvus achieving an annualized run rate of $18,000,000 and net income of 7%) at a strike price of $0.17 per share for a period of 7 years (expire December 31, 2028).

On February 15, 2022, 300,000 stock options were exercised for $12,000.

In April 2022, the Company granted a total of 36,200,000 stock options to two individuals as follows: (a) 200,000 stock options at a strike price of $0.17 for a period of 7 years (expire March 31, 2029) to a consultant that vested upon the completion of the services he provided in completion of the year end audit; and (b) 36,000,000 stock options to our Chief Financial Officer at a strike price of $0.19 for a period of 7 years (expire April 24, 2029).

For the Six Months Ended June 30, 2021

In January 2021, the Company granted 3,000,000 stock options to advisors (2,500,000) and an employee (500,000), that are service-based options that vest over a one-year period. The options have a strike price of $0.08 per share and expire seven years from the grant date (December 31, 2027).

In February 2021, the Company granted an advisor 1,000,000 stock options that are service-based options that vest immediately. The options have a strike price of $0.05 per share and expire seven years from the grant date (February 20, 2028).

In March 2021, the Company granted an advisor 1,000,000 stock options that are service-based options that vest over a one-year period. The options have a strike price of $0.09 per share and expire seven years from the grant date (March 11, 2028).

F-21

In April 2021, the Company granted an advisor 3,000,000 stock options that are that are half time-based and half performance-based options at a strike price of $0.09 per share. These options expire in seven years on March 31, 2028.

Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each option/warrant is estimated using the Black-Scholes valuation model. The following assumptions were used for the periods as follows:

	Six Months Ended	Year Ended
	June 30, 2022	December 31, 2021
Expected term	7 years	7 years
Expected volatility	114 – 126%	135 – 177%
Expected dividend yield	—	—
Risk-free interest rate	2.00 – 2.85%	0.10%

NOTE 12: DERIVATIVE LIABILITIES

The Company issued common stock, a convertible note and warrants in a SPA with Crom (“Derivative Instruments”). The Company evaluated the conversion option in the convertible note and the warrants to determine proper accounting treatment and determined them to be Derivative Instruments. The Derivative Instruments identified have been accounted for utilizing ASC 815 “Derivatives and Hedging.” The Company has incurred a liability for the estimated fair value of Derivative Instruments. The estimated fair value of the Derivative Instruments has been calculated using binomial pricing model with key input variables by an independent third party, as of the date of issuance, with changes in fair value recorded as gains or losses on revaluation in other income (expense).

The Company’s derivative liabilities as of June 30, 2022 and December 31, 2021 associated with the Derivative Instruments are as follows.

	June 30, 2022 (unaudited)	December 31, 2021	Inception
Fair value of conversion option of Crom Cortana Fund LLC convertible note	$(388,000)	$—	$(314,000)
Fair value of 13,125,000 warrants on April 4, 2022	(477,000)	—	(378,000)
	$(865,000)	$—

During the three months ended June 30, 2022 and 2021, the Company recognized changes in the fair value of the derivative liabilities of $(173,000) and $0, respectively.

Activity related to the derivative liabilities for the six months ended June 30, 2022 is as follows:

Beginning balance as of December 31, 2021	$—
Issuances of convertible note/warrants – derivative liabilities	(692,000)
Warrants exchanged for common stock	—
Change in fair value of warrant derivative liabilities	(173,000)
Ending balance as of June 30, 2022	$(865,000)

Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each Derivative Instrument is estimated using a binomial valuation model. The following assumptions were used for the periods as follows:

	June 30, 2022		Inception – April 4, 2022
Expected term – conversion option	0.76 years		1 year
Expected term - warrants	4.76 years		5 years
Stock price as of Measurement Date	$0.231		$0.19
Equity volatility - unadjusted	284.80%		278.80%
Volatility haircut	5.00%		5.00%
Selected volatility – post haircut	107.60%		112.60%
Senior unsecured synthetic credit rating	CCC +		CCC +
B- market yield	7.90%		4.50%
OAS differential between CCC+ and B- bonds	458	bps	383	bps
Risk adjusted rate	12.50%		8.30%
Risk-free interest rate	2.70%		1.70%

F-22

NOTE 13: CONCENTRATIONS

Concentration of Credit Risk. The Company’s customer base is concentrated with a relatively small number of customers. The Company does not generally require collateral or other security to support accounts receivable. To reduce credit risk, the Company performs ongoing credit evaluations on its customers’ financial condition. The Company establishes allowances for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information.

For the three months ended June 30, 2022 and 2021, the Company had two and three customers representing 38% and 65% of revenue earned, respectively. Any customer that represents 10% or greater of total revenue represents a risk. The Company also has four and three customers that represent 78% and 69% of the total accounts receivable as of June 30, 2022 (unaudited) and December 31, 2021, respectively.

NOTE 14: RELATED-PARTY TRANSACTIONS

In June 2021, the Company raised $220,000 for 220,000 shares of the to be designated Series C Preferred Stock along with 440,000 common shares from the newly hired Chief Growth Officer of the Company.

In January 2021, August 2021, November 2021 and April 2022, the Company granted warrants to two of their officers pursuant to the employment agreements with these officers as a bonus for closing the MFSI, Merrison, SSI, Pax River (part of The Albers Group, LLC) and LSG transactions.

NOTE 15: COMMITMENTS

The Company since April 2020 has entered in a series of Employment Agreements with management and key employees. The employment agreements are generally for terms ranging from three to four years and stipulate the compensation which include base pay and bonuses, as well as non-cash compensation (warrants or stock options) that are to be issued to the employee. The Employment Agreements run through June 30, 2025.

See the Annual Report for the details of the Employment Agreements entered into through December 31, 2021.

On April 25, 2022, the Company entered into an employment agreement with David Bell, its Chief Financial Officer (“CFO”). The employment agreement has a term of three years and five days and automatically renews for successive one-year periods unless terminated by the Company or Mr. Bell, with ninety (90) days advance notice of its intent not to renew. The agreement provides for an annual base salary of $275,000 (the “Bell Base Salary”). The Bell Base Salary will increase as follows: (i) $25,000 per month upon the Company achieving an annualized revenue run rate of $50,000,000 or greater; (ii) $35,000 per month upon the Company achieving an annualized revenue run rate of $75,000,000 or greater; (iii) $40,000 per month upon the Company reaching an annualized revenue run rate of $150,000,000 or greater and EBITDA margin of no less than 7%; and (iv) $45,000 per month upon the Company reaching an annualized revenue run rate of $300,000,000 or greater and adjusted EBITDA margin of no less than 8%. The Bell Base Salary shall be payable in regular installments in accordance with the Company’s general payroll practices.

Additionally, Mr. Bell shall be eligible to earn a performance bonus (the “Bell Performance Bonus”) at the discretion of the Board of the Company with target bonuses that are the following percentages of Bell Base Salary based on certain performance criteria set forth in the employment agreement: (i) 50% of Bell Base Salary of less than $35,000 per month; (ii) 60% of Bell Base Salary of $35,000 to less than $40,000 per month; and (iii) 100% of Bell Base Salary of $40,000 or more per month. The performance criteria include (a) ensure on time filing of all periodic filings (Form 10Q and Form 10K) and event driven filings (Form 13(d), Section 16 filings (forms 3 and 4) and Form 8K); (b) ensure on time filings and payment of all federal, state and local tax obligations; and (c) prepare an annual consolidated draft budget based on subsidiary budgets by October 31 each year. Mr. Bell is entitled to earn an additional bonus of (i) $50,000 and 10,000,000 warrants to purchase the Company’s common stock with an exercise price of $0.10 upon the Company’s common stock trading on any tier of the Nasdaq or the New York Stock Exchange, and (ii) $100,000 and 15,000,000 warrants to purchase the Company’s common stock with an exercise price of $0.12 upon the Company joining the Russell 3000 and/or Russell 2000 stock index(ices). The Board of the Company may pay an additional bonus (separate from any target) in its sole discretion.

F-23

As an additional incentive for entering into the employment agreement, Mr. Bell was granted 36,000,000 stock options to purchase the Company’s common stock at an exercise price of $0.19 per share. The price amount is subject to adjustment in the event of a forward or reverse stock split, stock dividend or other similar mechanism. The stock options vest ratably over the first 36 months of employment with the Company. In the event of a change in control of the Company, unvested options shall not vest unless (i) Mr. Bell is not given a commensurate position in the resulting organization, or (ii) the change in control transaction results in a price to stockholders of at least $.40 per share. The agreement entitles Mr. Bell to receive various employee benefits generally made available to other officers and senior executives of the Company.

NOTE 16: LEASES

The Company has adopted ASU No. 2016-02, Leases (Topic 842), and will account for their leases in terms of the right of use assets and offsetting lease liability obligations under this pronouncement. The Company had only short-term leases up through the acquisition of MFSI. The Company acquired a right of use asset and lease liability of $14,862 and $13,862, respectively on January 1, 2021 in the MFSI acquisition. In addition, with the SSI acquisition the Company acquired a right of use asset and lease liability of $169,063 and $167,333, respectively on August 12, 2021.

The Company recorded these amounts resulting from the acquisitions at present value, in accordance with the standard, using discount rates ranging between 5% and 7%. The right of use asset is composed of the sum of all lease payments, at present value, and is amortized straight-line over the life of the lease term.

As of June 30, 2022, the value of the unamortized right of use asset is $94,318 which is from an operating lease (through maturity in May 2024). As of June 30, 2022, the Company’s lease liability was $92,898, which is from an operating lease.

Maturity of lease liability for the operating lease for the period ended June 30,
2023	$73,732
2024	$12,593
2025	$6,055
2026	$518

Total lease liability	$92,898

Disclosed as:
Current portion	$73,732
Non-current portion	$19,166

Amortization of the right of use asset for the period ended June 30,
2023	$74,593
2024	$13,152
2025	$6,055
2026	$518

Total	$94,318

NOTE 17: INCOME TAXES

The Company's quarterly provision for income taxes is measured using an estimated annual effective tax rate adjusted for discrete items that occur within the quarter. For the three months ended June 30, 2022, the effective tax rate was (23.3%) compared to 25.1% for the three months ended June 30, 2021. The decrease in the effective tax rate was primarily due to the establishment of a valuation allowance against the Company's net deferred tax assets. For the six months ended June 30, 2022, the effective tax rate was (13.8%) compared to 25.3% for the six months ended June 30, 2021. The decrease in the effective tax rate was primarily due to the establishment of a valuation allowance against the Company's net deferred tax assets. The provision for income tax expense for the three months ended June 30, 2022, includes the recording of a valuation allowance of $0.6 million as a discrete item.

A full valuation allowance was established in the second quarter of 2022 due to the uncertainty of the utilization of deferred tax assets in future periods. In evaluating the Company's ability to realize the deferred tax assets, management considered all available positive and negative evidence, including cumulative historic earnings, reversal of temporary difference, projected taxable income and tax planning strategies. The Company's negative evidence, largely related to the Company's historical net losses, currently outweighs its positive evidence of future taxable income; therefore, it is more-likely-than-not that the Company will not realize a significant portion of its deferred tax assets. The amount of the deferred tax asset to be realized in the future could, however, be adjusted if objective negative evidence is no longer present.

F-24

NOTE 18: SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 12, 2022, the date the condensed consolidated statements were available to be issued.

F-25

Report of Independent Registered Public Accounting Firm

 To the Stockholders and the Board of Directors of Castellum, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Castellum, Inc. and its subsidiaries (the Company) as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RSM US LLP

We have served as the Company's auditor since 2020.

McLean, Virginia
March 29, 2022

F-26

CASTELLUM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2021 AND 2020

	2021	2020
ASSETS
CURRENT ASSETS
Cash	$2,017,915	$2,412,382
Accounts receivable	5,414,401	1,505,166
Contract asset	591,055	-
Prepaid expenses and other current assets	185,824	36,805
Total current assets	8,209,195	3,954,353

Fixed assets, net	145,792	5,763

NON-CURRENT ASSETS
Deferred tax asset	610,033	-
Right of use asset – operating lease	132,690	-
Intangible assets, net	7,595,599	2,518,707
Goodwill	14,062,964	4,136,011
Total non-current assets	22,401,286	6,654,718
TOTAL ASSETS	$30,756,273	$10,614,834

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,437,827	$234,219
Accrued payroll and payroll related expenses	1,511,622	835,073
Due to seller	200,000	-
Obligation to issue common and preferred stock	25,000	-
Contingent consideration	275,000	-
Contingent earnout	257,000	-
Current portion of notes payable, net of discount	1,279,390	-
Current portion of lease liability – operating lease	111,999	-
Total current liabilities	5,097,838	1,069,292

LONG-TERM LIABILITIES
Deferred tax liability	-	1,065,245
Lease liability – operating lease, net of current portion	18,715	-
Note payable – related party, net of current portion	400,000	-
Convertible promissory notes – related parties, net of discount, net of current portion	2,805,184	1,449,067
Notes payable, net of discount, net of current portion	7,112,419	4,422,704
Total non-current liabilities	10,336,318	6,937,016

TOTAL LIABILITIES	15,434,156	8,006,308

STOCKHOLDERS’ EQUITY
Preferred stock, 50,000,000 shares authorized
Series A Preferred stock, par value $0.0001; 10,000,000 shares authorized; 5,875,000 issued and outstanding as of December 31, 2021 and 2020, respectively	588	588
Series B Preferred stock, par value $0.0001; 10,000,000 shares authorized; 3,610,000 issued and outstanding as of December 31, 2021 and 2020, respectively	361	361
Series C Preferred stock, par value $0.0001; 10,000,000 shares authorized; 620,000 and 0 issued and outstanding as of December 31, 2021 and 2020, respectively	62	-
Common stock, par value $0.0001; 3,000,000,000 shares authorized, 399,212,646 and 308,225,285 shares issued and outstanding as of December 31, 2021 and 2020, respectively	39,921	30,822
Additional paid in capital	26,367,201	6,104,051
Accumulated deficit	(11,086,016)	(3,527,296)
Total stockholders’ equity	15,322,117	2,608,526
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,756,273	$10,614,834

See notes to consolidated financial statements.

F-27

CASTELLUM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020

REVENUES	$25,067,450	$13,338,667

COST OF REVENUES	13,992,898	7,161,627

GROSS PROFIT	11,074,552	6,177,040

OPERATING EXPENSES:
Indirect costs	3,409,649	1,679,783
Overhead	850,999	276,855
General and administrative	14,539,053	5,688,551
Total operating expenses	18,799,701	7,645,189
LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSE)	(7,725,149)	(1,468,149)

OTHER INCOME (EXPENSE):
Realized gain on investment	38,851	-
Interest expense, net of interest income	(2,516,775)	(2,295,906)
Total other income (expense)	(2,477,924)	(2,295,906)
LOSS FROM OPERATIONS BEFORE BENEFIT FOR INCOME TAXES	(10,203,073)	(3,764,055)
BENEFIT FROM INCOME TAXES	2,656,643	1,056,562
NET LOSS	(7,546,430)	(2,707,493)
Less: Preferred Stock Dividends	12,290	-
NET LOSS TO COMMON SHAREHOLDERS	$(7,558,720)	$(2,707,493)

NET LOSS PER SHARE
Basic and diluted	$(0.02)	$(0.01)

SHARES USED IN CALCULATION OF NET LOSS PER SHARE
Basic and diluted	365,185,666	324,984,930

See notes to consolidated financial statements.

F-28

CASTELLUM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020

Cash flows from operating activities:
Net loss	$(7,546,430)	$(2,707,493)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,886,228	1,830,436
Amortization of discount and premium	1,806,848	1,695.067
Stock-based compensation	6,919,524	937,049
Deferred tax provision	(2,895,571)	(1,230,924)
Realized gain on investment	(38,851)	-
Lease cost	754	-
Changes in assets and liabilities
Accounts receivable	(1,217,326)	260,465
Prepaid expenses and other current assets	8,119	(33,280)
Contract asset (liability)	(817,646)	-
Payment of transaction costs in acquisition of SSI	(50,500)	-
Accounts payable and accrued expenses	594,715	254,771
Net cash (used in) provided by operating activities	(1,350,136)	1,006,091

Cash flows from investing activities:
Cash received in acquisition of MFSI	93,240	-
Cash received in acquisition of Merrison, net of amounts paid	161,305	-
Cash received in acquisition off SSI, net of amounts paid	198,935	-
Sale of investment	365,572	-
Purchases of intangible assets	-	(2,863)
Purchases of fixed assets	(10,218)	(2,587)
Net cash provided by (used in) investing activities	808,834	(5,450)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	120,000
Proceeds from issuance of preferred and common stock	645,000	-
Preferred stock dividend	(12,290)	-
Proceeds from exercise of stock options	8,000	-
Repayment of convertible note payable – related party	(70,000)	-
Repayment of line of credit, net	(12,249)	-
Repayment of notes payable	(411,626)	(11,000)
Net cash provided by financing activities	146,835	109,000
NET (DECREASE) INCREASE IN CASH	(394,467)	1,109,641
Cash - beginning of period	2,412,382	1,302,741
Cash - end of period	$2,017,915	$2,412,382

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$688,930	$599,154
Cash paid for income taxes	$168,100	$363,300

SUMMARY OF NONCASH ACTIVITIES:
Conversion of purchase consideration payable to convertible note	$-	$579,617
BCF discount on convertible note applied to additional paid in capital, net of tax	$-	$430,423
Conversion of convertible notes – related parties and accrued interest to common stock	$-	$63,800
Cancellation of shares offsetting acquisition of MFSI	$400,000	$-

F-29

The Company entered into a definitive merger agreement with MFSI, effective as of January 1, 2021. This acquisition closed on February 11, 2021. This acquisition was accounted for as a business combination whereby MFSI became a 100% owned subsidiary of the Company. The following represents the assets and liabilities acquired in this acquisition:

Cash	$93,240
Accounts receivable	33,540
Unbilled receivable	45,316
Other assets	329,509
Right of use asset – operating lease	14,862
Customer relationships	348,000
Non-compete agreements	4,000
Goodwill	685,072
Deferred tax liability	(97,419)
Line of credit	(12,249)
Lease liability – operating lease	(13,862)
Accounts payable and accrued expenses	(47,573)
Net assets acquired	$1,382,437

The consideration paid for the acquisition of MFSI was as follows:

Common stock	$1,382,437

The Company entered into a definitive merger agreement with Merrison, effective as of August 5, 2021. This acquisition was accounted for as a business combination whereby Merrison became a 100% owned subsidiary of the Company. The following represents the assets and liabilities acquired in this acquisition:

Cash	$183,588
Accounts receivable and unbilled receivables	391,049
Customer relationships	322,000
Non-compete agreement	7,000
Trademarks	164,000
Backlog	115,000
Goodwill	780,730
Deferred tax liability	(243,730)
Accounts payable and accrued expenses	(102,354)
Net assets acquired	$1,617,283

The consideration paid for the acquisition of Merrison was as follows:

Common stock	$1,595,000
Cash	22,283
$1,617,283

F-30

The Company entered into a definitive merger agreement with SSI, effective as of August 12, 2021. This acquisition was accounted for as a business combination whereby SSI became a 100% owned subsidiary of the Company. The following represents the assets and liabilities acquired in this acquisition:

Cash	$998,935
Accounts receivable and unbilled receivables	2,222,004
Prepaid expenses	147,600
Other asset	6,750
Furniture and equipment	148,931
Right of use asset – operating lease	169,063
Customer relationships	3,102,000
Non-compete agreements	65,000
Trademarks	367,000
Backlog	50,000
Goodwill	8,461,150
Deferred tax liability	(880,150)
Lease liability – operating lease	(167,333)
Contract liability	(226,591)
Accounts payable and accrued expenses	(1,134,509)
Net assets acquired	$13,329,850

The consideration paid for the acquisition of SSI was as follows:

Common stock	$7,872,850
Seller note	400,000
Cash	800,000
Contingent earnout	257,000
Lender financing	4,000,000
$13,329,850

The Company entered into an acquisition agreement with The Albers Group, LLC, on October 22, 2021 which closed November 16, 2021 for certain assets represented by the Pax River business. This acquisition was accounted for as an asset purchase by the Company. The following represents the assets acquired in this acquisition:

Customer relationships (contracts)	$2,400,000
Net assets acquired	$2,400,000

The consideration paid for the acquisition of The Albers Group assets was as follows:

Common stock	$1,925,000
Contingent consideration represented by obligation to issue shares	275,000
Cash (included in amounts due to seller as of December 31, 2021)	200,000
$2,400,000

See notes to consolidated financial statements.

F-31

CASTELLUM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2021 AND 2020

	Series A/B Preferred*		Series C Preferred		Common		Additional	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In Capital	Receivable	Deficit	Total
Balances at December 31, 2019	9,485,000	$949	-	$-	294,890,659	$29,489	$4,554,112	$-	$(819,803)	$3,764,747

Shares issued for cash	-	-	-	-	2,334,626	233	119,767	-	-	120,000
Shares issued in conversion of notes payable and accrued interest	-	-	-	-	11,000,000	1,100	62,700	-	-	63,800
Stock-based compensation - options	-	-	-	-	-	-	937,049	-	-	937,049
BCF discount, net of tax	-	-	-	-	-	-	430,423	-	-	430,423
Net loss for the year	-	-		-	-	-	-	-	(2,707,493)	(2,707,493)

Balances at December 31, 2020	9,485,000	$949	-	$-	308,225,285	$30,822	$6,104,051	$-	$(3,527,296)	$2,608,526

Balances at December 31, 2020	9,485,000	$949	-	$-	308,225,285	$30,822	$6,104,051	$-	$(3,527,296)	$2,608,526
Stock-based compensation – options	-	-	-	-	-	-	3,113,261	-	-	3,113,261
Stock-based compensation - warrants	-	-	-	-	-	-	3,806,263	-	-	3,806,263
Shares issued in acquisition of MFSI	-	-	-	-	22,280,469	2,228	1,780,209	-	-	1,782,437
Cancellation of shares in acquisition of MFSI	-	-	-	-	(5,000,000)	(500)	(399,500)	-	-	(400,000)
Shares issued in acquisition of Merrison	-	-	-	-	10,000,000	1,000	1,594,000	-	-	1,595,000
Shares issued in acquisition of SSI, net of transaction costs	-	-	-	-	52,641,892	5,264	7,817,086	-	-	7,822,350
Shares issued in asset acquisition of The Albers group, LLC	-	-	-	-	9,625,000	963	1,924,037	-	-	1,925,000
Shares issued in exercise of stock options	-	-	-	-	200,000	20	7,980	-	-	8,000
Shares issued for cash in Series C Preferred Subscription Agreements	-	-	620,000	62	1,240,000	124	619,844	-	-	620,000

Net loss for the year	-	-	-	-	-	-	-	-	(7,558,720)	(7,558,720)

Balances at December 31, 2021	9,485,000	$949	620,000	$62	399,212,646	$39,921	$26,367,201	$-	$(11,086,016)	$15,322,117

*There was no activity in Series A Preferred or Series B Preferred for the years ended December 31, 2021 and 2020, so these classes of Preferred Stock have been grouped together.

**On July 19, 2021, the Company filed a Certificate of Amendment with the State of Nevada to change the par value of all common and preferred stock to all be $0.0001. All changes to the par value dollar amount for these classes of stock and adjustment to additional paid in capital have been made retroactively.

See notes to consolidated financial statements.

F-32

CASTELLUM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1: NATURE OF OPERATIONS

Castellum, Inc. (the “Company”) is focused on acquiring and growing technology companies in the areas of information technology, electronic warfare, information warfare and cybersecurity with businesses in the governmental and commercial markets. Services include intelligence analysis, software development, software engineering, program management, strategic planning, information assurance and cybersecurity and policy along with analysis support. These services, which largely focus on securing data and establishing related policies, are applicable to customers in the federal government, financial services, healthcare and other users of large data applications. The services can be delivered to legacy, customer owned networks or customers who rely upon cloud-based infrastructures. The Company has worked with multiple business brokers and contacts within their business network to identify potential acquisitions.

Bayberry Acquisition Corporation (“Bayberry”) was a wholly owned subsidiary of the Company. Jay Wright and Mark Fuller controlled and managed Bayberry and were named officers and directors of the Company upon the acquisition of Bayberry. The transaction was accounted for as a reverse merger. As a result, Bayberry was considered the accounting acquirer. On February 23, 2021, Bayberry was dissolved with the Nevada Secretary of State as there was no activity, and this company was non-operational post-merger with Castellum.

Corvus Consulting, LLC (“Corvus”), acquired in November 2019, is a wholly owned subsidiary of the Company. Corvus provides scientific, engineering, technical, operational support, and training services to federal government and commercial clients. Corvus focuses on Cyberspace Operations, Electronic Warfare, Information Operations, Intelligence and Joint/Electromagnetic Spectrum Operations. The specialties of Corvus range from high-level policy development and Congressional liaison to requirements analysis, DOTMLPF-p development assistance and design services for hardware and software systems fulfilling the mission needs of the Department of Defense and Intelligence Communities.

The Company entered into a definitive merger agreement with Mainnerve Federal Services, Inc. dba MFSI Government Group, a Delaware corporation (“MFSI”), effective as of January 1, 2021. This acquisition closed on February 11, 2021.MFSI, a government contractor, has built strong relationships with numerous customers, in the software engineering and IT arena. MFSI provides services in data security and operations for Army, Navy and Intelligence Community clients, and currently works as a software engineering/development, database administration and data analytics subcontractor.

The Company acquired Merrison Technologies, LLC, a Virginia limited liability company (“Merrison”), on August 5, 2021. Merrison, is a government contractor with expertise in software engineering and IT in the classified arena.

Specialty Systems, Inc. (“SSI”) was acquired August 12, 2021. SSI is a New Jersey based government contractor that provides critical mission support to the Navy at Joint Base McGuire-Dix-Lakehurst in the areas of software engineering, cyber security, systems engineering, program support and network engineering. SSI acquired the business assets that represented the Pax River from The Albers Group, LLC (“Pax River”) which closed on November 16, 2021 in an asset purchase for up to 11,000,000 shares of common stock and cash of $200,000 to be paid monthly over a ten-month period starting February 2022 upon the satisfaction of conditions in the acquisition agreement.

On July 19, 2021, the Company filed a Certificate of Amendment with the State of Nevada to change the par value of all common and preferred stock to all be $0.0001. All changes to the par value dollar amount for these classes of stock and adjustment to additional paid in capital have been made retroactively.

F-33

The unprecedented events related to COVID-19, the disease caused by the novel coronavirus (SARS-CoV-2), have had significant health, economic, and market impacts and may have short-term and long-term adverse effects on our business that we cannot predict as the global pandemic continues to evolve. The extent and effectiveness of responses by governments and other organizations also cannot be predicted. Our ability to access the capital markets and maintain existing operations has been little affected during the COVID-19 pandemic. Going forward any possible adverse effects on the business are uncertain given any possible limitations on available financing and how we conduct business with our customers and vendors.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of Castellum, Inc. and its subsidiaries, collectively referred to as “the Company”. All significant intercompany accounts and transactions have been eliminated in consolidation. Castellum, Inc. is a holding company that holds 100% of Corvus, MFSI, Merrison and SSI.

The Company applies the guidance of Topic 805 Business Combinations of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

The Company accounted for these acquisitions as business combinations and the difference between the consideration paid and the net assets acquired was first attributed to identified intangible assets and the remainder of the difference was applied to goodwill.

Reclassification

The Company has reclassified certain amounts in the 2020 financial statements to comply with the 2021 presentation. These principally relate to classification of certain expenses and liabilities. The reclassifications had no impact on total net loss or net cash flows for the year ended December 31, 2020.

Business Segments

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM, the Chief Executive Officer, reviews consolidated results of operations to make decisions. The Company maintains one operating and reportable segment, which is the delivery of products and services in the areas of information technology, electronic warfare, information warfare and cybersecurity in the governmental and commercial markets.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for uncollectible accounts receivable, the acquired value of the intangible assets, impaired value of intangible assets, liabilities to accrue, cost incurred in the satisfaction of performance obligations, fair value for consideration elements of business combinations, permanent and temporary differences related to income taxes and determination of the fair value of stock awards. Actual results could differ from those estimates.

Cash

Cash consists of cash and demand deposits with an original maturity of three months or less. The Company holds no cash equivalents as of December 31, 2021 and 2020, respectively. The Company maintains cash balances in excess of the FDIC insured limit at a single bank. The Company does not consider this risk to be material.

F-34

Fixed Assets and Long-Lived Assets

Fixed assets are stated at cost. Depreciation on fixed assets is computed using the straight-line method over the estimated useful lives of the assets, which range from three to fifteen years for all classes of fixed assets.

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted Accounting Standard Update (“ASU”) 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment effective April 1, 2017.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

Intangible assets with finite useful lives are stated at cost less accumulated amortization and impairment. Intangible assets capitalized as of December 31, 2021 represent the valuation of the Company’s customer relationships, trade names, backlog and non-compete agreements which were acquired in the acquisitions. These intangible assets are being amortized on either the straight-line basis over their estimated average useful lives (certain trademarks, tradenames, backlog and non-compete agreements) or are being amortized based on the present value of the future cash flows (customer relationships, certain tradenames, backlog and non-compete agreements). Amortization expense of the intangible assets runs through December 2035.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on undiscounted cash flows. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. There were no indicators of impairment noted during the years ended December 31, 2021 and 2020.

Subsequent Events

Subsequent events were evaluated through March 29, 2022, the date the consolidated financial statements were issued.

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The Company accounts for a contract with a customer that is within the scope of this Topic only when the five steps of revenue recognition under ASC 606 are met.

The five core principles will be evaluated for each service provided by the Company and is further supported by applicable guidance in ASC 606 to support the Company’s recognition of revenue.

F-35

Revenue is derived primarily from services provided to the U.S. federal government. The Company enters into agreements with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services and solutions are transferred to the customer. The Company also evaluates whether two or more agreements should be accounted for as one single contract.

When determining the total transaction price, the Company identifies both fixed and variable consideration elements within the contract. The Company estimates variable consideration as the most likely amount to which the Company expects to be entitled limited to the extent that it is probable that a significant reversal will not occur in a subsequent period.

At contract inception, the Company determines whether the goods or services to be provided are to be accounted for as a single performance obligation or as multiple performance obligations. For most contracts, the customers require the Company to perform several tasks in providing an integrated output and, hence, each of these contracts are deemed as having only one performance obligation. When contracts are separated into multiple performance obligations, the Company allocates the total transaction price to each performance obligation based on the estimated relative standalone selling prices of the promised services underlying each performance obligation.

This evaluation requires professional judgment, and it may impact the timing and pattern of revenue recognition. If multiple performance obligations are identified, the Company generally uses the cost plus a margin approach to determine the relative standalone selling price of each performance obligation. The Company does not assess whether a contract contains a significant financing component if the Company expects, at contract inception, that the period between when payment by the client and the transfer of promised services to the client occur will be less than one year.

The Company currently generates its revenue from three different types of contractual arrangements: cost plus fixed fee, fixed-price contracts and time-and-materials (T&M) contracts. The Company generally recognizes revenue over time as control is transferred to the customer, based on the extent of progress towards satisfaction of the performance obligation. The selection of the method used to measure progress requires judgment and is dependent on the contract type and the nature of the goods or services to be provided.

For cost-plus-fixed-fee contracts, the Company uses input progress measures to derive revenue based on hours worked on contract performance as follows: direct costs plus DCAA-approved provisional burdens plus fee. The provisional indirect rates are adjusted and billed at actual at year end. Revenue from fixed-price type contracts is recognized ratably over the contract term, using a time-based measure of progress. For T&M contracts, the Company uses input progress measures to estimate revenue earned based on hours worked on contract performance at negotiated billing rates, plus direct costs and indirect cost burdens associated with materials and the direct expenses incurred in performance of the contract. These arrangements generally qualify for the “right-to-invoice” practical expedient where revenue is recognized in proportion to billable consideration. Fixed-price level-of-effort contracts are substantially similar to T&M contracts except that the Company is required to deliver a specified level of effort over a stated period. For these contracts, the Company estimates revenue earned using contract hours worked at negotiated bill rates as the Company delivers the contractually required workforce.

Contract accounting requires judgment relative to assessing risks and estimating contract revenue and costs and assumptions for schedule and technical issues. Due to the size and nature of contracts, estimates of revenue and costs are subject to a number of variables. For contract change orders, claims or similar items, judgment is required for estimating the amounts, assessing the potential for realization and determining whether realization is probable. Estimates of total contract revenue and costs are continuously monitored during the term of the contract and are subject to revision as the contract progresses. From time to time, facts develop that require revisions of revenue recognized or cost estimates. To the extent that a revised estimate affects the current or an earlier period, the cumulative effect of the revision is recognized in the period in which the facts requiring the revision become known.

Most of SSI’s revenue is generated by Contract Support Service contracts and is recognized over time as services are provided, based on the transfer of control. A smaller portion of SSI’s revenue is generated by firm-fixed-price contracts. Revenue from these contracts is recognized over time as performance obligations are satisfied. Most contracts do not contain variable consideration and contract modifications are generally minimal. For these reasons, there is not a significant impact of electing these transition practical expedients.

F-36

Substantially all of SSI’s revenue is generated from contracts with federal, state, and local governments, and revenue from these contracts is recorded over time, rather than at a point in time. Under the Contract Support Services contracts, the Company performs software design work as it is assigned by the customer, and bills the customer, generally semi-monthly, on either a cost-plus-fixed-fee (CPFF) or time- and-materials (T&M) basis, as labor hours are expended. Certain other government contracts for software development have specific deliverables and are structured as firm-fixed-price contracts, which are generally billed as the performance obligations under the contract are met. Revenue recognition under firm-fixed -price contracts require judgment to allocate the transaction price to the performance obligations. Contracts may have terms up to five years.

The Company accounts for contract costs in accordance with ASC Topic 340-40, Contracts with Customers. The Company recognizes the cost of sales of a contract as expense when incurred or at the time a performance obligation is satisfied. The Company recognizes an asset from the costs to fulfill a contract only if the costs relate directly to a contract, the costs generate or enhance resources that will be used in satisfying a performance obligation in the future and the costs are expected to be recovered. The incremental costs of obtaining a contract are capitalized unless the costs would have been incurred regardless of whether the contract was obtained.

The following table disaggregates the Company’s revenue by contract type for the years ended December 31:

	2021	2020
Revenue:
Time and material	$15,381,979	$10,419,729
Firm fixed price	4,864,638	2,918,938
Cost plus fixed fee	4,745,646	-
Other	75,187	-
Total	$25,067,450	$13,338,667

Contract Balances

Contract assets include unbilled amounts typically resulting from firm-fixed-price contracts when the revenue recognized exceeds the amounts billed to the customer on uncompleted contracts. Contract liabilities consist of billings in excess of costs and estimated earnings on uncompleted contracts.

In accordance with industry practice, contract assets and liabilities related to costs and estimated earnings in excess of billings on uncompleted contracts, and billings in excess of costs and estimated earnings on uncompleted contracts, have been classified as current. The contract cycle for certain long-term contracts may extend beyond one year; thus, collection of the amounts related to these contracts may extend beyond one year.

Accounts Receivable and Concentration of Credit Risk

An allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized. Past-due status is based on contractual terms. The Company does not charge interest on accounts receivable; however, US government agencies may pay interest on invoices outstanding more than 30 days. Interest income is recorded when received. As of December 31, 2021 and 2020, management did not consider an allowance necessary.

F-37

Income Taxes

Income taxes are accounted under the asset and liability method. The current charge for income tax expense is calculated in accordance with the relevant tax regulations applicable to the entity. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Differences between statutory tax rates and effective tax rates relate to permanent tax differences.

Uncertain Tax Positions

The Company follows ASC 740-10 Accounting for Uncertainty in Income Taxes. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on a quarterly basis.

Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax reporting purposes, net operating loss carryforwards, and other tax credits measured by applying currently enacted tax laws. When necessary, a valuation allowance is provided to reduce deferred tax assets to an amount that is more likely than not to be realized.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Vacation and Paid-Time-Off

The Company follows ASC 710-10 Compensation – General. The Company records liabilities and expense when obligations are attributable to services already rendered, will be paid even if an employee is terminated, payment is probable, and the amount can be estimated.

Share-Based Compensation

The Company follows ASC 718 Compensation – Stock Compensation and has adopted ASU 2017-09 Compensation – Stock Compensation (Topic 718) Scope of Modification Accounting. The Company calculates compensation expense for all awards granted, but not yet vested, based on the grant-date fair values. The Company recognizes these compensation costs, on a pro rata basis over the requisite service period of each vesting tranche of each award for service-based grants, and as the criteria is achieved for performance-based grants.

The Company adopted ASU 2016-09 Improvements to Employee Share-Based Payment Accounting. Cash paid when shares are directly withheld for tax withholding purposes is classified as a financing activity in the statement of cash flows.

Leases

The Company follows ASC 842 Leases in accounting for its operating leases.

Fair Value of Financial Instruments

ASC 825 Financial Instruments requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company’s financial instruments: The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued liabilities, approximate fair value because of the short-term maturity of those instruments. The fair value of debt reflects the price at which the debt instrument would transact between market participants, in an orderly transaction at the measurement date. The fair value of the equity consideration from business combinations are measured using the price of our common stock at the measurement date, along with applying an appropriate discount for lack of marketability. For contingent liabilities from business combinations, the fair value is measured on the acquisition date using an option pricing model. The Company does not utilize derivative instruments.

F-38

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding, as well a warrant to purchase 21,614,349 shares of common stock for a total aggregate exercise price of $1 granted in connection with the $5,600,000 note payable maturing September 30, 2024, as the cash consideration for the holder/grantee to receive common shares was determined to be nonsubstantive. Diluted earnings per share (“EPS”) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and all other warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only the basic weighted average number of common shares are used in the computations. The Company subtracts dividends on preferred stock when calculating earnings (loss) per share.

Fair Value Measurements

ASC 820 Fair Value Measurements defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

Investments

The Company measures their investments at fair value as a Level 3 with changes in fair value recognized in net income (loss) pursuant to ASU 2016-01, “Financial Instruments-Overall”.

Related-Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one-party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all material related-party transactions. All transactions shall be recorded at fair value of the goods or services exchanged.

NOTE 3: ACQUISITIONS

The Company has completed the following acquisitions to achieve its business purposes as discussed in Note 1. As the acquisitions made by the Company in 2021 (MFSI, Merrison, and SSI) were all acquired for common stock, certain assets acquired (intangible assets) are not considered deductible for tax purposes.

F-39

Mainnerve Federal Services, Inc.

The Company entered into a definitive merger agreement with MFSI, effective as of January 1, 2021. This acquisition closed on February 11, 2021. This acquisition was accounted for as a business combination whereby MFSI became a 100% owned subsidiary of the Company. The following represents the assets and liabilities acquired in this acquisition:

Cash	$93,240
Accounts receivable	33,540
Unbilled receivable	45,316
Other assets	329,509
Right of use asset – operating lease	14,862
Customer relationships	348,000
Non-compete agreement	4,000
Goodwill	685,072
Deferred tax liability	(97,419)
Line of credit	(12,249)
Lease liability – operating lease	(13,862)
Accounts payable and accrued expenses	(47,572)
Net assets acquired	$1,382,437

The consideration paid for the acquisition of MFSI was as follows:

Common stock	$1,382,437

The MFSI acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the MFSI acquisition, and historical and current market data. The excess of the purchase price over the total of the estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. In order to determine the fair values of tangible and intangible assets acquired and liabilities assumed for MFSI, we have engaged a third-party independent valuation specialist. The Company had estimated the preliminary purchase price allocations based on historical inputs and data as of January 1, 2021. The Company had a valuation prepared by an independent consultant. Upon the finalization of the valuation of MFSI, the Company reclassified $352,000 from goodwill into other intangible assets.

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. The Company had reclassified a portion of the goodwill upon the finalization of an independent valuation report during the year ended December 31, 2021.

The Company entered into a definitive merger agreement with Merrison, effective as of August 5, 2021. This acquisition was accounted for as a business combination whereby Merrison became a 100% owned subsidiary of the Company. The following represents the assets and liabilities acquired in this acquisition:

Cash	$183,588
Accounts receivable and unbilled receivables	391,049
Customer relationships	322,000
Non-compete agreements	7,000
Trademarks	164,000
Backlog	115,000
Goodwill	780,730
Deferred tax liability	(243,730)
Accounts payable and accrued expenses	(102,354)
Net assets acquired	$1,617,283

F-40

The consideration paid for the acquisition of Merrison was as follows:

Common stock	$1,595,000
Cash	22,283
$1,617,283

The Merrison acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Merrison acquisition, and historical and current market data.

The excess of the purchase price over the total of the estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. In order to determine the fair values of tangible and intangible assets acquired and liabilities assumed for Merrison, we have engaged a third-party independent valuation specialist. The Company had estimated the preliminary purchase price allocations based on historical inputs and data as of August 5, 2021. The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuations and useful lives for the intangible assets acquired; (ii) finalization of the valuation of accounts payable and accrued expenses; and (iii) finalization of the fair value of non-cash consideration. Upon finalization of the valuation, the Company allocated $608,000 from goodwill to other intangible assets. There was a $105,000 adjustment in total purchase consideration upon finalization of the valuations that was applied to goodwill.

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. The Company had reclassified a portion of the goodwill upon the finalization of an independent valuation report during the year ended December 31, 2021.

The Company entered into a definitive merger agreement with SSI, effective as of August 12, 2021. This acquisition was accounted for as a business combination whereby SSI became a 100% owned subsidiary of the Company. The following represents the assets and liabilities acquired in this acquisition:

Cash	$998,935
Accounts receivable and unbilled receivables	2,222,004
Prepaid expenses	147,600
Other asset	6,750
Furniture and equipment	148,931
Right of use asset – operating lease	169,063
Customer relationships	3,102,000
Non-compete agreements	65,000
Trademarks	367,000
Backlog	50,000
Goodwill	8,461,150
Deferred tax liability	(880,150)
Lease liability – operating lease	(167,333)
Contract liability	(226,591)
Accounts payable and accrued expenses	(1,134,509)
Net assets acquired	$13,329,850

F-41

The consideration paid for the acquisition of SSI was as follows:

Common stock	$7,872,850
Seller note	400,000
Cash	800,000
Contingent earnout	257,000
Lender financing	4,000,000
$13,329,850

The SSI acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the SSI acquisition, and historical and current market data. The excess of the purchase price over the total of the estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. In order to determine the fair values of tangible and intangible assets acquired and liabilities assumed for SSI, we have engaged a third-party independent valuation specialist.

The Company had estimated the preliminary purchase price allocations based on historical inputs and data as of August 12, 2021. The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuations and useful lives for the intangible assets acquired; (ii) finalization of the valuation of accounts payable and accrued expenses; and (iii) finalization of the fair value of non-cash consideration as well as any earnout to be paid out in cash if achieved by the Company per the merger agreement. Upon finalization of the valuation, the Company allocated $3,584,000 from goodwill to other intangible assets. The Company paid $50,500 in transaction costs of SSI. There was a $2,608,661 adjustment in total purchase consideration upon finalization of the valuations that was applied to goodwill.

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. The Company had reclassified a portion of the goodwill upon the finalization of an independent valuation report during the year ended December 31, 2021.

The Company entered into an acquisition agreement with The Albers Group, LLC, on October 22, 2021 which closed November 16, 2021 for certain assets represented by the Pax River business. This acquisition was accounted for as an asset purchase by the Company. The following represents the assets acquired in this acquisition:

Customer relationships (contracts)	$2,400,000

Net assets acquired	$2,400,000

The consideration paid for the acquisition of The Albers Group assets was as follows:

Common stock	$1,925,000
Contingent consideration represented by obligation to issue shares	275,000
Cash (included in amounts due to seller as of December 31, 2021)	200,000
$2,400,000

F-42

The following table shows unaudited pro-forma results for the year ended December 31, 2020, as if the acquisitions of MFSI, Merrison and SSI had occurred on January 1, 2020, and for the year ended December 31, 2021, as if the acquisitions for Merrison and SSI occurred on January 1, 2021. These unaudited pro forma results of operations are based on the historical financial statements of each of the companies.

For the year ended December 31, 2020
Revenues	$32,051,949
Net loss	$(1,023,329)
Net loss per share - basic	$(0.003)

For the year ended December 31, 2021
Revenues	$37,125,337
Net loss	$(6,138,672)
Net loss per share - basic	$(0.018)

NOTE 4: FIXED ASSETS

Fixed assets consisted of the following as of December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Equipment	$60,148	$3,977
Furniture	32,574	4,861
Leasehold improvements	75,265	-
Total fixed assets	167,987	8,838
Accumulated depreciation	(22,195)	(3,075)
Fixed assets, net	$145,792	$5,763

Depreciation expense for the years ended December 31, 2021 and 2020 was $19,120 and $1,901, respectively.

NOTE 5: INTANGIBLE ASSETS AND GOODWILL

Intangible assets consisted of the following as of December 31, 2021 and December 31, 2020:

		December 31, 2021	December 31, 2020
Customer relationships	4.5– 15 years	$9,025,000	$2,853,000
Trade name	4.5 years	266,000	266,000
Trademark	15 years	533,863	2,863
Backlog	2 years	947,000	782,000
Non-compete agreement	3-4 years	674,000	598,000
		11,445,863	4,501,863
Accumulated amortization		(3,850,264)	(1,983,156)
Intangible assets, net		$7,595,599	$2,518,707

The intangible assets with the exception of the trademarks were recorded as part of the acquisition of Corvus, MFSI, Merrison and SSI. Amortization expense for the years ended December 31, 2021 and 2020 was $1,867,108 and $1,828,535, respectively, and the intangible assets are being amortized based on the estimated future lives as noted above.

F-43

Future amortization of the intangible assets for the next five years as of December 31 are as follows:

December 31, 2022	$1,909,412
December 31, 2023	1,795,961
December 31, 2024	1,443,449
December 31, 2025	722,196
December 31, 2026	520,743
Thereafter	1,203,838
Total	$7,595,599

As of December 31, 2021 and 2020, the Company has recorded goodwill as follows:

	2021	2020
Corvus	$4,136,011	$4,136,011
MFSI	685,073	-
Merrison	780,730	-
SSI	8,461,150	-
	$14,062,964	$4,136,011

When the Company acquires a controlling financial interest through a business combination, the Company uses the acquisition method of accounting to allocate the purchase consideration to the assets acquired and liabilities assumed, which are recorded at fair value. Any excess of purchase consideration over the net fair value of the net assets acquired is recognized as goodwill.

The Company evaluated ASC 350-20-35 for the goodwill associated with the Company’s acquisitions. In accordance with ASC 350-20-35-3 (a through g), the Company determined based on the seven qualitative factors set forth in the ASC surrounding these acquisitions which include such things as increases in and dollar volume of contracts from date of acquisition through the test date which is December 31, 2021, and the corresponding cost structure of the operating units from their acquisition date through December 31, 2021, Management determined that no impairment of goodwill was necessary at the testing date of December 31, 2021. Management also performed a quantitative assessment comparing the Company to other public companies operating in the same business as ours (the “peer group”) and noted that the Company’s stock price trades at a premium to the peer group, indicating that the market is not signaling any need for goodwill impairment. Management therefore concluded, based on their analysis, that no impairment was necessary as of December 31, 2021. Management will continue to do an annual assessment of its reporting units at each year-end as well as be alert during the calendar year for any sign of a need for a goodwill impairment charge due to a material negative change in one of the reporting units. If such a charge were needed, the Company would immediately take such charge which would be reflected in the next quarterly filing by the Company.

NOTE 6: CONVERTIBLE PROMISSORY NOTES – RELATED PARTIES

The Company entered into convertible promissory notes – related parties as follows as of December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Convertible note payable with a trust related to one of the Company’s directors, convertible at $0.013 per share, at 5% interest, maturing originally February 1, 2024 (a)	$4,209,617	$-
Convertible note payable with a trust related to one of the Company’s directors, convertible at $0.013 per share, at 5% interest, originally maturing March 31, 2023 (a)	-	579,617
Convertible note payable with a trust related to one of the Company’s directors, convertible at $0.013 per share, at 5% interest, originally maturing November 22, 2022 (a)	-	3,700,000
Total Convertible Notes Payable – Related Parties	$4,209,617	$4,279,617
Add: Premium recorded on convertible note due to fair value adjustment at date of acquisition of Corvus, net of amortization of premium of $4,513 and $2,294 as of December 31, 2021 and December 31, 2020, respectively (original November 22, 2022 note)	2,111	4,330
Add: Premium recorded on convertible note due to fair value adjustment at date of acquisition of Corvus, net of amortization of premium of $580 and $240 as of December 31, 2021 and December 31, 2020, respectively (original March 31, 2023 note)	458	798
Less: BCF Discount	(1,407,002)	(2,835,678)
	$2,805,184	$1,449,067

F-44

Interest expense which includes amortization of discount and premium for the years ended December 31, 2021 and 2020 was $1,638,057 and $1,548,157, respectively. The amount of the debt discount recorded related to the warrants granted to the note holder was evaluated for characteristics of liability or equity and was determined to be equity under ASC 470 and ASC 480. The Company recognized this as additional paid in capital, and the discount is being amortized over the life of the note.

(b)	On February 1, 2021, the two promissory notes with The Buckhout Charitable Remainder Trust (Laurie Buckhout – Trustee), were combined into one new note in the principal balance of $4,279,617, that has a new maturity date of February 1, 2024. The interest rate remains at 5% per annum, and the note now includes monthly principal payments of $10,000. The conversion terms have remained at $0.013 per share. It was determined that under ASC 470, the debt amendment was considered a modification. Then again on August 12, 2021, the convertible note was amended to remove the principal payments and extend the debt further to September 30, 2024. It was determined that under ASC 470, the debt amendment was considered a modification.

The entire convertible promissory note – related parties balance is reflected in long-term liabilities.

NOTE 7: NOTES PAYABLE

The Company entered into notes payable as follows as of December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Note payable at 7% originally due November 2023, now maturing September 30, 2024 (a)	$5,600,000	$5,600,000
Note payable with bank, at prime plus 3% interest (6.25% at December 31, 2021) maturing August 11, 2024	3,588,374	-
Total Notes Payable	9,188,374	5,600,000
Less: Debt Discount	(796,565)	(1,177,296)
	$8,391,809	$4,422,704

(c)	on August 12, 2021, the note payable was amended to extend the debt to September 30, 2024. It was determined that under ASC 470, the debt amendment was considered a modification.

Interest expense which includes amortization of discount for the years ended December 31, 2021 and 2020 was $859,744 and $748,092, respectively. The amount of the debt discount recorded related to the warrants granted to the note holder was evaluated for characteristics of liability or equity and was determined to be equity under ASC 470 and ASC 480. The Company recognized this as additional paid in capital, and the discount is being amortized over the life of the note. Accrued interest on the notes payable at December 31, 2021 is $16,198.

F-45

Future amortization of the notes payable for the next three years as of December 31 are as follows:

December 31, 2022	$1,279,390
December 31, 2023	1,361,683
December 31, 2024	6,547,301
Total	$9,188,374

NOTE 8: NOTE PAYABLE – RELATED PARTY

The Company entered into a note payable – related party as follows as of December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Note payable at 5% due December 31, 2024, in connection with the acquisition of SSI	$400,000	$-

Interest expense for the years ended December 31, 2021 and 2020 was $7,726 and $0, respectively.

The entire note payable – related party balance is reflected in long-term liabilities.

NOTE 9: DUE TO SELLER

In the acquisition of assets in The Albers Group, LLC transaction, the Company is obligated to pay $200,000. This amount will be paid over a ten-month period of time commencing February 2022. The $200,000 is non-interest bearing and is reflected as a current liability on the Consolidated Balance Sheet as of December 31, 2021 under “Due to seller”.

NOTE 10: STOCKHOLDERS’ EQUITY (DEFICIT)

On July 19, 2021, the Company filed a Certificate of Amendment with the State of Nevada to change the par value of all common and preferred stock to all be $0.0001. All changes to the par value dollar amount for these classes of stock and adjustment to additional paid in capital have been made retroactively.

Preferred Stock

The Company has 50,000,000 shares of preferred stock authorized. The Company has designated a Series A Preferred Stock, Series B Preferred Stock and recently as of July 16, 2021 designated a Series C Preferred Stock.

F-46

Series A Preferred Stock

The Company has designated 10,000,000 shares of Series A Preferred Stock, par value of $0.0001. As of December 31, 2021 and December 31, 2020, the Company has 5,875,000 shares of Series A Preferred Stock issued and outstanding, respectively. The 5,875,000 shares were issued to the former officers of the Company in settlement of debt. Each share of Series A Preferred Stock converts into 20 shares of common stock.

Series B Preferred Stock

The Company has designated 10,000,000 shares of Series B Preferred Stock, par value of $0.0001. As of December 31, 2021 and December 31, 2020, the Company has 3,610,000 shares of Series B Preferred Stock issued and outstanding, respectively. The 3,610,000 shares were issued to directors of the Company in June 2019. Each share of Series B Preferred Stock converts into 100 shares of common stock and has 10,000 votes per preferred share.

Series C Preferred Stock

The Company has designated 10,000,000 shares of Series C Preferred Stock, par value of $0.0001 (effective July 19, 2021). In the year ended December 31, 2021, the Company raised $620,000 for 620,000 shares of Series C Preferred Stock along with 1,240,000 common shares. Each share of the Series C Preferred Stock is convertible into 12.5 common shares, and the Series C Preferred Stock pays a $0.06 dividend per year. The dividend commenced accruing when the Series C Preferred Shares were fully designated and issued. As of December 31, 2021, another $25,000 was raised for an additional 25,000 Series C Preferred shares and 50,000 common shares that were not issued as of the balance sheet date. The $25,000 is reflected as an obligation to issue shares on the Consolidated Balance Sheet as of December 31, 2021. As of December 31, 2021, the Company has preferred stock dividends recognized of $12,290 and accrued Series C Preferred Stock dividends of $2,209. The Series C Preferred Stockholders under their subscription agreements were issued a 2:1 ratio of common stock for their investment. As a result, the Company issued 1,240,000 common shares for the 620,000 Series C Preferred shares purchased.

Common Stock

The Company has 3,000,000,000 shares of common stock, par value $0.001 authorized. The Company has 399,212,646 and 308,225,285 shares issued and outstanding as of December 31, 2021 and 2020, respectively.

The Company issued 22,280,469 common shares in the acquisition of MFSI which were issued April 29, 2021 and June 15, 2021. In addition, upon the issuance of these shares the Company has cancelled 5,000,000 shares on May 12, 2021 that were previously issued to MFSI and returned those shares to treasury, with a reduction to equity of $400,000.

On August 6, 2021, the Company issued 10,000,000 shares in the acquisition of Merrison, and on August 25, 2021, the Company issued 52,000,000 shares in the acquisition of SSI. The Company issued 641,892 additional shares in October 2021 for payment of the working capital surplus delivered to the Company in the SSI acquisition.

In September through December 2021, the Company issued 1,240,000 shares of common stock in accordance with the Series C Preferred Stock subscription agreements.

In November 2021, the Company issued 9,625,000 shares of common stock in the SSI acquisition of certain assets of The Albers Group LLC.

In December 2021, 200,000 shares of common stock were issued in the exercise of stock options for $8,000.

The Company issued the following common shares in the year ended December 31, 2020:

F-47

On May 2, 2020, the Company and Jay Wright, a director/noteholder agreed to terms of a conversion/repayment of the directors’ notes (total face amount of note was $68,635). The director converted one of the notes plus accrued interest in its entirety and converted a portion of the other note and was paid cash of $10,747 in interest on his second note. The transaction resulted in the issuance of 11,000,000 shares of common stock.

The Company issued 2,200,000 shares of common stock at $0.05 per share for $110,000 in June 2020 to two existing shareholders of the Company, and 134,636 shares of common stock at $0.07428 per share for $10,000 in August 2020 to the former Chief Executive Officer of Corvus.

Warrants

On June 12, 2019, the Company granted a current officer and director of the Company warrants in connection with the issuance of a convertible promissory note. The warrant was for the purchase of 17,000,000 shares at $0.005 per share. This warrant was exercised under a cashless provision and amounted to the issuance of 13,964,286 shares of common stock.

On November 21, 2019, the Company granted a noteholder 21,814,349 warrants in connection with the note entered into. The warrants are exercisable at $1. The warrants have a term of 7 years and expire November 21, 2026. This beneficial conversion feature resulted in the recording of a discount on the note in the amount of $1,570,731.

On January 20, 2021, the Company granted 2,600,000 warrants to two of its officers at $0.08 per share that expire January 20, 2028 valued at $188,186. The warrants were issued as part of a bonus achieved under the respective employment agreements for two of the officers of the Company.

On August 20, 2021, the Company granted 3,200,000 warrants each to two of its officers at $0.17 per share that expire August 20, 2028 valued at $387,896 (each), and on August 20, 2021, the Company granted to the same two officers 14,508,509 warrants at $0.10 per share that expire August 20, 2028 valued at $1,035,312 (each). These were warrants granted pursuant to their employment agreements as a bonus for the acquisition of both Merrison and SSI.

On November 16, 2021, the Company granted 1,700,000 warrants each to two of its officers at $0.20 per share that expire November 16, 2028 valued at $385,831 (each). These were warrants granted pursuant to their employment agreements as a bonus for the acquisition of the assets related to The Albers Group, LLC asset purchase.

.

The following represents a summary of warrants for the years ended December 31, 2021 and 2020:

	December 31, 2021		December 31, 2020
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	21,814,349	$0.00	21,814,349	$0.00

Granted	41,417,018	0.12	-	-
Exercised Cashless	-	-	-	-
Forfeited	-	-	-	-
Expired	-	-	-	-
Ending balance	63,231,367	$0.08	21,814,349	$0.00
Intrinsic value of warrants	$5,706,473		$1,646,982
Weighted Average Remaining Contractual Life (Years)	6.01

F-48

Options

In January 2020, the Company granted 2,000,000 stock options to two advisors (1,000,000 to each) at a strike price of $0.04 per share. The stock options expire February 28, 2027. In February 2020, the Company granted 1,000,000 stock options to an advisor at a strike price of $0.04 per share. The stock options expire February 28, 2027.

In January 2020, the Company entered into an Employment Agreement with the then newly appointed Chief Executive Officer of Corvus. The Employment Agreement was to run from a period of February 15, 2020 through February 29, 2024. The agreement called for a base salary of $240,000 and a grant of 25,000,000 stock options that are half time based and half performance-based options at a strike price of $0.04 per share. The stock options were to expire February 28, 2027. On December 31, 2021, the former Chief Executive Officer retired and all of the stock options were forfeited 60 days thereafter. All but 2,500,000 options were forfeited December 31, 2021 and the remaining 2,500,000 were forfeited March 1, 2022. None of the stock options were exercised.

In February 2020, the Company entered into an Employment Agreement with a newly appointed Chief Administrative Officer of Corvus. The Employment Agreement runs from a period of February 7, 2020 through February 29, 2024. The agreement calls for a base salary of $155,000 and a grant of 5,000,000 stock options that are half time based and half performance-based options at a strike price of $0.04 per share. The stock options expire February 28, 2027. The Company revised the stock option grant on January 28, 2022 with an effective date of February 1, 2020, and increased the stock options to 12,500,000 of which 6,250,000 are service-based grants and 6,250,000 are performance-based grants.

In February 2020, the Company granted stock options to two current employees that are half time based and half performance-based options at a strike price of $0.04 per share. One employee received 1,250,000 total options and one received 1,875,000 total options. These options expire February 28, 2027. One of these employees resigned effective December 31, 2021. Of his 1,875,000 stock options granted, 1,218,750 were forfeited as of December 31, 2021. On February 15, 2022, 300,000 stock options were exercised for $12,000; and the remaining 356,250 options were forfeited March 1, 2022.

In February 2020, the Company granted 1,000,000 stock options to a former employee for past contributions to the Company at a strike price of $0.04. These options expire February 28, 2027 and vested immediately.

In January 2021, the Company granted 3,000,000 stock options to advisors (2,500,000) and an employee (500,000), that are service-based options that vest over a one-year period. The options have a strike price of $0.08 per share and expire seven years from the grant date (December 31, 2027).

In February 2021, the Company granted an advisor 1,000,000 stock options that are service-based options that vest immediately. The options have a strike price of $0.05 per share and expire seven years from the grant date (February 20, 2028).

In March 2021, the Company granted an advisor 1,000,000 stock options that are service-based options that vest over a one-year period. The options have a strike price of $0.09 per share and expire seven years from the grant date (March 11, 2028).

In April 2021, the Company granted an advisor 3,000,000 stock options that are half time based and half performance-based options at a strike price of $0.09 per share. These options expire in seven years on March 31, 2028.

In July 2021, the Company granted the Chief Growth Officer 30,000,000 stock options that are half time based and half performance-based options at a strike price of $0.08 per share under his Employment Agreement. These options expire in seven years on June 30, 2028. The breakout of the 30,000,000 stock options are as follows: 15,000,000 are considered time based grants over a vesting period of four years; and 15,000,000 are performance based grants as follows: (a) 5,000,000 upon the closing of an acquisition in the Navy division of a company with annualized revenue of $12 million or greater; (b) 5,000,000 upon the Navy division achieving $25 million in revenue and $2.5 million in EBITDA in any 12 month period; and (c) 5,000,000 upon the overall Company achieving $100 million in revenue run rate based on quarterly performance (i.e. $25 million in any calendar quarter).

F-49

In August 2021, the Company granted 250,000 options at a strike price of $0.17 per share to a consultant of MFSI for services performed. These options vested immediately, and mature August 31, 2028.

In September 2021, the Company granted to the former owner of Merrison, 3,000,000 stock options (effective August 6, 2021) that are half time based and half performance-based options at a strike price of $0.17 per share under his Employment Agreement. These options expire in seven years on August 6, 2028. The breakout of the options are as follows: 1,500,000 are considered time-based grants over a three-year period, and 1,500,000 are performance-based grants as follows: (a) 500,000 upon the Company growing revenue and EBITDA at 15% per year; (b) 500,000 by maintaining net margin of at least 15%; and (c) 500,000 if he fills any open employee requisition within 45 calendar days of open position.

In September 2021, the Company granted 18,000,000 stock options (effective August 12, 2021) to three key employees of SSI that are half time based and half performance based at a strike price of $0.17. The time-based options vest over 48 months, and each of the three employees has specific criteria based on their positions. These options expire August 10, 2028. One of the three employees retired as of December 31, 2021, and 5,718,750 stock options have been forfeited as of December 31, 2021, and the remaining 281,250 stock options were forfeited March 1, 2022. None of the options were exercised.

In November 2021, the Company granted 15,000,000 stock options to an employee of SSI that are half time based and half performance based at a strike price of $0.20 per share. The time-based options vest over 48 months. These options expire November 16, 2028.

Stock based compensation expense for the years ended December 31, 2021 and 2020 was $3,113,261 and $937,049, respectively, which is comprised of $1,564,080 and $748,300 in service-based grants and $1,549,181 and $188,749 in performance-based grants, for the years ended December 31, 2021 and 2020, respectively. As of December 31, 2021, there remains unrecognized stock-based compensation expense related to these grants of $11,659,649 comprising of $6,129,699 in service-based grants and $5,529,950 in performance-based grants, respectively.

The following represents a summary of options for the years ended December 31, 2021 and 2020:

	December 31, 2021		December 31, 2020
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	37,125,000	$0.04	-	$-

Granted	81,750,000	0.12	37,125,000	0.04
Exercised	(200,000)	(0.04)	-	-
Forfeited	(26,781,250)	(0.03)	-	-
Expired	-	-	-	-
Ending balance	91,893,750	$0.1047	37,125,000	$0.04
Intrinsic value of options	$6,140,313		$1,317,938

Weighted Average Remaining Contractual Life (Years)	6.21

In accordance with ASC 718-10-50, the Company measures the fair value of its share-based payment arrangements using the Black-Scholes model. The Company measures the share-based compensation on the grant date using the following assumptions:

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2021	2020
Expected term	7 years	2 years
Expected volatility	135 – 177%	425%
Expected dividend yield	-	-
Risk-free interest rate	0.10%	0.58%

The Company measures the share-based compensation for all stock options and warrants that are not considered derivative liabilities using the Black-Scholes method with these assumptions, and any changes to these inputs can produce significantly higher or lower fair value measurements. The weighted average grant date fair value of the options granted during the years ended December 31, 2021 and 2020 was $0.12 and $0.10, respectively.

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NOTE 11: CONCENTRATIONS

Concentration of Credit Risk. The Company’s customer base is concentrated with a relatively small number of customers. The Company does not generally require collateral or other security to support accounts receivable. To reduce credit risk, the Company performs ongoing credit evaluations on its customers’ financial condition. The Company establishes allowances for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information.

For the years ended December 31, 2021 and 2020, the Company had 3 customers represent 61% and 81% of revenue earned, respectively. Any customer that represents 10% or greater of total revenue represents a risk. The Company also has 3 customers that represent 78% and 78% of the total accounts receivable as of December 31, 2021 and December 31, 2020, respectively.

NOTE 12: RELATED-PARTY TRANSACTIONS

The Company had convertible notes with officers and directors as noted herein and issued 134,636 shares of common stock for $10,000 to the Chief Executive Officer of Corvus in August 2020.

In June 2021, the Company raised $220,000 for 220,000 shares of the to be designated Series C Preferred Stock along with 440,000 common shares from the newly hired Chief Growth Officer of the Company.

In January 2021, August 2021 and November 2021, the Company granted warrants to two of their officers pursuant to the employment agreements with these officers as a bonus for closing the MFSI, Merrison, SSI and Pax River (part of The Albers Group, LLC) transactions.

NOTE 13: COMMITMENTS

Upon the acquisition of Corvus, the Company entered into a four-year employment agreement with the then sole shareholder of Corvus. In January and February 2020, effective February 2020, the Company entered into two employment agreements for a term of four years with the CEO of Corvus and the Chief Administrative Officer (CAO) of Corvus. The employment agreement with the CEO provides for a base salary and was granted 25,000,000 stock options, and the CAO of Corvus provides for a base salary and was granted 5,000,000 stock options.

On April 1, 2020, the Company entered into Employment Agreements with both Mark Fuller and Jay Wright. The agreements have a term of three years. Pursuant to the agreements, each Employee has a base salary of $240,000 per year and may be increased to $25,000 per month upon reaching an annualized revenue run rate of $25,000,000 or greater, $30,000 per month upon reaching an annualized revenue of $50,000,000 or greater, or $40,000 per month upon reaching an annualized revenue run rate of $75,000,000 or greater.

The Company shall pay to the two officers a cash bonus equal to the lesser of (i) one percent (1%) of the trailing twelve months revenues of each company acquired during the term of the employment agreement, or (ii) four percent (4%) of the trailing twelve month EBITDA of each business acquired during the term of the employment agreement, provided that, for a bonus to be due, such acquisition must be accretive to the Company on both a revenue per share and EBITDA per share basis. Additionally, the Company shall issue 1 warrant to each Employee for each $1 of revenue acquired in any such acquisition with a 7-year term and a strike price equal to the price used in such acquisition or if no stock is used, the 30-day moving average closing price of the Company’s stock.

An additional bonus of $50,000 and 10 million warrants with a $0.10 strike price shall be paid to each Employee upon the Company commencing trading on either tier of Nasdaq or the NYSE, and an additional bonus of $125,000 and 25 million warrants with a $0.12 strike price shall be paid to each Employee upon the Company joining the Russell 3000 and/or Russell 2000 stock index(ices).

On July 1, 2021, the Company entered into an Employment Agreement with their Chief Growth Officer for a period of four years, expiring June 30, 2025. Pursuant to the agreements, the Employee has a base salary of $250,000 per year and may be increased to $25,000 per month upon the Navy division reaching an annualized revenue run rate of $25,000,000 or greater, $30,000 per month upon the Navy division reaching an annualized revenue of $60,000,000 or greater, or $40,000 per month upon the Navy division reaching an annualized revenue run rate of $100,000,000 or greater.

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The Chief Growth Officer is entitled to a bonus at the discretion of the Board of Directors annually. In addition, the Chief Growth Officer was granted 30,000,000 stock options, which 15,000,000 are considered time based grants over a vesting period of four years; and 15,000,000 are performance based grants as follows: (a) 5,000,000 upon the closing of an acquisition in the Navy division of a company with annualized revenue of $12 million or greater; (b) 5,000,000 upon the Navy division achieving $25 million in revenue and $2.5 million in EBITDA in any 12 month period; and (c) 5,000,000 upon the overall Company achieving $100 million in revenue run rate based on quarterly performance (i.e. $25 million in any calendar quarter).

On August 5, 2021, the Company and the former executive of Merrison entered into an Employment Agreement for a period of three years through August 5, 2024. Under the Employment Agreement, the executive shall be paid a base salary of $220,000 annually and receive 3,000,000 stock options. In addition, the executive will be provided a bonus of $80,000 payable annually on August 31 each year, starting August 31, 2022, if and only if Merrison maintains an annualized net income of $500,000 for the one-year period ending on the applicable August 31.

On August 12, 2021, the Company entered into several Employment Agreements for three-year periods with the two executives of SSI as well as three management personnel. These agreements all contain base salaries and bonus criteria. In addition, the three key management personnel received 6,000,000 stock options each, of which one of those three retired December 31, 2021.

On December 27, 2021, the Company entered into a letter of intent to acquire a government contractor specializing in Information Warfare/Information Operations serving the special operations community (see Subsequent Events).

NOTE 14: LEASES

The Company has adopted ASU No. 2016-02, Leases (Topic 842), and will account for their leases in terms of the right of use assets and offsetting lease liability obligations under this pronouncement. The Company had only short-term leases up through the acquisition of MFSI. The Company acquired a right of use asset and lease liability of $14,862 and $13,862, respectively on January 1, 2021 in the MFSI acquisition. In addition, with the SSI acquisition the Company acquired a right of use asset and lease liability of $169,063 and $167,333, respectively on August 12, 2021.

The Company recorded these amounts at present value, in accordance with the standard, using discount rates ranging between 5% and 7%. The right of use asset is composed of the sum of all lease payments, at present value, and is amortized straight-line over the life of the lease term.

As of December 31, 2021, the value of the unamortized right of use asset is $132,690 which is from an operating lease (through maturity in May 2024). As of December 31, 2021, the Company’s lease liability was $130,714, which is from an operating lease.

Maturity of lease liability for the operating lease for the period ended December 31,
2022	$111,999
2023	$15,579
2024	$3,136

Total lease liability	$130,714

Disclosed as:
Current portion	$111,999
Non-current portion	$18,715

Amortization of the right of use asset for the period ended December 31,
2022	$113,109
2023	$16,190
2024	$3,391

Total	$132,690

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Total Lease Cost

Individual components of the total lease cost incurred by the Company is as follows:

	Year ended December 31, 2021	Year ended December 31, 2020
Operating lease expense
Depreciation of lease assets	$47,205	$-
Interest expense on liabilities	3,757	-

Total lease cost	$50,962	$-

NOTE 15: INCOME TAXES

The following table summarizes the significant differences between the U.S. Federal statutory tax rate and the Company’s effective tax rate for financial statement purposes for the years ended December 31, 2021 and 2020:

	2021	2020
Federal income taxes at statutory rate	21.00%	21.00%
State income taxes at statutory rate	7.61%	4.76%
Change in tax rate	(1.58)%	2.17%
Permanent differences	(0.98)%	0.02%
Other	(0.04)%	0.00%
Change in valuation allowance	0.00%	0.00%
Totals	26.01%	27.95%

The following is a summary of the net deferred tax asset (liability) as of December 31, 2021 and 2020:

	As of	As of
	December 31, 2021	December 31, 2020
Deferred tax assets:
Net operating losses	$-	$53,457
Accrued bonus/PTO/Vacation	95,673	73,390
Stock options/consultant stock	2,358,218	243,628
Section 195 costs	53,881	52,416
Other	2,407	1,281
Total deferred tax assets	2,510,179	424,172

Deferred tax liabilities:
Intangible assets	(1,334,460)	(620,722)
Property and equipment	(14,312)	(1,438)
Debt discount	(400,064)	(707,703)
Section 481(a) adjustment	(151,310)	(159,554)

Total deferred tax liabilities	(1,900,146)	(1,489,417)

Net deferred tax assets (liabilities)	$610,033	$(1,065,245)

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Section 382 of the Internal Revenue Code provides an annual limitation on the amount of federal NOLs and tax credits that may be used in the event of an ownership change. The Company had a net operating loss carryforward totaling approximately $286,760 at December 31, 2019 that was used to offset 2020 taxable income.

The Company classifies accrued interest and penalties, if any, for unrecognized tax benefits as part of income tax expense. The Company did not accrue any penalties or interest as of December 31, 2021 and 2020.

The provision (benefit) for income taxes for the year ended December 31, 2021 and 2020 is as follows:

	2021	2020
Current	$238,927	$174,362
Deferred	(2,895,570)	(1,230,924)

Total	$(2,656,643)	$(1,056,562)

NOTE 16: SUBSEQUENT EVENTS

In January 2022, the Company granted a total of 3,500,000 stock options to two individuals.

On February 15, 2022, 300,000 stock options were exercised for $12,000.

On February 23, 2022, the Company issued 125,000 Series C Preferred shares and 250,000 common shares for $125,000.

On February 25, 2022, the Company entered into a definitive purchase agreement to acquire Lexington Solutions Group, a government contractor focused on information operations.

On February 28, 2022, the Company entered into a promissory note for $500,000 with a non-related party. The promissory note bears interest at 10% per annum and matures the earlier of (i) September 30, 2024 or (ii) the acceleration of the obligations as contemplated under the promissory note including the successful completion of an equity offering of at least $15,000,000.

On March 2, 2022, the Company issued 25,000 Series C Preferred shares and 50,000 common shares to satisfy the obligation to issue common and preferred stock of $25,000 at December 31, 2021.

F-54

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements of Castellum, Inc. (“our” or the “Company”) are presented to include the effect of one transaction and its corresponding financing impacts.

This transaction reflects our acquisition of Specialty Systems, Inc. (“SSI”), which was consummated on August 12, 2021. We refer to this acquisition as the “SSI Acquisition”.

The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, which is herein referred to as Article 11, and are being provided pursuant to Rule 3-05 of Regulation S-X.

The unaudited pro forma combined statement of operations of the Company for the calendar year ended December 31, 2021 (“2021”) combines the historical statements of operations of the Company and SSI on a pro forma basis as if the SSI Acquisition been consummated on January 1, 2021.

The following unaudited pro forma combined financial statements have been updated to reflect the impact of reclassifications to conform prior period presentation to current period presentation, as further described in Note 1 to our consolidated financial statements included elsewhere in this prospectus.

The SSI Acquisition and related financing transactions are summarized below:

On August 12, 2021, the Company entered into a definitive merger agreement with SSI, effective as of August 12, 2021. This acquisition was accounted for as a business combination. The consideration paid for the SSI Acquisition was as follows:

Common stock	$7,872,850
Seller note	400,000
Cash	800,000
Contingent earnout	257,000
Lender financing	4,000,000
$13,329,850

In connection with the SSI Acquisition, the Company borrowed $4,000,000 in the form of a new term loan (the “Term Loan Facility”) to finance the acquisition. All of the net proceeds of the Term Loan Facility plus $800,000 of cash on hand were used to finance the SSI Acquisition and pay related fees and expenses.

The transaction was treated as a business combination in accordance with ASC 805, whereby SSI became a 100% owned subsidiary of the Company; the valuation and treatment of consideration paid, acquired assets, intangible assets and assumed liabilities has been finalized.

Management has conducted a review of the accounting policies of SSI to determine if differences in accounting policies require reclassification adjustments to conform to the Company’s accounting policies and did not become aware of any material differences between the accounting policies of the Company and SSI, other than the adoption of new accounting pronouncements.

The pro forma financial information gives effect to the SSI Acquisition, which includes adjustments for the following (collectively, the “SSI Transaction Accounting Adjustments”):

•	Application of the acquisition method of accounting under the provisions of ASC 805

•	Impacts of the $4,000,000 Term Loan Facility that was used to finance the SSI Acquisition

•	Impacts of SSI employee stock-based compensation and Castellum executive salary increases related to the SSI Acquisition

•	Impacts related to income taxes

F-55

For the SSI Acquisition, the pro forma adjustments and allocation of purchase price were based on management’s estimates of the fair value of the assets acquired and liabilities assumed, utilizing all available information at the time of the acquisition, including work performed by independent valuation specialists.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed. The unaudited pro forma combined financial statements should be read in conjunction with the Company’s and SSI’s historical financial statements contained elsewhere in this Prospectus.

The estimated income tax rate applied to the pro forma adjustments is 24.22%. The estimated pro forma blended statutory rate, and all other tax amounts, are stated at their historical amounts.

The following unaudited pro forma combined financial statements are provided for illustrative purposes only and are based on available information and assumptions that the Company’s management believes are reasonable. They do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the SSI Acquisition and its related financing transactions occurred on the date indicated, or on any other date, nor are they necessarily indicative of the Company’s future consolidated results of operations or consolidated financial position after the SSI Acquisition and its related financing transactions. The Company’s actual results of operations after these this transaction will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results of the Company and SSI following the date of the unaudited pro forma condensed combined financial statements.

	2021
	Castellum, Inc.	SSI (Period from January 1, 2021 through August 12, 2021)	SSI Transaction Accounting Adjustments		Pro Forma Combined
Revenues	25,067,450	9,855,941			34,923,391
Cost of revenues	13,992,898	5,545,087			19,537,985
Gross profit	11,074,552	4,310,854	-		15,385,406
Operating expenses
Indirect costs	3,409,649	1,936,912			5,346,561
Overhead	850,999	504,560			1,355,559
General and administrative	14,539,053	867,739	272,775	(a)c)	15,679,567
Total operating expenses	18,799,701	3,309,211	272,775		22,381,687
Profit (loss) from operations before other income (expense)	(7,725,149)	1,001,643	(272,775)		(6,996,281)
Other Income (Expense)
Realized gain on investment	38,851	-			38,851
Interest expense, net of interest income	(2,516,775)	(16,724)	(121,452	)(b)	(2,654,951)
Total other income (expense)	(2,477,924)	(16,724)	(121,452)		(2,616,100)
Profit (loss) from operations before benefit for income taxes	(10,203,073)	984,919	(394,227)		(9,612,381)
Benefit (expense) from income taxes	2,656,643	(81,453)	(143,064	)(d)	2,432,126
Net income (loss)	(7,546,430)	903,466	(537,290)		(7,180,254)
Less: Preferred Stock Dividends	12,290				12,290
Net income (loss) to common shareholders	(7,558,720)	903,466	(537,290)		(7,192,544)

Net loss per share
Basic and diluted	(0.02)				(0.02)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic and diluted	365,185,666				399,475,873

F-56

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1. Description of the Transaction and Basis of Presentation

SSI Acquisition Overview

On August 12, 2021, the Company acquired all the equity interests of SSI for a purchase price of $13,329,850, subject to customary working capital adjustments. The cash consideration for the SSI Acquisition was funded in part through a new debt issuance as described below.

New Debt Issuance

In connection with the SSI Acquisition, we borrowed $4,000,000 in the Term Loan Facility to finance the acquisition. All the net proceeds received from the Term Loan Facility were used to finance the majority of the SSI Acquisition and pay related fees and expenses in the third quarter of 2021.

The unaudited pro forma combined financial statements for 2021 are derived from the historical consolidated financial statements of the Company and the historical financial statements of SSI.

Note 2. Accounting Policies

As part of preparing these unaudited pro forma combined financial statements, the Company conducted a review of the accounting policies of SSI to determine if differences in accounting policies require reclassification of results of operations to conform to the Company’s accounting policies and classifications. During the preparation of these unaudited pro forma combined financial statements, the Company did not become aware of any material differences between accounting policies of the Company and SSI, other than the adoption of new accounting pronouncements.

Note 3. Transaction Accounting Adjustments to Unaudited Pro Forma Combined Financial Statements

The adjustments included in the unaudited pro forma combined statement of operations for 2021 are as follows:

(a) Intangible amortization expense

The pro forma adjustment to amortization expense represents the amortization expense associated with the estimated fair values of the Company’s acquired amortizable intangible assets using the estimated remaining useful lives. The acquired intangible assets include customer relationships (estimated at $3,102,000 and estimated 15-year life), a trademark (estimated at $367,000 and estimated 10-year life), non-compete agreements (estimated at $65,000 and estimated 5-year lives), and backlog (estimated at $50,000 and estimated 2-year life). The pro forma adjustment is estimated to be $116,025 for 2021.

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(b) Interest expense

The pro forma adjustment represents the estimated increase in interest expense associated with the additional $4,000,000 of indebtedness that was incurred by the Company to finance the SSI Acquisition.

The $4,000,000 of indebtedness carries a variable rate of interest, which is prime plus 3%. Given the prime rate did not fluctuate from 3.25% at any point in 2021, the rate used to estimate the pro forma interest expense was 6.25%.

(c) Stock-Based Compensation and salaries

Pursuant to the SSI Acquisition and/or employment agreements of certain executives, stock-based compensation was awarded to certain SSI employees in the form of stock options and/or warrants. Vesting of the awards vary; some vested immediately while some vest over time. The total amount of the awards that vest over time has been valued at $563,681, of which $52,845 has been recognized in the consolidated statement of operations of the Company for 2021. Additionally as a result of the SSI Acquisition, salaries of two Castellum executives were increased by $5,000 monthly. The pro forma adjustment of $156,749 represents the portion of the stock-based compensation and additional salaries that would have been recorded had the SSI Acquisition occurred on January 1, 2021.

(d) Income Taxes

SSI historically was a pass-through S-Corporation for U.S. federal and state income taxes. Accordingly, its historical financial statements do not include a provision for income taxes, with the exception of certain entity-level state taxes. In order to estimate the pro forma tax impacts of the SSI Acquisition, SSI’s historical income tax was estimated using a combined blended U.S. federal and state statutory tax rate of 24.22%, which was partially offset by the tax expense of $29,600 related to entity-level state taxes already recognized.

The pro forma income tax effects related to the additional pro forma amortization, stock compensation, and interest expense adjustments from the SSI Acquisition are calculated using an estimated pro forma combined blended U.S. federal and state statutory tax rate of 24.22%.

The combined blended U.S. federal and state statutory tax rate is not necessarily indicative of the effective tax rate of the combined company. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, cash needs, the geographical mix of income, and changes in tax law.

The 2021 net impact of the above adjustments is a pro forma tax expense of $143,064.

Note 4. Pro Forma Loss Per Share

Net pro forma loss per share is calculated using the pro forma combined loss after giving effect to the SSI Acquisition. The pro forma weighted average number of shares outstanding during the period was adjusted to give effect to 52,641,892 shares were issued to consummate SSI Acquisition as if those shares were outstanding as of January 1, 2021.

Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only the basic weighted average number of common shares are used in the computations for historical and pro forma earnings per share.

F-58

Specialty Systems, Inc.

Balance Sheet

As of June 30, 2021

Assets
Current Assets
Cash and Cash Equivalents	$1,851,231
Accounts Receivable, Net	1,207,149
Contract Assets	187,962
Prepaid Expenses	112,503
Total Current Assets	3,358,845

Property and Equipment, Net	153,997
Security Deposit	6,750

Total Assets	$3,519,592

Liabilities and Stockholders’ Equity
Current Liabilities
Current Portion of Note Payable – Bank	$8,912
Accounts Payable and Accrued Expenses	981,510
Contract Liability	270,927

Total Current Liabilities	1,261,349

Long Term Liabilities
Notes Payable to Stockholders	441,486

Total Liabilities	1,702,835

Commitments and Contingencies

Stockholders’ Equity
Common Stock, No Par Value; 1000 shares authorized;
100 shares issued and outstanding	124,736
Retained Earnings	1,692,021
Total Stockholders’ Equity	1,816,757

Total Liabilities and Stockholders’ Equity	$3,519,592

The accompanying Notes to Financial Statements are an integral part of these financial statements.

F-59

Specialty Systems, Inc.

Statement of Income

For the Six Months Ended June 30, 2021

Revenues	$7,823,374
Cost of Revenues	4,403,819
Gross Profit	3,419,555

Operating Expenses
Indirect costs	1,553,082
Overhead	400,354
General and administrative expenses	646,323

Total operating expenses	2,599,759

Income from Operations	819,796

Other Expense
Interest expense, net of interest income	(14,740)
Total other expense	(14,740)

Income Before Income Tax Expense	805,056

Income Tax Expense	(29,600)

Net Income to Common Shareholders	$775,456

Net Income Per Share- Basic and Diluted	$7,754.56

Weighted Average Shares Outstanding-
Basic and Diluted	100

The accompanying Notes to Financial Statements are an integral part of these financial statements.

F-60

Specialty Systems, Inc.

Statement of Changes in Stockholders’ Equity

	Common Stock	Retained Earnings	Total

Balance, January 1, 2021	$124,736	$1,044,565	$1,169,301

Distributions	-	(128,000)	(128,000)

Net income	-	775,456	775,456

Balance, June 30, 2021	$124,736	$1,692,021	$1,816,757

The accompanying Notes to Financial Statements are an integral part of these financial statements.

F-61

Specialty Systems, Inc.

Statement of Cash Flows

For the Six Months Ended June 30, 2021

Cash Flows from Operating Activities
Net Income	$775,456
Adjustments to Reconcile Net Income to
Net Cash Provided by Operating Activities:
Depreciation	21,450
(Increase) Decrease in:
Accounts Receivable	(301,755)
Contract Asset	(107,437)
Prepaid Expenses	(51,574)
Increase (Decrease) in:
Accounts Payable and Accrued Expenses	182,275
Contract Liability	153,817
Net Cash Provided by Operating Activities	672,232

Cash Flows from Investing Activities
Purchases of Fixed Assets	(12,248)
Net Cash Used in Investing Activities	(12,248)

Cash Flows from Financing Activities
Stockholder Distributions	(128,000)
Repayments on Bank Note Payable	(26,272)

Net Cash Used in Financing Activities	(154,272)

Net Increase in Cash and Cash Equivalents	505,712

Cash and Cash Equivalents, Beginning of Year	1,345,519

Cash and Cash Equivalents, End of Year	$1,851,231

Supplemental Disclosures of Cash Flow Information:
Cash Paid for:
Interest	$14,740
Income Tax	$29,600

The accompanying Notes to Financial Statements are an integral part of these financial statements.

F-62

Specialty Systems, Inc.

Notes to Financial Statements

For The Six Months Ended June 30, 2021

1.	Summary of Significant Accounting Policies

Organization and Nature of Operations

Specialty Systems, Inc. (the Company) is a New Jersey corporation that provides information technology and engineering services to governmental agencies, international governments and commercial customers. The Company operates primarily in the Lakehurst, New Jersey, area.

Basis of Accounting

The financial statements of the Company have been prepared using the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (US GAAP).

Revenue Recognition

Substantially all of the Company’s revenue is generated from contracts with federal, state and local governments, and revenue from these contracts is recorded over time. Most contracts are contract support services contracts for software development, network administration, cybersecurity or other types of software services. Under these contracts, the Company performs software design work as it is assigned by the customer, and bills the customer, generally semi-monthly, on either a cost-plus-fixed-fee (CPFF) or time-and-materials (T&M) basis, as labor hours are expended. Certain other government contracts for software development have specific deliverables and are structured as FFP contracts, which are generally billed as the performance obligations under the contract are met. Revenue recognition under FFP contracts requires judgment to allocate the transaction price to the performance obligations. Contracts may have terms up to five years.

The Company determines revenue recognition through the following steps:

•	Identification of the contract, or contracts, with a customer (Step 1)

•	Identification of the performance obligations in the contract (Step 2)

•	Determination of the transaction price (Step 3)

•	Allocation of the transaction price to the performance obligations in the contract (Step 4)

•	Recognition of revenue when, or as, a performance obligation is satisfied (Step 5)

F-63

Specialty Systems, Inc.

Notes to Financial Statements

For The Six Months Ended June 30, 2021

Continued

To determine the proper revenue recognition, the Company first evaluates whether it has a duly approved and enforceable contract with a customer, in which the rights of the parties and payment terms are identified, and collectability is probable. The Company also evaluates whether two or more contracts should be combined and accounted for as a single contract.

In addition, the Company assesses contract modifications to determine whether the changes to existing contracts should be accounted for as part of the original contract or as a separate contract. The Company considers contract modifications to exist when the modification either creates new or changes the existing enforceable rights and obligations. Contract modifications are accounted for as a separate contract if the modification adds distinct goods or services and increases the contract value by its standalone selling price. Modifications that are not determined to be a separate contract are accounted for either as a prospective adjustment to the original contract if the goods or services in the modification are distinct from those transferred before the modification or as a cumulative adjustment if the goods and services are not distinct and are part of a single performance obligation that is partially satisfied.

Most of the Company's contracts comprise multiple promises which the Company evaluates to determine if each promise should be accounted for as separate performance obligations or combined into a single performance obligation. The Company generally separates multiple promises in a contract as separate performance obligations if those promises are distinct, both individually and in the context of the contract. If multiple promises in a contract are highly interrelated or comprise a series of distinct services performed over time, they are combined and accounted for as a single performance obligation. For a majority of the Company's contracts, there is a single performance obligation since there generally is a single, critical objective at the contract award level which is ultimately met with the successful completion of highly interrelated, interdependent or integral tasks, performed in conjunction with one another. While services provided may generally provide some benefit alone, they have no separable, distinct benefit within the context of the contract, related to the overall objective of the contract from the vantage point of the customer.

F-64

Specialty Systems, Inc.

Notes to Financial Statements

For The Six Months Ended June 30, 2021

Continued

The Company's contracts often contain options for entering into another phase, task, or similar, under the same terms and conditions as the original contract. Once the option is exercised and the contract is amended, the options typically do not provide the customer any material rights under the contract and therefore are treated like separate contracts when they include distinct goods or services at standalone selling prices. Contracts with the U.S. government are subject to the Federal Acquisition Regulations (FAR) and priced based on estimated or actual costs of providing the goods or services. The FAR provides guidance on types of costs that are allowable in establishing prices for goods and services provided to the U.S. government and its agencies. Each contract is competitively priced and bid separately. Pricing for non-U.S. government agencies and commercial customers is based on specific negotiations with each customer. The Company excludes any taxes collected or imposed when determining the transaction price.

The transaction prices associated with the Company's T&M and CPFF contracts are variable. These variable amounts are estimated at the most likely amount that the Company expects to be entitled to based largely on an assessment of the Company’s anticipated performance and all information (historical, current, and forecasted) that is reasonably available and the potential of significant reversal of revenue. In certain instances, the Company's contracts may contain fees, incentive fees, or other provisions or adjustments, such as incremental funding, an equitable adjustment, other modifications, or funding requested for added services, that can either increase or decrease the transaction price. None of the Company's contracts contain a significant financing component, which would require an adjustment to the transaction price of the contract.

When the Company determines there are multiple performance obligations the transaction price is allocated to its performance obligations in the proportion of their respective standalone selling prices or best estimate thereof. The standalone selling prices of the Company's performance obligations are generally based on an expected cost-plus margin approach with relatively consistent margins applied within each major customer group.

F-65

Specialty Systems, Inc.

Notes to Financial Statements

For The Six Months Ended June 30, 2021

Continued

The Company recognizes revenue on all of the performance obligations within each contract over time as there is continuous transfer of control to the customer over the duration of the contract as the Company performs the promised services. For U.S. government contracts, continuous transfer of control to the customer is evidenced by clauses in the contract that allow the customer to unilaterally terminate the contract for convenience, pay for costs incurred plus a reasonable profit and take control of any work-in-process. Similarly, for non-U.S. government contracts, the customer typically controls the work-in-process as evidenced by rights to payment for work performed to date plus a reasonable profit to deliver products or services that do not have an alternate use to the Company.

For the performance obligation(s) where revenue is recognized over time, the Company uses a method that measures the extent of progress towards completion of a performance obligation. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the products or services provided. In most instances, generally for certain T&M and CPFF contracts, revenue is recognized based on a right-to-invoice practical expedient as the Company is able to invoice the customer in an amount that corresponds directly with the value received by a customer for the Company’s performance completed to date. In certain instances, typically for the FFP contracts, where the practical expedient cannot be applied, the Company uses the cost-to-cost measure of progress for its contracts because it best depicts the transfer of control to the customer which occurs as the Company incurs costs on its contracts. Under the cost-to-cost measure of progress, the extent of progress towards completion is measured based on the ratio of costs incurred to date to the total estimated costs at completion of the performance obligation. Revenues, including estimated fees or profits, are recorded proportionally as costs are incurred.

Changes in estimates related to contracts accounted for using the cost-to-cost method of accounting are recognized in the period in which such changes are made on a cumulative catch-up basis, which recognizes in the current period the cumulative effect of the changes on current and prior periods based on a performance obligations’ percentage of completion. A significant change in one or more estimates could affect the profitability of one or more of the Company's performance obligations. When estimates of total costs to be incurred on a performance obligation exceed total estimates of revenue to be earned, a provision for the entire loss on the performance obligation is recognized in the period the loss is determined.

Contract costs include all direct material and labor costs, and other costs related to contract performance, such as subcontract costs and travel expenses.

F-66

Specialty Systems, Inc.

Notes to Financial Statements

For The Six Months Ended June 30, 2021

Continued

The following table presents the Company’s revenue disaggregated by contract type for the six months ended June 30, 2021:

Contract support services – CPFF or T&M	$6,473,653
FFP	1,349,721
$7,823,374

Contract Balances

Contract assets include unbilled amounts typically resulting from firm-fixed price contracts when the revenue recognized exceeds the amount billed to the customer on uncompleted contracts. Contract liabilities consist of billings in excess of costs and estimated earnings on uncompleted contracts, which arise when revenues are recorded based on the satisfaction of performance obligations but are invoiced upon completion of contractual milestones or other criteria.

The components of contract assets and liabilities consisted of the following as of June 30, 2021 and January 1, 2021:

		June 30, 2021	January 1 2021
Contract assets
Billed accounts receivable, net	Accounts receivable, net	$1,207,149	$905,394
Unbilled contract receivables	Contract assets	$187,962	$80,525

Contract liabilities
Deferred revenue	Contract liability	$270,927	$117,110

In accordance with industry practice, contract assets and liabilities related to costs and estimated earnings in excess of billings on uncompleted contracts, and billings in excess of costs and estimated earnings on uncompleted contracts, have been classified as current. The contract cycle for certain long-term contracts may extend beyond one year; thus, collection of amounts related to these contracts may extend beyond one year.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents.

F-67

Specialty Systems, Inc.

Notes to Financial Statements

For The Six Months Ended June 30, 2021

Continued

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based on a history of past write-offs, collections and current conditions. All accounts receivable arise from contracts with customers.

Property and Equipment

The Company carries property and equipment at cost. Depreciation is computed using the straight-line method over the estimated useful lives of three to fifteen years. Maintenance and minor repairs are charged directly to expense when incurred; major renewals and betterments are capitalized. Amortization of leasehold improvements is computed using the straight-line method over the lesser of the estimated useful lives of the underlying assets or the term of the related lease.

Compensated Absences

The Company allows employees to receive compensation for vacation, sick leave and other qualifying absences. Compensated absence balances at year end relating to full-time employees are forfeited, except for certain New Jersey sick leave compensation, which is treated in accordance with state law.

General and Administrative Expenses

In accordance with industry practice and the regulations that govern cost accounting requirements for government contracts, most general corporate expenses are considered allowable and allocable to government contracts. These costs are allocated to the contracts and are included as cost components of direct costs, overhead costs and general and administrative expenses. Certain costs not allocable to contracts are also included in general and administrative expenses.

F-68

Specialty Systems, Inc.

Notes to Financial Statements

For the Six Months Ended June 30, 2021

Continued

Income Taxes

The Company has elected to be taxed as an S corporation for Federal and New Jersey tax purposes. In lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the Company’s taxable income. New Jersey state law provides for a minimum corporation tax. In addition, the Company from time to time may pay state franchise taxes based on receipts sourced to other states. These state income taxes are included in General and Administrative expenses.

Effective January 1, 2020, New Jersey enacted legislation allowing pass-through businesses to elect to pay state income taxes at the entity level instead of at the owner level. The Company paid New Jersey Business Alternative Income Tax, also referred to as NJ BAIT, for the six months ended June 30, 2021, in the amount of $29,600.

Generally, tax returns for the past three tax years remain subject to examination by the Internal Revenue Service and state and local governments.

The Company evaluates uncertainty in income tax positions taken or expected to be taken on a tax return based on a more-likely-than-not recognition standard. If that threshold is met, the tax position is then measured at the largest amount that is greater than 50% likely of being realized upon ultimate settlement and is recognized in the Company’s financial statements. To the extent that the Company’s estimates change or the final tax outcome of these matters is different than the amounts that have been recorded, such differences will impact the income tax provision when such determinations are made. If applicable, the Company records interest and penalties as a component of income tax expense. As of June 30, 2021 there were no accruals for uncertain tax positions. Tax years from December 31, 2018 through the current year remain open for examination by federal and state tax authorities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements. Actual results could differ from those estimates.

F-69

Specialty Systems, Inc.

Notes to Financial Statements

For the Six Months Ended June 30, 2021

Continued

Recently issued accounting pronouncements not yet adopted

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842), which supersedes the existing lease accounting standard and sets out principles for the recognition, measurement, presentation and disclosure of leases. Under the new guidance, a lessee will be required to recognize lease assets and lease liabilities for all leases with lease terms in excess of twelve months. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight line basis over the term of the lease. ASU 2016-02 was originally effective for the Company on January 1, 2020. In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842), Effective Dates for Certain Entities, which delays the effective date of ASU 2016-02 to annual reporting periods beginning after December 15, 2021. Entities are also allowed to choose to adopt the standard as of the original effective date. The Company has adopted this new standard as of August 12, 2021. The Company is in the process of evaluating the impact from this new guidance.

2.	Property and Equipment

Property and Equipment consists of the following as of June 30, 2021:

Leasehold Improvements	$103,860
Office Equipment	60,211
Furniture and Fixtures	281,349
445,420
Less: Accumulated Depreciation	(291,423)
$153,997

Depreciation expense was $21,450 for the six months ended June 30, 2021.

F-70

Specialty Systems, Inc.

Notes to Financial Statements

For the Six Months Ended June 30, 2021

Continued

3.	Accounts Payable and Accrued Expenses

Accounts Payable and Accrued Expenses consist of the following as of June 30, 2021:

Accounts Payable	$304,071
Accrued Employee Compensation	383,387
Accrued Expenses	294,052
$981,510

4.	Contract Liability

The Company has billings in excess of costs and estimated earnings on uncompleted contracts relating to firm-fixed-price contracts. As of June 30, 2021, there was one uncompleted contract with the following components:

Billings to Date	$1,199,716
Less: Costs and Estimated Earnings on
Uncompleted Contracts	(928,789)
$270,927

5.	Line of Credit

The Company has available a $1,000,000 line of credit with Wells Fargo Bank which expires June 28, 2022. Interest was payable monthly at the lender’s prime rate plus one percent. The interest rate in effect was 4.25% as of June 30, 2021. The line was secured by all accounts and equipment under a general business security agreement, and was guaranteed by the stockholders. There was no outstanding balance on this line at June 30, 2021.

6.	Note Payable

The Company has a three-year term loan with Wells Fargo Bank requiring fixed monthly payments of $4,473, including principal and interest at 4.6%, through August 2021. This loan was guaranteed by the shareholders and was collateralized by all accounts receivable and equipment. The outstanding balance on this loan was $8,912 on June 30, 2021.

F-71

Specialty Systems, Inc.

Notes to Financial Statements

For the Six Months Ended June 30, 2021

Continued

7.	Stockholder Loans

The Company has notes payable to stockholders totaling $441,486 at June 30, 2021. The notes are due December 31, 2024 and require monthly payments of interest only at 5%. Interest expense paid to stockholders was $10,947 for the six months ended June 30, 2021. All stockholder notes are subordinated to the Wells Fargo Bank line of credit and term loan. One of the notes payable, in the amount of $41,738, was repaid during the acquisition of the Company in August 2021, as discussed in Note 13.

8.	Commitments and contingencies

Leases

The Company leases office space in Toms River, New Jersey. Under the terms of the lease, the Company pays monthly rent of $8,349 plus a proportionate share of property taxes and common area charges. The lease expires January 31, 2023.

Rent expense for the six months ended June 30, 2021 was $60,730.

The Company has an automobile lease requiring monthly payments of $399 through February 2022, with an early termination penalty clause.

The Company has an automobile lease requiring monthly payments of $600 through August 2021, with an early termination penalty clause.

As of June 30, 2021, future minimum lease commitments under all leases, including estimated property taxes and common area changes, are as follows:

Period Ending June 30,	Total
2022	$126,633
2023	82,092
$208,725

Employment Agreement

The Company has entered into an employment agreement with a stockholder effective through December 31, 2021. The agreement provides for compensation, incentives and benefits, as defined. In return, the Company has secured long-term stay and non-compete commitments.

F-72

Specialty Systems, Inc.

Notes to Financial Statements

For the Six Months Ended June 30, 2021

Continued

Reimbursement Rates

In the past, billings under cost-based government contracts were calculated using provisional rates which permit recovery of indirect costs. These rates are subject to audit on an annual basis by the government agencies' cognizant audit agency. The cost audit will result in the negotiation and determination of the final indirect cost rates which the Company may use for the year audited. The final rates, if different from the provisional rates, may create a receivable or a liability. As of June 30, 2021, the Company had negotiated final settlements on indirect cost rates through December 31, 2020. The Company periodically reviews its cost estimates and experience rates, and adjustments, if needed, are made and reflected in the period in which the estimates are revised. In the opinion of management, redetermination of any cost-based contracts for the open years will not have any material effect on the Company's financial position or results of operations.

9.	401(k) Profit Sharing Plan

The Company sponsors a 401(k) profit sharing plan for the benefit of employees who meet certain eligibility requirements as to age and length of service. The Company’s matching contribution to the plan is discretionary but cannot exceed maximum defined limitations. Contributions totaling $86,250 were made by the Company for the six months ended June 30, 2021.

10.	Concentrations of Risk

The Company maintains its cash in bank deposit accounts, which at times may exceed federally-insured limits. The Company has not experienced any losses in such accounts, and management believes the Company is not exposed to any significant credit risk on cash and cash equivalents.

11.	Major Customers

Approximately 89% of revenues for the six months ended June 30, 2021 were generated from three customers. These contracts represented approximately 71% of total receivables at June 30, 2021.

Revenue from government contracts represented approximately 99% of gross revenue for the six months ended June 30, 2021.

F-73

Specialty Systems, Inc.

Notes to Financial Statements

For the Six Months Ended June 30, 2021

Concluded

12.	Shareholder Agreement

The stockholders have entered into a Shareholders Agreement that restricts the transfer of their shares of Company stock, as defined in the agreement.

13.	Subsequent Events

The COVID-19 pandemic and the measures taken by various governments to contain the virus have affected economic activity. The Company has taken a number of measures to monitor and mitigate the effects of COVID-19, such as safety and health measures for employees.

The Company was acquired by Castellum, Inc. on August 12, 2021.

Management has evaluated subsequent events through May 31, 2022, the date on which these financial statements were available to be issued.

F-74

Independent Auditor’s Report

To the Board of Directors

Specialty Systems, Inc.

Bethesda, Maryland

We have audited the accompanying financial statements of Specialty Systems, Inc. (an S Corporation), which comprise the Balance Sheets as of December 31, 2020 and 2019, and the related Statements of Income, Changes in Stockholders’ Equity, and Cash Flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibilities for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amount and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment including the assessment of the risks of material misstatements of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financials statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence that we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

F-75

Independent Auditor’s Report (continued)

Opinion

In our opinion, the financial statements referenced to above present fairly, in all material respects, the financial position of Specialty Systems, Inc. as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Adoption of Accounting Standards Update (ASU) 2014-09

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for revenue from contracts with customers in these financial statements due to the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), as amended, using the modified retrospective adoption method. Our opinion is not modified with respect to this matter.

May 26, 2022

Rockville, Maryland

F-76

Specialty Systems, Inc.

Balance Sheets

	December 31,
	2020	2019
Assets
Current Assets
Cash and Cash Equivalents	$1,345,519	$893,956
Accounts Receivable, net	905,394	1,900,427
Contract Assets	80,525	17,107
Prepaid Expenses	60,925	65,267
Total Current Assets	2,392,363	2,876,757

Property and Equipment, Net	163,199	155,057
Security Deposit	6,750	6,750

Total Assets	$2,562,312	$3,038,564

Liabilities and Stockholders’ Equity
Current Liabilities
Line of Credit	$-	$360,000
Current Portion of Note Payable – Bank	35,184	50,794
Accounts Payable and Accrued Expenses	799,231	517,375
Contract Liability	117,110	166,722

Total Current Liabilities	951,525	1,094,891

Long Term Liabilities
Note Payable – Bank	-	35,125
Notes Payable to Stockholders	441,486	441,486

Total Long Term Liabilities	441,486	476,611

Total Liabilities	1,393,011	1,571,502

Commitments and Contingencies

Stockholders’ Equity
Common Stock, No Par Value; 1000 shares authorized;
100 shares issued and outstanding	124,736	124,736
Retained Earnings	1,044,565	1,342,326
Total Stockholders’ Equity	1,169,301	1,467,062

Total Liabilities and Stockholders’ Equity	$2,562,312	$3,038,564

The accompanying Notes to Financial Statements are an integral part of these financial statements.

F-77

Specialty Systems, Inc.

Statements of Income

	For the Years Ended
	December 31,
	2020	2019

Revenues	$12,885,439	$12,280,627
Cost of Revenues	7,176,887	6,268,450
Gross Profit	5,708,552	6,012,177

Operating Expenses
Indirect Costs	3,124,041	2,853,031
Overhead	798,311	695,383
General and Administrative Expenses	1,177,585	1,150,644

Total Operating Expenses	5,099,937	4,699,058

Income from Operations	608,615	1,313,119

Other Expense
Interest Expense, Net of Interest Income	(34,376)	(27,383)
Total Other Expense	(34,376)	(27,383)

Income from Operations Before Income Tax Expense	574,239	1,285,736

Income Tax Expense	(30,000)	-

Net Income to Common Shareholders	$544,239	$1,285,736

Net Income Per Share- Basic and Diluted	$5,442.39	$12,857.36

Weighted Average Shares Outstanding-
Basic and Diluted	100	100

The accompanying Notes to Financial Statements are an integral part of these financial statements.

F-78

Specialty Systems, Inc.

Statements of Changes in Stockholders’ Equity

	Common Stock	Retained Earnings	Total
Balance, January 1, 2019	$124,736	$899,138	$1,023,874

Distributions	-	(842,548)	(842,548)

Net income	-	1,285,736	1,285,736

Balance, December 31, 2019	124,736	1,342,326	1,467,062

Distributions	-	(842,000)	(842,000)

Net income	-	544,239	544,239

Balance, December 31, 2020	$124,736	$1,044,565	$1,169,301

The accompanying Notes to Financial Statements are an integral part of these financial statements.

F-79

Specialty Systems, Inc.

Statements of Cash Flows

	For the Years Ended
	December 31,
	2020	2019

Cash Flows from Operating Activities
Net Income	$544,239	$1,285,736
Adjustments to Reconcile Net Income to
Net Cash Provided by Operating Activities:
Depreciation	33,737	34,071
Bad Debt Expense	23,290	-
(Increase) Decrease in:
Accounts Receivable	971,743	477,032
Contract Asset	(63,418)	(5,412)
Prepaid Expenses	4,345	(18,345)
Increase (Decrease) in:
Accounts Payable and Accrued Expenses	281,853	(71,883)
Contract Liability	(49,612)	(401,971)
Net Cash Provided by Operating Activities	1,746,177	1,299,228

Cash Flows from Investing Activities
Purchases of Fixed Assets	(41,879)	(17,767)
Net Cash Used in Investing Activities	(41,879)	(17,767)

Cash Flows from Financing Activities
Stockholder Distributions	(842,000)	(662,020)
Proceeds from Line of Credit	200,000	360,000
Repayments on Line of Credit	(560,000)	(600,000)
Proceeds from Note Payable – PPP	1,391,800	-
Repayments on Note Payable – PPP	(1,391,800)	-
Repayments on Bank Note Payable	(50,735)	(48,437)

Net Cash Used in Financing Activities	(1,252,735)	(950,457)

Net Increase in Cash and Cash Equivalents	451,563	331,004

Cash and Cash Equivalents, Beginning of Year	893,956	562,952

Cash and Cash Equivalents, End of Year	$1,345,519	$893,956

Supplemental Disclosures of Cash Flow Information:
Cash Paid for:
Interest	$35,219	$30,169
Income Tax	$31,500	$2,043

Supplemental Disclosures of Non-Cash Investing
and Financing Activities:
Loans Receivable Distributed to Stockholders	$-	$180,528

The accompanying Notes to Financial Statements are an integral part of these financial statements.

F-80

Specialty Systems, Inc.

Notes to Financial Statements

Years Ended December 31, 2020 and 2019

1.	Summary of Significant Accounting Policies

Organization and Nature of Operations

Specialty Systems, Inc. (the Company) is a New Jersey corporation that provides information technology and engineering services to governmental agencies, international governments and commercial customers. The Company operates primarily in the Lakehurst, New Jersey, area.

Basis of Accounting

The financial statements of the Company have been prepared using the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (US GAAP).

Adoption of New Accounting Standard

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606). The ASU and all subsequently issued clarifying ASUs replaced most existing revenue recognition guidance in U.S. GAAP. The ASU also required expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted the new standard effective January 1, 2019, using the modified retrospective method.

The majority of the Company’s revenue is generated by contract support services contracts and is recognized over time as services are provided, based on the transfer of control. A smaller portion of the Company’s revenue is generated by Firm-Fixed-Price (FFP) contracts. Revenue from these contracts is recognized over time as performance obligations are satisfied.

The adoption of this ASU did not have a significant impact on the Company’s financial statements. Based on the Company’s evaluation process and review of its contracts with customers, the timing and amount of revenue recognized previously is consistent with how revenue is recognized under the new standard. No changes were required to previously reported revenues as a result of the adoption.

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Specialty Systems, Inc.

Notes to Financial Statements

Years Ended December 31, 2020 and 2019

Continued

Revenue Recognition

Substantially all of the Company’s revenue is generated from contracts with federal, state and local governments, and revenue from these contracts is recorded over time. Most contracts are contract support services contracts for software development, network administration, cybersecurity or other types of software services. Under these contracts, the Company performs software design work as it is assigned by the customer, and bills the customer, generally semi-monthly, on either a cost-plus-fixed-fee (CPFF) or time-and-materials (T&M) basis, as labor hours are expended. Certain other government contracts for software development have specific deliverables and are structured as FFP contracts, which are generally billed as the performance obligations under the contract are met. Revenue recognition under FFP contracts requires judgment to allocate the transaction price to the performance obligations. Contracts may have terms up to five years.

The Company determines revenue recognition through the following steps:

•	Identification of the contract, or contracts, with a customer (Step 1)

•	Identification of the performance obligations in the contract (Step 2)

•	Determination of the transaction price (Step 3)

•	Allocation of the transaction price to the performance obligations in the contract (Step 4)

•	Recognition of revenue when, or as, a performance obligation is satisfied (Step 5)

To determine the proper revenue recognition, the Company first evaluates whether it has a duly approved and enforceable contract with a customer, in which the rights of the parties and payment terms are identified, and collectability is probable. The Company also evaluates whether two or more contracts should be combined and accounted for as a single contract.

In addition, the Company assesses contract modifications to determine whether the changes to existing contracts should be accounted for as part of the original contract or as a separate contract. The Company considers contract modifications to exist when the modification either creates new or changes the existing enforceable rights and obligations. Contract modifications are accounted for as a separate contract if the modification adds distinct goods or services and increases the contract value by its standalone selling price. Modifications that are not determined to be a separate contract are accounted for either as a prospective adjustment to the original contract if the goods or services in the modification are distinct from those transferred before the modification or as a cumulative adjustment if the goods and services are not distinct and are part of a single performance obligation that is partially satisfied.

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Specialty Systems, Inc.

Notes to Financial Statements

Years Ended December 31, 2020 and 2019

Continued

Most of the Company's contracts comprise multiple promises which the Company evaluates to determine if each promise should be accounted for as separate performance obligations or combined into a single performance obligation. The Company generally separates multiple promises in a contract as separate performance obligations if those promises are distinct, both individually and in the context of the contract. If multiple promises in a contract are highly interrelated or comprise a series of distinct services performed over time, they are combined and accounted for as a single performance obligation. For a majority of the Company's contracts, there is a single performance obligation since there generally is a single, critical objective at the contract award level which is ultimately met with the successful completion of highly interrelated, interdependent or integral tasks, performed in conjunction with one another. While services provided may generally provide some benefit alone, they have no separable, distinct benefit within the context of the contract, related to the overall objective of the contract from the vantage point of the customer.

The Company's contracts often contain options for entering into another phase, task, or similar, under the same terms and conditions as the original contract. Once the option is exercised and the contract is amended, the options typically do not provide the customer any material rights under the contract and therefore are treated like separate contracts when they include distinct goods or services at standalone selling prices. Contracts with the U.S. government are subject to the Federal Acquisition Regulations (FAR) and priced based on estimated or actual costs of providing the goods or services. The FAR provides guidance on types of costs that are allowable in establishing prices for goods and services provided to the U.S. government and its agencies. Each contract is competitively priced and bid separately. Pricing for non-U.S. government agencies and commercial customers is based on specific negotiations with each customer. The Company excludes any taxes collected or imposed when determining the transaction price.

The transaction prices associated with the Company's T&M and CPFF contracts are variable. These variable amounts are estimated at the most likely amount that the Company expects to be entitled to based largely on an assessment of the Company’s anticipated performance and all information (historical, current, and forecasted) that is reasonably available and the potential of significant reversal of revenue. In certain instances, the Company's contracts may contain fees, incentive fees, or other provisions or adjustments, such as incremental funding, an equitable adjustment, other modifications, or funding requested for added services, that can either increase or decrease the transaction price. None of the Company's contracts contain a significant financing component, which would require an adjustment to the transaction price of the contract.

When the Company determines there are multiple performance obligations the transaction price is allocated to its performance obligations in the proportion of their respective standalone selling prices or best estimate thereof. The standalone selling prices of the Company's performance obligations are generally based on an expected cost-plus margin approach with relatively consistent margins applied within each major customer group.

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Specialty Systems, Inc.

Notes to Financial Statements

Years Ended December 31, 2020 and 2019

Continued

The Company recognizes revenue on all of the performance obligations within each contract over time as there is continuous transfer of control to the customer over the duration of the contract as the Company performs the promised services. For U.S. government contracts, continuous transfer of control to the customer is evidenced by clauses in the contract that allow the customer to unilaterally terminate the contract for convenience, pay for costs incurred plus a reasonable profit and take control of any work-in-process. Similarly, for non-U.S. government contracts, the customer typically controls the work-in-process as evidenced by rights to payment for work performed to date plus a reasonable profit to deliver products or services that do not have an alternate use to the Company.

For the performance obligation(s) where revenue is recognized over time, the Company uses a method that measures the extent of progress towards completion of a performance obligation. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the products or services provided. In most instances, generally for certain T&M and CPFF contracts, revenue is recognized based on a right-to-invoice practical expedient as the Company is able to invoice the customer in an amount that corresponds directly with the value received by a customer for the Company’s performance completed to date. In certain instances, typically for the FFP contracts, where the practical expedient cannot be applied, the Company uses the cost-to-cost measure of progress for its contracts because it best depicts the transfer of control to the customer which occurs as the Company incurs costs on its contracts. Under the cost-to-cost measure of progress, the extent of progress towards completion is measured based on the ratio of costs incurred to date to the total estimated costs at completion of the performance obligation. Revenues, including estimated fees or profits, are recorded proportionally as costs are incurred.

Changes in estimates related to contracts accounted for using the cost-to-cost method of accounting are recognized in the period in which such changes are made on a cumulative catch-up basis, which recognizes in the current period the cumulative effect of the changes on current and prior periods based on a performance obligations’ percentage of completion. A significant change in one or more estimates could affect the profitability of one or more of the Company's performance obligations. When estimates of total costs to be incurred on a performance obligation exceed total estimates of revenue to be earned, a provision for the entire loss on the performance obligation is recognized in the period the loss is determined.

Contract costs include all direct material and labor costs, and other costs related to contract performance, such as subcontract costs and travel expenses.

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Specialty Systems, Inc.

Notes to Financial Statements

Years Ended December 31, 2020 and 2019

Continued

The following table presents the Company’s revenue disaggregated by contract type.

	For the Years Ended
	December 31,
	2020	2019
Contract support services – CPFF or T&M	$11,496,018	$9,286,857
FFP	1,389,421	2,993,770
	$12,885,439	$12,280,627

Contract Balances

Contract assets include unbilled amounts typically resulting from firm-fixed price contracts when the revenue recognized exceeds the amount billed to the customer on uncompleted contracts. Contract liabilities consist of billings in excess of costs and estimated earnings on uncompleted contracts, which arise when revenues are recorded based on the satisfaction of performance obligations but are invoiced upon completion of contractual milestones or other criteria.

The components of contract assets and liabilities consisted of the following as of:

		December 31, 2020	December 31, 2019	January 1, 2019
Contract assets
Unbilled contract receivables	Contract assets	$80,525	$17,107	$11,695
Contract liabilities
Deferred revenue	Contract liability	$117,110	$166,722	$568,693

In accordance with industry practice, contract assets and liabilities related to costs and estimated earnings in excess of billings on uncompleted contracts, and billings in excess of costs and estimated earnings on uncompleted contracts, have been classified as current. The contract cycle for certain long-term contracts may extend beyond one year; thus, collection of amounts related to these contracts may extend beyond one year.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents.

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Specialty Systems, Inc.

Notes to Financial Statements

Years Ended December 31, 2020 and 2019

Continued

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based on a history of past write-offs, collections and current conditions. All accounts receivable arise from contracts with customers.

Property and Equipment

The Company carries property and equipment at cost. Depreciation is computed using the straight-line method over the estimated useful lives of three to fifteen years. Maintenance and minor repairs are charged directly to expense when incurred; major renewals and betterments are capitalized. Amortization of leasehold improvements is computed using the straight-line method over the lesser of the estimated useful lives of the underlying assets or the term of the related lease.

Compensated Absences

The Company allows employees to receive compensation for vacation, sick leave and other qualifying absences. Compensated absence balances at year end relating to full-time employees are forfeited, except for certain New Jersey sick leave compensation, which is treated in accordance with state law.

General and Administrative Expenses

In accordance with industry practice and the regulations that govern cost accounting requirements for government contracts, most general corporate expenses are considered allowable and allocable to government contracts. These costs are allocated to the contracts and are included as cost components of direct costs, overhead costs and general and administrative expenses. Certain costs not allocable to contracts are also included in general and administrative expenses.

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Specialty Systems, Inc.

Notes to Financial Statements

Years Ended December 31, 2020 and 2019

Continued

Income Taxes

The Company has elected to be taxed as an S corporation for Federal and New Jersey tax purposes. In lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the Company’s taxable income. New Jersey state law provides for a minimum corporation tax. In addition, the Company from time to time may pay state franchise taxes based on receipts sourced to other states. These state income taxes are included in General and Administrative expenses.

Effective January 1, 2020, New Jersey enacted legislation allowing pass-through businesses to elect to pay state income taxes at the entity level instead of at the owner level. The Company paid New Jersey Business Alternative Income Tax, also referred to as NJ BAIT, for 2020 in the amount of $30,000.

Generally, tax returns for the past three tax years remain subject to examination by the Internal Revenue Service and state and local governments.

The Company evaluates uncertainty in income tax positions taken or expected to be taken on a tax return based on a more-likely-than-not recognition standard. If that threshold is met, the tax position is then measured at the largest amount that is greater than 50% likely of being realized upon ultimate settlement and is recognized in the Company’s financial statements. To the extent that the Company’s estimates change or the final tax outcome of these matters is different than the amounts that have been recorded, such differences will impact the income tax provision when such determinations are made. If applicable, the Company records interest and penalties as a component of income tax expense. As of December 31, 2020 and 2019 there were no accruals for uncertain tax positions. Tax years from December 31, 2018 through the current year remain open for examination by federal and state tax authorities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements. Actual results could differ from those estimates.

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Specialty Systems, Inc.

Notes to Financial Statements

Years Ended December 31, 2020 and 2019

Continued

Recently issued accounting pronouncements not yet adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes the existing lease accounting standard and sets out principles for the recognition, measurement, presentation and disclosure of leases. Under the new guidance, a lessee will be required to recognize lease assets and lease liabilities for all leases with lease terms in excess of twelve months. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight line basis over the term of the lease. ASU 2016-02 was originally effective for the Company on January 1, 2020. In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842), Effective Dates for Certain Entities, which delays the effective date of ASU 2016-02 to annual reporting periods beginning after December 15, 2021. Entities are also allowed to choose to adopt the standard as of the original effective date. The Company has adopted this new standard as of August 12, 2021. The Company is in the process of evaluating the impact from this new guidance.

2.	Property and Equipment

Property and Equipment consists of the following:

	December 31,
	2020	2019

Leasehold Improvements	$103,860	$103,860
Office Equipment	60,211	60,211
Furniture and Fixtures	269,101	227,221
	433,172	391,292
Less: Accumulated Depreciation	(269,973)	(236,235)
	$163,199	$155,057

Depreciation expense was $33,737 and $34,071 for the years ended December 31, 2020 and 2019, respectively.

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Specialty Systems, Inc.

Notes to Financial Statements

Years Ended December 31, 2020 and 2019

Continued

3.	Accounts Payable and Accrued Expenses

Accounts Payable and Accrued Expenses consist of the following:

	December 31,
	2020	2019

Accounts Payable	$173,516	$131,426
Accrued Employee Compensation	493,211	359,521
Accrued Expenses	132,504	26,428
	$799,231	$517,375

4.	Contract Liability

The Company has billings in excess of costs and estimated earnings on uncompleted contracts relating to firm-fixed-price contracts. As of December 31, 2020 and 2019, there were three and one uncompleted contracts, respectively, with the following components:

	December 31,
	2020	2019
Billings to Date	$508,039	$2,528,460
Less: Costs and Estimated Earnings on
Uncompleted Contracts	(390,929)	(2,361,738)
	$117,110	$166,722

5.	Line of Credit

The Company has available a $1,000,000 line of credit with Wells Fargo Bank which expired June 28, 2021. Interest was payable monthly at the lender’s prime rate plus one percent. The interest rate in effect was 4.25% and 4.75% as of December 31, 2020 and 2019, respectively. The line was secured by all accounts and equipment under a general business security agreement, and was guaranteed by the stockholders. The outstanding balance on this line was $0 and $360,000 at December 31, 2020 and 2019, respectively.

6.	Note Payable

The Company has a three-year term loan with Wells Fargo Bank requiring fixed monthly payments of $4,473, including principal and interest at 4.6%, through August 2021. This loan was guaranteed by the shareholders and was collateralized by all accounts receivable and equipment. The outstanding balance on this loan was $35,184 and $85,919 on December 31, 2020 and 2019, respectively.

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Specialty Systems, Inc.

Notes to Financial Statements

Years Ended December 31, 2020 and 2019

Continued

7.	Note Payable – Paycheck Protection Program

In May 2020, the Company received loan proceeds in the amount of $1,391,800 under the Paycheck Protection Program (PPP). Established as part of the Coronavirus Aid, Relief and Economic Security Act (CARES Act), the PPP provides for loans to qualifying businesses in amounts up to 2.5 times the business’s average monthly payroll expenses. PPP loans, including accrued interest, are forgivable after a “covered period” (eight to twenty-found weeks) as long as the borrower maintains its payroll levels and uses the loan proceeds for eligible purposes, including payroll, benefits, rent, and utilities. The forgiveness amount will be reduced if the borrower terminates employees or reduces salaries during the covered period. Any unforgiven portion of a PPP loan is payable over two or five years at an interest rate of 1%, with a deferral of payments for ten months following the date of the first disbursement of this loan. In November 2020, the Company repaid the PPP loan in full, including $7,741 in interest.

8.	Stockholder Loans

The Company has notes payable to stockholders totaling $441,486 at December 31, 2020 and 2019. The notes are due December 31, 2024 and require monthly payments of interest only at 5%. Interest expense paid to stockholders was $21,933 and $21,962 for the years ended December 31, 2020 and 2019, respectively. All stockholder notes are subordinated to the Wells Fargo Bank line of credit and term loan. One of the notes payable, in the amount of $41,738, was repaid during the acquisition of the Company in August 2021, as discussed in Note 15.

9.	Commissions

The Company’s stockholders established an interest charge domestic international sales corporation (IC-DISC), as defined by the Internal Revenue Code. The IC-DISC was terminated in 2019. There were no significant transactions with the IC-DISC during the year ended December 31, 2019.

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Specialty Systems, Inc.

Notes to Financial Statements

Years Ended December 31, 2020 and 2019

Continued

10.	Commitments and contingencies

Leases

The Company leases office space in Toms River, New Jersey. Under the terms of the lease, the Company pays monthly rent of $8,349 plus a proportionate share of property taxes and common area charges. The lease expires January 31, 2023.

Rent expense for the years ended December 31, 2020 and 2019 was $120,781 and $120,443, respectively.

The Company has an automobile lease requiring monthly payments of $399 through February 2022, with an early termination penalty clause.

The Company has an automobile lease requiring monthly payments of $600 through August 2021, with an early termination penalty clause.

As of December 31, 2020, future minimum lease commitments under all leases, including estimated property taxes and common area changes, are as follows:

Year Ending
December 31,	Total
2021	$130,233
2022	121,433
2023	10,054
$261,720

Employment Agreement

The Company has entered into an employment agreement with a stockholder effective through December 31, 2021. The agreement provides for compensation, incentives and benefits, as defined. In return, the Company has secured long-term stay and non-compete commitments.

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Specialty Systems, Inc.

Notes to Financial Statements

Years Ended December 31, 2020 and 2019

Continued

Reimbursement Rates

In the past, billings under cost-based government contracts were calculated using provisional rates which permit recovery of indirect costs. These rates are subject to audit on an annual basis by the government agencies' cognizant audit agency. The cost audit will result in the negotiation and determination of the final indirect cost rates which the Company may use for the year audited. The final rates, if different from the provisional rates, may create a receivable or a liability. As of December 31, 2020, the Company had negotiated final settlements on indirect cost rates through December 31, 2020. The Company periodically reviews its cost estimates and experience rates, and adjustments, if needed, are made and reflected in the period in which the estimates are revised. In the opinion of management, redetermination of any cost-based contracts for the open years will not have any material effect on the Company's financial position or results of operations.

11.	401(k) Profit Sharing Plan

The Company sponsors a 401(k) profit sharing plan for the benefit of employees who meet certain eligibility requirements as to age and length of service. The Company’s matching contribution to the plan is discretionary but cannot exceed maximum defined limitations. Contributions totaling $152,123 and $122,013 were made by the Company for the years ended December 31, 2020 and 2019, respectively.

12.	Concentrations of Risk

The Company maintains its cash in bank deposit accounts, which at times may exceed federally-insured limits. The Company has not experienced any losses in such accounts, and management believes the Company is not exposed to any significant credit risk on cash and cash equivalents.

13.	Major Customers

Approximately 77% and 69% of revenues for the years ended December 31, 2020 and 2019, respectively, were generated from two customers. These contracts represented approximately 61% and 84% of total receivables at December 31, 2020 and 2019, respectively.

Revenue from government contracts represented approximately 98% and 99% of gross revenue for the years ended December 31, 2020 and 2019, respectively.

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Specialty Systems, Inc.

Notes to Financial Statements

Years Ended December 31, 2020 and 2019

Concluded

14.	Shareholder Agreement

The stockholders have entered into a Shareholders Agreement that restricts the transfer of their shares of Company stock, as defined in the agreement.

15.	Subsequent Events

The COVID-19 pandemic and the measures taken by various governments to contain the virus have affected economic activity. The Company has taken a number of measures to monitor and mitigate the effects of COVID-19, such as safety and health measures for employees.

The Company was acquired by Castellum, Inc. on August 12, 2021.

Management has evaluated subsequent events through May 26, 2022, the date on which these financial statements were available to be issued.

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Castellum, Inc.

3,200,000 Shares

Common Stock

PROSPECTUS

_______________, 2022

EF HUTTON

division of Benchmark Investments, LLC

Neither we nor the Selling Stockholders have authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.

Until [●], 2022 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as the underwriter and with respect to their unsold allotments or subscriptions.

[Alternate Page for Security Holder Prospectus]

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 30, 2022

2,218,750 Shares of Common Stock

Castellum, Inc.

The selling security holders named in this prospectus, referred to as the “Security Holders” in this prospectus, may offer and sell, from time to time, in one or more offerings, up to 2,218,750 shares of common stock of the Company consisting of: (a) 1,968,750 shares of common stock beneficially owned by Crom Cortana Fund LLC (“CCF”) and (b) 250,000 shares of common stock issued to two officers and directors upon the conversion of 3,054,000 shares of our Series B preferred stock outstanding immediately prior to the effectiveness of the registration statement of which this prospectus forms a part into 15,270,000 shares of common stock concurrently with our initial public offering. The 1,968,750 shares of common stock beneficially owned by CCF consists of: (a) 656,250 shares of common stock owned by CCF since April 2022; (b) 656,250 shares of common stock underlying a warrant issued by the Company to CCF; and (c) 656,250 shares of common stock underlying a convertible promissory note issued to CCF in April 2022 (the “CCF Note”).

The common stock may be sold by the Security Holders at prevailing market prices at the times of sale, prices related to the prevailing market prices or negotiated prices. The common stock may be offered by the Security Holders to or through underwriters, dealers or other agents, directly to investors or through any other manner permitted by law, on a continued or delayed basis. See “Plan of Distribution” beginning on page 7 of this prospectus. The Security Holders and intermediaries through whom the securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

We are not selling any securities pursuant to this prospectus, and we will not receive any proceeds from the sale of any securities by the Security Holders. The registration of the securities covered by this prospectus does not necessarily mean that any of these securities will be offered or sold by the Security Holders.

The common stock will be quoted on the NYSE American. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Security Holders upon the sale of the common stock being registered. No sales of common stock covered by this prospectus shall occur until the common stock sold in our initial public offering begins trading on the NYSE American.

On [ ] [ ] , 2022, a registration statement under the Securities Act with respect to our initial public offering of $________ of the Common Stock was declared effective by the Securities and Exchange Commission (the “SEC”). We received approximately $_____ million in net proceeds from the offering of common stock after payment of underwriting discounts and commissions and estimated expenses of the offering.

On August 31, 2022, our Board of Directors (the “Board”) and stockholders holding a majority of our outstanding voting shares, authorized a Reverse Stock Split of each of the outstanding shares of the Company’s common stock, $0.0001 par value per share, at a ratio to be determined by the Board of within a range of a minimum of a one-for-fifteen (1-for-15) to a maximum of one-for-twenty five (1-for-25) (the “Reverse Stock Split Ratio”), with the exact ratio to be set at a number within this range as determined by the Board in its sole discretion, with no change in par value. Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed 1-20 Reverse Stock Split Ratio with the Reverse Stock Split expected to occur immediately following the effectiveness of the registration statement of which this prospectus forms a part and prior to the completion of this offering.

If all of the common stock is sold by the Security Holders, the officers and directors of the Company will control 52.4% of the voting power of the Company, and 51.9% of the voting power of the Company if the overallotment is fully exercised. This 52.4 % will consist of the officers and directors owning 53.4% of the common stock (equal to 52.4% of the Company’s voting power) and 42% of the Series C preferred stock (equal to approximately 1% of the Company’s voting power). The holders of the Series A preferred stock are entitled to 0.1 of a vote per share and the holders of the Series C preferred stock are entitled to 0.625 votes per share.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements. We do not intend to utilize the controlled company exemptions to the NYSE American corporate governance listing standards.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 14. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________ ____, 2022

1

2

[Alternate Page for Security Holder Prospectus]

USE OF PROCEEDS

There will not be any proceeds from the distribution of the Common Stock by the Security Holders. All proceeds from the sale of the Common Stock will be paid directly to the Security Holders.

A-33

[Alternate Page for Security Holder Prospectus]

COMMON STOCK REGISTERED FOR DISTRIBUTION

This prospectus covers the possible resale by the Security Holders who are identified in the table below of up to 2,218,750 shares of our common stock. These shares consist of (a) 1,968,750 shares of common stock beneficially owned by CCF and (b) 250,000 shares of common stock issued to two officers and directors upon the conversion of 3,054,000 shares of our Series B preferred stock outstanding immediately prior to the effectiveness of the registration statement of which this prospectus forms a part into 15,270,000 shares of common stock concurrently with our initial public offering. The Series B preferred stock was issued more than three years ago for cash consideration totaling $187,000, the conversion of a promissory note in the amount of $57,888 and merger consideration in connection with the Bayberry Acquisition. The 1,968,750 shares of common stock beneficially owned by CCF consists of: (i) 656,250 shares of common stock owned by CCF since April 2022; (b) 656,250 shares of common stock underlying a warrant issued by the Company to CCF; and (c) 656,250 shares of common stock underlying a convertible promissory note issued to CCF in April 2022 (the “CCF Note”).

The Security Holders may sell some, all, or none of their common stock being offered by this prospectus. We do not know how long any Security Holder will hold its shares being offered by this prospectus before selling them, and we currently have no agreements, arrangements, or understandings with any of the Security Holders regarding the sale of any of their shares. Unless otherwise indicated in the footnotes below, no Security Holder has had any material relationship with us or any of our affiliates within the past three years, other than as a security holder.

We have prepared the following table based on written representations and information furnished to us by or on behalf of the Security Holders included in such table. Unless otherwise indicated in the footnotes below, we believe that: (i) none of the Security Holders are broker-dealers or affiliates of broker-dealers, and (ii) no Security Holder has direct or indirect agreements or understandings with any person to distribute their Security Holder shares. To the extent any Security Holder identified below is, or is affiliated with a broker-dealer, it could be deemed, individually but not severally, to be an “underwriter” withing the meaning of the Securities Act. Information about the Security Holders may change over time.

The following table presents information regarding the Security Holders and shares that each may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Security Holders and reflects their respective holdings as of September 27, 2022. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant, or other right. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of shares beneficially owned before and after the effectiveness of the registration statement of which this prospectus forms a part is based on 24,788,133 shares of our common stock issued and outstanding on September 27, 2022, and 46,584,286 shares issued and outstanding after our initial public offering (and excludes (i) 480,000 shares which may be sold upon exercise of the underwriters’ over-allotment option; and (ii) 96,000 (not including Representative warrants to be issued upon the exercise of the underwriter’s overallotment option) shares of our common stock issuable upon the exercise of the Representative’s warrant).

A-94

For purposes of the Table below, the term “Offering” means the offering and sale by Security Holders named below of up to 2,218,750 shares of the Company’s common stock.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned Before this Offering	Percentage of Common Stock Beneficially Owned Before this Offering	Maximum Number of Shares To Be Sold In This Offering(5)	Shares Gained Due To this Offering	Shares of Common Stock Beneficially Owned After This Offering	Percentage of Common Stock Beneficially Owned After This Offering
Named Executive Officers and Directors
Mark C. Fuller (2)	8,863,452	26.4%	125,000	500,000	9,238,452	19.8%
Jay O. Wright (3)	10,275,506	30.4%	125,000	500,000	10,650,506	22.9%
Executive Officers and Directors as a Group (2 persons) Other 5% Shareholders	19,138,958	63.30%	250,000	1,000,000	19,888,958	42.7%
Crom Cortana Fund LLC (4)(6)	4,437,500	17.0%	1,968,750	—	2,468,750	5.3%

* Less than 1%

(1)	Unless otherwise indicated, the principal address of the named officers, directors, and 5% stockholders of the Company is in c/o Castellum, Inc., 3 Bethesda Metro Center, Suite 700, Bethesda, MD 20814.

(2)	Assumes all shares offered by the Security Holders are sold.

(3)

Mr. Fuller was appointed a director, Chair of the Board, CEO and President on June 11, 2019 in connection with the Bayberry Acquisition. Mr. Fuller may be deemed to be the beneficial owner of 8,863,453 of the Company’s common shares, which total is comprised of (i) 25,019 common shares held by The Mark Chappelle Fuller Revocable Trust, Mark Fuller, TTEE, of which Mr. Fuller is the trustee, (ii) 25,000 common shares held by Janice Lynn Dudley Revocable Trust, Janice Lynn Dudley TTEE of which Ms. Dudley is the trustee, (iii) 25,000 common shares held by Katherine Fuller, (iv) 50,000 common shares held by Michael Fuller, (v) 1,504,500 shares of the Company’s Series B preferred stock which will be converted into 7,522,500 shares of the Company’s common stock concurrently with this offering held by The Mark Chappelle Fuller Revocable Trust, Mark Fuller, TTEE of which Mr. Fuller is the trustee; and (vi) 1,215,934 warrants that are exercisable into 1,215,934 shares of the Company’s common stock. Pursuant to the terms of Mr. Fuller’s employment agreement he will receive 500,000 warrants upon the closing of the offering.

The 125,000 common shares owned by Mr. Fuller that will be offered by the Underwriters in this offering will be a portion of the shares issued pursuant the conversion of Mr. Fuller’s shares of Series B preferred stock.

(4)

Mr. Wright was appointed a director, Vice Chair of the Board, General Counsel, Treasurer and Secretary on June 11, 2019 in connection with the Bayberry Acquisition. The 10,275,506 shares that Mr. Wright owns prior to the offering, is comprised of: (i) 1,207,072 common shares; (ii) 1,570,500 shares of the Company’s Series B preferred stock which will be converted into 7,852,500 shares of the Company’s common stock concurrently with this offering and (iii) 1,215,934 warrants that are exercisable into 1,215,934 shares of the Company’s common stock.

The 125,000 common shares owned by Mr. Wright that will be offered by the Underwriters in this offering will be a portion of the 1,207,072 common shares that Mr. Wright owns.

Pursuant to the terms of Mr. Wright’s employment agreement he will receive 500,000 warrants upon the closing of the offering.

(5)	CCF is the holder of 3,125,000 shares of the Company’s common stock and holds a warrant to purchase 656,250 shares of the Company’s common stock. CCF is also the holder of the CCF Note which is convertible into 656,250 shares of the Company’s common stock. Liam Sherif and John Chen hold voting and/or dispositive power over the shares held by CCF.

(6)

The 1,968,750 shares being registered hereby consists of: (a) the 656,250 shares of the Company’s common stock underlying warrant that CCF holds; (b) the 656,250 shares of the Company’s common stock underlying the CCF Note; and (c) 656,250 shares of the Company’s common stock (out of the 3,125,000 shares) currently held by CCF.

A-95

[Alternate Page for Security Holder Prospectus]

PLAN OF DISTRIBUTION

We are registering 2,218,750 shares of our common stock owned by the Security Holders. These shares include shares that are beneficially owned by two of our directors. We will not receive any of the proceeds from the sale of the shares offered by the Security Holders. We will bear all fees and expenses incident to the registration of the shares offered by the Security Holders in the registration statement of which this prospectus forms a part.

The Security Holders may sell all or a portion of their shares being offered through this prospectus from time to time directly or through one or more underwriters, broker-dealers, or agents. If the shares being offered by the Security Holders are sold through underwriters or broker-dealers, the Security Holders will be responsible for underwriting discounts or commissions or agent's commissions. The shares being offered by the Security Holders may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	in transactions through broker-dealers that agree with the Security Holders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Security Holders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. However, the Security Holders will not sell any shares being offered by this prospectus until after the closing of our initial public offering on the date hereof.

Our directors and officers and any holder(s) of five percent (5%) or more of the outstanding shares of common stock as of the effective date of the Registration Statement (and all holders of securities exercisable for or convertible into shares of common stock) shall enter into customary “lock-up” agreement in favor of EF Hutton (the representative of the underwriters of initial public offering) pursuant to which such persons and entities shall agree that for a period of 180 days after the closing date of our initial public offering on the date hereof, they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exceptions and negotiated leak out agreements.

The Company, CCF, and EF Hutton have agreed that the 1,968,750 shares beneficially owned by CCF that are being registered hereby will not be subject to the lock-up agreement and will instead be subject to a leak out agreement for the same 180 day period as the lock-up agreement. On each trading day, CCF will be limited to selling up to ten percent (10%) of the daily trading volume of the Company’s common stock on NYSE American during the term of the leak-out agreement.

Notwithstanding the foregoing, EF Hutton (the representative of the underwriters of our initial public offering) may request “lock-up” agreements from any holder(s) of less than five percent (5%) of the outstanding shares of common stock as of the effective date of the Registration Statement, in its reasonable discretion. The Selling Stockholder’s shares that are being registered by the Registration Statement to which this prospectus forms a part are not subject to the lock-ups.

If the Security Holders effect such transactions by their shares to or through underwriters, broker-dealers, or agents, such underwriters, broker-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from the Security Holders or commissions from purchasers of the Security Holders shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Security Holders shares or otherwise, the Security Holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Security Holders shares in the course of hedging in positions they assume. The Security Holders` may also sell their shares short and deliver them covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Security Holders may also loan or pledge their shares to broker-dealers that in turn may sell such shares.

The Security Holders may pledge or grant a security interest in some or all of their shares and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Security Holders shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Security Holders to include the pledgee, transferee or other successors in interest as Security Holders under this prospectus. The Security Holders also may transfer and donate the Security Holder shares in other circumstances in which case the transferees, donees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A-96

The Security Holders and any broker-dealer participating in the distribution of their shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Security Holders shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Security Holders shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions, and other terms constituting compensation from the Security Holders and any discounts, commissions, or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares being offered by the Security Holders pursuant to this prospectus may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Security Holders shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Security Holders will sell any or all of their shares registered pursuant to the registration statement of which this prospectus forms a part.

The Security Holders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares by the Security Holders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares being offered by the Security Holders to engage in market-making activities with respect to the selling the shares being offered by the Security Holders. All of the foregoing may affect the marketability of the shares being offered by the Security Holders and the ability of any person or entity to engage in market-making activities with respect to the shares being offered by the Security Holders.

Once sold under the registration statement of which this prospectus forms a part, the shares being offered by the Security Holders will be freely tradeable in the hands of persons other than our affiliates.

A-97

[Alternative Page for Security Holder Prospectus]

LEGAL MATTERS

The validity of the issuance of the securities covered by this prospectus will be passed upon for us by Lucosky Brookman LLP.

A-97

 Castellum, Inc.

2,218,750 Shares

Common Stock

PROSPECTUS

_____________, 2022

Neither we nor the Security Holders have authorized any dealer, salesperson, or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.

Until [●], 2022 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as the underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the common stock being registered.

SEC Registration Fee	$2,229
FINRA Filing Fee	300	*
NYSE American	70,000	*
Legal Fees and Expenses	250,000	*
Accounting Fees and Expenses	225,000	*
Transfer Agent Fees	3,000	*
Printing and Engraving Expenses	20,000	*
Non-Accountable Expense Allowance	96,000	*
Miscellaneous	50,000	*
Total	$716,529

* Estimated.

Item 14. Indemnification of Officers and Directors

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Amended and Restated Bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our Amended and Restated Articles of Incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revised Statutes and our Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the Federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act since September 27, 2019. Except where noted, all of the securities discussed in this Item 15 were all issued in reliance on the exemption under Section 4(a)(2) of the Securities Act. All share and per share price information reflect a proposed reverse stock split at a ratio of 1-for-20.

II- 1

2022 Issuances

The Company issued the following common shares in the three months ended March 31, 2022:

The Company issued 15,000 shares of common stock in accordance with the Series C Preferred Stock subscription agreements.

The Company issued 15,000 shares of common stock in the exercise of stock options.

The Company issued 7,500 shares of common stock that vest over twelve months to an advisory board member.

The Company has issued the following securities since April 1, 2022:

On February 28, 2022, the Company was obligated to issue 125,000 shares of common stock as further consideration for taking a $500,000 loan. The shares were issued in April 2022 and are reflected in the Obligation to Issue Common and Preferred Stock on the Consolidated Balance Sheet as of March 31, 2022.

On April 4, 2022, the Company entered into an SPA with Crom. The SPA includes (a) a Convertible Promissory Note dated April 4, 2022 in the amount of $1,050,000 at 7% interest per annum. This note matures April 4, 2023 (one-year) and is convertible at a conversion price of $1.60 per share; (b) the issuance of 656,250 warrants that mature April 4, 2027, with an exercise price of $1.84 per share; and (c) the issuance of 1,250,000 common shares at $0.40 per share ($500,000), the proceeds of which were paid to The Buckhout Charitable Remainder Trust for the first payment. In addition, Crom was issued 125,000 common shares as further inducement to enter into the SPA.

On April 15, 2022, the Company entered into Amendment No. 1 to Business Acquisition Agreement (“LSG Business Acquisition Agreement”) with Lexington Solutions Group, LLC (“LSG”) to acquire the assets of LSG. This LSG Business Acquisition Agreement superseded the Business Acquisition Agreement originally entered into on February 11, 2022. Under the terms of the LSG Business Acquisition Agreement, the Company acquired assets and assumed liabilities of LSG for consideration as follows: (a) 625,000 shares of common stock (600,000 shares paid at closing (issued on May 4, 2022) and 25,000 shares to be held and due within three business days of payment of the second tranche of cash described below); and (b) cash payments as follows: $250,000 due at closing (“initial cash payment”); $250,000 plus or minus any applicable post-closing adjustments paid on the date that is six months after the closing date (“second tranche”); and $280,000 that is due no later than December 31, 2022.

On April 19, 2022, the Company issued 7,500 shares of common stock in consideration of professional services rendered.

In April 2022, we issued 125,000 shares of common stock to Robert Eisiminger as a commitment fee to enter into a promissory note valued at $500,000.

In connection with the acquisition of LSG, the Company on May 2, 2022 granted warrants to two directors as a bonus. The Company granted 361,017 warrants at a strike price of $3.80, that expire on May 2, 2029.

In May 2022, 535,000 shares of Series B preferred stock were converted into 2,675,000 shares of common stock and 7,500 shares of common stock were issued in consideration for professional services rendered.

2021 Preferred Stock Issuance

During the year ended December 31, 2021, we issued a total of 620,000 shares of Series C Preferred Stock as follows:

(a)	On September 16, 2021, September 23, 2021, October 20, 2021, November 18, 2021, November 23, 2021, and December 9, 2021, we issued a total of 620,000 shares of Series C Preferred Stock.

2021 Common Stock Issuance

During the year ended December 31, 2021, we issued a total of 4,308,118 shares of common stock as follows:

(a)	On April 29, 2021 and June 15, 2021, we issued 1,114,023 shares of common stock in connection with the acquisition of MFSI.

(b)	On August 6, 2021, we issued 500,000 shares of common stock in connection with the acquisition of Merrison.

(c)	On August 25, 2021, we issued 2,600,000 shares of common stock in connection with the acquisition of SSI.

(d)

On September 16, 2021, September 23, 2021, October 20, 2021, November 18, 2021, November 23, 2021, and December 9, 2021, we issued a total of 62,000 shares of common stock to the holders of the Series C Preferred Stock in accordance with the subscription agreements.

(e)	On October 26, 2021, we issued 32,095 shares of common stock in connection with the acquisition of SSI.

2021 Stock Options Issuance

During the year ended December 31, 2021, we issued options to purchase a total of 3,212,500 shares of common stock as follows:

(a)	On January 1, 2021, we granted options to five advisory board members and one employee to purchase 150,000 shares of common stock at an exercise price of $1.60 per share.

(b)	On February 21, 2021, we granted options to an employee to purchase 50,000 shares of common stock at an exercise price of $1.00 per share.

(c)	On March 12, 2021, we granted options to an advisory board member to purchase 50,000 shares of common stock at an exercise price of $1.80 per share for services rendered.

(d)	On April 1, 2021, we granted options to and employee to purchase 100,000 shares of common stock at an exercise price of $1.80 per share.

(e)	On July 1, 2021, we granted options pursuant to the terms of an employment agreement to an officer of the Company to purchase 750,000 shares of common stock at an exercise price of $1.60 per share.

(f)	On August 6, 2021, we granted options to three employees to purchase a total of 600,000 shares of common stock at an exercise price of $3.40 per share.

(g)	On August 12, 2021, we granted options to three employees to purchase a total of 750,000 shares of common stock at an exercise price of $3.40 per share.

(h)	On August 31, 2021, we granted options to an employee to purchase 12,500 shares of common stock at an exercise price of $4.00 per share.

II- 2

2021 Warrants Issuance

During the year ended December 31, 2021, we issued warrants to purchase a total of 2,070,851 shares of common stock as follows:

(a)

On January 20, 2021, we issued warrants to two executive officers pursuant to the terms of their employment agreements to purchase an aggregate of 130,000 shares of common stock at an exercise price of $1.60 per share.

(b)

On August 5, 2021, we issued warrants to two executive officers pursuant to the terms of their employment agreements to purchase an aggregate of 320,000 shares of common stock at an exercise price of $3.40 per share.

(c)

On August 12, 2021, we issued warrants to two executive officers pursuant to the terms of their employment agreements to purchase an aggregate of 1,450,851 shares of common stock at an exercise price of $0.10 per share.

(d)

On November 16, 2021, we issued warrants to two executive officers pursuant to the terms of their employment agreements to purchase an aggregate of 170,000 shares of common stock at an exercise price of $4.000000 per share.

2021 Unsecured Note Payable

During the year ended December 31, 2021, we issued an unsecured note payable, as follows:

(a)	On August 12, 2021, we issued the Kaunitz Note, in the principal amount of $400,000 that has a maturity date of December 31, 2024 and bears interest rate of five percent (5%).

2021 Convertible Note Payable

During the year ended December 31, 2021, we issued a convertible note payable, as follows:

(a)

On February 1, 2021, the First BCR Trust Note and the Second BCR Trust Note were combined into one new note in the principal amount of $4,279,617 referred to as the Third BCR Trust Note, that had a maturity date of February 1, 2024. The interest rate remains at five percent (5%) per annum and required monthly principal payments of $10,000. The Third BCR Trust Note is convertible into common stock of the Company at $0.26 per share.

2020 Common Stock Issuance

During the year ended December 31, 2020, we issued a total of 666,732 shares of common stock as follows:

(a)	On May 2, 2020, we issued 550,000 shares of common stock to a director in partial satisfaction for the repayment of directors’ notes plus accrued interest.

(b)	On June 12, 2020, we issued 110,000 shares of common stock at $1.00 per share to two existing stockholders of the Company.

(c)	On August 10, 2020, we issued 6,732 shares of common stock at $1.49 per share to the former chief executive officer of Corvus.

II- 3

2020 Stock Options Issuance

During the year ended December 31, 2020, we issued options to purchase a total of 1,309,375 shares of common stock as follows:

(a)	On January 21, 2020, we granted options to two advisory board members to purchase 100,000 shares of common stock at an exercise price of $0.80 per share for services rendered.

(b)	On February 1, 2020, we granted options to an advisory board member and employees to purchase 1,209,375 shares of common stock at an exercise price of $0.80 per share.

2020 Warrants Issuance

We did not issue any warrants during the year ended December 31, 2020.

2020 Convertible Note Payable

During the year ended December 31, 2020, we issued a convertible note payable, as follows:

(a)	On March 31, 2020, in connection with our acquisition of Corvus, we issued the Second BCR Trust Note in the principal amount of $670,138 that had a maturity date of November 21, 2022. The Second BCR Trust Note had an interest rate of five percent (5%) and is convertible into common stock of the Company at $0.26 per share.

 2019 Common Stock Issuance

From August 1, 2019 through December 31, 2019, we issued the following shares of common stock:

II- 4

(a)

On August 27, 2019, we completed the sale of 300,000 shares of common stock at $0.10 per share for an aggregate purchase price of $30,000 and issued 50,000 shares of common stock to a consultant for services rendered.

(b)

On October 15, 2019, we completed the sale of 445,000 shares of common stock at $0.10 per share for an aggregate purchase price of $44,500, issued 100,000 shares of common stock to two consultants for services rendered, and issued 100,000 shares of common stock to two individuals for the conversion of debt.

(c)

On December 2, 2019, we completed the sale of 137,500 shares of common stock at $0.40 per share, 250,000 shares of common stock at $0.10 per share, and 7,500 shares of common stock at $0.20 per share for an aggregate purchase price of $59,000 and issued 250,000 shares of common stock to a consultant for services rendered.

(d)

On December 30, 2019, we completed the sale of 10,000 shares of common stock at $0.80 per share for an aggregate purchase price of $8,000 and issued 50,000 shares of common stock to a consultant for services rendered.

2019 Stock Options Issuance

We did not issue any stock options during the year ended December 31, 2019.

2019 Warrants Issuance

From August 1, 2019 through December 31, 2019, we issued the following warrants to purchase shares of common stock:

(a)	On November 21, 2019, we granted a noteholder warrants to purchase 1,090,717 shares of common stock at $0.0000009254 per share, which amounts to $1.

2019 Secured Promissory Note

During the year ended December 31, 2019, we issued a secured promissory note, as follows:

(a)	On November 21, 2019, in connection with our acquisition of Corvus, we entered into the Eisiminger Note in the principal amount of $5,600,000 bearing interest at seven percent (7%).

2019 Convertible Notes Payable

From August 1, 2019 through December 31, 2019, we issued convertible notes payable, as follows:

(a)

On November 21, 2019, in connection with our acquisition of Corvus, we entered into the First BCR Trust Note with the BCR Trust, in the principal amount of $3,700,000, that had an original maturity date of November 21, 2022. The interest rate on the First BCR Trust Note was five percent (5%) per annum and is convertible into common stock of the Company at $0.26 per share.

II- 5

The following exhibits are filed with this Registration Statement:

Exhibit Number	Exhibit Description

1.1**	Underwriting Agreement
2.1***	Stock Purchase Agreement dated May 6, 2019, by and among BioNovelus, Inc., Bayberry Acquisition Corp., and all of the stockholders of the Company
2.2***	First Amendment to Stock Purchase Agreement dated June 2, 2019 by and among BioNovelus, Inc., Bayberry Acquisition Corp., and all the stockholders of the Company
2.3***	Second Amendment to Stock Purchase Agreement dated June 8, 2019, by and among BioNovelus, Inc., Bayberry Acquisition Corp., and all the stockholders of the Company
2.4***	Securities Purchase Agreement dated November 21, 2019, by and among BioNovelus, Inc., Corvus Consulting, LLC, and the Buckhout Charitable Remainder Trust
2.5***	Agreement and Plan of Merger dated August 12, 2021, by and among Castellum, Inc., KC Holdings Company, Inc., and Specialty Systems, Inc., and the Stockholders Named Herein
3.1***	Amended and Restated Articles of Incorporation
3.2*	Amended and Restated Bylaws
3.3***	Form of Amendment to the Amended and Restated Articles of Incorporation
4.1***	Form of Warrant to Purchase Common Stock
4.2***	Amended Convertible Promissory Note Re-Issued as of February 1, 2021, by Corvus Consulting, LLC and Castellum, Inc. to The Buckhout Charitable Remainder Trust (Amended BCR Trust Note)
4.3***	Convertible Promissory Note Issued as of April 4, 2022 by Castellum, Inc. to Crom Cortana Fund LLC (CCF Note)
4.4***	Common Stock Purchase Warrant dated April 4, 2022, by and between Castellum, Inc. and Crom Cortana Fund LLC
4.5**	Form of Underwriter’s Warrant
5.1**	Legal Opinion of Lucosky Brookman LLP
10.1***	Secured Promissory Note Issued on August 10, 2021 by Corvus Consulting, LLC and BioNovelus, Inc. to Robert Eisiminger (Eisiminger Note)
10.2***	Term Loan Promissory Note Issued on August 11, 2021 by and between Castellum, Inc., Specialty Systems, Inc., Corvus Consulting, LLC, Mainnerve Federal Services, Inc., Merrison Technologies, LLC, and Live Oak Banking Company (Live Oak Term Loan Note)
10.3***	Term Loan and Security Agreement dated August 11, 2021, by and between Castellum, Inc., Specialty Systems, Inc., Corvus Consulting, LLC, Mainnerve Federal Services, Inc., Merrison Technologies, LLC and Live Oak Banking Company
10.4***	Promissory Note Issued on August 12, 2021 by Corvus Consulting, LLC and Castellum, Inc. to Emil Kaunitz (Kaunitz Note)
10.5***	Promissory Note Issued on February 28, 2022 by Corvus Consulting, LLC and Castellum, Inc. to Robert Eisiminger (Eisiminger Promissory Note)
10.6***	Revolving Line of Credit Promissory Note Issued on March 28, 2022 by Castellum, Inc., Specialty Systems, Inc., Corvus Consulting, LLC, Mainnerve Federal Services, Inc., Merrison Technologies, LLC to Live Oak Banking Company (Live Oak Revolving Note)
10.7***	Loan and Security Agreement dated March 28, 2022, by and between Castellum, Inc., Specialty Systems, Inc., Corvus Consulting, LLC, Mainnerve Federal Services, Inc., Merrison Technologies, LLC and Live Oak Banking Company
10.8***	Business Acquisition Agreement dated February 11, 2022, by and between Castellum, Inc. and Lexington Solutions Group, LLC
10.9+***	Castellum, Inc. Stock Incentive Plan
10.10+***	Form of Stock Option Agreement
10.11+***	Employment Agreement dated April 1, 2020, by and between Castellum, Inc. and Mark Fuller
10.12+***	Employment Agreement dated April 1, 2020, by and between Castellum, Inc. and Jay Wright
10.13+***	Employment Agreement dated April 1, 2020, by and between Castellum, Inc. and Glen Ives
10.14+***	Employment Agreement dated April 25, 2022, by and between Castellum, Inc. and David T. Bell
10.15***	Lease Agreement dated January 11, 2018, between LTD Realty investment, IV, LP, and Specialty Systems, Inc.
10.16+***	Form of Director Agreement
10.17++***	Labor Hour Subcontract Agreement between Corvus Consulting, LLC and CACI, Inc. - Federal
10.18++***	Modification dated April 8, 2022 to Purchase Order No. P000096970 between Covus Consulting, LLC and CACI, Inc.- Federal
10.19++***	Contract No. N00178-14D-7931 effective February 14, 2019 between Specialty Systems, Inc. and NAVAIR Aircraft Division Lakehurst
10.20++***	Modification No. 1 of Contract effective November 2, 2021 between Specialty Systems, Inc. and NAVAIR Aircraft Division Lakehurst
10.21++***	Time and Material Subcontract Number PO-0018098 between Perpsecta Engineering, Inc. and Corvus Consulting, LLC
10.22++***	Modification 13 to Time and Material Subcontract between Perspecta Engineering, Inc. and Corvus Consulting, Inc.
14.1***	Code of Ethics and Business Conduct
21.1***	List of Subsidiaries
23.1*	Consent of RSM US LLP
23.2*	Consent of Aronson LLC
23.3**	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
24.1***	Power of Attorney (included on signature page)
99.1***	Consent of Patricia Frost
99.2***	Consent of C. Thomas McMillen
99.3***	Consent of John F. Campbell
99.4***	Consent of Mark Alarie
99.5***	Consent of Bernard S. Champoux
107***	Filing Fee Table

*	Filed herewith.
**	To be filed by an amendment to this registration statement.
***	Incorporated by reference with Form S-1 filed September 2, 2022.

+	Management contract or compensatory plan.
++

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because such information is (i) not material and (ii) the type of information the Company treats as confidential. The Company will furnish supplementally an unredacted copy of such exhibit to the Securities and Exchange Commission or its staff upon its request.

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(b) Financial statement schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(i)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

*	Paragraph references correspond to those of Regulation S-K, Item 512.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bethesda, State of Maryland, on September 30, 2022.

Castellum, Inc.

By:	/s/ Mark C. Fuller
Name: Mark C. Fuller
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark C. Fuller	Chief Executive Officer and Director	September 30, 2022.
Mark C. Fuller	(Principal Executive Officer)

/s/ David T. Bell	Chief Financial Officer	September 30, 2022.
David T. Bell	(Principal Accounting Officer and Principal Financial Officer)

*	General Counsel, Director	September 30, 2022.
Jay O. Wright

*	Director	September 30, 2022.
Emil Kaunitz

*	Director	September 30, 2022.
Laurie Buckhout

*By:

/s/ Mark C. Fuller
Attorney-in-Fact

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